- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                  SCHEDULE 14A
                                PROXY STATEMENT
       (PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934)
                            ------------------------

                               WESTWOOD ONE, INC.
FILED BY THE REGISTRANT [X]
FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

CHECK THE APPROPRIATE BOX:

[ ]  PRELIMINARY PROXY STATEMENT

[X]  DEFINITIVE PROXY STATEMENT

[ ]  DEFINITIVE ADDITIONAL MATERIALS
[ ]  SOLICITING MATERIAL PURSUANT TO SECTION SEC. 249.14A-11(C) OR
     SEC. 140.14A-12

                               WESTWOOD ONE, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              MR. BRUCE E. KANTER
               EXECUTIVE VICE PRESIDENT & CHIEF FINANCIAL OFFICER
                               WESTWOOD ONE, INC.
                           9540 WASHINGTON BOULEVARD
                         CULVER CITY, CALIFORNIA 90232

                                WITH COPIES TO:
                             GERALD E. BOLTZ, ESQ.
                                   BRYAN CAVE
                            120 BROADWAY, SUITE 500
                         SANTA MONICA, CALIFORNIA 90401
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[X]  Fee computed per Exchange Act Rules 14a-6(i)(4) and 0-11.

          1.  Title of each class of securities to which transaction applies:
              Common stock of Unistar Radio Networks, Inc.

          2. Aggregate number of securities to which transaction applies: 1,000 shares of common stock of Unistar Radio Networks, Inc.

          3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: proposed cash payment of $16,589,235 for acquisition of the common stock of Unistar Radio Networks, Inc.

          4. Proposed maximum aggregate value of transaction: $16,589,235

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


          1. Amount Previously Paid: $16,589,235



          2. Form, Schedule or Registration No.: Schedule 14A



          3. Filing Party: Westwood One, Inc.



          4.  Date Filed: November 23, 1993



                               CALCULATION OF FEE


- ----------------------------------------------------------------------------------------------
TITLE OF EACH CLASS OF                                    FEE REQUIRED BY        AMOUNT OF
  SECURITIES TO WHICH                                      EXCHANGE ACT        REGISTRATION
  TRANSACTION APPLIES                  CASH PAYMENT          RULE 0-11              FEE
- ----------------------------------------------------------------------------------------------
Common Stock                            $16,589,235       1/50th of 1% of         $3,318
                                                         the Cash Payment
- ----------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------

                                     [LOGO]


Dear Shareholders:

     You are cordially invited to attend a Special Meeting of the Shareholders of Westwood One, Inc. which will be held on January 28, 1994, at 10:00 a.m., Pacific Time, in the Marquis Room of the Westwood Marquis Hotel at 930 Hilgard Avenue, Los Angeles, California. The Board of Directors and I look forward to greeting you at the Special Meeting.

     At the Special Meeting, the Shareholders will consider and vote upon a proposal to approve the acquisition by the Company of Unistar Radio Networks, Inc. (the "Acquisition") for $16,589,235, and the assumption of $84,710,765 of Unistar's indebtedness to be repaid by the Company at the closing, along with the following additional matters in connection with the Acquisition: (i) the sale by the Company to a wholly-owned subsidiary of Infinity Broadcasting Corporation of 5,000,000 shares of the Company's Common Stock and a warrant to purchase up to an additional 3,000,000 shares of Common Stock at an exercise price of $3.00 per share, for a total purchase price of $15,000,000, (ii) a Management Agreement to be entered into between the Company and Infinity whereby Infinity will manage the business and operations of the Company, and (iii) a Voting Agreement which will provide for the reconstitution of the Board of Directors into a nine-member Board and will provide for the voting of my shares of the Company's Common Stock and Class B Stock and the shares of Common Stock held by the Infinity subsidiary. Complete details of the proposal are included in the accompanying Proxy Statement.

     After careful consideration, the Board of Directors believes that the Acquisition and the transactions to be entered into in connection with the Acquisition are fair to and in the best interests of the Company and its Shareholders. THE BOARD OF DIRECTORS HAS APPROVED THE ACQUISITION AND THE TRANSACTIONS TO BE ENTERED INTO IN CONNECTION WITH THE ACQUISITION AND STRONGLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL.

     Donaldson, Lufkin & Jenrette Securities Corporation, one of the Company's financial advisors, has rendered an opinion to the Board of Directors to the effect that, as of the date of its opinion, the consideration to be paid by the Company in connection with the Acquisition is fair to the Company from a financial point of view. The opinion is attached as Appendix C to the Proxy Statement.

     IT IS IMPORTANT THAT YOU MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE PROVIDED POSTAGE-PAID ENVELOPE IF YOU DO NOT INTEND TO BE PRESENT AT THE MEETING. IF YOU DO LATER DECIDE TO ATTEND, YOUR PROXY WILL AUTOMATICALLY BE REVOKED IF YOU VOTE IN PERSON. ACCORDINGLY, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE PROXY CARD NOW IN ORDER TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

     We appreciate your continued support of the Company and look forward to seeing you at the Special Meeting.

                                          Sincerely,

                                          WESTWOOD ONE, INC.

                                          Norman J. Pattiz
                                          Chairman of the Board and
                                          Chief Executive Officer
January 7, 1994

                               WESTWOOD ONE, INC.
                           9540 WASHINGTON BOULEVARD
                         CULVER CITY, CALIFORNIA 90232
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                 TO BE HELD ON
                                JANUARY 28, 1994
                            ------------------------

To Our Shareholders:

     A Special Meeting of the Shareholders of Westwood One, Inc. (the "Company") will be held in the Marquis Room of the Westwood Marquis Hotel, 930 Hilgard Avenue, Los Angeles, California 90024 on January 28, 1994 at 10:00 a.m., Pacific Time, for the following purposes:

          (1) To consider and vote upon a proposal to approve and authorize the acquisition by the Company of all the issued and outstanding capital stock of Unistar Radio Networks, Inc. for $16,589,235, and the assumption of indebtedness in the amount of $84,710,765, to be repaid by the Company at the closing, as well as the following matters in connection with such acquisition:

             (a) The issuance and sale by the Company to Infinity Network Inc. ("INI"), a wholly-owned subsidiary of Infinity Broadcasting Corporation ("Infinity"), of 5,000,000 shares of the Company's Common Stock, and a warrant to purchase up to an additional 3,000,000 shares of Common Stock at an exercise price of $3.00 per share, for an aggregate purchase price of $15,000,000;


             (b) A management agreement to be entered into between the Company and Infinity pursuant to which Infinity will manage the business and operations of the Company for an annual base management fee of $2,000,000 (adjusted for inflation), an annual cash bonus payable in the event certain cash flow targets are achieved and warrants to purchase up to 1,500,000 shares of Common Stock exercisable at purchase prices ranging from $3.00 to $5.00 if the Common Stock trades above certain target price levels for a specified period of time; and


             (c) A voting agreement to be entered into among the Company, Norman
        J. Pattiz and INI pursuant to which the Board of Directors will be reconstituted at the closing into a nine-member board.

          (2) To consider and act upon such other business as may properly come before the meeting.

     Shareholders of record at the close of business on December 20, 1993, will be entitled to notice of and to vote at the Special Meeting, and a list of such shareholders will be available for examination during ordinary business hours at least ten days prior to the Special Meeting by any shareholder for any purpose germane to the Special Meeting at City National Bank, Corporate Trust Department, 120 South Spalding Drive, Beverly Hills, California 90212 (telephone
(310) 550-5821).

     Whether or not you intend to be present at the meeting, please date, sign and mail the enclosed proxy in the provided postage-paid envelope as promptly as possible. You are cordially invited to attend the Special Meeting and your proxy will be revoked if you are present and prefer to vote in person.

                                          By order of the Board of Directors

                                          Bruce E. Kanter
                                          Secretary
January 7, 1994

                               WESTWOOD ONE, INC.
                           9540 WASHINGTON BOULEVARD
                         CULVER CITY, CALIFORNIA 90232

                            ------------------------

                                PROXY STATEMENT
                      FOR SPECIAL MEETING OF SHAREHOLDERS
                                JANUARY 28, 1994

                            ------------------------


     This Proxy Statement is furnished in connection with the solicitation of proxies by the management of Westwood One, Inc., a Delaware corporation (the "Company" or "Westwood One"), for use at the Special Meeting of Shareholders of the Company to be held on January 28, 1994 at 10:00 a.m., Pacific Time, in the Marquis Room of the Westwood Marquis Hotel, 930 Hilgard Avenue, Los Angeles, California, 90024, and any adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Shareholders (the "Special Meeting"). This Proxy Statement (with the accompanying form of proxy) was first mailed to shareholders on or about January 11, 1994.



     At the Special Meeting, shareholders will consider and vote upon a proposal to approve and authorize the acquisition by the Company of all the issued and outstanding capital stock of Unistar Radio Networks, Inc. (the "Acquisition") for $16,589,235, and the assumption of indebtedness in the amount of $84,710,765 (to be repaid by the Company at the closing of the Acquisition (the "Closing")) pursuant to the Stock Purchase Agreement dated as of November 4, 1993 (the "Acquisition Agreement") among Unistar Communications Group, Inc. ("UCGI"), Unistar Radio Networks, Inc. ("Unistar"), Infinity Broadcasting Corporation ("Infinity") and the Company, as well as the transactions to be entered into in connection with the Acquisition pursuant to (i) the Securities Purchase Agreement dated as of November 4, 1993 (the "Securities Purchase Agreement") between the Company and Infinity Network Inc., a wholly owned subsidiary of Infinity ("INI"), (ii) the Management Agreement to be entered into between the Company and Infinity (the "Management Agreement") at the Closing, and (iii) the Voting Agreement to be entered into among the Company, INI and Norman J. Pattiz (the "Voting Agreement") at the Closing, all as more fully described in this Proxy Statement and collectively referred to herein as the "Proposed Transaction."


     A vote in favor of the Proposed Transaction will constitute a vote in favor of the Acquisition and each of the transactions to be entered into in connection therewith, none of which will be consummated unless the Proposed Transaction is approved at the Special Meeting.


              The date of this Proxy Statement is January 7, 1994.

                             AVAILABLE INFORMATION

     The Company and Infinity are subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company or Infinity can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York, 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the public reference section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     Unistar is not subject to the informational requirements of the Exchange
Act.

                               TABLE OF CONTENTS


                                                                                       PAGE
                                                                                       ----
SUMMARY...............................................................................    1
Date, Time and Place of the Special Meeting...........................................    1
Record Date...........................................................................    1
Purpose of the Special Meeting........................................................    1
The Proposed Transaction..............................................................    1
Parties to the Proposed Transaction...................................................    2
Recommendation of the Board of Directors and Reasons for the Proposed Transaction.....    2
Opinion of Financial Advisor..........................................................    3
Vote Required for Approval............................................................    3
Summary Pro Forma Financial Information...............................................    4
Comparative Per Share Data............................................................    4
SPECIAL CONSIDERATIONS................................................................    5
Highly Leveraged Transaction..........................................................    5
Prior Unistar Financial Performance...................................................    5
Risks Associated with Termination of Management Agreement by the Company..............    5
Risks Associated with New Management..................................................    5
Existing Employment Agreements........................................................    6
Voting Agreement......................................................................    7
Compensation of Financial Advisor.....................................................    7
Shares Eligible for Future Sale.......................................................    7
Limited Due Diligence.................................................................    7
THE SPECIAL MEETING...................................................................    7
General...............................................................................    7
Matters to be Considered at the Special Meeting.......................................    8
Votes Required for Approval; Record Date; Voting at the Meeting.......................    8
Solicitation..........................................................................    8
Independent Accountants...............................................................    9
THE PROPOSED TRANSACTION..............................................................    9
Acquisition of Unistar................................................................    9
Management of the Company by Infinity.................................................    9
Issuance and Sale of Westwood One Shares, the Warrant and the Incentive Warrants......    9
Reconstitution of the Board of Directors..............................................   11
Financing Arrangements................................................................   13
Recommendation of the Board of Directors and Reasons for the Proposed Transaction.....   14
Opinion of Financial Advisor..........................................................   17
Federal Income Tax Consequences.......................................................   20
Accounting Treatment..................................................................   21
Regulatory Matters....................................................................   21
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS...........................   22
Unaudited Pro Forma Combined Condensed Balance Sheet..................................   23



Unaudited Pro Forma Combined Condensed Statement of Operations........................   24
Notes to Unaudited Pro Forma Combined Condensed Financial Statements..................   26
ACQUISITION AGREEMENT.................................................................   30
Terms of the Agreement................................................................   30
Representations and Warranties........................................................   30
Certain Covenants.....................................................................   31

                                                                                       PAGE
                                                                                       ----
Conditions............................................................................   32
Indemnification.......................................................................   32
Termination...........................................................................   33
Expenses..............................................................................   33
MANAGEMENT AGREEMENT..................................................................   34
Terms of the Agreement................................................................   34
Compensation of Manager...............................................................   34
Indemnification.......................................................................   35
Termination...........................................................................   35
Noncompetition and Right of First Refusal.............................................   36
Arm's Length Transactions.............................................................   36
SECURITIES PURCHASE AGREEMENT.........................................................   37
Terms of the Agreement................................................................   37
Description of Warrant................................................................   37
Representations and Warranties........................................................   38
Certain Covenants.....................................................................   39
Conditions............................................................................   39
Restrictions on Transfer..............................................................   40
Indemnification.......................................................................   40
RELATED AGREEMENTS....................................................................   40
Voting Agreement......................................................................   41
Registration Rights Agreement.........................................................   42
INFORMATION REGARDING WESTWOOD ONE....................................................   43
Business..............................................................................   43
Properties............................................................................   47
Legal Proceedings.....................................................................   47
Principal Shareholders................................................................   47
Market Price of Common Stock and Related Shareholder Matters..........................   50
Selected Consolidated Financial Data..................................................   50
Quarterly Results of Operations (unaudited)...........................................   52
Management's Discussion and Analysis of Financial Condition and Results of
  Operations..........................................................................   53
     Results of Operations............................................................   53
     Liquidity and Capital Resources..................................................   57
INFORMATION REGARDING UNISTAR.........................................................   59
Business..............................................................................   59
Properties............................................................................   59
Legal Proceedings.....................................................................   59
Shareholders, Dividends...............................................................   59
Selected Consolidated Financial Data..................................................   60
Management's Discussion and Analysis of Financial Condition and Results of
  Operations..........................................................................   60
INFORMATION REGARDING INFINITY........................................................   64
Business..............................................................................   64
Management............................................................................   65
Selected Consolidated Financial Data..................................................   65
OTHER TRANSACTIONS BETWEEN THE PARTIES................................................   67
The Company and Infinity..............................................................   67

                                                                                       PAGE
                                                                                       ----
Unistar and Infinity..................................................................   67
Glossary of Significant Terms.........................................................  G-1
FINANCIAL STATEMENTS OF WESTWOOD ONE..................................................  F-1
FINANCIAL STATEMENTS OF UNISTAR....................................................... F-18


Appendix A  Stock Purchase Agreement
     Exhibit A Management Agreement
                Exhibit A  Incentive Warrants
     Exhibit B Voting Agreement
     Exhibit C Registration Rights Agreement
Appendix B  Securities Purchase Agreement
     Exhibit A The Warrant
Appendix C  Opinion of Financial Advisor

                                    SUMMARY

     The following summary is not intended to be complete and is qualified in its entirety by reference to more detailed information contained elsewhere in this Proxy Statement and the Appendices hereto. Shareholders are urged to read this Proxy Statement and the Appendices hereto in their entirety.

DATE, TIME AND PLACE OF THE SPECIAL MEETING

     The Special Meeting will be held on January 28, 1994 at 10:00 a.m., Pacific Time, in the Marquis Room of the Westwood Marquis Hotel, 930 Hilgard Avenue, Los Angeles, California, 90024 (the "Special Meeting").

RECORD DATE


     Holders of record of the Company's Common Stock, par value $.01 per share (the "Common Stock"), and the Company's Class B Stock, par value $.01 per share (the "Class B Stock"), at the close of business on December 20, 1993 are entitled to vote at the Special Meeting. At December 20, there were 19,415,708 shares of Common Stock outstanding and 351,733 shares of Class B Stock outstanding. See, "THE SPECIAL MEETING."


PURPOSE OF THE SPECIAL MEETING

     The purpose of the Special Meeting will be to consider and vote on the proposal to approve the Proposed Transaction by approving the terms and provisions of (i) the Acquisition Agreement and the consummation of the transactions contemplated thereby, (ii) the Securities Purchase Agreement and the consummation of the transactions contemplated thereby, (iii) the Management Agreement and the consummation of the transactions contemplated thereby, and
(iv) the Voting Agreement and the consummation of the transactions contemplated thereby.

THE PROPOSED TRANSACTION

     Pursuant to the Acquisition Agreement, the Company will acquire all of the issued and outstanding capital stock of Unistar (the "Unistar Shares") for $16,589,235 payable at the Closing and will assume and repay at the Closing Unistar's indebtedness in the amount of $84,710,765 (the "Retained Debt"). The Proposed Transaction also includes the following matters:

          (a) At the Closing, pursuant to the Securities Purchase Agreement, the Company will issue and sell to INI or its assignee (INI or any such assignee being hereinafter referred to as "INI") 5,000,000 newly issued shares of Common Stock (the "Westwood One Shares") and a ten-year warrant to purchase up to 3,000,000 shares of Common Stock at an exercise price of $3.00 per share (the "Warrant") which will become exercisable in equal annual installments of 1,000,000 shares on each anniversary of the Closing in 1995, 1996, and 1997, for an aggregate purchase price of $15,000,000 payable in immediately available funds at the Closing. INI may freely assign its rights under the Securities Purchase Agreement to any of its affiliates.

          (b) The Company and Infinity will enter into the Management Agreement at the Closing pursuant to which (i) the Chief Executive Officer of Infinity, currently Mel Karmazin, will become Chief Executive Officer of the Company, (ii) the Chief Financial Officer of Infinity, currently Farid Suleman, will become Chief Financial Officer of the Company, and (iii) Infinity will manage the business and operations of the Company for (x) a base management fee of $2,000,000 annually (adjusted for inflation), (y) an annual cash bonus payable in the event certain cash flow target amounts are achieved, and (z) additional warrants to acquire up to 1,500,000 shares of Common Stock exercisable as to (a) 500,000 shares at $3.00 per share if the Common Stock is trading at a price of at least $10.00 per share for a specified period of time, (b) 500,000 shares at $4.00 per share if the Common Stock is trading at a price of at least $15.00 per share for a specified period of time, and (c) 500,000 shares at $5.00 per share if the Common Stock is trading at a price of at least $20.00 per share for a specified period of time (the "Incentive Warrants"). The Incentive Warrants will be issued to INI.

          (c) At the Closing, the Company, INI and Norman J. Pattiz, Chairman of the Board and currently Chief Executive Officer of the Company, will enter into the Voting Agreement pursuant to which INI will have the right to designate three members of the Board of Directors, Mr. Pattiz will have the right to designate three members and three independent directors will be selected by a nominating committee consisting of one INI designee and one designee of Mr. Pattiz. Mr. Pattiz will also agree during the term of the Voting Agreement to vote his shares of Class B Stock on any matter presented to the shareholders of the Company in accordance with the recommendation of the majority of the full Board of Directors.

The Closing is conditioned upon, among other things, the concurrent closing of the Securities Purchase Agreement and the execution and delivery of the Management Agreement, the Voting Agreement, the Warrant and the Registration Rights Agreement to be entered into by the Company and INI effective as of the Closing granting INI certain demand and incidental registration rights (the "Registration Rights Agreement"). See, "THE PROPOSED TRANSACTION," "ACQUISITION AGREEMENT," "SECURITIES PURCHASE AGREEMENT," "MANAGEMENT AGREEMENT" and "RELATED AGREEMENTS."

PARTIES TO THE PROPOSED TRANSACTION

     Westwood One is a leading producer and distributor of news, talk, sports and entertainment radio programming and believes it is the country's second largest radio network. The Westwood One networks include the Mutual Broadcasting System, the NBC Radio Network, Talknet, The Source and Westwood One Radio Networks. See, "INFORMATION REGARDING WESTWOOD ONE."

     Unistar is one of the country's largest providers of radio network programming services, including music and news programming, 24-hour satellite delivered programming, CNN Radio, CNN Headline News and CNBC Radio. UCGI is the parent of Unistar. See, "INFORMATION REGARDING UNISTAR."

     INI, a special purpose corporation formed to hold the stock of UCGI and the Westwood One Shares, is currently the holder of approximately 20% of the outstanding capital stock of UCGI, the parent of Unistar, and following the Closing is expected to hold 100% of the capital stock of UCGI. INI is a wholly-owned subsidiary of Infinity.

     Infinity is the largest company in the United States whose business is exclusively devoted to radio broadcasting. Infinity currently owns and operates 22 radio stations serving 13 of the nation's largest radio markets, including all of the ten largest markets, and has entered into agreements to acquire three additional radio stations. Since February 17, 1993, Infinity has managed the business and operations of Unistar pursuant to a management agreement for a base management fee of $2,000,000 annually (adjusted for inflation). See, "INFORMATION REGARDING INFINITY" and "OTHER TRANSACTIONS BETWEEN THE
PARTIES -- Unistar and Infinity."

RECOMMENDATION OF THE BOARD OF DIRECTORS AND REASONS FOR THE PROPOSED
TRANSACTION

     The Board of Directors believes that the Proposed Transaction is fair to and in the best interests of the Company and its shareholders for the following reasons: (i) the Acquisition will improve the Company's ability to compete in the radio advertising business, (ii) the Proposed Transaction and the new financing arrangements to be entered into in connection therewith are expected to increase the liquidity of the Company, (iii) the Proposed Transaction creates an alliance with Infinity, (iv) the consolidation of Westwood One and Unistar will provide the combined companies with the opportunity to reduce costs and improve operations, and (v) the Management Agreement provides the Company with the significant experience of the senior executives of Infinity in the radio advertising business.

     In reaching the foregoing conclusions, the Board considered, among other things, the opinion of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), one of its financial advisors. See," -- Opinion of Financial Advisor." The Board also considered the risks associated with the Proposed Transaction, including that the potential benefits set forth above may not be realized and the risks associated with the significant increase in the Company's leverage, the significant costs that would be incurred upon termination of the Management Agreement by the Company without Cause (as defined in the Management Agreement) and Unistar's prior financial performance. See, "SPECIAL CONSIDERATIONS." However, the Board believes that the positive factors outweigh any negative factors.

     For the reasons set forth above, the Board of Directors of the Company has approved the Proposed Transaction pursuant to the terms of the Acquisition Agreement, the Securities Purchase Agreement, the Management Agreement, the Voting Agreement, the Warrant and the Registration Rights Agreement (collectively, the "Transaction Agreements") and believes that it is fair to and in the best interests of the Company and its shareholders. THE BOARD OF DIRECTORS STRONGLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSED TRANSACTION. See, "THE PROPOSED TRANSACTION -- Recommendation of the Board of Directors and Reasons for the Proposed Transaction."

     Arthur Levine, a member of the Board of Directors and a principal of Levine Leichtman Capital Partners ("LLCP"), abstained from voting on the Proposed Transaction because LLCP is one of the Company's financial advisors in connection with the Proposed Transaction. All other directors of the Company voted to approve the Proposed Transaction. See, "THE PROPOSED
TRANSACTION -- Financing Arrangements -- Other Financial Advisor."

OPINION OF FINANCIAL ADVISOR

     On November 2, 1993, DLJ, one of the Company's financial advisors in connection with the Proposed Transaction, delivered its oral opinion (which was subsequently confirmed in writing on November 4, 1993) to the effect that the consideration to be paid by the Company in connection with the Acquisition is fair to the Company from a financial point of view. The full text of the written opinion is attached as Appendix "C" to this Proxy Statement and should be read in its entirety. See "THE PROPOSED TRANSACTION -- Opinion of Financial Advisor."

VOTE REQUIRED FOR APPROVAL


     Approval of the Proposed Transaction requires the affirmative vote of (i) the holders of a majority of the shares of the Common Stock entitled to vote and represented by person or proxy at the Special Meeting, voting separately from holders of the Class B Stock, and (ii) the holders of a majority of the votes of the Common Stock and the Class B Stock entitled to be cast and represented in person or by proxy at the Special Meeting. Each holder of Common Stock is entitled to cast one vote for each share of Common Stock held. Each holder of Class B Stock is entitled to cast 50 votes for each share of Class B Stock held.



     Mr. Pattiz has agreed to vote his shares of Class B Stock and Common Stock, currently representing approximately 51.5% of the total voting power of the Company and 8.2% of the voting power of the Common Stock, in favor of the Proposed Transaction. ACCORDINGLY, THE VOTING REQUIREMENT SET FORTH IN (II) ABOVE WILL BE MET.

SUMMARY PRO FORMA FINANCIAL INFORMATION


     Set forth below is Summary Unaudited Pro Forma Combined Financial Information of the Company, giving effect to the Proposed Transaction and the execution of a new $125,000,000 senior credit facility (the "New Senior Loan"). The following unaudited pro forma financial information is based on certain assumptions and adjustments described in the Notes to Unaudited Pro Forma Combined Condensed Financial Statements and should be read in connection therewith and with the historical Financial Statements of the Company and Unistar, including the notes thereto, included elsewhere herein. The pro forma information presented does not purport to represent the actual results that would have occurred had the Proposed Transaction been consummated on the dates or for the periods specified, nor is it indicative of the operating results in any future period. See, "UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS."



                                                             NINE MONTHS     FISCAL YEAR
                                                                ENDED           ENDED
             (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)        AUGUST 31,      NOVEMBER 30,
                      OPERATING RESULTS FOR:                    1993             1992
                                                             -----------     ------------
        Revenue............................................   $ 122,224        $159,343
        Operating Costs and Expenses.......................     120,834         181,354
        Operating Income (Loss)............................       1,390         (22,011)
        (Loss) from Continuing Operations..................      (7,186)        (36,067)
        (Loss) per Share from Continuing Operations........   $    (.24)       $  (1.23)


                                                               AUGUST 31,     NOVEMBER 30,
                       BALANCE SHEET DATA AT:                     1993            1992
                                                               ----------     ------------
        Current Assets.......................................   $  51,168       $ 73,625
        Total Assets.........................................     303,425        424,940
        Long-term Debt.......................................     157,931        230,496
        Total Shareholders' Equity...........................   $ 105,141       $124,370
        Book Value per Share of Common Stock.................   $    3.57       $   4.23

     No cash dividend was paid during the periods presented.

COMPARATIVE PER SHARE DATA

     As of August 31, 1993 and November 30, 1992, there were 1,000 shares of common stock of Unistar issued and outstanding, all of which shares were owned by UCGI. Accordingly, there has been no market for the Unistar Shares and there is no information as to the market value of the Unistar Shares, making a comparison between the Common Stock and the Unistar Shares meaningless.

                             SPECIAL CONSIDERATIONS

HIGHLY LEVERAGED TRANSACTION


     The Company will incur substantial indebtedness in connection with the Proposed Transaction. After the consummation of all transactions contemplated in connection with the Proposed Transaction, including the redemption after the Closing of the Company's 9% Convertible Senior Subordinated Debentures (the "9% Debentures") to the extent not previously converted, the Company will have total borrowings of approximately $145,000,000, consisting of the $125,000,000 New Senior Loan and approximately $15,500,000 principal amount of the Company's
6 3/4% Convertible Subordinated Debentures due October 15, 2011 (the "6 3/4% Debentures"), as compared to the Company's current borrowings (including the 9% Debentures and the 6 3/4% Debentures) in the approximate principal amount of $45,000,000 (which borrowings are expected to be a maximum of approximately $49,225,000 immediately prior to the Closing assuming no futher conversions of 9% Debentures between the date hereof and the Closing.) Management currently anticipates that, with the interest and potential cost savings that may be realized as a result of the Acquisition, the combined cash flow of the Company and Unistar will be sufficient to cover annual cash interest expense (expected to be approximately $10,500,000) and required principal payments. However, even assuming that such savings are achieved, of which there can be no assurance, there can be no guarantee that cash flow from operations will be sufficient to cover required interest and principal payments. See, "THE PROPOSED
TRANSACTION -- Financing Arrangements" and "UNAUDITED PRO FORMA FINANCIAL INFORMATION."


PRIOR UNISTAR FINANCIAL PERFORMANCE


     Prior to commencement of Infinity's management of Unistar in February 1993, Unistar did not generate sufficient cash flow to make required principal or interest payments on its loan commitments. As a result, during 1992, the parent corporation of UCGI was in monetary default on its loan commitments to several financial institutions, (including The Chase Manhattan Bank, N.A. ("Chase"), the holder of the Retained Debt), which in 1993 acquired the shares of UCGI in lieu of foreclosure. See, "THE PROPOSED TRANSACTION -- Financing Arrangements." Although the financial performance of Unistar has improved since Infinity undertook management of the business and operations of Unistar, there can be no assurance that such improved financial performance will continue. See, "INFORMATION REGARDING UNISTAR" and Financial Statements of Unistar.


RISKS ASSOCIATED WITH TERMINATION OF THE MANAGEMENT AGREEMENT BY THE COMPANY


     Termination of the Management Agreement by the Company for other than Cause (as defined in the Management Agreement) would have a material adverse impact on the financial condition of the Company. "Cause" is narrowly defined in the Management Agreement and if the Board of Directors determined that the Management Agreement should be terminated for a reason not constituting Cause, the Company would remain liable for payment of the base management fee of $2,000,000 per year in monthly installments for the five-year term of the Management Agreement, Infinity's right to the cash incentive compensation payable in the fiscal year of termination would immediately vest and the Warrant would become immediately exercisable as to all 3,000,000 shares of Common Stock. It is also anticipated that termination of the Management Agreement for any reason would be a breach of the New Senior Loan, resulting in the acceleration of such indebtedness. Further, if the Management Agreement is terminated for any reason, the expense and time associated with assembling a new management team would likely have a material adverse impact on the Company. See, "-- Risks Associated With New Management," "MANAGEMENT AGREEMENT" and "THE PROPOSED TRANSACTION -- Financing Arrangements."


RISKS ASSOCIATED WITH NEW MANAGEMENT

     Time Devoted to Managing the Company. In connection with the Proposed Transaction, Messrs. Karmazin and Suleman will be appointed by the Board of Directors as the Company's Chief Executive Officer and Chief Financial Officer, respectively. However, Messrs. Karmazin and Suleman will continue to serve in such capacities for Infinity, and the Management Agreement does not require them to devote their full time to the business of the Company. Accordingly, Messrs. Karmazin and Suleman may have responsibilities to Infinity which could detract from the time they have available to devote to the Company's business.

     Limited Track Record. Although officers of Infinity have significant experience in the radio advertising business and significant programming sales and financial management experience, their experience in managing radio networks is limited to the management of Unistar, which began in February 1993, and there can be no assurance that Infinity will be able to successfully manage the radio network operations of the Company during the term of the Management Agreement.

     Transition to New Management. Although the Board of Directors anticipates that there will be a smooth transition of management responsibilities to Infinity, there can be no assurance that such transition will not disrupt, at least temporarily, the operations of the Company.


     Reliance on Messrs. Karmazin and Suleman. The Company is entering into the Management Agreement due in large part to the managerial expertise of Messrs. Karmazin and Suleman. There can be no assurance, however, that Messrs. Karmazin or Suleman will remain in senior managerial positions with Infinity or any affiliate thereof during the term of the Management Agreement. Under the terms of the Management Agreement, if Mr. Karmazin ceases to hold a senior managerial position with Infinity or any affiliate thereof during the term of the Management Agreement, he will cease to be the Company's Chief Executive Officer. In addition, if Mr. Suleman ceases to be Chief Financial Officer of Infinity, he will cease to be Chief Financial Officer of the Company. Moreover, the foregoing would not constitute grounds for termination of the Management Agreement for "Cause" and, thus, would not permit the Company to terminate the Management Agreement without remaining liable for significant termination fees thereunder. However, the new Chief Executive Officer and Chief Financial Officer of Infinity would be required to serve as the Company's Chief Executive Officer and Chief Financial Officer under the terms of the Management Agreement. See "-- Risks Associated with Termination of the Management Agreement," above, and "MANAGEMENT AGREEMENT -- Termination."

.


EXISTING EMPLOYMENT AGREEMENTS



     Prior to the execution of the Transaction Agreements, the Company entered into a new employment agreement with Mr. Pattiz, effective October 18, 1993, pursuant to which Mr. Pattiz is to serve as Chairman of the Board and Chief Executive Officer of the Company for a five-year term ending November 30, 1998 at an annual salary of $750,000 (the 1993 base salary to which he was entitled under his prior employment agreement with the Company, although he elected to receive a salary of only $570,000), an annual cash bonus of at least $250,000 payable in the event that the Company achieves certain earnings targets and certain other benefits, including options to acquire 350,000 shares of Common Stock, fully-vested retirement benefits of $475,000 per year for 15 years beginning at age 62 and expense reimbursements. The agreement is terminable by the Company only in the event of death, permanent and total disability, or for cause (which is as narrowly defined as in the Management Agreement). Although Mr. Pattiz will continue to serve as the Chairman of the Board of Directors, he will no longer serve as Chief Executive Officer if the Proposed Transaction is approved, and the foregoing provisions will remain in effect, notwithstanding the compensation payable to Infinity for the management services to be provided under the Management Agreement. Moreover, the Chief Executive Officer and the Chief Financial Officer of the Company will report directly to the Board of Directors and not to the Chairman of the Board.



     The Company also has a three-year employment agreement with Bruce E. Kanter, effective December 6, 1991, pursuant to which Mr. Kanter serves as Chief Financial Officer of the Company for a current base salary of $275,000, increasing to $300,000 in the third year, plus a minimum bonus of $100,000 and certain other benefits. Additionally, if Mr. Kanter's agreement is not renewed at the end of 1994, the Agreement provides that the Company will pay Mr. Kanter the then current base salary through November 10, 1995. Although Mr. Kanter will no longer serve as Chief Financial Officer if the Proposed Transaction is approved, the foregoing provisions will remain in effect, notwithstanding the compensation payable to Infinity for the management services to be provided pursuant to the Management Agreement. See, "MANAGEMENT AGREEMENT."


VOTING AGREEMENT



     Pursuant to the Voting Agreement to be entered into at the Closing, INI will have the right to designate three members of the Company's Board of Directors, Mr. Pattiz will have the right to designate three members, and three independent directors (the "Independent Directors") will be selected by a nominating committee consisting of one INI designee and one Pattiz designee. Moreover, the Company will agree to use its best efforts to appoint and maintain, and Mr. Pattiz and INI will agree to vote their shares of the Company's voting stock in favor of, the foregoing nominees as members of the Board. It is anticipated that the failure of the Company's shareholders to maintain the designees of INI and the Independent Directors, collectively, as a majority of the Board of Directors would be a breach of the New Senior Loan, resulting in the acceleration of such indebtedness. See "RELATED
AGREEMENTS -- Voting Agreement" and "THE PROPOSED TRANSACTION -- Financing Arrangements."



COMPENSATION OF FINANCIAL ADVISOR



     Pursuant to the terms of an engagement letter dated October 19, 1993, the Company has agreed to pay DLJ $1,081,250, plus reimbursement of certain expenses, for services rendered in connection with the Proposed Transaction, including the issuance of an opinion regarding the fairness of the consideration to be paid by the Company in connection with the Acquisition. Of such amount, $731,250 will be paid only if the Proposed Transaction is consummated. See "THE PROPOSED TRANSACTION -- Opinion of Financial Advisor."


SHARES ELIGIBLE FOR FUTURE SALE

     The holder of the Westwood One Shares, the Warrant and the Incentive Warrants will have certain rights to require the Company to register the 5,000,000 Westwood One Shares and the 4,500,000 shares of Common Stock underlying the Warrant and the Incentive Warrants under the Securities Act of 1933, as amended (the "Securities Act"), for sale to the public. Sales of such shares in the public market could adversely effect the market price of the Common Stock. See, "SECURITIES PURCHASE AGREEMENT -- Description of Warrant," "MANAGEMENT AGREEMENT -- Compensation of Manager" and "RELATED
AGREEMENTS -- Registration Rights Agreement."

LIMITED DUE DILIGENCE

     In order to protect certain confidential, proprietary information of the Company, on the one hand, and Unistar, on the other hand, in connection with their respective due diligence investigations, the Company and Unistar did not exchange certain information regarding advertisers and station affiliation agreements material to their respective radio network businesses. Only standard forms of Unistar's advertising and affiliation have been made available to the Company thus far and, although management does not currently expect that such agreements contain terms that are materially unfavorable to Unistar, there can be no assurance in this regard. See, "ACQUISITION AGREEMENT -- Certain Covenants -- Access to Information."

                              THE SPECIAL MEETING
GENERAL


     This Proxy Statement is furnished in connection with the solicitation of proxies by the management of the Company for use at the Special Meeting of Shareholders of the Company to be held on January 28, 1994 at 10:00 a.m., Pacific Time, in the Marquis Room of the Westwood Marquis Hotel, 930 Hilgard Avenue, Los Angeles, California, 90024, and any adjournments thereof, for the purposes set forth below herein and in the accompanying Notice of Special Meeting of Shareholders. This Proxy Statement (with the accompanying form of proxy) was first mailed to shareholders on or about January 11, 1994.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

     At the Special Meeting, shareholders of the Company will be asked to consider and approve the Proposed Transaction pursuant to the terms of the Transaction Agreements. The concurrent consummation of the Securities Purchase Agreement and the execution and delivery of the Management Agreement, the Voting Agreement, the Warrant and the Registration Rights Agreement are conditions to the consummation of the Acquisition Agreement. Accordingly, because no element of the Proposed Transaction can be consummated without the prior or concurrent consummation of the others, the Proposed Transaction is submitted to shareholders for approval as a single proposal. A vote in favor of the Proposed Transaction will constitute a vote in favor of the Acquisition and each of the transactions to be entered in to in connection therewith, none of which will be consummated unless the Proposed Transaction is approved at the Special Meeting.


VOTES REQUIRED FOR APPROVAL; RECORD DATE; VOTING AT THE MEETING



     A majority of the outstanding votes entitled to be cast at the Special Meeting and represented in person or by proxy will constitute a quorum. Approval of the Proposed Transaction requires the affirmative vote of (i) the holders of a majority of the shares of Common Stock entitled to vote and represented by person or proxy at the Special Meeting, voting separately from holders of the Class B Stock, and (ii) the holders of a majority of the votes of the Common Stock and Class B Stock entitled to be cast and represented in person or by proxy at the Special Meeting. Each holder of Common Stock is entitled to cast one vote for each share of Common Stock held. Each holder of Class B Stock is entitled to cast 50 votes for each share of Class B Stock held. Mr. Pattiz has agreed to vote his shares of Class B Stock and Common Stock, currently representing approximately 51.5% of the total voting power of the Company and 8.2% of the voting power of the Common Stock, in favor of the Proposed Transaction. ACCORDINGLY, THE VOTING REQUIREMENT SET FORTH IN (II) ABOVE WILL BE MET.



     Holders of record of Common Stock and Class B Stock at the close of business on December 20, 1993 are entitled to vote at the Special Meeting. At December 20, there were 19,415,708 shares of Common Stock outstanding and 351,733 shares of Class B Stock outstanding.



     Shares represented by properly executed proxy cards received by the Company prior to the Special Meeting will be voted in accordance with the instructions set forth on the proxy card. If no instructions are given but the proxy is properly signed, the shares represented thereby will be voted in favor of the Proposed Transaction and otherwise as management deems appropriate for other matters that may properly come before the Special Meeting. Shares represented by proxies which are marked "abstain," "withhold authorization" or to deny discretionary authority will be counted as shares present for purposes of determining the presence of a quorum; such shares will also be treated as shares present and entitled to vote, which will have the same effect as a vote against any such matter. Management knows of no other matters which may come before the Special Meeting.



     Any shareholder submitting the accompanying proxy card has the right to revoke it by notifying the Secretary of the Company in writing at any time prior to the voting of the proxy, or by signing and delivering to the Secretary a later-dated proxy. A proxy will be automatically revoked if the person giving the proxy attends the Special Meeting and chooses to vote in person.


SOLICITATION

     The cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying proxy card will be borne by the Company. Banks, brokers and other nominees, fiduciaries and custodians nominally holding shares of Common Stock have been requested to forward proxy soliciting material to their customers who are beneficial owners of such shares listed of record, and will be reimbursed by the Company for their reasonable out-of-pocket expenses. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers, directors and other regular employees of the Company, but no additional compensation will be paid on account of these additional activities. In addition, the Company has retained Georgeson & Co. Inc., New York, New York, to assist in the solicitation of proxies. Georgeson & Co. Inc. may solicit proxies by mail, telephone, telegraph and personal solicitation, and will request banks, brokers and other nominees, fiduciaries and custodians nominally holding shares of Common Stock of record to forward proxy soliciting material to the beneficial owners of such shares. For these services, the Company will pay Georgeson & Co. Inc. a fee estimated not to exceed $6,500, plus reimbursement for expenses.

INDEPENDENT ACCOUNTANTS

     Members of Price Waterhouse, independent accountants of the Company for the current year and the year ended November 30, 1993, will be present at the Special Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                            THE PROPOSED TRANSACTION

ACQUISITION OF UNISTAR

     Pursuant to the terms of the Acquisition Agreement, at the Closing, currently scheduled to occur on or about January 28, 1994 (the "Closing Date"), the Company will acquire from UCGI the Unistar Shares, consisting of 1,000 shares of common stock constituting all of the issued and outstanding shares of capital stock of Unistar, free and clear of any and all liens, claims or encumbrances of any kind, for $16,589,235 payable at the Closing by wire transfer of immediately available funds. At the Closing, the Company will assume and repay the Retained Debt. Prior to the Closing, Unistar will distribute and assign, and UCGI will receive and assume (i) all of the stock of The Market Research Group, Inc., a wholly-owned subsidiary of Unistar which provides a range of market research information and services to the radio industry ("TMRG"), (ii) all cash, cash equivalents and accounts receivable of Unistar existing on the Closing Date, (iii) all real estate owned by Unistar (collectively, with (i) and (ii) above, the "Assigned Assets"), and (iv) all liabilities and obligations of Unistar with respect to TMRG, and all trade payables, other current liabilities and unpaid bank debt of Unistar as shown on the balance sheet of Unistar as of the Closing Date, except for the $84,710,765 Retained Debt (the "Assumed Liabilities"). Accordingly, at the Closing, the Company will acquire, net of the Assigned Assets and the Assumed Liabilities, all of Unistar's rights in, and obligations with respect to, the property and assets owned, leased or used by it in connection with Unistar's radio network business (the "Business"), which Business includes, among other things, Unistar's radio programming in a variety of formats provided to affiliate radio stations, and the packaging of radio programming formats into "networks" offered by Unistar to advertisers (the "Unistar Networks"). See "-- Financing Arrangements," "INFORMATION REGARDING UNISTAR" and "THE ACQUISITION AGREEMENT."

MANAGEMENT OF THE COMPANY BY INFINITY

     Pursuant to the terms of the Management Agreement, commencing on the Closing Date and continuing for five years, Infinity will manage the business and operations of the Company, subject to the direction and supervision of the Board of Directors. The Management Agreement provides that (i) Infinity's Chief Executive Officer, currently Mel Karmazin, will serve as the Company's Chief Executive Officer, (ii) Infinity's Chief Financial Officer, currently Farid Suleman, will serve as the Company's Chief Financial Officer, and (iii) Infinity will provide support and administrative personnel needed by these officers and will pay all salaries, benefits and related costs of these personnel. In consideration, the Company will (x) pay Infinity a base management fee of $2,000,000 annually (adjusted for inflation), (y) pay Infinity an annual cash bonus payable in the event certain cash flow target amounts are achieved, and
(z) issue to INI the Incentive Warrants. Although the management services provided by Infinity will be subject to the general direction and supervision of the Board of Directors, as a result of the Management Agreement, Infinity will exercise significant control over the combined business and operations of Westwood One and Unistar following the Closing. See, "MANAGEMENT AGREEMENT."

ISSUANCE AND SALE OF WESTWOOD ONE SHARES, THE WARRANT AND THE INCENTIVE WARRANTS

     Securities Issued. Pursuant to the Securities Purchase Agreement, the Company will issue and sell to INI the Westwood One Shares, consisting of 5,000,000 newly issued shares of Common Stock, and the

Warrant to acquire up to 3,000,000 additional shares of Common Stock at an exercise price of $3.00 per share, for a total purchase price of $15,000,000 payable in immediately available funds at the Closing. The Warrant is exercisable in equal annual installments of 1,000,000 shares on each anniversary of the Closing in 1995, 1996 and 1997, except that the Warrant becomes immediately exercisable with respect to all 3,000,000 shares of Common Stock in the event that the Management Agreement is terminated by the Company for reasons other than Cause. Pursuant to the Management Agreement, the Company will also issue to INI the Incentive Warrants to acquire up to an aggregate of 1,500,000 shares of Common Stock, which Incentive Warrants will be exercisable as to (i) up to 500,000 shares at $3.00 per share if the Common Stock closes at a price of at least $10.00 per share on at least 20 out of 30 consecutive days during which the national securities exchanges are open for trading ("Trading Days"); (ii) up to 500,000 shares at $4.00 per share if the Common Stock closes at a price of at least $15.00 per share on at least 20 out of 30 Trading Days; and (iii) up to 500,000 shares at $5.00 per share if the Common Stock closes at a price of at least $20.00 per share on at least 20 out of 30 Trading Days. See "SECURITIES PURCHASE AGREEMENT" and "MANAGEMENT AGREEMENT." On January 7, 1994, the last sales price of the Common Stock as reported on the NASDAQ/National Market System was $8 1/16.



     Source of Funds to Acquire Westwood One Shares; Use of Proceeds. INI will acquire the Westwood One Shares with available cash, bank borrowings or the proceeds received from the Company for the sale of the Unistar Shares. A portion of the proceeds received by the Company from the sale of the Westwood One Shares will be applied by the Company against the cost of obtaining the New Senior Loan ($2,500,000) and against certain costs incurred directly and indirectly in connection with the Proposed Transaction, currently estimated to be approximately $3,500,000, including legal, accounting, financial advisory and severance costs to be paid pursuant to the existing employment agreement with the Company's current Chief Financial Officer. See, "SPECIAL
CONSIDERATIONS -- Existing Employment Agreements." The balance of the proceeds will be used for working capital and other general corporate purposes.



     Percentage of Common Stock and Voting Power to be Acquired by Infinity and its Affiliates; Impact on Pattiz Voting Control and Other Shareholders. Each holder of Common Stock is entitled to cast one vote for each share of Common Stock held. Each holder of Class B Stock is entitled to cast 50 votes for each share of Class B Stock held. Additionally, holders of Common Stock, voting alone, have the right to elect 20% of the Board of Directors. Upon the issuance of the Westwood One Shares at the Closing, Infinity, by and through INI, will acquire 16.6% of the Common Stock, representing 10.5% of the voting power of the Company (assuming conversion of all of the currently outstanding 9% Debentures). As a result, Mr. Pattiz' voting power will be reduced from 51.5% to 40.3% at the Closing. In addition, assuming full exercise or conversion of the Warrant, the Incentive Warrants and all other outstanding options, warrants or convertible securities having an exercise or conversion price of less than $20.00 ("Full Dilution"), Mr. Pattiz' voting power would ultimately be reduced to 35.2%, and Infinity would hold 24% of the Common Stock, representing 16.6% of the voting power of the Company. Pursuant to the Voting Agreement, INI and Mr. Pattiz will be required to vote their shares to elect their respective designees and the Independent Directors designated pursuant to the Voting Agreement to the Company's Board of Directors and Mr. Pattiz has agreed to vote all of his shares of Class B Stock in accordance with the recommendation of the majority of the full incumbent Board of Directors on any matters presented to the shareholders of the Company. See, "RELATED AGREEMENTS -- Voting Agreement."

     The following table sets forth the percent of Common Stock and voting power held directly or to be held directly by Infinity and its affiliates, Mr. Pattiz, and all other shareholders of the Company (i) on December 31, 1993, (ii) on the Closing Date, and (iii) at Closing assuming Full Dilution:


(In thousands, except footnotes)


                     AT DECEMBER 31, 1993                        AT CLOSING                      ASSUMING FULL DILUTION(A)
             ------------------------------------  --------------------------------------  --------------------------------------
             COMMON STOCK    PERCENT     VOTING     COMMON STOCK     PERCENT     VOTING     COMMON STOCK     PERCENT     VOTING
              OUTSTANDING   OWNERSHIP   POWER(B)   OUTSTANDING(C)   OWNERSHIP   POWER(B)     OUTSTANDING    OWNERSHIP   POWER(B)
             -------------  ----------  ---------  ---------------  ----------  ---------  ---------------  ----------  ---------
Pattiz......      1,619(d)      8.2%       51.5%         1,619(d)       5.4%       40.3%         2,519          6.4%       35.2%
Infinity....        -0-         -0-         -0-          5,000         16.6        10.5          9,500         24.0        16.6
Other.......     18,082        91.8        48.5         23,413         78.0        49.2         27,563         69.6        48.2
                 ------         ---         ---         ------          ---         ---         ------          ---         ---
Total.......     19,701         100%        100%        30,032          100%        100%        39,582          100%        100%
                 ------         ---         ---         ------          ---         ---         ------          ---         ---
                 ------         ---         ---         ------          ---         ---         ------          ---         ---


- ---------------


(a) Assumes the exercise or conversion, as applicable, of the Warrant, the Incentive Warrants, and all other outstanding options, warrants or convertible securities outstanding at December 31, 1993 with an exercise or conversion price of less than $20.00 per share, including options to acquire 900,000 shares of Common Stock held by Mr. Pattiz (19,881,234 shares).


(b) Includes the voting power of 351,733 shares of Class B Stock.


(c) Assumes full conversion of the 9% Debentures outstanding at December 31, 1993 into 5,331,600 shares of Common Stock.


(d) Excludes 545,000 shares of Common Stock underlying currently exercisable options granted to Mr. Pattiz.

     Registration Rights Granted to INI. In connection with the issuance and sale of the Westwood One Shares, the Warrant and the Incentive Warrants, the Company has agreed to grant to INI certain incidental and demand rights to have the Westwood One Shares and the Common Stock issuable upon exercise of the Warrant and the Incentive Warrants registered under the Securities Act. See "RELATED AGREEMENTS -- Registration Rights Agreement."

RECONSTITUTION OF THE BOARD OF DIRECTORS


     Pursuant to the Voting Agreement, effective as of the Closing Date, the Board of Directors will adopt a resolution amending the Company's bylaws to expand the Board to nine members and will appoint three directors designated by Mr. Pattiz, three directors designated by INI, and three Independent Directors. The Independent Directors will be selected by a nominating committee of the Board of Directors (the "Nominating Committee") consisting of one director designated by Mr. Pattiz and one director designated by INI. The Voting Agreement provides that the Company will use all reasonable efforts to appoint and maintain as members of the Board of Directors the designees of Mr. Pattiz, INI and the Nominating Committee. Further, during the term of the Voting Agreement, Mr. Pattiz and INI have agreed to vote their shares in favor of the directors so designated at any meeting of the shareholders of the Company. See "RELATED AGREEMENTS -- Voting Agreement."



     In connection with the foregoing, the Company's bylaws will be amended by the Board of Directors to increase the Board of Directors from five to nine members and to reduce the required percentage of Independent Directors from 40% to 33 1/3%. Additionally, the definition of Independent Directors in the bylaws will be amended to mean a person other than an officer or employee of the Company or Infinity or any of their subsidiaries, or any other person having a relationship which, in the opinion of the Board of Directors or a committee thereof, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Under the existing bylaw provision the term Independent Director is generally defined to mean any director who (i) has not in the last five years been an officer or employee of the Company or any affiliate, (ii) is not related to any officer of the Company, (iii) is not, and within the last two years has not, been an officer or employee of, and does not own in excess of 1% of, any entity which has made or proposes to make, during the last or next fiscal year, payments for services or property in excess of 1% of the gross revenues of the Company for its last fiscal year, subject to certain exceptions, or to which the Company was indebted in excess of the lesser of 1% of the Company's net assets or $1,000,000, excluding publicly traded debt securities, (iv) is not a member or employee of a law firm retained in the last two years or proposed to be retained by the Company, and (v) is not a control person of the Company (other than as a director) as defined by the regulations of the Commission.



     Pursuant to the Company's Certificate of Incorporation, the Board of Directors is divided into three classes (Class I, II, and III), with each class serving for three-year terms which do not coincide. Generally, only one class of Directors is elected at each Annual Meeting. Additionally, pursuant to the Certificate of Incorporation, holders of Common Stock, voting alone, have the right to elect 20% of the Board of Directors, which currently amounts to one member of the five-member Board. Historically, however, the holders of Common Stock have voted alone to elect both of the Class III directors. After the Closing, the holders of Common Stock, voting alone, will have the right to elect two members of the reconstituted nine-member Board of Directors. However, it is currently intended that the holders of the Common Stock will vote alone to elect the three Independent Directors, one of which will be elected each year, as set forth below. As in the past, however, there is no assurance that holders of Common Stock will continue to vote alone to elect more than 20% of the Board of Directors. The remaining members of the Board are elected by all shareholders voting together as a single class.


     The current directors of the Company are:

                                                                                  TERM
                                    NAME                               CLASS     EXPIRES
        -------------------------------------------------------------  -----     -------
        Norman J. Pattiz.............................................     I        1995
        Bruce E. Kanter..............................................     I        1995
        Arthur E. Levine.............................................    II        1994
        Joseph B. Smith..............................................   III        1996
        Paul G. Krasnow..............................................   III        1996

     Pursuant to the Voting Agreement, as reconstituted at the Closing, the Company's Board of Directors will consist of the following members:

                                                                                  TERM
                                    NAME                               CLASS     EXPIRES
        -------------------------------------------------------------  -----     -------
        Norman J. Pattiz.............................................     I        1995
        Mel Karmazin.................................................     I        1995
        Independent..................................................     I        1995
        Arthur E. Levine.............................................    II        1994
        Farid Suleman................................................    II        1994
        Independent..................................................    II        1994
        Paul G. Krasnow..............................................   III        1996
        INI Designee.................................................   III        1996
        Independent..................................................   III        1996


     Assuming that they are then willing and able to serve, at the Annual Meeting of Shareholders in 1994, Mr. Suleman and the Class II Independent Director will stand for election as Class II directors, along with the continuing Class II director, Mr. Levine, for three-year terms expiring in 1997. In 1995, Messrs. Karmazin and the Class I Independent Director will stand for election as Class I directors, along with the continuing Class I director, Mr. Pattiz, for three-year terms expiring in 1998. In 1996, the Class III INI Designee and the Class III Independent Director will stand for election as Class III directors, along with the continuing Class III director, Mr. Krasnow, for three-year terms expiring in 1999. Biographical information for Messrs. Pattiz, Levine and Krasnow is set forth below. Biographical information for Messrs. Karmazin and Suleman is set forth in "INFORMATION REGARDING
INFINITY -- Management." The Nominating Committee will designate the Independent Directors and INI will designate the Class III INI Designee before the Closing.


     Mr. Levine (age 42) has served as a director of the Company since May 1991. Additionally, he has been an independent consultant to the Company since June 1990. Mr. Levine is a principal of Levine Leichtman

Capital Partners, a merchant banking firm and one of the Company's financial advisors in connection with the Proposed Transaction. For the last nine years Mr. Levine has been a private investor.

     Mr. Krasnow (age 54) has been a director of the Company since January 1989. Since September 1974, Mr. Krasnow has been the President and sole shareholder of Krasnow Insurance Services, Inc., an insurance agency providing life, disability and health benefits, of which he is the sole agent.

     Mr. Pattiz (age 50) founded the Company in 1974 and has held the position of Chairman of the Board and Chief Executive Officer since that time. He currently serves on the Board of Directors of the Radio Advertising Bureau, along with the chief executives of other major broadcast companies.


FINANCING ARRANGEMENTS



     The New Senior Loan. The Company's obligation to consummate the Acquisition is conditioned upon, among other things, the Company obtaining the New Senior Loan, on terms reasonably acceptable to the Company, in the principal amount of $125,000,000. Of such amount, $16,589,235 will be used to acquire the Unistar Shares, $84,710,765 will be used to repay the Retained Debt at the Closing and approximately $15,000,000 will be used to retire the Company's recently executed senior credit facility. The balance of the proceeds from the New Senior Loan and the balance of the proceeds from the sale of the Westwood One Shares (after payment of certain transaction costs, and the costs of obtaining the New Senior Loan, currently estimated to aggregate approximately $6,000,000), will be available for working capital. The amount available for working capital is currently expected to be approximately $17,700,000. The Company has received a "highly confident" letter from Chase, Unistar's current senior lender and the holder of the Retained Debt, regarding issuance of the New Senior Loan. There can be no assurance, however, that the New Senior Loan will be obtained from Chase, or from any other lender, on terms reasonably acceptable to the Company, or at all. In connection with obtaining the New Senior Loan, the Company will be required to redeem the 9% Debentures (in the outstanding principal amount of approximately $18,660,600 at December 31, 1993) to the extent such Debentures are not previously converted. The Company has the right to redeem all the 9% Debentures, but it is currently anticipated that the 9% Debentures will be converted prior to redemption because the redemption price of the 9% Debentures is currently 104.5% of the principal amount of debentures redeemed, while the market price of the Common Stock is more than twice the $3.50 current conversion price of the 9% Debentures.


     The following is a summary of the expected material terms of the New Senior Loan which the Company is currently negotiating. This summary does not purport to be a complete description of the New Senior Loan.


     It is expected that the obligation to extend the New Senior Loan will be subject to numerous conditions, including, among others: the satisfactory completion of the senior lender's due diligence and the negotiation of the satisfactory loan and other documentation, the absence of any material adverse change with respect to the Company, the loan syndication or other capital market conditions, the redemption of the 9% Debentures to the extent not previously converted, and the Company's compliance with various financial tests and ratios relating to the Company's debt and operating cash flow. In addition, the Company will not enter into the New Senior Loan unless the Company's shareholders approve the Proposed Transaction at the Special Meeting and the Closing is consummated.



     The New Senior Loan is expected to be made as a $115,000,000 term loan and a $10,000,000 revolving credit loan. The term loan is expected to be amortized in quarterly installments beginning in 1995. In addition, it is anticipated that the Company will be required to apply a percentage of its excess cash flow to the prepayment of the New Senior Loan and that the occurrence of certain events, including, among other things, a sale of assets other than in the ordinary course of business, will also trigger mandatory prepayments. Both the term loan and revolving loan are expected to finally mature on December 31, 2001.



     The New Senior Loan is expected to be secured by substantially all the assets of the Company and its subsidiaries and the capital stock of the Company's subsidiaries. Interest is expected to be set at variable rates based on prime and the London Inter-Bank Offering Rate. It is anticipated that the Company will also be required to pay standard underwriting and commitment fees.

     The New Senior Loan is expected to contain restrictive covenants that, among other things, limit the ability of the Company and the Company's subsidiaries to dispose of assets, incur additional indebtedness, pay dividends, make investments, make capital expenditures, engage in mergers or consolidations, engage in certain transactions with subsidiaries and affiliates, and engage in other lines of business. The Company also expects it will be required to comply with certain specified financial ratios and tests, including, among others, minimum interest, fixed charge coverage and debt-operating cash flow ratios.


     Additionally, it is anticipated that events of default under the New Senior Loan will include, among other things, the termination of the Management Agreement and the failure of the INI Designees and the Independent Directors to collectively maintain a majority of seats on the Company's Board of Directors. See, "SPECIAL CONSIDERATIONS -- Risks Associated with Termination of the Management Agreement by the Company" and "-- Voting Agreement."



     There can be no assurance as to the final terms of the New Senior Loan. The New Senior Loan is subject to detailed provisions of the definitive documentation.



     Other Financial Advisor. The Company has also retained Levine Leichtman Capital Partners to act as its financial advisor in connection with structuring the Proposed Transaction and in reviewing the proposed terms of, and advising the Company with respect to, the New Senior Loan. For such services, LLCP is to be paid .625% of the amount of any loan made by any third party lender in connection with the Proposed Transaction, plus reasonable out-of-pocket expenses up to a maximum of $25,000. Arthur Levine, a member of the Board of Directors, is a principal of LLCP. Mr. Levine did not participate in the Board of Directors' vote approving the retention of LLCP by the Company.


RECOMMENDATION OF THE BOARD OF DIRECTORS AND REASONS FOR THE PROPOSED
TRANSACTION

     The Board of Directors believes that the Proposed Transaction, including the Acquisition, the issuance and sale of the Westwood One Shares, the Warrant and the Incentive Warrants to INI and the management of the Company by Infinity, is fair to, and in the best interests of the Company and its shareholders. Accordingly, on November 2, 1993, the Board approved the Proposed Transaction pursuant to the terms of the Transaction Agreements, and recommended that the Proposed Transaction be approved by the Company's shareholders. The Board of Directors believes that the Proposed Transaction will further the Company's long-term objective of maximizing shareholder value.

     In 1993, the Company completed the divestiture, begun in 1992, of its non-core assets in an effort to reduce indebtedness and to refocus on its core network radio business. Consistent with that effort, in 1992 and 1993 the Company began exploring ways to expand its core radio network business and to improve its ability to compete effectively in the radio advertising business, while at the same time increasing liquidity. During this period, management had preliminary discussions with several companies regarding a possible business transaction, including discussions with Unistar in April and August 1992, and discussions with two companies engaged in broadcasting and radio station ownership and operation regarding a possible acquisition of the Company or its assets. On January 20, 1993, (at which time Unistar was not yet affiliated with Infinity) Mr. Pattiz described to the Board of Directors management's possible interest in acquiring Unistar, but no action was taken and the Company's interest ended without further discussion with Unistar.


     The discussions with Unistar and the other companies did not progress beyond the preliminary stage. With respect to the possible transactions with the companies other than Unistar, while such transactions may have resulted in increased liquidity due to new financing arrangements to be entered into in connection therewith, unlike the Proposed Transaction, such transactions did not offer the Company the opportunity to increase shareholder value by expanding its core radio network business and by creating operational synergies and the ability to compete more effectively in the radio advertising business, which ultimately could be expected to result in increased cash flow. With respect to Unistar, a transaction was not pursued at that time because of concerns regarding Unistar's financial performance. Moreover, none of the foregoing transactions would have provided the Company with the additional management expertise gained by the Company in the Proposed Transaction. Although none of the foregoing transactions were proposed by either DLJ or LLCP, DLJ did advise the Company with regard to one of the possible transactions not involving Unistar.

     Management continued to explore various possible transactions with a number of companies and, after Unistar became affiliated with Infinity in February 1993, again began to consider a possible transaction with Unistar. Initially, a joint venture arrangement whereby the Company and Unistar would each contribute its assets to a partnership managed by Infinity was considered. Under the terms of the proposed venture, Unistar and the Company would have shared the cash flow generated by the partnership, but each would have retained its then current indebtedness. This structure was rejected by the Company since it did not adequately address the Company's need to increase liquidity. Thereafter, during a series of meetings, initially among members of the Company's management and Infinity and Unistar management, and later also involving the Company's financial advisors, LLCP and DLJ, the terms of the Proposed Transaction were established by negotiation among the parties.



     During a series of Board meetings in 1993, the Board of Directors reviewed the various possible transactions explored by management on a preliminary basis. Thereafter, in October and November 1993, the Board met several times and received presentations from, and carefully reviewed the terms of the Transaction Agreements with, the Company's management, legal counsel and financial advisors, DLJ and LLCP. See, "-- Opinion of Financial Advisor."



     As part of its review, the Board considered, among other things, information with respect to the financial condition, assets, liabilities, businesses, operations and prospects of both the Company and Unistar, including information reflecting the two companies on a pro forma combined basis. The Board also considered the Company's strategic alternatives, including the possible transactions previously reviewed by the Board and the possibility of refinancing its existing indebtedness and remaining a stand-alone company with its existing networks. The Board also received and relied upon an oral opinion from DLJ delivered on November 2, 1993 (which was confirmed in writing on November 4, 1993) that, as of such date, the consideration to be paid by the Company in connection with the Acquisition is fair to the Company from a financial point of view.


     In reaching its conclusion to approve the Proposed Transaction, the Board considered, among other things, (i) its review of strategic alternatives, (ii) information concerning the financial performance, condition, business operations and prospects of each of the Company and Unistar and on a pro forma combined basis, (iii) the impact of Infinity's management of Unistar and Infinity's management of the combined companies after the Closing, (iv) the terms and structure of the Proposed Transaction, (v) the terms of the Transaction Agreements, (vi) the opinion of DLJ, and (vii) the business advantages expected to result from the Proposed Transaction.

     The Board believes that the Proposed Transaction will provide an opportunity to reposition the Company with new management and improved competitive abilities. Among the reasons for the Board's belief are the following:

          First, the Board believes that the combination of the Company and Unistar will improve the Company's ability to compete effectively in the radio advertising business against multimedia competitors with significantly greater resources. By bringing together the two companies, the Company will be able to offer advertisers greater resources in terms of the types and breadth of programming, such as Unistar's CNN Radio, CNN Headline News and CNBC Radio, and its 24-hour satellite delivered programming.


          Second, the Board anticipates that the Proposed Transaction will increase the liquidity of the Company as a result of the new financing arrangements to be entered into in connection with the Proposed Transaction and the cash flow expected to be produced by the combined operations of the Company and Unistar. Although the Company could increase its liquidity by refinancing and in fact has recently entered into a new senior credit facility which has resulted in increased liquidity, unlike refinancing, the Proposed Transaction gives the Company the opportunity to increase liquidity through the sale of the Westwood One Shares and increased operating cash flow, instead of solely through indebtedness. See, "PRO FORMA FINANCIAL INFORMATION" and "-- Financing Arrangements."


          Third, the Board believes that the Company will benefit from the alliance created as a result of the Proposed Transaction between Infinity, owner and operator of one of the country's largest groups of radio stations, and Westwood One, believed by the Company to be the nation's second largest radio network. Although there can be no guarantee, the Board believes that the relationship with Infinity resulting from the Proposed Transaction will increase the Company's ability to enter into relationships with Infinity radio stations having significant listening audiences in each of the top radio markets, thereby increasing the Company's ability to offer its advertisers valuable advertising time. Moreover, the Board believes that the relationship with Infinity may provide the Company with greater access to the significant radio talent that Infinity is able to obtain through its considerable resources.



          Fourth, the Board believes that the consolidation of the network businesses of Unistar and Westwood One will provide the Company with the opportunity to reduce costs over the long term and improve operations. It is expected that costs will be reduced and operations improved through the streamlining or elimination of duplicative functions, services and physical facilities, where appropriate. Although no functions, services or facilities have been specifically identified as of the date hereof, examples of areas where cost savings may be achieved and operations improved include production services, administrative and information services.



          Finally, the Board believes that the Management Agreement is in the best interests of the Company and its shareholders in that it provides the Company with the significant experience of Messrs. Karmazin and Suleman in the radio advertising business. Moreover, unlike past compensation arrangements with the Company's senior management which provided incentives primarily through stock options, the Management Agreement will provide Infinity with an incentive to improve the operations of the Company through cash incentive compensation payable only in the event that the Company meets certain operating results. See, "SPECIAL CONSIDERATIONS -- Risks Associated with New Management -- Reliance on Messrs. Karmazin and Suleman," "INFORMATION REGARDING INFINITY -- Management" and "MANAGEMENT AGREEMENT."



     In reaching its conclusion regarding the Proposed Transaction, the Board also considered the risks associated with the Proposed Transaction, including that the potential benefits set forth above may not be realized and the risks associated with the significant increase in the Company's leverage, the significant costs that would be incurred in connection with the termination of the Management Agreement by the Company without Cause (as defined in the Management Agreement) and Unistar's prior financial performance. Although the financial performance of Unistar has improved significantly since Infinity assumed management in February 1993 and such improvement is expected to continue, there can be no guarantee that such improved financial performance will continue or that Unistar will be profitable after the consummation of the Proposed Transaction. See, "SPECIAL CONSIDERATIONS," "INFORMATION REGARDING UNISTAR" and the Financial Statements of Unistar, and Notes thereto, included in this Proxy Statement. The Board believes, however, that the positive factors outweigh any negative factors.


     For the reasons set forth above, the Board of Directors of the Company has approved the Proposed Transaction pursuant to the terms of the Transaction Agreements, and believes that the Proposed Transaction is fair to and in the best interests of the Company and its shareholders. THE BOARD OF DIRECTORS STRONGLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSED TRANSACTION.

     Mr. Levine, a member of the Board of Directors and a principal of LLCP, abstained from voting on the Proposed Transaction because LLCP is one of the Company's financial advisors in connection with the Proposed Transaction. All other directors of the Company voted to approve the Proposed Transaction. See, "Financing Arrangements -- Other Financial Advisor."


     Although Infinity has no present intention to acquire additional Westwood One securities, it may, depending upon its evaluation of the Company's business and prospects and upon future developments (including, but not limited to, general economic and stock market conditions), determine to increase or decrease its position in the Company, subject to the restrictions on the sale or transfer of the Westwood One Shares, the Warrant and the Incentive Warrants set forth in the Securities Purchase Agreement and the provisions of the Voting Agreement which reduce the number of Board members that may be designated by

INI in the event of certain decreases in its holdings of Westwood One securities. See, "SECURITIES PURCHASE AGREEMENT" and "VOTING AGREEMENT."


OPINION OF FINANCIAL ADVISOR

     As part of its role as financial advisor to the Company, DLJ was asked by the Company to render an opinion to the Board of Directors as to the fairness to the Company of the consideration to be paid by the Company in connection with the Acquisition from a financial point of view. On November 2, 1993, DLJ advised the Board of Directors that, subject to a review of the final Transaction Agreements, it was prepared to deliver its oral opinion that the consideration to be paid by the Company in connection with the Acquisition is fair to the Company from a financial point of view. After a review of the definitive Transaction Agreements, DLJ delivered to the Board of Directors its written opinion that, based upon and subject to the matters set forth in the opinion, on November 4, 1993, the consideration to be paid by the Company in connection with the Acquisition is fair to the Company from a financial point of view.

     THE FULL TEXT OF THE WRITTEN OPINION OF DLJ DATED NOVEMBER 4, 1993 IS ATTACHED HERETO AS APPENDIX C. SHAREHOLDERS ARE URGED TO READ THE DLJ OPINION IN ITS ENTIRETY FOR ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS OF THE REVIEW OF DLJ.


     The DLJ opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote on the Proposed Transaction. DLJ's opinion does not constitute an opinion as to the prices at which the Common Stock will actually trade at any time. No restrictions or limitations were imposed by the Board of Directors upon DLJ with respect to the investigations made or the procedures followed by DLJ in rendering its opinion. However, certain confidential, proprietary information of Unistar regarding advertisers and station affiliation agreements material to Unistar's radio network business were not disclosed by Unistar to the Company in connection with the Company's due diligence investigation and, therefore, were not available to DLJ. See "SPECIAL CONSIDERATIONS -- Limited Due Diligence."


     In arriving at its opinion, DLJ reviewed financial and other information that was publicly available or furnished to it by the Company, Unistar and Infinity, including information provided during discussions with the respective managements of the Company, Infinity and Unistar including consolidated financial statements and other information of the Company and Unistar for the fiscal years 1990 through 1992 and for the interim periods for the fiscal years 1992 and 1993. Included in the information provided were certain internal financial analyses and forecasts for the Company and Unistar prepared by the managements of the Company, Unistar and Infinity, respectively, as well as certain pro forma internal financial analyses and forecasts for the combined operations of the Company and Unistar prepared by the respective managements of the Company, Unistar and Infinity. DLJ's analyses included, but were not limited to a discounted cash flow analysis of Unistar, a review of prices and implied multiples paid in certain other business combinations, a comparison of certain financial and securities data of the Company and Unistar with various companies whose securities are traded in public markets, a review of the impact of the Proposed Transaction on earnings attributable to the Common Stock, a discounted cash flow analysis of the Company pro forma for the Proposed Transaction and stand alone, and a review of the historical stock prices and trading volumes of the Common Stock. DLJ also discussed the past and current operations, financial condition and prospects of the Company and Unistar with the respective managements of the Company, Unistar and Infinity, held discussions with the management and representatives of the Company and Infinity concerning the New Senior Loan and conducted such other financial studies, analyses and investigations as DLJ deemed appropriate for purposes of its opinion.


     In rendering its opinion, DLJ relied upon and assumed, without independent verification, the accuracy, completeness and fairness of all of the financial and other information that was available to it from public sources, that was provided to it by the Company, Infinity and Unistar or their respective representatives, or that was otherwise reviewed by it, as described more fully above. DLJ also assumed that the financial forecasts supplied to it were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the Company, Unistar and Infinity as to the future operating and financial performance of the Company and Unistar individually and on a combined basis. DLJ did not make any independent evaluation of the assets, liabilities or operations of the Company or Unistar, nor did DLJ verify the information reviewed by it. DLJ made no independent investigation of any legal matters affecting the Company, Infinity or Unistar and assumed the correctness of all legal advice given to the Board of Directors of the Company by its counsel.

     DLJ's opinion is necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to it as of the date of its opinion. It should be understood that, although subsequent developments may affect its opinion, DLJ does not have any obligation to update, revise or reaffirm its opinion.


     The following is a summary of the material factors considered and principal financial analyses performed by DLJ to arrive at its November 4, 1993 fairness opinion. DLJ performed certain procedures, including each of the financial analyses described below and reviewed with the respective managements of the Company, Unistar and Infinity the assumptions described below on which such analyses were based and other factors, including the current and projected financial results of such companies.



     Discounted Cash Flow Analysis Of Unistar. DLJ performed a discounted cash flow analysis of Unistar on a stand alone basis. In conducting its analysis, DLJ relied upon financial projections provided by the respective managements of the Company, Unistar and Infinity. Utilizing a range of discount rates from 10% to 20% and a range of terminal multiples from 9 times to 13 times on 1997 cash flow to determine the present value of its future earnings, this analysis indicated a range of values for Unistar of $102.6 million to $191.4 million. The results of the analysis are not necessarily indicative of future operating results or financial position.



     Selected Transaction Analysis. DLJ reviewed publicly available information for four selected transactions involving the combination of selected companies in the radio and television broadcasting industry. The four transactions selected are not intended to represent the complete list of radio and television broadcasting transactions which have occurred during the last two years; rather they included only transactions involving combinations with companies with operating characteristics, size or financial performance characteristics believed to be comparable to such characteristics of Unistar and the Company. For those of the selected transactions which were announced in each of the calendar years 1992 and 1993 to date, DLJ reviewed the consideration paid in such transactions in terms of the market capitalization of common stock plus total debt less cash and equivalents ("Adjusted Price") of such transactions as a multiple of revenues and earnings before depreciation, amortization, interest and income taxes ("EBITDA") for the latest reported twelve months prior to the announcement of such transaction ("LTM Revenues" and "LTM EBITDA," respectively). The ratio of Adjusted Price to LTM Revenues for the selected transactions announced in each of the calendar years 1992 through 1993 to date ranged from 3.5 times to 1.7 times and was 1.9 times for Unistar. The ratio of Adjusted Price to LTM EBITDA for the selected transactions ranged from 60.5 times to 7.4 times and was 12.8 times for Unistar. The four selected transactions included the acquisitions of Univision, a Spanish language U.S. television broadcaster, Pinelands, a company whose primary business is the ownership of WWOR-TV, Jacor Communications, an owner of radio stations and a radio news service, and Silver King Communication, an owner of television stations.



     DLJ also reviewed publicly available information for eighteen selected transactions involving the combination of selected radio stations. DLJ reviewed the consideration paid in such transactions in terms of the Adjusted Price of such transactions as a multiple of calendar 1992 revenues ("1992 Revenues"), calendar 1992 EBITDA ("1992 EBITDA"), Estimated calendar 1993 revenues ("1993 Estimated Revenues") and Estimated calendar 1993 EBITDA ("1993 Estimated EBITDA"). The ratio of Adjusted Price to 1992 Revenues for the selected transactions ranged from 7.5 times to 2.1 times and was 1.9 times for Unistar. The ratio of Adjusted Price to 1993 Estimated Revenues for the selected transactions ranged from 4.1 times to 1.8 times and was 1.8 times for Unistar. The ratio of Adjusted Price to 1992 EBITDA for the selected transactions ranged from 20.0 times to 5.5 times and was 12.8 times for Unistar. The ratio of Adjusted Price to 1993 Estimated EBITDA for the selected transactions ranged from 11.0 times to 6.7 times and was 10.1 times for Unistar. The eighteen selected transactions included the acquisitions by other companies in the radio and television broadcasting business of KRTH-FM, WYNY-FM, KQLZ-FM and WYAY-FM, among others.

     Although these various merger and acquisition transactions were used for comparison purposes, none of such transactions is directly comparable to the Proposed Transaction.


     Analysis of Certain Other Publicly Traded Companies. To provide contextual data and comparative market information, DLJ compared selected historical share price, earnings, and operating and financial ratios for the Company and Unistar to the corresponding data and ratios of certain other radio broadcasting companies whose securities are publicly traded, including Infinity, Saga Communications, EZ Communications, Clear Channel Communications, Evergreen Media, SFX Broadcasting and Broadcasting Partners. Such data and ratios included Adjusted Price as a multiple of Revenues and EBITDA for the latest reported twelve months. The ratio of Adjusted Price to Revenues for the companies reviewed ranged from 7.8 times to 3.6 times and was 1.9 times for Unistar. The ratio of Adjusted Price to EBITDA for the companies reviewed ranged from 18.2 times to 10.9 times and was 12.8 times for Unistar.



     In aggregate, DLJ compared the Company and Unistar to two publicly traded companies (CBS Inc. and Capital Cities/ABC Inc.) with significant radio broadcasting assets. Although DLJ used these companies for comparison purposes, neither of such companies are directly comparable to the Company and Unistar.



     The ratio of Adjusted Price to LTM Revenues for the companies reviewed ranged from 1.8 times to 1.4 times and was 1.9 times for Unistar. The ratio of Adjusted Price to LTM EBITDA for the companies reviewed ranged from 13.1 times to 10.9 times and was 12.8 times for Unistar.



     Pro Forma Transaction Analysis. DLJ analyzed certain pro forma effects resulting from the Proposed Transaction. In conducting its analysis, DLJ relied upon the assumptions described above and financial projections provided by the respective managements of the Company, Unistar and Infinity. DLJ also reviewed, without independent verification, the range of cost savings achievable in 1994 by combining the operations of the Company, Unistar and Infinity as projected by the managements of the Company, Unistar and Infinity. DLJ analyzed the pro forma effect of such synergies on EBITDA, net income and earnings per share for the Company. The analysis indicated that the pro forma earnings per share of the Company would be higher in the fiscal year ending 1993 and in the fiscal year ending 1994 than comparable projections for the Company as a stand alone company during the same period. The results of the pro forma combination analysis are not necessarily indicative of future operating results or financial position.



     Discounted Cash Flow Analysis. DLJ performed a discounted cash flow analysis for the Company on a pro forma combined basis and compared it to a discounted cash flow analysis of the Company on a stand alone basis. In conducting its analysis, DLJ relied upon certain assumptions described above and financial projections provided by the respective managements of the Company, Unistar and Infinity. DLJ also reviewed, without independent verification, the range of cost savings achievable by combining the operations of the Company and Unistar as projected by the managements of the Company, Unistar and Infinity. DLJ analyzed the pro forma effect of such synergies on the projected cash flow of the Company assuming the consummation of the Proposed Transaction. The analysis indicated that the pro forma value per share of the Company would be higher than comparable projections for the Company as a stand alone company. The results of the pro forma combination analysis are not necessarily indicative of future operating results or financial position.



     Stock Trading History. To provide contextual data and comparative market data, DLJ examined the history of the trading prices for the Common Stock since October 1990, with particular focus on the 36 months ended October 8, 1993. The Common Stock closed at $3.50 on October 8, 1993, the last trading day prior to the announcement of the signing of the letter of intent between the Company, Unistar, Infinity and Mr. Pattiz. On October 11, 1993, the first trading day after the announcement of the letter of intent, the Common Stock closed at $4.50, representing a 28.6% increase over the prior close. The Common Stock has closed as high as $9.25 since the announcement, a price it has not reached since January 1990. The Common Stock closed at $8 1/16 on January 7, 1994.


     The summary set forth above does not purport to be a complete description of the analyses performed by DLJ. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, notwithstand-ing the separate factors summarized above, DLJ believes that its analyses must be considered as a whole and that selecting portions of its analysis and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinions. In performing its analyses, DLJ made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by DLJ are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

     The Board of Directors selected DLJ as its financial advisor because it is a nationally recognized investment banking firm and the principals of DLJ have substantial experience in transactions similar to the Proposed Transaction and are familiar with the Company and its business. As part of its investment banking business, DLJ is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions.

     Pursuant to the terms of an engagement letter dated October 19, 1993, the Company has agreed to pay DLJ a retainer of $50,000 and a fee of $300,000 due at the time of the delivery of the fairness opinion noted above and payable upon the Closing or termination of the Proposed Transaction. In addition, the Company agreed to pay DLJ $731,250 upon consummation of the Proposed Transaction. The Company has also agreed to reimburse DLJ promptly for all out-of-pocket expenses (including the reasonable fees and out-of-pocket expenses of counsel) incurred by DLJ in connection with its engagement, and to indemnify DLJ and certain related persons against certain liabilities in connection with its engagement, including liabilities under the federal securities laws. The terms of the fee arrangement with DLJ, which DLJ and the Company believe is customary in transactions of this nature, were negotiated at arm's length between the Company and DLJ and the Board of Directors was aware of such arrangement, including the fact that a significant portion of the aggregate fee payable to DLJ is contingent upon consummation of the Proposed Transaction. DLJ has from time to time rendered various investment banking and other financial advisory services to the Company. Since January 1991, DLJ has earned compensation with respect to such services of approximately $1,025,000. In addition, in the past two years, DLJ has performed various investment banking services for Infinity in matters unrelated to the Proposed Transaction for which DLJ has received an aggregate of approximately $2,107,000.


     In the ordinary course of business, DLJ actively trades the securities of both the Company and Infinity for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. In addition, at December 31, 1993, the parent company of DLJ, The Equitable Life Assurance Society of the United States, beneficially owned approximately 7.7% of the Common Stock of the Company (See, "INFORMATION REGARDING WESTWOOD ONE -- Principal Shareholders").


FEDERAL INCOME TAX CONSEQUENCES

     Acquisition of Unistar Shares. No gain or loss will be recognized by the Company as a result of the Acquisition. After the consummation of the Acquisition, the Company will file consolidated returns with Unistar reflecting the income and losses of both companies. It is currently not anticipated that the Company will benefit from any tax loss carryforward from Unistar. Any deductions for depreciation or amortization will be based on the pre-Acquisition adjusted basis in the assets of Unistar of approximately $4,000,000.

     Pursuant to the Acquisition Agreement, UCGI will provide the Company with certain limited indemnification from and against any claim, loss, liability, damage or expense (including reasonable attorneys' fees and costs of appeals) ("Losses") resulting from certain tax liabilities, including certain tax liabilities which may arise out of the Acquisition. Subject to certain limitations, Infinity will be jointly and severally liable for UCGI's indemnification obligations. See, "ACQUISITION AGREEMENT -- Indemnification."

     Management Agreement. The Company anticipates that the base management fee and any cash incentive compensation payable to Infinity pursuant to the Management Agreement will be a deductible business expense. See, "MANAGEMENT AGREEMENT."

     No assurance can be given that the Internal Revenue Service will agree with all, or any, of the anticipated tax consequences described above. Because of the complexity of the tax law and applicable regulations, and the lack of direct authority on many of the issues, other tax treatments of the Proposed Transaction, which could be less favorable to the Company, are possible. Changes in the law and regulations may also affect the consequences discussed above.

ACCOUNTING TREATMENT

     Upon the Closing, the Company will account for the Acquisition under the purchase method.

REGULATORY MATTERS


     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Acquisition and the acquisition by INI of the Westwood One Shares may not be consummated until (i) notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice, and (ii) specified waiting periods under the HSR Act have been terminated or expired. The Company, Unistar and INI each filed its respective notification and report forms under the HSR Act on November 24, 1993 and each requested early termination of the waiting periods. The waiting periods for each of these filings expired on December 24, 1993.



     Notwithstanding the expiration of the waiting periods under the HSR Act, federal and state antitrust enforcement authorities may take any action under antitrust laws deemed necessary or desirable in the public interest, including seeking to enjoin the Acquisition or the acquisition of the Westwood One Shares by INI. Private parties may also bring legal actions under the antitrust laws in certain circumstances. The Company believes the Proposed Transaction can be effected in compliance with applicable antitrust laws. There can be no assurance, however, that antitrust challenges will not be raised or that, if raised, the Company or INI will prevail.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     The following Unaudited Pro Forma Combined financial data presents the Pro Forma Combined Condensed Balance Sheet at August 31, 1993, giving effect to the Proposed Transaction and the execution of the New Senior Loan, as if the Closing had taken place on that date. Also presented are the Unaudited Pro Forma Combined Statements of Operations for the nine months ended August 31, 1993 and for the year ended November 30, 1992, giving effect to the Proposed Transaction and the execution of the New Senior Loan, as if the Closing had taken place as of the beginning of the periods presented.

     These pro forma statements and accompanying notes are based upon and should be read in conjunction with the historical Financial Statements and related notes thereto of each of the Company and Unistar included elsewhere herein, giving effect to the Proposed Transaction under the assumptions and adjustments in the accompanying Notes To Unaudited Pro Forma Combined Condensed Financial Statements. The pro forma information presented does not purport to represent the actual results which would have occurred if the Proposed Transaction had been consummated on the dates or for the periods indicated, nor is it indicative of the operating results in any future period.

                               WESTWOOD ONE, INC.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               AT AUGUST 31, 1993
                                 (IN THOUSANDS)

                                     ASSETS


                                                      HISTORICAL                  PRO FORMA
                                                -----------------------   --------------------------
                                                WESTWOOD ONE   UNISTAR    ADJUSTMENTS       COMBINED
                                                ------------   --------   -----------       --------
                                                                          (NOTE C)
CURRENT ASSETS................................    $ 32,636     $ 18,029    $ (16,897)(1)    $ 51,168
                                                                             (20,089)(2)
                                                                             125,000(3)
                                                                              15,000(4)
                                                                            (102,511)(5)
PROPERTY AND EQUIPMENT........................      16,349        3,679           --          20,028
DEFERRED PRODUCTION COSTS.....................       7,009           --           --           7,009
INTANGIBLE ASSETS, NET OF ACCUMULATED
  AMORTIZATION................................      91,507           --      (22,430)(1)     191,496
                                                                              15,000(2)
                                                                               5,089(2)
                                                                             102,330(8)
INVESTMENT IN DISCONTINUED OPERATIONS.........      23,608           --           --          23,608
OTHER ASSETS..................................       6,616      102,330        2,500(5)       10,116
                                                                               1,000(7)
                                                                            (102,330)(8)
                                                ------------   --------   -----------       --------
TOTAL ASSETS..................................    $177,725     $124,038    $   1,662        $303,425
                                                ------------   --------   -----------       --------
                                                ------------   --------   -----------       --------



                                LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES...........................    $ 43,691     $ 22,521    $ (22,521)(1)    $ 28,391(9)
                                                                             (15,300)(5)
LONG-TERM DEBT................................      66,057      102,905      (18,194)(1)     157,931(9)
                                                                             125,000(3)
                                                                             (84,711)(5)
                                                                             (33,126)(6)
OTHER LIABILITIES.............................      11,962           --           --          11,962
                                                ------------   --------   -----------       --------
     TOTAL LIABILITIES........................     121,710      125,426      (48,852)        198,284
SHAREHOLDERS' EQUITY..........................      56,015       (1,388)       1,388(1)      105,141
                                                                              15,000(4)
                                                                              33,126(6)
                                                                               1,000(7)
                                                ------------   --------   -----------       --------
     TOTAL LIABILITIES AND SHAREHOLDERS'
       EQUITY.................................    $177,725     $124,038    $   1,662        $303,425
                                                ------------   --------   -----------       --------
                                                ------------   --------   -----------       --------


  See Accompanying Notes to Pro Forma Combined Condensed Financial Statements.

                               WESTWOOD ONE, INC.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                   FOR THE NINE MONTHS ENDED AUGUST 31, 1993
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                   HISTORICAL                       PRO FORMA
                                            -------------------------       --------------------------
                                            WESTWOOD ONE      UNISTAR       ADJUSTMENTS      COMBINED
                                            -------------     -------       ------------     ---------
                                                                              (NOTE D)
REVENUE...................................     $71,266        $50,958               --       $ 122,224
OPERATING COSTS AND EXPENSES..............      74,265         47,236             (822)(1)     120,834
                                                                                   155(2)
                                                                                    --(5)
                                            -------------     -------       ------------     ---------
OPERATING INCOME (LOSS)...................      (2,999)         3,722              667           1,390
                                            -------------     -------       ------------     ---------
Interest Expense..........................       4,998          4,743           (1,491)(3)       8,250
Other Expense (Income)....................         (42)           311               --             269
                                            -------------     -------       ------------     ---------
                                                 4,956          5,054           (1,491)          8,519
                                            -------------     -------       ------------     ---------
LOSS BEFORE TAXES AND DISCONTINUED
  OPERATIONS..............................      (7,955)        (1,332)           2,158          (7,129)
PROVISION FOR INCOME TAXES................          --             57               --              57
                                            -------------     -------       ------------     ---------
(LOSS) FROM CONTINUING OPERATIONS.........      (7,955)        (1,389)           2,158          (7,186)
                                            -------------     -------       ------------     ---------
                                            -------------     -------       ------------     ---------
(LOSS) PER SHARE FROM CONTINUING
  OPERATIONS..............................     $ (0.53)                                      $   (0.24)
                                            -------------                                    ---------
                                            -------------                                    ---------
WEIGHTED AVERAGE NUMBER OF SHARES
  OUTSTANDING.............................      15,021                          14,465(4)       29,486
                                            -------------                   ------------     ---------
                                            -------------                   ------------     ---------


  See Accompanying Notes to Pro Forma Combined Condensed Financial Statements.

                               WESTWOOD ONE, INC.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED NOVEMBER 30, 1992
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                   HISTORICAL                       PRO FORMA
                                           --------------------------       -------------------------
                                           WESTWOOD ONE      UNISTAR        ADJUSTMENTS      COMBINED
                                           -------------     --------       ------------     --------
                                                                              (NOTE D)
REVENUE..................................    $ 101,290       $ 58,053               --       $159,343
OPERATING COSTS AND EXPENSES.............      119,990         66,374              965(1)     181,354
                                                                                (5,975)(2)
                                                                                    --(5)
                                           -------------     --------       ------------     --------
OPERATING (LOSS).........................      (18,700)        (8,321)           5,010        (22,011)
                                           -------------     --------       ------------     --------
Interest Expense.........................        5,562          7,768           (2,330)(3)     11,000
Other Expense............................          301          5,404               --          5,705
Equity in Net Loss and Loss on Sale of
  Unconsolidated Subsidiaries............        7,325            435               --          7,760
                                           -------------     --------       ------------     --------
                                                13,188         13,607           (2,330)        24,465
                                           -------------     --------       ------------     --------
LOSS BEFORE TAXES AND
  DISCONTINUED OPERATIONS................      (31,888)       (21,928)           7,340        (46,476)
PROVISION (BENEFIT) FOR INCOME TAXES.....      (10,491)            82               --        (10,409)
                                           -------------     --------       ------------     --------
(LOSS) FROM CONTINUING OPERATIONS........      (21,397)       (22,010)           7,340        (36,067)
                                           -------------     --------       ------------     --------
                                           -------------     --------       ------------     --------
(LOSS) PER SHARE FROM CONTINUING
  OPERATIONS.............................    ($   1.44)                                      ($  1.23)
                                           -------------                                     --------
                                           -------------                                     --------
WEIGHTED AVERAGE NUMBER OF SHARES
  OUTSTANDING............................       14,906                          14,465(4)      29,371
                                           -------------                    ------------     --------
                                           -------------                    ------------     --------


  See Accompanying Notes to Pro Forma Combined Condensed Financial Statements.

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

NOTE A -- DESCRIPTION OF PROPOSED TRANSACTION:

     Westwood One has entered into the Acquisition to purchase the Unistar Shares for $16.6 million. In addition, at the Closing, the Company will assume and repay the Retained Debt of $84.7 million. Westwood One will purchase the Unistar Shares less the Assigned Assets and the Assumed Liabilities. In addition, INI, a subsidiary of Infinity, will purchase at the Closing 5,000,000 shares of Common Stock along with a ten-year warrant to purchase 3,000,000 shares of Common Stock, which will vest over three years, at $3.00 per share, for an aggregate consideration of $15 million.

NOTE B -- BASIS OF PRESENTATION:

     The unaudited pro forma combined condensed balance sheet at August 31, 1993 includes the balance sheet of Westwood One at August 31, 1993 and Unistar at September 30, 1993.

     The pro forma combined condensed statement of operations for the period ended August 31, 1993 includes the results of operations of Westwood One for the nine months ended August 31, 1993 and Unistar for the nine months ended September 30, 1993. Information for the year ended November 30, 1992 includes the results of operations of Westwood One for the year ended November 30, 1992 and the results of operations of Unistar for the year ended December 31, 1992.

     As further discussed in Note 2 to Westwood One's historical Financial Statements included elsewhere herein, the assets and liabilities of Westwood One's discontinued operations have been recorded as an Investment in Discontinued Operations on the historical August 31, 1993 balance sheet. In accordance with generally accepted accounting principles, Westwood One's historical November 30, 1992 balance sheet has not been reclassified.

NOTE C -- PRO FORMA ADJUSTMENTS FOR UNAUDITED PRO FORMA COMBINED CONDENSED
          BALANCE SHEET (IN 000'S, EXCEPT SHARE AMOUNTS):

     Amounts in parentheses represent adjustments decreasing historical balances.


     The summary recap below reconciles Unistar's historical September 30, 1993 balance sheet to the preliminary fair values reflected for Unistar assets and liabilities acquired, after the allocation of the $16,589 Acquisition of the Unistar Shares plus $3,500 estimated costs of the Acquisition, aggregating $20,089. During fiscal 1994, Westwood One will make its final allocation of the aggregate consideration paid in connection with the Acquisition. Therefore, the preliminary allocation reflected below (and the related amortization expense in the Unaudited Pro Forma Combined Condensed Statements of Operations) may differ from the amounts and asset categories ultimately determined.



                                                     PRO FORMA       HISTORICAL                        PRELIMINARY
                                                   ADJUSTMENT #1      BASIS OF        PRO FORMA       FAIR VALUE OF
                                    HISTORICAL         BELOW         ASSETS AND     ADJUSTMENT #2      ASSETS AND
                                     UNISTAR       (PRE-CLOSING     LIABILITIES         BELOW          LIABILITIES
                                     BALANCE      DISTRIBUTION TO     ACQUIRED     (ALLOCATION OF     ACQUIRED FROM
                                      SHEET            UCGI)        FROM UNISTAR   PURCHASE PRICE)       UNISTAR
                                   ------------   ---------------   ------------   ---------------   ---------------
Current assets...................    $ 18,029        $ (16,897)       $  1,132              --          $   1,132
Property and equipment...........       3,679               --           3,679              --              3,679
Intangible assets (station
  affiliation agreements
  acquired)......................          --               --              --         $15,000             15,000
Intangible assets (goodwill).....     102,330          (22,430)         79,900           5,089             84,989
                                   ------------   ---------------   ------------   ---------------   ---------------
          Total assets...........    $124,038        $ (39,327)       $ 84,711         $20,089          $ 104,800
                                   ------------   ---------------   ------------   ---------------   ---------------
                                   ------------   ---------------   ------------   ---------------   ---------------
Current liabilities..............    $ 22,521        $ (22,521)             --              --                 --
Long-term debt...................     102,905          (18,194)       $ 84,711              --          $  84,711
Shareholders' equity.............      (1,388)           1,388              --              --                 --
                                   ------------   ---------------   ------------   ---------------   ---------------
          Total liabilities and
            shareholders'
            equity...............    $124,038        $ (39,327)       $ 84,711              --          $  84,711
                                   ------------   ---------------   ------------   ---------------   ---------------
                                   ------------   ---------------   ------------   ---------------   ---------------



     1. To record, prior to Closing, Unistar's distribution to UCGI of the historical Unistar Assigned Assets and Assumed Liabilities. To eliminate historical Unistar stockholder's deficiency.



    Current assets (excluding prepaid expenses)...............................  $(16,897)
    Current liabilities.......................................................   (22,521)
    Long-term debt............................................................   (18,194)
    Shareholders' equity......................................................     1,388
                                                                                --------
              Intangible assets (adjustment of goodwill)......................  $(22,430)
                                                                                --------
                                                                                --------



     2. To reflect and allocate, at Closing, the cash purchase price of the acquired assets and liabilities based upon preliminary estimated fair values. See "SPECIAL CONSIDERATIONS -- Limited Due Diligence" for a discussion of the lack of information provided the Company regarding station affiliation agreements material to Unistar's radio network businesses. In the absence of such information, Westwood One management has developed a preliminary value for this pool of agreements based upon its experience in valuing a similar asset pool acquired as part of prior purchases of radio networks.



    Intangible assets (preliminary value of station affiliation agreements acquired)...............................................................  $ 15,000
    Intangible assets (goodwill)..............................................     5,089
                                                                                --------
              Current assets (cash purchase price: $16,589 for Acquisition of
               Unistar Shares plus $3,500 estimated costs of the
               Acquisition)...................................................  $(20,089)
                                                                                --------
                                                                                --------



     3. To record, at Closing, borrowings on the New Senior Loan:


    Current assets (cash).....................................................  $125,000
                                                                                --------
                                                                                --------
    Long-term debt............................................................  $125,000
                                                                                --------
                                                                                --------

     4. To reflect the sale, at Closing, of the 5,000,000 Westwood One Shares to INI.


    Current assets (cash).....................................................  $ 15,000
                                                                                --------
                                                                                --------
    Shareholders' equity......................................................  $ 15,000
                                                                                --------
                                                                                --------


     5. To reflect, at Closing, the payment of costs related to obtaining the New Senior Loan and repayment of the Retained Debt and certain Westwood One debt:



    Long-term debt (repayment of the Retained Debt)..........................  $ (84,711)
    Current liabilities (repayment of Westwood One's revolving facility and term loan with bank, which subsequent to August 31, 1993 was replaced
      with a new senior debt agreement)......................................    (15,300)
    Other assets (estimated costs of obtaining the New Senior Loan)..........      2,500
                                                                               ---------
              Current assets (cash)..........................................  $(102,511)
                                                                               ---------
                                                                               ---------



     6. To reflect, as of August 31, 1993, the assumed conversion of the 9% Debentures to Common Stock (the anticipated issuance of additional shares upon conversion will occur subsequent to the Closing in connection with Westwood One's redemption of the 9% Debentures).


    Long-term debt............................................................  $(33,126)
                                                                                --------
                                                                                --------
    Shareholders' equity......................................................  $ 33,126
                                                                                --------
                                                                                --------

     7. To record the estimated fair market value of 1,500,000 Incentive Warrants issued to INI in connection with the Management Agreement.

    Other assets (deferred compensation)........................................  $1,000
                                                                                  ------
                                                                                  ------
    Shareholders' equity........................................................  $1,000
                                                                                  ------
                                                                                  ------

     8. To conform Unistar's classification of intangible assets with Westwood One's presentation.

    Intangible assets........................................................  $ 102,330
                                                                               ---------
                                                                               ---------
    Other assets.............................................................  $(102,330)
                                                                               ---------
                                                                               ---------

     9. Long-term debt includes the New Senior Loan of $125,000 and the 6 3/4%, Debentures of $15,443 (a total of $140,443). It also includes the $17,488 long-term portion of a revolving credit facility of a wholly-owned subsidiary of Westwood One, Westwood One Stations Group (the $2,846 current portion is included in current liabilities). Effective November 1, 1993, the revolving credit facility was completely satisfied in exchange for the outstanding stock of Radio & Records and the net assets of Westwood One Stations Group, which were acquired by the lendor upon the exercise of an option. Interest expense relating to the revolving credit facility has been charged to discontinued operations and, therefore, is not reflected in the Unaudited Pro Forma Combined Condensed Statements of Operations.

NOTE D -- PRO FORMA ADJUSTMENTS FOR UNAUDITED PRO FORMA COMBINED
          CONDENSED STATEMENTS OF OPERATIONS (IN 000'S, EXCEPT SHARE AMOUNTS):


     1. To adjust amortization (i) to conform Unistar's amortization period for goodwill to the 40 year period used by Westwood One and (ii) to amortize the value assigned to Unistar station affiliation agreements acquired in the preliminary purchase price allocation. The Unistar station affiliation agreements acquired are amortized over their useful life (approximately forty years) on an accelerated method which approximates the rate at which stations are projected to terminate their affiliation to the network. It is management's intention to change its accounting method prospectively for previously acquired station affiliation agreements in order to conform to this accounting method.



     2. To record and adjust for the Management Agreement:



                                                                     NINE MONTHS     FISCAL YEAR
                                                                        ENDED           ENDED
                                                                     AUGUST 31,      NOVEMBER 30,
                                                                        1993             1992
                                                                     -----------     ------------
Base management fee due Infinity in connection with the Management
  Agreement........................................................    $ 1,500         $  2,000
Elimination of fees associated with Unistar management agreement and compensation and related benefits for certain management of
  Unistar and Westwood One (Chief Financial Officer) which would not have been incurred had the Management Agreement been in
  effect...........................................................     (1,570)          (2,457)
One-time severance, termination and other related expenses incurred in 1992 attributable to certain changes in Unistar management as a result of the current Management Agreement between Unistar and
  Infinity.........................................................         --           (5,818)
Compensation expense related to the 1,500,000 Incentive Warrants issued in connection with the Management Agreement at various
  prices...........................................................        150              200
Estimated reimbursable out-of-pocket expenses expected to be incurred by Infinity in connection with the Management
  Agreement........................................................         75              100
                                                                     -----------     ------------
          Total adjustment to operating costs and expenses.........    $   155         $ (5,975)
                                                                     -----------     ------------
                                                                     -----------     ------------



     3. To adjust historical interest expense for outstanding debt consisting of the $125 million New Senior Loan (assumed 7 1/2% interest rate based upon preliminary discussions with lenders) and the 6 3/4% Debentures. Interest expense will increase or decrease by $156 for every 1/8% change in the assumed interest rate. The adjustment also includes straight-line amortization, over an assumed eight year period, of deferred costs of obtaining the New Senior Loan. The components of the adjustment are set forth below:



                                                                     NINE MONTHS     FISCAL YEAR
                                                                        ENDED           ENDED
                                                                     AUGUST 31,      NOVEMBER 30,
                                                                        1993             1992
                                                                     -----------     ------------
Interest and deferred debt cost amortization relating to the New
  Senior Loan......................................................    $ 7,266         $  9,688
Elimination of interest and deferred debt cost amortization
  relating to Unistar's Retained Debt and Westwood One's 9%
  Debentures and revolving facility and term loan with bank........     (8,757)         (12,018)
                                                                     -----------     ------------
          Total adjustment to interest expense.....................    $(1,491)        $ (2,330)
                                                                     -----------     ------------
                                                                     -----------     ------------


     4. To adjust weighted average number of shares outstanding to reflect the sale of the 5,000,000 Westwood One Shares to INI and the conversion to Common Stock of the 9% Debentures (the assumed conversion will occur subsequent to the Closing in connection with Westwood One's redemption of its 9% Debentures).


     5. No adjustment reflecting potential cost reductions which may occur as a result of the Proposed Transaction has been made. Preliminary estimates indicate a potential annual savings of $3,000 to $5,000 (including the eventual elimination of any duplicate facilities, although none have yet been specifically identified). However, no assurance can be given that such savings will be realized.

                             ACQUISITION AGREEMENT


     This section of the Proxy Statement describes all material aspects of the Acquisition Agreement. The following description does not purport to be complete and it is qualified in its entirety by reference to the Acquisition Agreement which is attached as Appendix "A" to this Proxy Statement and is incorporated herein by reference.


TERMS OF THE AGREEMENT

     Pursuant to the terms of the Acquisition Agreement, at the Closing, the Company will acquire from UCGI the Unistar Shares, consisting of 1,000 shares of common stock constituting all of the issued and outstanding shares of capital stock of Unistar, free and clear of any and all liens, claims or encumbrances of any kind (other than any of the foregoing resulting from actions of the Company.) In consideration of the sale of the Unistar Shares, at the Closing the Company will pay UCGI $16,589,235 from the proceeds of the New Senior Loan by wire transfer of immediately available funds. In addition, the Company will assume and repay the $84,710,765 Retained Debt at the Closing with a portion of the proceeds of the New Senior Loan. Prior to the Closing, Unistar will distribute and assign, and UCGI will receive and assume, the Assigned Assets and the Assumed Liabilities. As a result, at the Closing the Company will acquire, net of the Assigned Assets and the Assumed Liabilities (some of which relate to TMRG, a company which provides a range of market research information and services to the radio industry), all of Unistar's rights in the property and assets owned, leased or used by it in connection with the Business and the Unistar Networks. See, "THE PROPOSED TRANSACTION -- Acquisition of Unistar" and "INFORMATION REGARDING UNISTAR."

REPRESENTATIONS AND WARRANTIES

     Representations and Warranties of UCGI and Infinity. The Acquisition Agreement contains various customary representations and warranties, including, among other things, representations and warranties by UCGI and Infinity as to
(i) title to the Unistar Shares, (ii) the authorized capital stock of Unistar,
(iii) corporate organization of UCGI and Unistar, (iv) due authorization, execution, delivery, performance and enforceability of the Acquisition Agreement, (v) absence of conflicts under UCGI's and Unistar's charter and bylaws and violations of any laws, and required consents and approvals, (vi) title to assets material to the Business, (vii) the financial information of UCGI and the Business, (viii) the absence of certain undisclosed liabilities,
(ix) pending or threatened litigation, (x) Unistar's employees, employee benefit plans and labor matters, (xi) the proper filing of returns and payment of taxes,
(xii) the absence of certain material adverse changes, (xiii) compliance with applicable law, (xiv) the absence of defaults under certain agreements, (xv) environmental matters, (xvi) trademark, tradename, service mark, copyright, trade secret and other intellectual property rights material to the Business and the Unistar Networks, (xvii) insurance coverage, (xviii) transactions with affiliates, and (xix) the absence of any material untrue statement or omission in the foregoing representations and warranties.

     All the representations and warranties contain numerous exceptions and limitations, and the representations and warranties set forth in (viii)-(xi) and
(xv)-(xvii) and (xix) above are limited to the knowledge of UCGI and Infinity. In addition, to the extent that any representation or warranty of Infinity relates to matters occurring prior to February 17, 1993, the date Infinity began managing Unistar, such representation or warranty is limited to the knowledge of Infinity. "Knowledge" means the actual knowledge of Mel Karmazin or Farid Suleman, Chief Executive Officer and Chief Financial Officer of Infinity, respectively, or Charles N. Persing, Chief Financial Officer of Unistar. See
"-- Indemnification."

     Representations of the Company. The Company's representations and warranties to UCGI and Infinity include, among other things, representations and warranties as to (i) the Company's organization, (ii) the due authorization, execution, delivery, performance and enforceability of the Acquisition Agreement, (iii) the absence of conflicts under the Company's charter and bylaws and violations of any agreements or laws, and required consents and approvals,
(iv) pending or, to the knowledge of the Company, threatened litigation,

(v) investment intent and certain other securities law matters, and (vi) to the knowledge of the Company, the absence of any material untrue statement or omission in the foregoing representations and warranties.

     Survival of Representations and Warranties. The representations and warranties of the parties contained in the Acquisition Agreement will survive the Closing until the earlier of (i) 18 months after the Closing Date, and (ii) 90 days following the certification by the Company's independent public accountants of the Company's financial statements for the fiscal year ending November 30, 1994 (the "Cutoff Date"), except that any representation or warranty that would otherwise terminate after the Cutoff Date will survive until final settlement or adjudication of such matter if notice of any inaccuracy or breach is given on or before the Cutoff Date.

CERTAIN COVENANTS

     Conduct of Business Prior to the Closing. Pursuant to the Acquisition Agreement, UCGI and Unistar have made various covenants customary in transactions of this type, including, among others, that, without the Company's prior written consent, which will not be unreasonably withheld, from the date of the Acquisition Agreement until the Closing, Unistar will conduct its business in the ordinary course in substantially the same manner as it has been conducted since February 17, 1993. In addition, UCGI and Unistar have agreed that, without the Company's prior written consent, which will not be unreasonably withheld, Unistar will not take certain actions, including (i) acquiring a substantial portion of the assets of any business or division thereof or otherwise acquiring any assets which are material to the Business, (ii) selling, leasing or otherwise disposing of the assets of the Business except in the ordinary course,
(iii) granting any material increase in the compensation payable to any employees of the Business or any material benefit increase in any employee benefit plan, except in the ordinary course, (iv) creating, assuming or incurring any mortgage, lien, pledge or other encumbrance on property used in the Business, other than in the ordinary course, (v) amending, terminating or waiving any right of substantial value material to the Business other than in the ordinary course, (vi) entering into any lease for property or equipment or any material agreement, except in the ordinary course, (vii) making capital expenditures or commitments in excess of $100,000 in the aggregate, and (viii) agreeing or committing to take any of the foregoing actions.

     No Solicitation. The Acquisition Agreement provides that none of UCGI, Unistar or Infinity, nor any of their officers, directors, employees, affiliates, representatives or agents will, directly or indirectly, solicit, initiate or participate in discussions regarding, or provide any information to any person concerning, or otherwise cooperate in any way with (i) the disposition of a substantial portion of the assets of Unistar, (ii) the sale of any of the shares of capital stock of Unistar, or (iii) the merger, consolidation or other combination of Unistar with another person.

     Use of Name. The Acquisition Agreement provides that, after the Closing Date, UCGI will take such actions as may be reasonably requested by the Company in order to permit the Company to use all names used in connection with the Business and the Unistar Networks, including the names "Unistar Radio Networks," "Unistar Communications Group" and all variations thereof. In addition, after the Closing Date, UCGI will no longer use any of the foregoing names or variations and will amend its certificate of incorporation to change its corporate name to another dissimilar name.

     Access to Information. The Acquisition Agreement provides that, prior to the Closing, the Company and its representatives will, upon reasonable notice, have reasonable access to the books of account, financial and corporate records, contracts, leases, tax returns, properties and assets of Unistar relating to the Business, except information regarding advertisers, talent agreements and station affiliation agreements. Additionally, the Company has agreed to keep all such information confidential. See "SPECIAL CONSIDERATIONS -- Limited Due Diligence."

     Pattiz to Vote in Favor of the Proposed Transaction. The Acquisition Agreement provides that the Company will use its best efforts to cause Mr. Pattiz to vote all his shares of Common Stock and Class B Stock in favor of the Proposed Transaction. Mr. Pattiz has agreed to vote his shares of Common Stock and Class B Stock in favor of the Proposed Transaction at the Special Meeting. See, "THE SPECIAL MEETING -- Votes Required for Approval; Record Date; Voting at the Meeting."

CONDITIONS

     Conditions to Obligations of both Parties. The respective obligations of the Company, on the one hand, and UCGI, on the other hand, to consummate the Acquisition are conditioned upon, among other things, (i) the accuracy in all material respects of the representations and warranties in the Acquisition Agreement as of the Closing Date, (ii) the receipt by each party of an opinion of counsel for the other party as to certain legal matters, (iii) the absence of any injunction or other order of any court or agency prohibiting the consummation of the Proposed Transaction, (iv) the expiration or termination of all applicable waiting periods under the HSR Act, (v) the execution and delivery at the Closing of the Management Agreement, the Voting Agreement, the Registration Rights Agreement and the Securities Purchase Agreement, (vi) the consummation of the transactions contemplated by the Securities Purchase Agreement, (vii) the distribution by Unistar to UCGI of the Assigned Assets and the assumption by UCGI of the Assumed Liabilities, and (viii) the receipt of all material consents required to consummate the Acquisition.

     Conditions to Obligations of the Company. In addition to the foregoing conditions, the obligation of the Company to consummate the Acquisition is conditioned upon (i) the approval of the Proposed Transaction by holders of a majority of the voting power of the Company and the approval of the holders of a majority of the shares of Common Stock, voting separately as a class, (ii) the Company having entered into a credit agreement to provide financing in the aggregate amount of $125,000,000 on terms reasonably acceptable to the Company, and (iii) the release of all liens held by any lender to Unistar in any of the assets of Unistar.


     Conditions to Obligations of UCGI. The obligation of UCGI to consummate the Acquisition is also conditioned upon (i) the appointment of Mel Karmazin and Farid Suleman to the offices of Chief Executive Officer and Chief Financial Officer, respectively, of the Company, (ii) the reconstitution of the Board of Directors as contemplated by the Voting Agreement, (iii) the amendment of Mr. Pattiz' employment agreement to provide that, effective as of the Closing Date, Mr. Pattiz will no longer serve as Chief Executive Officer of the Company and will serve only as Chairman of the Board, (iv) the amendment of the Company's bylaws to change the title of President to Chief Executive Officer and provide that the Chief Executive Officer will no longer be subject to the authority of the Chairman of the Board, but only to the Board of Directors, and that the Chief Financial Officer will no longer be subject to the authority of the Chairman of the Board, but only to the Chief Executive Officer and the Board of Directors, and (v) the payment by the Company of the Retained Debt. See "THE PROPOSED TRANSACTION -- Management of Westwood by Infinity; -- Reconstitution of Board of Directors" and "INFORMATION REGARDING INFINITY -- Management."


INDEMNIFICATION

     Indemnification by UCGI. Under the Acquisition Agreement, UCGI has agreed to indemnify and hold harmless the Company from and against any Losses resulting from (i) any of the Assumed Liabilities, (ii) any material breach of any representation, warranty, agreement or covenant made by UCGI or Unistar under the Acquisition Agreement (but, with respect to any breach of a representation or warranty, only to the extent that the aggregate amount of Losses resulting from such breach exceeds $150,000), and (iii) specified tax liabilities (which in some cases will be limited to a cumulative aggregate of $1,000,000). UCGI's aggregate obligations for Losses resulting from (x) certain tax liabilities, and
(y) breaches of representations and warranties, will be limited to $15,000,000 unless any such Loss is the result of the intentional fraud of UCGI or Infinity, in which case UCGI's aggregate obligations will not exceed $101,300,000. Infinity has agreed to be jointly and severally liable for Unistar's indemnification obligations under the Acquisition Agreement, except that with respect to breaches of representations and warranties relating to events occurring prior to February 17, 1993 Infinity will only be liable if it had actual knowledge of such events, and Infinity will not be liable for the fraud of UCGI if it did not have actual knowledge of such fraud. See
" -- Representations and Warranties."

     Indemnification by the Company. The Company has agreed to indemnify and hold harmless UCGI and Infinity from and against all Losses resulting from (i) any breach of any representation, warranty, agreement or covenant of the Company under the Acquisition Agreement (but, with respect to any breach of a representation or warranty, only to the extent that the aggregate amount of Losses resulting from such breach exceeds $150,000), (ii) any liabilities and obligations of the Company incurred with respect to its operation of the Business after the Closing, and (iii) the Retained Debt. Additionally, the Company's aggregate indemnification obligation for Losses resulting from any breach of any representation, warranty, agreement or covenant of the Company under the Acquisition Agreement is limited to $15,000,000.

TERMINATION

     Grounds for Termination. The Agreement may be terminated prior to the Closing Date (i) by the mutual consent of the Company and UCGI, (ii) by the Company or UCGI if events occur which render impossible the satisfaction of the conditions to their respective obligations, other than events caused by the Company, with respect to the obligations of the Company, or by UCGI, with respect to the obligations of UCGI, or (iii) by the Company or UCGI if the Closing has not occurred by February 28, 1994, except that any party may extend the Closing Date until three business days after the expiration or termination of all applicable waiting periods under the HSR Act if all other conditions to the Closing have been satisfied or waived, but in no event may the Closing occur later than April 30, 1994.

     Termination Fees. If the Acquisition Agreement is terminated as a result of (i) the failure of the Company to receive shareholder approval of the Proposed Transaction (in which case the Company would be deemed to be the Defaulting Party), or (ii) any material breach of a representation, warranty or covenant under the Acquisition Agreement or the Securities Purchase Agreement (in which case the breaching party would be deemed to be the Defaulting Party), the Defaulting Party will be required to pay the other party all costs and expenses incurred in connection with the Proposed Transaction, up to a maximum amount of $500,000, plus $1,500,000, unless, in the case of (ii) above, the incorrect representation and warranty was materially correct when made, and either (x) the failure of such representation and warranty to be materially correct at the Closing was beyond the reasonable control of the Defaulting Party, or (y) if UCGI or Infinity is the Defaulting Party, the materially incorrect representation and warranty relates to matters occurring before February 17, 1993. Notwithstanding the forgoing limitation, if the Acquisition Agreement is terminated by UCGI or Infinity because of a breach of the representation and warranty in the Securities Purchase Agreement regarding the absence of certain material adverse changes which breach is a result, directly or indirectly, of the matters described herein under the heading "INFORMATION REGARDING WESTWOOD ONE -- Business -- Legal Proceedings", the Company will be required to pay Infinity all costs and expenses incurred in connection with the Proposed Transaction, up to a maximum amount of $500,000.

     In addition to the amounts set forth above, if the Defaulting Party, including Mr. Pattiz in the case of the Company, enters into an agreement to consummate certain third party acquisitions (as defined in the Acquisition Agreement) within twelve months of the termination of the Acquisition Agreement, then (i) if the Defaulting Party is the Company, the Company will grant Infinity an option to purchase, prior to and subject to the effectiveness of the third party acquisition, 2,000,000 shares of Common Stock at a price of $3.00 per share, and (ii) if the Defaulting Party is UCGI, UCGI will grant the Company an option to purchase, prior to and subject to the effectiveness of the third party acquisition, 11.8% of Unistar's outstanding capital stock for a purchase price of $11,953,400, less 11.8% of the amount of any indebtedness of Unistar remaining outstanding after the third party acquisition or assumed by the third party in such third party acquisition.

EXPENSES

     Except as provided in " -- Termination Fees" above, all expenses incurred in connection with the Acquisition and the Proposed Transaction will be paid by the party incurring such expenses.

                              MANAGEMENT AGREEMENT


     This section of the Proxy Statement describes all material aspects of the Management Agreement. The following description does not purport to be complete. It is qualified in its entirety by reference to the Management Agreement which is attached as Exhibit "A" to the Acquisition Agreement (attached to this Proxy Statement as Appendix "A") and is incorporated herein by reference.


TERMS OF THE AGREEMENT

     Pursuant to the terms of the Management Agreement, commencing on the Closing Date and continuing for five years (except as provided in "Termination" below), Infinity will manage the business and operations of the Company. The Management Agreement provides that, so long as Mel Karmazin serves as the chief executive officer of Infinity or is otherwise affiliated with Infinity in an executive officer or other senior managerial position (each, a "Managerial Position"), Mr. Karmazin will also serve as the Chief Executive Officer of the Company, and thereafter Infinity's Chief Executive Officer will also serve as the Company's Chief Executive Officer. Under the Management Agreement, the Chief Executive Officer will have the authority and responsibility normally attendant to such office and will, among other things, be responsible for all operations and functions of the Company, recommendations for strategic direction and the general implementation of the Company's business and operating plan, subject to the authority of the Company's Board of Directors.

     The Management Agreement also provides that Infinity's Chief Financial Officer, currently Farid Suleman, will serve as the Company's Chief Financial Officer, with the authority and responsibility normally attendant to such office. The Chief Financial Officer will be subject to the authority of the Board of Directors. Infinity will also provide support and administrative personnel needed by these officers and will pay all salaries, benefits and related costs of these personnel. Infinity has agreed to perform management services under the Management Agreement with such care as a prudent manager would use in the conduct of his or her company's business and with a view to maximizing the long-term value of the Company. Although the management services provided by Infinity will be subject to the direction and supervision of the Company's Board of Directors, as a result of the Management Agreement, Infinity will exercise significant control over the combined business and operations of Westwood One and Unistar following the Closing.

COMPENSATION OF MANAGER

     Base Management Fee. For the management services the Company will pay Infinity a base management fee of $2,000,000 annually, adjusted for inflation, which will be paid in monthly installments (the "Base Fee").

     Cash Incentive Bonus. The Company will also pay Infinity an annual cash bonus (the "Cash Bonus") of 10% of the amount, if any, by which the Company's Operating Cash Flow (defined below) exceeds the target amount specified for each fiscal year during the term of the Management Agreement, as set forth below:

                              FISCAL YEAR ENDING             TARGET AMOUNT
                    ---------------------------------------  -------------
                         1994..............................   $27,000,000
                         1995..............................   $29,700,000
                         1996..............................   $32,670,000
                         1997..............................   $35,937,000
                         1998..............................   $39,531,000

     For the fiscal year ending in 1994, the Cash Bonus will be paid in full and all cost savings realized in such year will be calculated on a pro forma basis to give effect to such savings for the entire fiscal year if actual Operating Cash Flow for the last six months of such year is at least $13,500,000.

     "Operating Cash Flow" means the consolidated net income of the Company before taxes and extraordinary gains or losses, determined in accordance with generally accepted accounting principles consistently applied, plus (i) depreciation, amortization, interest expense, compensation paid or payable to

Infinity pursuant to the Management Agreement (including any compensation expense recognized by reason of the Incentive Warrants) and any expenses (except depreciation, amortization and interest expense) incurred in connection with any business of the Company other than its network radio business, less (ii) any revenues from businesses other than the Company's consolidated network radio business.


     If the Company acquires or sells a network radio business in any fiscal year, the target amounts set forth above will be adjusted to reflect the anticipated increase or decrease in operating cash flow from the acquisition or sale. The Company and Infinity will mutually agree as to the amount of any adjustment. If the Company acquires any other non-radio network business, Infinity will operate such business under the Management Agreement and Infinity and the Board of Directors will determine what adjustments, if any, should be made to the target amounts to take into account the Operating Cash Flow generated by such business. The Management Agreement provides that if Infinity and the Board of Directors are unable to agree upon an adjustment, the adjustment will be determined by the Company's independent auditors. The decision reached by such auditors will be legally binding on the parties and admissable in any legal proceedings.



     Incentive Warrants. The Company will also grant to INI the Incentive Warrants to purchase up to an aggregate of 1,500,000 shares of Common Stock exercisable as follows: (i) 500,000 shares at $3.00 per share if the Common Stock reaches a price of $10.00 per share on at least 20 out of 30 Trading Days;
(ii) 500,000 shares at $4.00 per share if the Common Stock reaches a price of $15.00 per share on at least 20 out of 30 Trading Days; and (iii) 500,000 shares at $5.00 per share if the Common Stock reaches a price of $20.00 per share on at least 20 out of 30 Trading Days. On January 7, 1994, the last sale price of the Common Stock as reported on the NASDAQ/National Market System was $8 1/16.



     Each Incentive Warrant terminates on the later of the tenth anniversary of the Closing Date or the third anniversary of the date upon which such Incentive Warrant becomes exercisable, except that each Incentive Warrant will terminate no later than the anniversary of the Closing Date in 2009. Additional terms of the Incentive Warrants are substantially similar to those contained in the Warrant and are set forth in Exhibit "A" to the Management Agreement.


     Reimbursement of Expenses. In addition to the Base Fee and the Cash Bonus, the Company will be required to reimburse Infinity for all out-of-pocket expenses incurred by Infinity in performing services under the Management Agreement, except for (i) the salaries, benefits and related costs of officers and other employees of Infinity made available to perform services for the Company, or (ii) office and other overhead expenses of Infinity.

INDEMNIFICATION

     Indemnification by the Company. Under the terms of the Management Agreement, the Company has agreed to indemnify and hold harmless Infinity and each of its directors, officers, employees and agents from and against any Losses relating to or arising out of such party's acceptance or performance of its obligations under the Management Agreement or otherwise relating to the Company or its business. The Company, however, will not indemnify such party for any Losses resulting from the gross negligence or willful misconduct of such party or a material breach of the Management Agreement by Infinity. Any action taken or not taken by Infinity pursuant to the directions of the Board of Directors will not constitute gross negligence, willful misconduct or a material breach of the Management Agreement by Infinity.

     Directors and Officers Insurance. The Company will provide the Chief Executive Officer and the Chief Financial Officer of Infinity with insurance coverage and indemnification agreements in connection with their service in these same capacities with the Company to the same extent such insurance and indemnification agreements are provided by the Company to its senior executive officers.

TERMINATION

     Grounds For Termination by the Company. The Management Agreement may be terminated prior to the fifth anniversary of the Closing Date by the Company (i) upon 30 days' prior written notice without Cause, (ii) upon 90 days' prior written notice by a two-thirds vote of the Board of Directors in the event of the willful commission of fraud or gross misconduct in the performance of its obligations under the Management Agreement first occurring during the term of the Management Agreement and having a material adverse effect on the business of the Company, (iii) upon 90 days' prior written notice if Infinity fails to provide the services of Mr. Karmazin during any period when he serves in a Managerial Position (i.e. when he is chief executive officer of Infinity or is otherwise affiliated with Infinity in an executive officer or other senior managerial position), or (iv) if Infinity becomes involved in a bankruptcy or similar proceeding. Termination for reasons specified in (ii), (iii) and (iv) above constitutes termination for "Cause." Termination of the Management Agreement by the Company on the grounds that either Mr. Suleman or Mr. Karmazin leave the employ of Infinity does not constitute termination for "Cause." See "SPECIAL CONSIDERATIONS -- Risks Associated with Termination of the Management Agreement by the Company" and "-- Risks Associated with New Management."



     Termination Fees. If the Company terminates the Management Agreement without Cause, Infinity will be entitled to payment of the Base Fee in monthly installments for the five-year term of the Agreement, and its right to the Cash Bonus in the fiscal year of termination and the right to purchase up to 3,000,000 shares of Common Stock under the Warrant will both vest immediately.


NONCOMPETITION AND RIGHT OF FIRST REFUSAL

     Noncompetition. Infinity will, and will cause its subsidiaries to, refrain from (i) managing, establishing or having a substantial ownership interest in a radio network company during the term of the Management Agreement and, if the Management Agreement is terminated for Cause (other than bankruptcy), for two years after such termination so long as the Company continues to pay Infinity the Base Fee for such period, (ii) disclosing any confidential information relating to the Company or its business during the term of the Management Agreement and for a two year period thereafter, or (iii) causing or attempting to cause (x) any client, customer or supplier of the Company to terminate or materially reduce its business with the Company, or (y) any officer, employee or consultant of the Company to resign or terminate a relationship with the Company, during the term of the Management Agreement and, if the Management Agreement is terminated for Cause (other than bankruptcy), for two years after such termination so long as the Company continues to pay Infinity the Base Fee for such period.


     Right of First Refusal. Infinity agrees that, unless it is contractually prohibited from doing so, before any of its subsidiaries makes available to any RADAR-rated radio network any radio programming (the "Programs") for sale to any national advertiser in exchange for air time, Infinity will first offer such Programs to the Company on the same terms and conditions as Infinity or its subsidiaries intend to make such Programs available to third parties. The services of certain talent and related programming and products are not subject to the Company's right of first refusal for Programs. Contracts between Infinity and/or its subsidiaries and third parties for programming which were in existence prior to the Closing and the execution of the Management Agreement, and any extensions of renewals of such contracts, are also excluded from the terms of the right of first refusal. In the opinion of Infinity management, the services of certain talent and related programming and products and the existing contracts that are excluded from the right of first refusal do not constitute a material portion of Infinity's radio programming.


ARM'S LENGTH TRANSACTIONS


     The Management Agreement provides that all transactions between the Company and Infinity or its affiliates will be on a basis that is at least as favorable to the Company as if the transaction were entered into with an independent third party. In addition, all agreements between the Company and Infinity or any of its affiliates must be approved by the Board of Directors. Neither the Management Agreement nor Delaware law would prohibit either Mr. Karmizan or Mr. Suleman from participating in any Board of Directors vote on such transactions. It is anticipated, however, that the New Senior Loan will contain restrictions on transactions between the Company and its affiliates, and all such transactions will be subject to the requirements under Delaware law relating to transactions between a company and an interested director or another company in which such director has an interest. See, "OTHER TRANSACTIONS BETWEEN THE PARTIES -- The Company and Infinity."

     There is no one mechanism in the Management Agreement for resolving any conflicts of interest between Infinity and the Company which may arise from ordinary and/or extraordinary business transactions of the Company. However, there are a number of provisions in the Transaction Documents which address this issue, including (i) the provisions in the Management Agreement prohibiting certain activities by Infinity and its affiliates in competition with the Company, (ii) the limited right of first refusal contained in the Management Agreement, (iii) the limitations on transactions between Infinity or its affiliates and the Company, (iv) the obligation of Infinity to perform its management services with such care as a prudent manager would use in the conduct of his or her own company with a view to maximizing the long-term value of the Company, and (v) the terms of the Voting Agreement which provide that Infinity will control only a minority of the Board of Directors. See "-- Terms of the Agreement," "Noncompetition," "Right of First Refusal" and "Arm's Length Transactions," above, and "RELATED AGREEMENTS -- Voting Agreement."



                         SECURITIES PURCHASE AGREEMENT



     This section of the Proxy Statement describes all material aspects of the Securities Purchase Agreement. The following description does not purport to be complete. It is qualified in its entirety by reference to the Securities Purchase Agreement which is attached as Appendix "B" to this Proxy Statement and is incorporated herein by reference.


TERMS OF THE AGREEMENT

     Pursuant to the terms of the Securities Purchase Agreement, at the Closing the Company will sell to INI the Westwood One Shares, consisting of 5,000,000 newly issued shares of Common Stock, and the Warrant for an aggregate purchase price of $15,000,000. The purchase price will be payable at the Closing in immediately available funds. INI may freely assign its rights under the Securities Purchase Agreement to any of its affiliates.

DESCRIPTION OF WARRANT

     Term and Warrant Price. The Warrant will entitle the holder to purchase, for a period of ten years after the Closing Date, up to an aggregate of 3,000,000 shares of Common Stock (the "Warrant Stock") at an exercise price of $3.00 per share (the "Warrant Price"), subject to adjustment as set forth below in "Adjustment of Warrant Price." Additional terms of the Warrant are set forth in Exhibit "A" to the Securities Purchase Agreement (attached to this Proxy Statement as Appendix "B").

     Exercisability of Warrant. The Warrant will become exercisable in three equal annual installments of 1,000,000 shares each on the anniversary of the Closing Date in each of 1995, 1996 and 1997, subject to adjustment in certain events as set forth herein. The Warrant will become immediately exercisable with respect to all shares of Warrant Stock if the Management Agreement is terminated for any reason other than for Cause. See "MANAGEMENT AGREEMENT -- Termination." The Warrant is exercisable in whole or in part from time to time for a period of ten years as to all installments of Warrant Stock which become exercisable prior to the date of exercise.

     Adjustment of the Warrant Price. The Warrant Price, and the number of shares of Warrant Stock issuable upon the exercise of the Warrant, will be subject to adjustment as specified in the Warrant in certain events, including
(i) the declaration or payment of dividends or other distributions in Common Stock or Class B Stock (the "Capital Stock") on the Capital Stock, (ii) subdivisions, combinations and reclassifications of the Capital Stock, and (iii) distributions to all holders of Capital Stock of evidences of indebtedness of the Company, cash or assets (including securities, but excluding the dividends and distributions referred to above and dividends and distributions paid in cash out of the surplus of the Company).

     The Warrant Price will also be adjusted in the event of the sale or issuance of additional shares of Capital Stock for a price per share less than the current market value (as defined in the Warrant) in effect on the earlier of
(x) the date the Company enters into a binding agreement to issue the additional shares, or (y) the date of actual issuance of the shares; except that no adjustment will be required on (i) the exercise of any options or the issuance of shares under any rights outstanding on or before the Closing Date that were issued pursuant to any of the Company's employee stock incentive plans, (ii) the exercise of any options or rights granted after the Closing Date so long as the exercise price is not less than the market price (as defined in the Warrant) on the date such grant is approved by the Board of Directors, or if later, the date the exercise price is established, (iii) the exercise of any other options, warrants, conversion or exchange rights outstanding on or before the Closing Date, (iv) the exercise of any conversion or exchange rights issued by the Company after the Closing Date if the issuance is approved by the Board of Directors at a price not less than the market price on the date of such approval, or if later, the date such conversion or exchange price is established, or (v) the issuance of additional shares pursuant to a firmly underwritten public offering.


     Consolidation or Merger of the Company. If the Company is a party to any consolidation, merger, sale of assets, reorganization or other similar transaction in which the Common Stock is acquired for cash or other property, or is changed into or exchanged for different securities of the Company or another entity, or any combination thereof, the Warrant will become exercisable with respect to all shares of Warrant Stock whether or not it has otherwise become exercisable pursuant to the vesting schedule set forth above, and will be deemed to have been exercised and will entitle the Warrant holder to receive (upon presentation of the Warrant within 30 days after the date of the consummation of any such transaction, together with the Warrant Price) the cash, securities or other property to which the holder would have been entitled upon the consummation of such transaction if the Warrant had been exercised immediately prior thereto. As a condition to effecting any such transaction, each other party to the transaction which may be required to deliver cash, securities or other property on exercise of the Warrant must assume the foregoing obligation to issue such consideration to the Warrant holder upon the consummation of the transaction. The Warrant will become exercisable in connection with any such transaction, whether entered into with an unaffiliated entity or with a direct or indirect subsidiary or affiliate of either the Company or Infinity.


REPRESENTATIONS AND WARRANTIES

     Representations and Warranties of the Company. The Securities Purchase Agreement contains various customary representations and warranties, including among other things, representations and warranties by the Company as to (i) the authorized capital stock of the Company, (ii) corporate organization, (iii) due authorization, execution, delivery, performance and enforceability of the Securities Purchase Agreement, (iv) absence of conflicts with the Company's charter, bylaws and agreements and violations of any laws, and required consents and approvals, (v) the absence of certain undisclosed liabilities, (vi) pending or threatened litigation, (vii) the Company's employees and employee benefit plans, (viii) proper filing of tax returns and payment of taxes, (ix) absence of certain material adverse changes, (x) compliance with applicable law, (xi) transactions with affiliates, (xii) financial statements and reports filed with the Commission, (xiii) environmental matters, (xiv) indebtedness of certain subsidiaries, (vx) indebtedness of the Company, and (xvi) the absence of any material untrue statement or omission in the foregoing representations and warranties.

     Representations and Warranties of INI. INI's representations and warranties to the Company include, among other things, representations and warranties as to (i) corporate organization, (ii) due authorization, execution, delivery, performance and enforceability of the Securities Purchase Agreement,
(iii) absence of conflicts under INI's charter and bylaws and agreements, rules or regulations, and (iv) investment intent and certain other securities law matters.

     Survival of Representations and Warranties. The representations and warranties of the parties contained in the Securities Purchase Agreement will survive the Closing until the earlier of (i) 18 months after the Closing Date, and (ii) 90 days following the Cutoff Date, except that any representation or warranty that would otherwise terminate after the Cutoff Date will survive until final settlement or adjudication of such matter if notice of any inaccuracy or breach is given on or before the Cutoff Date.

CERTAIN COVENANTS

     Conduct of Business Prior to the Closing. Pursuant to the Securities Purchase Agreement, the Company has made various covenants customary in transactions of this type including, among others, that, without the prior written consent of INI, which will not be unreasonably withheld, from the date of the Securities Purchase Agreement until the Closing, the Company will conduct its business in the ordinary course in substantially the same manner as previously conducted, and will promptly advise INI of any material adverse change in the Company's financial condition or results of operations. In addition, the Company has agreed that, without the prior written consent of INI which will not be unreasonably withheld, the Company will not take certain actions, including (i) acquiring a substantial portion of the assets of any business or division thereof, or otherwise acquiring any assets which are material to the Company, (ii) selling, leasing or otherwise disposing of the assets of the Company except in the ordinary course consistent with past practice, (iii) granting any material increase in the compensation payable to any employees of the Company or any material benefit increase in any employee benefit plan, except in the ordinary course consistent with past practice, (iv) creating, assuming or incurring any material indebtedness, or any mortgage, lien, pledge or other encumbrance on any property, other than in the ordinary course and in connection with the refinancing of certain existing indebtedness,
(v) amending, terminating or waiving any right of substantial value other than in the ordinary course consistent with past practice, (vi) entering into any lease for property or equipment or any material agreement, except in the ordinary course consistent with past practice, (vii) making capital expenditures or commitments in excess of $100,000 in the aggregate, (viii) making any material change in the method of accounting or accounting practices, (ix) declaring or paying any dividend or distribution on the Common Stock, or effecting any redemption of reclassification thereof, (x) issuing any equity securities except for certain employee options, (xi) entering into any transaction with an affiliate other than in the ordinary course of business and on an terms no less favorable to the Company than could be obtained on an arm's length basis, and (xii) agreeing or committing to take any of the foregoing actions.

     Access to Information. The Securities Purchase Agreement provides that prior to the Closing, Infinity, INI and their representatives will, upon reasonable notice, have reasonable access to the books of account, financial and corporate records, contracts, leases, tax returns, properties and assets of the Company, except information regarding advertisers, talent agreements and station affiliation agreements. Additionally, Infinity and INI have agreed to keep all such information confidential.

     No Solicitation. The Securities Purchase Agreement provides that neither the Company, nor any of its officers, directors, employees, affiliates or agents will, directly or indirectly, solicit, initiate or, except to the extent required by fiduciary obligations, participate in discussions regarding, or provide any information to any person concerning, or otherwise cooperate in any way with (i) the disposition of a substantial portion of the assets of the Company, (ii) the purchase of any of the shares of capital stock of the Company, or (iii) the merger, consolidation or other combination of the Company with another person.

CONDITIONS

     Conditions to Obligations of INI. The obligation of INI to consummate the transactions contemplated by the Securities Purchase Agreement is conditioned upon, among other things, (i) the accuracy of the representations and warranties of the Company in the Securities Purchase Agreement in all material respects as of the Closing Date and the performance or satisfaction in all material respects of all covenants, agreements and conditions required to be performed by the Company prior to the Closing Date, (ii) compliance with the securities laws in connection with the issuance of the Westwood One Shares and the Warrant, (iii) receipt of an opinion of counsel for the Company as to certain legal matters,
(iv) shareholder approval of the Proposed Transaction, (v) the concurrent closing of the Acquisition and the satisfaction or waiver of all conditions to the obligations of the parties thereunder, (vi) INI's reasonable satisfaction that the Company will incur no material liability directly or indirectly arising out of, relating to or in connection with any matters described herein under the heading "INFORMATION REGARDING WESTWOOD ONE -- Business -- Legal Proceedings", and (vii) the expiration or termination of all applicable waiting periods under the HSR Act.

     Conditions to Obligations of the Company. The obligation of the Company to consummate the transactions contemplated by the Securities Purchase Agreement is conditioned upon, among other things, (i) the accuracy of the representations and warranties by INI in the Securities Purchase Agreement in all material respects as of the Closing Date and the performance or satisfaction in all material respects of all covenants, agreements and conditions required to be performed by INI prior to the Closing Date, (ii) compliance with the securities laws in connection with the issuance of the Westwood One Shares and the Warrant,
(iii) the concurrent closing of the Acquisition and the satisfaction or waiver of all conditions to the obligations of the parties thereunder, (iv) the expiration or termination of all applicable waiting periods under the HSR Act, and (v) shareholder approval of the Proposed Transaction.

RESTRICTIONS ON TRANSFER


     The Securities Purchase Agreement provides that none of the Westwood One Shares, the Warrant nor the Warrant Stock may be sold, transferred, pledged, assigned or otherwise encumbered or disposed of unless (i) the Company has given its prior written consent, (ii) any such transfer is made pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 or 144A thereunder, or (iii) INI has delivered to the Company a written opinion of legal counsel satisfactory to the Company and its counsel that the proposed transfer would be in compliance with all applicable federal and state securities laws. Any transfer in violation of the foregoing restriction will be void. Moreover, the Westwood One Shares, the Warrant and the Warrant Stock will bear a legend indicating that the transfer thereof is subject to restriction under the Securities Act, applicable state securities laws and the Securities Purchase Agreement. Accordingly, even if the Company consents to the transfer of the Westwood One Shares, the Warrant or the Warrant Stock, such transfer would remain subject to restrictions under the Securities Act and applicable state securities laws. The Company has granted certain demand and incidental registration rights to the holder of the Westwood One Shares, the Warrant and the Incentive Warrants. See "RELATED AGREEMENTS -- Registration Rights
Agreement -- Restrictions on Transfer of Registrable Securities."


INDEMNIFICATION

     Indemnification by the Company. The Company has agreed to indemnify and hold harmless INI from and against any Losses resulting from any material breach of any representation or warranty, agreement or covenant made by the Company under the Securities Purchase Agreement, but only, in the case of breaches of any representations and warranties, to the extent that the aggregate amount of such Losses exceeds $150,000. INI's Losses will be measured as follows: (i) to the extent of the Set-Off Amount (defined below) such Losses will be deemed to be equal to the greater of (x) INI's actual Losses and (y) 25% of the dollar amount of such Losses suffered by the Company, and (ii) to the extent of amounts in excess of the Set-Off Amount, INI's Losses will be its actual Losses. "Set-Off Amount" means the sum of all amounts paid or payable to the Company by Infinity or UCGI as indemnity under the Acquisition Agreement. See, "ACQUISITION AGREEMENT -- Indemnification."

     Indemnification by INI. INI has agreed to indemnify and hold harmless the Company from and against any Losses resulting from any breach of any representation or warranty, agreement or covenant made by INI under the Securities Purchase Agreement, but only, in the case of breaches of any representations and warranties, to the extent that the aggregate amount of such Losses exceeds $150,000. INI's aggregate indemnification obligation under the Securities Purchase Agreement is limited to $15,000,000.

                               RELATED AGREEMENTS


     This section of the Proxy Statement describes all material aspects of the Voting Agreement and the Registration Rights Agreement. The following descriptions do not purport to be complete and are qualified in their entirety by reference to the Voting Agreement and the Registration Rights Agreement which are attached as Exhibits "B" and "C", respectively, to the Acquisition Agreement (attached to this Proxy Statement as Appendix "A") and are incorporated herein by reference.

VOTING AGREEMENT

     At the Closing, the Company, Mr. Pattiz and INI will enter into a Voting Agreement pursuant to which they have agreed, among other things, to provide INI and Mr. Pattiz with the right to designate persons for election to the Board of Directors and to provide for the voting of the Class B Stock held by Mr. Pattiz. The Voting Agreement will be in effect until the Management Agreement is terminated, and in any event will terminate after ten years. Pursuant to the Voting Agreement, the Company will use all reasonable efforts to appoint and maintain as members of its Board (i) three directors selected by Mr. Pattiz (the "Pattiz Designees"), (ii) three directors selected by INI (the "INI Designees"), and (iii) three Independent Directors who are not officers or employees of either the Company or INI and who will be designated by the Nominating Committee composed of one Pattiz Designee and one INI Designee. The Company, Mr. Pattiz and INI have also agreed that they will not take any action to alter the authorized number of Board members without the consent of the other except as provided in the Voting Agreement. Mr. Pattiz and INI have each agreed to vote all of their shares of Capital Stock in favor of the election as directors of the Company as described above and as determined pursuant to the terms of the Voting Agreement.

     The parties to the Voting Agreement have designated the following persons to be members of the Board of Directors: Norman J. Pattiz, Paul G. Krasnow and Arthur E. Levine as the Pattiz Designees and Mel Karmazin, Farid Suleman and the Class III INI Designee as the INI Designees. The Independent Directors will be designated by the Nominating Committee and the Class III INI Designee will be designated by INI prior to the Closing. See, "THE PROPOSED
TRANSACTION -- Reconstitution of the Board of Directors."

     Mr. Pattiz has agreed that he will vote all of his shares of Class B Stock in accordance with the recommendation of the majority of the full incumbent Board on any matters presented to the shareholders of the Company. Mr. Pattiz has also agreed to continue this voting arrangement until the earlier of (i) the expiration or termination of the Management Agreement, or (ii) he ceases to be the Chairman of the Company other than as a result of Removal for Cause (as defined in Mr. Pattiz' Employment Agreement with the Company.) The Company has agreed to indemnify Mr. Pattiz for all losses or liability resulting from any claims made against him relating to his agreement to vote his shares in the manner recommended by the majority of the Board of Directors.

     INI has agreed that so long as Mr. Pattiz has not been subject to a Removal for Cause, is a director of the Company and holds at least one-sixth of the shares of the Company held by him as of the Closing Date, it will direct the INI Designees, to the extent consistent with their fiduciary duties to the Company, to vote for the appointment and nomination of Mr. Pattiz as Chairman of the Board.

     Under the terms of the Voting Agreement, at such time as either Mr. Pattiz or INI no longer holds (or in the case of INI has rights to acquire) shares of the Company representing at least two-thirds of the shares held by him or held (or acquirable) by INI as of the Closing Date, such party's designation rights with respect to the Board of Directors will be reduced so that such party will only have the right to designate two members of the Board and the total number of directors will be reduced by one. Mr. Pattiz' or INI's designation rights will be further reduced to one designee with a corresponding reduction in the total Board by one member at such time as Mr. Pattiz or INI, as the case may be, no longer holds (or in the case of INI has rights to acquire) shares representing at least one-third of the shares held by him or held (or acquirable) by INI as of the Closing Date. The designation rights of either Mr. Pattiz or INI will be terminated and the total number of directors of the Company further reduced by one when Mr. Pattiz or INI, as the case may be, no longer holds (or in the case of INI has rights to acquire) any of the shares of the Company which he or INI held (or in the case of INI had rights to acquire) as of the Closing Date.

     For purposes of reducing or terminating the designation rights of INI, INI's shares of the Company include (i) all 5,000,000 Westwood One Shares, (ii) to the extent vested, up to the 3,000,000 shares of Common Stock that may be acquired pursuant to the Warrant, and (iii) to the extent vested, up to the 1,500,000 shares of Common Stock that may be acquired under the Incentive Warrants.

     Notwithstanding the Voting Agreement, other holders of Common Stock will continue to have the right under the Company's charter documents and Delaware law to attend shareholder meetings called for the purpose of electing members of the Board of Directors and to nominate individuals to stand for election to the Board at such meetings. Moreover, the right of the holders of Common Stock, voting alone, to elect 20% of the Board of Directors and to vote together with holders of Class B Stock for the election of the remaining members of the Board will not be affected by the Voting Agreement.


REGISTRATION RIGHTS AGREEMENT

     General. The Company and INI will enter into the Registration Rights Agreement effective as of the Closing Date to provide certain registration rights and impose certain contractual restrictions on (i) the Westwood One Shares, (ii) all shares of Common Stock which INI has the right to acquire under the Warrant, and (iii) all shares of Common Stock which INI has the right to acquire under the Incentive Warrants (collectively, the "Registrable Securities").


     Demand Registration. Under the terms of the Registration Rights Agreement, INI has the right to make a written demand on the Company to register shares of the Registrable Securities under the Securities Act (a "Demand Registration"). Upon receiving such a demand from INI, the Company will prepare and file a registration statement under the Securities Act as requested, except that the Company may defer making such filing if (i) it is in the process of registering securities for sale by it under the Securities Act, or (ii) it has pending or in process a material transaction, the disclosure of which would, in the judgment of the Company's Board of Directors, materially and adversely affect the Company. In the case of a registration statement, the Company may defer the filing with respect to the Demand Registration until the filing or abandonment of the registration statement, but in no event longer than 60 days, and in the case of a material transaction, the Company may defer the filing for up to 60 days. INI may make a demand for registration only once in a calendar year and cannot make any demand until one year after the Closing Date.


     Incidental Registration. The Company has also agreed that, if it decides to register any of its securities on its own behalf or on behalf of other security holders (other than registrations for employee benefit plans and in connection with acquisitions), it will notify INI which may then request that any of its Registrable Securities be included in such registration (an "Incidental Registration"). In the event an Incidental Registration is for an underwritten public offering, if the underwriter decides that marketing considerations require a limitation in the number of shares or types of securities to be registered, the underwriter may limit the number of Registrable Securities included in the registration or exclude the Registrable Securities entirely.

     Expenses and Indemnification. The Company will pay all expenses of any Demand or Incidental Registration. In addition, the Company will indemnify and hold harmless INI with respect to any registration of the Registrable Securities against all Losses, except to the extent any Loss arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument executed by INI and specifically stated to be used in a registration ("INI Information"). INI will indemnify and hold harmless the Company from any Losses arising out of or based on any untrue statement or omission based upon INI Information.

     Transfer of Registration Rights. The registration rights granted to INI may be transferred by INI to a transferee of any Registrable Securities if such transferee acquires at least 500,000 shares of Common Stock constituting Registrable Securities. The Company has agreed that, without INI's prior written consent, it will not enter into any future agreements with any holder or prospective holder of its securities which would grant such holder registration rights inconsistent with INI's rights under the Registration Rights Agreement.

     Restrictions on Transfer of Registrable Securities. In addition to any transfer restrictions imposed by applicable securities laws, the Registration Rights Agreement imposes the following restrictions on INI's ability to transfer the Registrable Securities: (i) INI may not transfer any Registrable Securities for a period of one year from the Closing Date, (ii) if the Company terminates the Management Agreement other than for Cause (See, "MANAGEMENT
AGREEMENT -- Termination"), there will be no further restriction on transfer after the initial one year period, (iii) if Infinity terminates the Management Agreement or if the Company terminates the Management Agreement for Cause, INI may transfer the Registrable Securities it would be eligible to transfer under (iv) below, and may also transfer all other Registrable Securities upon the earlier of (x) one year following the termination, or (y) five years after the Closing Date, and (iv) if the Management Agreement has not been terminated, INI may sell 25% of the number of Registrable Securities then held by it (including any Registrable Securities which could then be acquired upon the exercise of the Warrant and the Incentive Warrants) two years from the Closing Date, which number will be increased by 25% on each subsequent anniversary of the Closing Date so that 100% of the Registrable Securities may be transferred without contractual restrictions on the fifth anniversary of the Closing Date. INI may transfer all or any portion of the Warrant or the Incentive Warrants to Infinity or to any of Infinity's other wholly-owned subsidiaries or, to the extent the right to acquire shares under such warrants has vested, to any third party, provided that such transferee agrees to be bound by the above restrictions on transfer.

     Termination. The Registration Rights Agreement will terminate upon the earlier of the mutual consent of the Company and INI or when INI ceases to own or have rights to acquire the Registrable Securities.

                       INFORMATION REGARDING WESTWOOD ONE
BUSINESS

  GENERAL

     Westwood One is a leading producer and distributor of nationally sponsored radio programs and believes it is the nation's second largest radio network.

     The Company's principal source of revenue is selling radio time to advertisers. The Company generates revenue principally by its radio networks entering into radio station affiliation agreements to obtain audience and commercial spots and then selling the audience and spots to national advertisers. The Company is strategically positioned to provide a broad range of programming and services which both deliver audience to advertisers and news, talk, sports, and entertainment programs to radio stations.

     The Company produces and distributes regularly scheduled news, talk, sports, and entertainment programs through its various operating radio networks:
Mutual Broadcasting System, NBC Radio Networks (National Radio Network, The Source and Talknet) and Westwood One Radio. The Company's programs encompass exclusive live concerts, music and interview shows, national music countdowns, lifestyle short features, live talk shows and sports events (principally covering the NFL, Notre Dame football and other college football and basketball games). The Company also produces and distributes special event programs, including exclusive satellite simulcasts with HBO and other cable networks. Mutual Broadcasting System, National Radio Network and Talknet are primarily adult-oriented networks, in the News, Sports, Talk and Country formats. Westwood One Radio and The Source are primarily youth-oriented networks, in the Contemporary Hit Radio ("CHR"), Album Oriented Rock ("AOR"), Country and Black formats. The Company's programs are broadcast in every radio market in the United States measured by Arbitron, the leading rating service, and are carried by Armed Forces Radio, VOA Europe and other foreign broadcast services.

     Westwood One, through its networks and programming, enables national advertisers to purchase advertising time and to have their commercial messages broadcast on radio stations throughout the United States, reaching demographically defined and targeted listening audiences. The Company delivers both of the major demographic groups targeted by national advertisers: the 25 to 54-year old adult market and the 12 to 34-year-old youth market. The Company currently sells advertising time to over 300 national advertisers, including each of the 25 largest network radio advertisers. Radio stations are able to obtain quality programming from Westwood One to meet their objective of attracting larger listening audiences and increasing local advertising revenue. Westwood One, through the development of internal programming as well as through acquisitions, has developed an extensive tape library of previously aired programs, interviews, live concert performances, news and special events. The Company uses its library as a major source of new programming. The tape library enhances Westwood One's future programming and revenue generating capabilities.

  INDUSTRY BACKGROUND

     Radio Broadcasting. On January 1, 1993, there were approximately 9,750 commercial radio stations in the United States. The radio broadcast industry, however, remains highly fragmented with no broadcaster owning more than 36 radio stations. This fragmentation is due principally to FCC limitations on multiple station ownership.

     A radio station selects a style of programming ("format") to attract a target listening audience and thereby attract commercial advertising directed at that audience. There are many formats from which a station may select, including news, talk, sports and various types of music and entertainment programming. The number of formats has become further segmented over recent years. For example, what once was the Rock & Roll format has now been divided into several narrower formats, including Album Oriented Rock, Adult Contemporary Music ("AC") and Contemporary Hit Radio, each with a more demographically specific audience.

     The increase in the number of program formats has intensified competition among stations for local advertising revenue. A radio station has two principal ways of effectively competing for these revenues. First, it can differentiate itself in its local market by selecting and successfully executing a format targeted at a particular audience thus enabling advertisers to place their commercial messages on stations aimed at audiences with certain demographic characteristics. Second, a station can broadcast special programming, sporting events or national news product, such as supplied by Westwood One, not available to its competitors within its format. National programming broadcast on an exclusive geographic basis can help differentiate a station within its market, and thereby enable a station to increase its audience and local advertising revenue.

     Radio Advertising. Radio advertising time can be purchased on a local, regional or national basis. Local purchases allow an advertiser to select specific radio stations in chosen geographic markets for the broadcast of commercial messages. However, this process can be expensive and time-consuming, and may not permit the advertiser to select the specific program in which its advertisements will be broadcast. Local purchases are typically best suited for an advertiser whose business or ad campaign is in a specific geographic area. Advertising purchased from a radio network is one method by which an advertiser targets its commercial messages to a targeted demographic audience. A national advertising placement can enable an advertiser to achieve its objective with one purchase and to select a particular program environment in which its advertisements will be broadcast.

     In recent years the increase in the number of program formats has led to more demographically specific listening audiences, making radio an attractive, alternative medium for national advertisers. In addition, nationally broadcast news, concerts and special event programming have made radio an effective medium of reach (size of listening audiences) as well as frequency (number of exposures to the target audience).

     To verify audience delivery and demographic composition, specific measurement information is available to national advertisers. In the top 175 markets, the number of listeners per station is measured and published by independent rating services such as The Arbitron Ratings Co. and Statistical Research, Inc.'s RADAR. These rating services provide demographic information such as the age and sex composition of the listening audiences. Consequently, national advertisers can statistically verify that their advertisements are being heard by their target listening audience.

  BUSINESS STRATEGY

     Westwood One's principal business is providing targeted radio audiences and commercial spots through its recognized programming and other network products to national advertisers. The Company, through its various radio networks, produces and distributes quality programming to radio stations seeking to increase their listening audience and improve local and national advertising revenue. The Company sells advertising time within its programs to national advertisers desiring to reach large listening audiences nationwide with specific demographic characteristics.

     In 1987, the Company purchased Radio & Records. In 1988, the Company expanded its business to include radio station ownership. In fiscal 1993, the Company divested its radio station and Radio & Records businesses in order to reduce its debt and focus on its core network business.

     Radio Programming. The depth of Westwood One's programming has grown through internal expansion and through acquisition. The Company produces and distributes regularly scheduled and special syndicated programs, including exclusive live concerts, music and interview shows, national music countdowns, lifestyle short features, news broadcasts, talk programs, sporting events, and sports features.

     The Company controls most aspects of production of its programs, therefore being able to tailor its programs to respond to current and changing listening preferences. The Company produces both regularly scheduled short-form programs (typically five minutes or less) and long-form programs (typically 60 minutes or longer). Typically, the short-form programs are produced at the Company's in-house facilities located in Culver City, California, New York, New York and Arlington, Virginia. The long-form programs include shows produced entirely at the Company's in-house production facilities and recordings of live concert performances and sports events made on location.

     Westwood One also produces and distributes special event syndicated programs. In fiscal 1993 the Company produced and distributed numerous special event programs, including the multi-venue Country music extravaganza, Country Takes Manhattan, worldwide broadcasts of Paul McCartney Live In The New World, Zooropa 93: U2 Live From Dublin, Aerosmith Live From Brussels, the HBO simulcast of Madonna: Live Down Under "The Girlie Show", and exclusive live concert broadcasts of Tom Petty and The Heartbreakers, and Rod Stewart. Westwood One believes these broadcasts have contributed to its reputation and are an integral part of its business strategy to increase its share of the national radio network advertising market.

     Westwood One obtains most of the programming for its concert series by recording live concert performances of prominent recording artists. The agreements with these artists often provide the exclusive right to broadcast the concerts worldwide over the radio (whether live or pre-recorded) for a specific period of time. The Company may also obtain interviews with the recording artist and retain a copy of the recording of the concert and the interview for use in its radio programs and as additions to its extensive tape library. The agreements provide the artist with master recordings of their concerts and nationwide exposure on affiliated radio stations. In certain cases the artists may receive compensation.

     Westwood One's other programs are produced at its in-house production facilities. The Company determines the content and style of a program based on the target audience it wishes to reach. The Company assigns a producer, writer, narrator or host, interviewer and other personnel to record and produce the programs. Because Westwood One controls the production process, it can refine the programs' content to respond to the needs of its affiliated stations and national advertisers. In addition, the Company can alter program content in response to current and anticipated audience demand.

     The Company believes that its tape library is a valuable asset and significantly enhances its future programming and revenue generating capabilities. The library contains previously broadcast programs, live concert performances, interviews, daily news programs, sports and entertainment features, Capitol Hill hearings and other special events. New programs can be created and developed at a low cost by excerpting material from the library. For example, in 1993 Westwood One delved into its vast archives to bring back the sounds of the 70's and 80's for its new series The Retro Show. The Company also utilized its extensive music and interview resources for one time only specials and ongoing series such as Off The Record with Mary Turner, Class Tracks and On The Edge.

     Affiliated Radio Stations. Westwood One's radio network business strategy addresses the programming needs and financial limitations of radio stations. The Company offers radio stations a wide selection of regularly scheduled and special event syndicated programming. These programs are completely produced by the Company and, therefore, the stations have no production costs. Typically, each program is offered for broadcast exclusively to one station in its geographic market, which assists the station in competing for audience share in its local marketplace. In addition, except for news programming, Westwood One's programs contain available commercial air time that the stations may sell to local advertisers. Westwood One typically distributes promotional announcements to the stations and places advertisements in trade and consumer publications to further promote the upcoming broadcast of its programs.

     Westwood One's networks enter into affiliation agreements with radio stations. In the case of news and current events programming, the agreements commit the station to broadcast only the advertisements associated with these programs and allows the station flexibility to have the news headlined by their newscaster. The other affiliation agreements require a station to broadcast the Company's programs and to use a portion of the program's commercial slots to air national advertisements and any related promotional spots. Radio stations in the top 200 national markets may also receive compensation for airing national advertising associated with the Company's news and current events programming.

     Affiliation agreements specify the number of times and the approximate time of day each program and advertisement may be broadcast. Westwood One requires that each station complete and promptly return to the Company an affidavit (proof-of-performance) that verifies the time of each broadcast. Affiliation agreements for Westwood One's entertainment programming are non-cancelable for 26 weeks and are automatically renewed for subsequent 26-week periods, if not canceled 30 days prior to the end of the existing contract term. Affiliation agreements for Westwood One's news and current events programming generally run for a period of at least one year, are automatically renewable for subsequent periods and are cancelable by either the Company or the station upon 90 days' notice.

     The Company has 34 people responsible for station relations and marketing its programs to radio stations. Station relationships are managed geographically to allow the marketing staff to concentrate on specific geographical regions. This enables the Company's staff to develop and maintain close, professional relationships with radio station personnel and to provide them with quick programming assistance.

     National Advertisers. Westwood One provides national advertisers with a cost-effective way to communicate their commercial messages to large listening audiences nationwide that have specific demographic characteristics. An advertiser can obtain both frequency (number of exposures to the target audience) and reach (size of listening audience) by purchasing advertising time in the Company's programs. By purchasing time in programs directed to different formats, advertisers can be comfortable about obtaining high market penetration and visibility as their commercial messages will be broadcast on several stations in the same market at the same time.

     Westwood One generally guarantees an advertiser delivery of an audience of a specified size and demographic composition, which can be verified through independent surveys. Furthermore, advertisers receive affidavits that indicate the number of times and the time of day the advertisers' commercial messages were broadcast. The Company supports its national sponsors with promotional announcements and advertisements in trade and consumer publications. This support promotes the upcoming broadcasts of Company programs and is designed to increase the advertisers' target listening audience.

     The Company sells its commercial time to advertisers either as "bulk" or "flighted" purchases. Bulk purchases are long-term contracts (26 to 52 weeks) that are sold "up-front" (early advertiser commitments for national broadcast time) at discounts below prevailing market prices. Flighted purchases are contracts for a specific, short-term period of time (one to six weeks) that are sold at or above prevailing market prices. The Company's strategy for growth in advertising revenue is to increase the amount of advertising time sold on the more profitable flighted basis, to increase revenue on the non-RADAR rated programs, and to increase audience size for news, talk and current events programming.

  COMPETITION

     The Company operates in a very competitive environment. In marketing its programs to national advertisers, the Company competes with other radio networks, some of which may have greater financial resources than the Company, as well as with smaller independent producers and distributors. In addition, Westwood One competes for advertising revenue with network television, cable television, print and other forms of communication media. The Company believes that the high quality of its programming and the strength of its station relations and advertising sales force enable it to compete effectively with other forms of advertising media. Westwood One markets its programs to radio stations, including affiliates of other radio networks, that it believes will have the largest and most desirable listening audience for each of its programs.

     The Company often has different programs airing on a number of stations in the same geographic market at the same time. The Company believes that in comparison with any other independent producer and distributor or network it has a larger and more diversified selection of programming from which national advertisers and radio stations may choose. In addition, the Company both produces and distributes programs, thereby enabling it to respond more effectively to the demands on advertisers and radio stations.

     The increase in the number of program formats has led to increased competition among local radio stations for audience. As stations attempt to differentiate themselves in an increasingly competitive environment, their demand for quality programming available from outside programming sources has increased. This demand has been intensified by high operating and production costs at local radio stations and increased competition for local advertising revenue.

  GOVERNMENT REGULATION

     Radio broadcasting and station ownership are regulated by the FCC. Westwood One, as a producer and distributor of radio programs, is not engaged in radio broadcasting or station ownership and therefore is not subject to regulation by the FCC.

  EMPLOYEES

     On November 15, 1993, Westwood One had 269 full-time employees, including national and local advertising sales forces of 48 people. In addition, the Company maintains continuing relationships with approximately 43 independent writers, program hosts, technical personnel and producers. Certain employees at the Mutual Broadcasting System and NBC Radio Networks are covered by collective bargaining agreements. The Company believes relations with its employees and independent contractors are good.

PROPERTIES

     The Company owns a 7,600 square-foot building in Culver City, California in which its production facilities are located; a 14,000 square-foot building and an adjacent 10,000 square-foot building in Culver City, California which contains administrative, sales and marketing offices, and storage space; and a 7,700 square-foot building in Culver City, which contained production facilities and offices for the Company's KQLZ-FM until shortly after the station was sold. In addition, the Company leases offices in New York, Chicago, Detroit, Dallas, and Arlington, Virginia.

     The Company believes that its facilities are more than adequate for its current level of operations and contemplates reducing its available square footage in the Culver City area.

LEGAL PROCEEDINGS


     The Company has submitted to the Commission an offer of settlement arising out of a formal investigation by the Commission which has been pending since 1989. The settlement offer, which was accepted by the Commission on January 7, 1994, involves the Company's consent, without admitting or denying any of the findings of the Commission, to an administrative cease and desist order based upon findings that in 1987 and 1988 the Company violated antifraud and accounting provisions of the federal securities laws and the rules thereunder in its revenue recognition and accounting practices during that period. It is currently anticipated that the order will be entered in January 1994


PRINCIPAL SHAREHOLDERS


     The table below sets forth, as of December 31, 1993 and at the Closing, the number and percentage of outstanding shares of Common Stock and Class B Stock held by (1) each person or group known to the Company to beneficially own more than five percent of the outstanding Common Stock or Class B Stock,

(2) each of the five current directors, (3) certain executive officers and (4) all current directors and executive officers as a group. At December 31, 1993, there were 19,700,849 shares of Common Stock outstanding and 351,733 shares of Class B Stock outstanding. The table below assumes that at the Closing there will be 30,032,449 shares of Common Stock outstanding (consisting of 19,700,849 shares currently outstanding, 5,000,000 shares issued to INI at the Closing and the 5,331,600 shares issuable upon the assumed conversion of the 9% Debentures outstanding at December 31, 1993) and 351,733 shares of Class B Stock outstanding.



     Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this Rule, certain shares may be deemed to be beneficially owned by more than one person (such as where persons share voting power or investment power). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option or the conversion of a debenture into common stock) within 60 days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.



                                                                                            SHARES OF CLASS B
                                       SHARES OF COMMON STOCK BENEFICIALLY OWNED(1)         STOCK BENEFICIALLY
                                     ------------------------------------------------             OWNED
                                                                                           AT DECEMBER 31, 1993
                                     AT DECEMBER 31, 1993          AT CLOSING(14)           AND AT CLOSING(1)
                                     ---------------------      ---------------------      --------------------
                                      NUMBER       PERCENT       NUMBER       PERCENT      NUMBER       PERCENT
                                     --------      -------      --------      -------      -------      -------
Norman J. Pattiz(2)................  2,162,790(3)    10.7%      2,162,790(3)     7.1%      351,690        99.9%
Bruce E. Kanter....................   291,500(4)      1.5%       291,500(4)     *            --           --
Paul G. Krasnow....................    98,750(5)     *            98,750(5)     *            --           --
Joseph B. Smith....................    99,500(6)     *            99,500(6)     *            --           --
Arthur E. Levine...................    95,000(7)     *            95,000(7)     *            --           --
Gregory P. Batusic.................    12,500(13)    *            12,500(13)    *            --           --
Infinity Network Inc., a
  subsidariary of Infinity
  Broadcasting Corporation.........     --           --         5,000,000(15)   16.6%        --           --
  600 Madison Avenue
  New York, NY 10022
Putnam Investments, Inc.(12).......  1,949,500(16)    9.9%      1,949,500(16)    6.5%        --           --
  One Post Office Square
  Boston, MA 02109
The Equitable Life Assurance
  Society
  of the United States(12).........  1,594,526(9)     7.7%      1,594,526(9)     5.3%        --           --
  787 Seventh Avenue
  New York, NY 10019
Gruber & McBaine Capital
  Management(12)...................  1,288,000(11)    6.5%      1,288,000(11)    4.3%        --           --
  50 Osgood Place
  San Francisco, CA 94133
State of Wisconsin Investment
  Board(12)........................  1,200,000        6.1%      1,200,000        4.0%        --           --
  P.O. Box 7842
  Madison, WI 53707
Froley, Revy Investment Co.,
  Inc.(12).........................  1,082,841(10)    5.2%      1,082,841(10)    3.6%        --           --
  10900 Wilshire Boulevard
  Suite 1050
  Los Angeles, CA 90024
All directors and executive
  officers as a group (7
  persons)(8)......................  2,837,540       13.6%      2,837,540        9.1%      351,690        99.9%


- ---------------

   * Represents less than one percent (1%) of the Company's outstanding shares of Common Stock.

 (1) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock and Class B Stock, unless otherwise indicated.

 (2) As of December 31, 1993, Mr. Pattiz, whose business address is 9540 Washington Boulevard, Culver City, California 90232, owned or controlled Common Stock and Class B Stock representing approximately 51.5% of the total voting power of the Company. At the Closing, Mr. Pattiz will own or control Common Stock and Class B Stock representing approximately 40.3% of the total voting power of the Company. Mr. Pattiz disclaims economic interest in 112,500 shares of Class B Stock over which he has voting control.


 (3) Includes stock options for 525,000 shares granted pursuant to Mr. Pattiz' previous written employment agreement and 18,750 shares under the Company's 1989 Stock Incentive Plan, as amended.

 (4) Represents stock options for 250,000 shares granted under the Company's 1989 Stock Incentive Plan, as amended, and a common stock award of 41,500 shares.

 (5) Includes stock options for 93,750 shares granted under the Company's 1984 Non-Qualified Stock Option Plan and 1989 Stock Incentive Plan, as amended.

 (6) Includes stock options for 83,750 shares granted under the Company's 1989 Stock Incentive Plan, as amended.

 (7) Represents stock options for 95,000 shares granted under the Company's 1989 Stock Incentive Plan, as amended.

 (8) Includes stock options for 1,111,250 shares granted under the Company's 1984 Non-Qualified Stock Option Plan, 1989 Stock Incentive Plan, as amended, and Mr. Pattiz's previous written employment agreement.

 (9) Includes 848,957 shares issuable upon conversion of the 9% Debentures at a conversion price of $3.50 per share and 85,000 shares which may be acquired upon exercise of warrants at an exercise price of $2.375 per share. The Equitable Life Assurance Society of the United States as the parent holding company of various subsidiaries, has sole power to vote 1,584,519 shares and sole dispositive power over 1,591,669 shares.

(10) Represents shares issuable upon conversion of the 9% Debentures at a conversion price of $3.50 per share.

(11) Gruber and McBaine Capital Management, Inc. as an investment advisor has no sole voting or dispositive power, but has shared voting and dispositive power for 1,059,750 shares.

(12) Tabular information and footnotes 9, 10 and 11 are based on information contained in Schedule 13G filings and other information made available to the Company.

(13) Represents stock options for 12,500 shares granted under the Company's 1989 Stock Incentive Plan, as amended.


(14) Assumes full conversion of the 9% Debentures outstanding at December 31, 1993 into 5,331,600 shares of the Common Stock.


(15) Represents newly issued shares of Common Stock to be issued at the Closing. Does not include shares of Common Stock issuable upon the exercise of the Warrant and the Incentive Warrants.

(16) Putnam Investments, Inc. as an investment advisor has no sole voting dispositive power, but has shared voting and dispositive power for 1,949,500 shares.

MARKET PRICE OF COMMON STOCK AND RELATED SHAREHOLDER MATTERS

     The Company's Common Stock has been traded in the over-the-counter market under the NASDAQ symbol WONE since the Company's initial public offering on April 24, 1984. The following table sets forth the range of high and low last sales prices on the NASDAQ/National Market System, as reported by NASDAQ, for the Common Stock for the fiscal quarters indicated.


                                   FISCAL 1991                              HIGH       LOW
        ------------------------------------------------------------------  ---        ---
        First Quarter.....................................................  2 1/2      1 5/8
        Second Quarter....................................................  2 7/8      1 3/4
        Third Quarter.....................................................  2 3/4      1 3/4
        Fourth Quarter....................................................  2 3/16     1 3/8
        FISCAL 1992
        First Quarter.....................................................  3 1/2      1 5/16
        Second Quarter....................................................  3 3/8      2 1/16
        Third Quarter.....................................................  3          2
        Fourth Quarter....................................................  2 1/2      1 9/16
        FISCAL 1993
        First Quarter.....................................................  2 5/8      1 9/16
        Second Quarter....................................................  3          1 13/16
        Third Quarter.....................................................  3 1/8      2 5/8
        Fourth Quarter....................................................  9 1/4      2 3/8


     The Proposed Transaction was announced on Monday, October 11, 1993. On Friday, October 8, 1993, sales prices of the Common Stock ranged from a low of 3 1/4 to a last sales price high of 3 1/2.


     On January 7, 1994, the last sales price of the Common Stock as reported on the NASDAQ/National Market System was $8 1/16.



     No cash dividend was paid on the Common Stock during fiscal 1993, 1992 or 1991.


SELECTED CONSOLIDATED FINANCIAL DATA
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS.)

     The selected consolidated financial information for the Company presented below under the captions "Operating Results" and "Balance Sheet Data" for, and as of the end of, each of the years in the five-year period ended November 30, 1992 and the nine-month periods ended August 31, 1993 and 1992 is derived from the Company's Consolidated Financial Statements included herein, which for the three years ended November 30, 1992 have been audited by Price Waterhouse, independent certified public accountants. Information for, and as of, the nine-month periods ended August 31, 1993 and 1992 is unaudited, is derived from the Company's Consolidated Financial Statements included herein and includes all adjustments management considers necessary for a fair presentation of the data for such periods. The historical financial results for the nine-month period ended August 31, 1993 are not necessarily indicative of results to be expected for the full year. The selected financial data set forth below should be read in conjunction with the Consolidated Financial Statements, and the Notes thereto, of the Company and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included herein.

OPERATING RESULTS FOR PERIOD ENDED:



                                                        NINE MONTHS ENDED
                                                           AUGUST 31,                   FISCAL YEAR ENDED NOVEMBER 30,
                                                       -------------------   ----------------------------------------------------
                                                         1993       1992       1992       1991       1990       1989       1988
                                                       --------   --------   --------   --------   --------   --------   --------
REVENUE..............................................  $ 71,266   $ 75,533   $101,290   $108,586   $107,629   $105,420   $ 98,078
OPERATING COSTS AND EXPENSES.........................    74,265     90,334    119,990    114,517    116,938    115,541     93,926
                                                       --------   --------   --------   --------   --------   --------   --------
OPERATING INCOME (LOSS)..............................    (2,999)   (14,801)   (18,700)    (5,931)    (9,309)   (10,121)     4,152
                                                       --------   --------   --------   --------   --------   --------   --------
Interest Expense.....................................     4,998      4,136      5,562      5,610      8,031      8,155      6,422
Other Expense (Income)...............................       (42)       (27)       301      1,081       (366)      (612)    (3,196)
Equity in Net Loss of Unconsolidated Subsidiary......        --        789        789      1,901      1,608        996         --
Loss on Sale of Unconsolidated Subsidiary............        --      6,691      6,536         --         --         --         --
Effect of Litigation Settlement......................        --         --         --         --         --      6,129         --
                                                       --------   --------   --------   --------   --------   --------   --------
                                                          4,956     11,589     13,188      8,592      9,273     14,668      3,226
                                                       --------   --------   --------   --------   --------   --------   --------
INCOME (LOSS) BEFORE TAXES, DISCONTINUED OPERATIONS
  AND EXTRAORDINARY GAIN.............................    (7,955)   (26,390)   (31,888)   (14,523)   (18,582)   (24,789)       926
PROVISION (BENEFIT) FOR INCOME TAXES.................        --     (8,846)   (10,491)    (4,519)    (5,667)    (8,044)       452
                                                       --------   --------   --------   --------   --------   --------   --------
INCOME (LOSS) FROM CONTINUING OPERATIONS.............    (7,955)   (17,544)   (21,397)   (10,004)   (12,915)   (16,745)       474
INCOME (LOSS) ON DISCONTINUED OPERATIONS, NET OF
  INCOME TAX BENEFIT.................................    (3,140)    (2,249)    (2,721)    (6,778)    (5,260)    (5,993)     1,119
PROVISION FOR (LOSS) ON DISPOSAL OF DISCONTINUED
  OPERATIONS.........................................    (8,500)        --         --         --         --         --         --
                                                       --------   --------   --------   --------   --------   --------   --------
INCOME (LOSS) BEFORE EXTRAORDINARY GAIN..............   (19,595)   (19,793)   (24,118)   (16,782)   (18,175)   (22,738)     1,593
EXTRAORDINARY GAIN...................................        --         --         --     25,618         --         --         --
                                                       --------   --------   --------   --------   --------   --------   --------
NET INCOME (LOSS)....................................  $(19,595)  $(19,793)  $(24,118)  $  8,836   $(18,175)  $(22,738)  $  1,593
                                                       --------   --------   --------   --------   --------   --------   --------
                                                       --------   --------   --------   --------   --------   --------   --------
EARNINGS (LOSS) PER SHARE:
  Primary:
    Continuing Operations............................  $   (.53)  $  (1.18)  $  (1.44)  $   (.67)  $   (.89)  $  (1.16)       .04
    Discontinued Operations..........................      (.77)      (.15)      (.18)      (.46)      (.36)      (.42)       .08
                                                       --------   --------   --------   --------   --------   --------   --------
    Income (Loss) Before Extraordinary Gain..........     (1.30)     (1.33)     (1.62)     (1.13)     (1.25)     (1.58)       .12
    Extraordinary Gain...............................        --         --         --       1.73         --         --         --
                                                       --------   --------   --------   --------   --------   --------   --------
      Net Income (Loss)..............................  $  (1.30)  $  (1.33)  $  (1.62)  $    .60   $  (1.25)  $  (1.58)  $    .12
                                                       --------   --------   --------   --------   --------   --------   --------
                                                       --------   --------   --------   --------   --------   --------   --------
  Fully diluted:
    Continuing Operations............................  $   (.53)  $  (1.18)  $  (1.44)  $   (.30)  $   (.89)  $  (1.16)       .04
    Discontinued Operations..........................      (.77)      (.15)      (.18)      (.28)      (.36)      (.42)       .08
                                                       --------   --------   --------   --------   --------   --------   --------
    Income (Loss) Before Extraordinary Gain..........     (1.30)     (1.33)     (1.62)      (.58)     (1.25)     (1.58)       .12
    Extraordinary Gain...............................        --         --         --       1.06         --         --         --
                                                       --------   --------   --------   --------   --------   --------   --------
      Net Income (Loss)..............................  $  (1.30)  $  (1.33)  $  (1.62)  $    .48   $  (1.25)  $  (1.58)  $    .12
                                                       --------   --------   --------   --------   --------   --------   --------
                                                       --------   --------   --------   --------   --------   --------   --------


BALANCE SHEET DATA AT PERIOD ENDED:

                                                           AUGUST 31,                            NOVEMBER 30,
                                                       -------------------   ----------------------------------------------------
                                                         1993       1992       1992       1991       1990       1989       1988
                                                       --------   --------   --------   --------   --------   --------   --------
CURRENT ASSETS.......................................  $ 32,636   $ 52,201   $ 51,091   $ 46,126   $ 54,312   $ 54,613   $ 68,177
WORKING CAPITAL......................................   (11,055)     7,645    (11,942)    10,200     28,676     27,112     14,828
TOTAL ASSETS.........................................   177,725    300,873    295,740    322,561    343,783    353,065    300,511
LONG-TERM DEBT.......................................    66,057    164,822    146,622    169,083    214,342    195,750     98,500
TOTAL SHAREHOLDERS' EQUITY...........................    56,015     79,372     75,204     98,765     89,496    106,713    129,007

     No cash dividend was paid on the Company's common stock during the five years ended November 30, 1992 or for the nine months ended August 31, 1993.

     In 1993, the Company classified the results of operations from Radio & Records and its Los Angeles (KQLZ-FM) and New York (WYNY-FM) radio stations as discontinued operations. Accordingly, the historical net losses of the Company's owned-and-operated radio stations and Radio & Records have been reported separately from continuing operations, and the prior periods have been restated (including an allocation of interest). In the nine months ended August 31, 1993, the Company made a provision for the loss on the disposition of these assets of approximately $8,500, including estimated future costs and operating results from March 1, 1993 until the date of disposition.

QUARTERLY RESULTS OF OPERATIONS (UNAUDITED):

     The following is a tabulation of the unaudited quarterly results of operations for the first three quarters of fiscal 1993 and for each of the quarters for the fiscal years ended November 30, 1992 and 1991:


                                                   FIRST    SECOND     THIRD    FOURTH     FISCAL
    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)      QUARTER   QUARTER   QUARTER   QUARTER     YEAR
                                                  -------   -------   -------   -------   --------
1993
REVENUE.........................................  $20,352   $25,132   $25,782
OPERATING INCOME (LOSS).........................   (4,291)      319       973
(LOSS) FROM CONTINUING OPERATIONS...............   (6,072)   (1,303)     (580)
NET (LOSS)......................................   (9,212)   (1,303)   (9,080)
(LOSS) PER SHARE:
  PRIMARY AND FULLY DILUTED:
     CONTINUING OPERATIONS......................    (0.40)    (0.09)    (0.04)
     DISCONTINUED OPERATIONS....................    (0.21)       --     (0.56)
     NET (LOSS).................................  $ (0.61)  $ (0.09)  $ (0.60)
1992
REVENUE.........................................  $23,444   $24,279   $27,810   $25,757   $101,290
OPERATING (LOSS)................................   (5,857)   (5,428)   (3,516)   (3,899)   (18,700)
(LOSS) FROM CONTINUING OPERATIONS...............   (5,343)   (4,544)   (7,657)   (3,853)   (21,397)
NET (LOSS)......................................   (7,240)   (4,810)   (7,743)   (4,325)   (24,118)
(LOSS) PER SHARE:
  PRIMARY AND FULLY DILUTED:
     CONTINUING OPERATIONS......................    (0.36)    (0.30)    (0.51)    (0.26)     (1.44)
     DISCONTINUED OPERATIONS....................    (0.13)    (0.02)    (0.01)    (0.03)     (0.18)
     NET (LOSS).................................  $ (0.49)  $ (0.32)  $ (0.52)  $ (0.29)  $  (1.62)
1991
REVENUE.........................................  $22,639   $26,752   $27,834   $31,361   $108,586
OPERATING INCOME (LOSS).........................   (5,360)     (813)     (353)      595     (5,931)
(LOSS) FROM CONTINUING OPERATIONS...............   (5,132)   (2,632)   (1,489)     (751)   (10,004)
(LOSS) BEFORE EXTRAORDINARY GAIN................   (9,161)   (4,070)   (2,213)   (1,338)   (16,782)
NET INCOME (LOSS)...............................   16,457    (4,070)   (2,213)   (1,338)     8,836
EARNINGS (LOSS) PER SHARE:
  PRIMARY:
     CONTINUING OPERATIONS......................    (0.35)    (0.17)    (0.10)    (0.05)     (0.68)
     DISCONTINUED OPERATIONS....................    (0.27)    (0.10)    (0.05)    (0.04)     (0.45)
     (LOSS) BEFORE EXTRAORDINARY GAIN...........    (0.62)    (0.27)    (0.15)    (0.09)     (1.13)
     NET INCOME (LOSS)..........................     1.11     (0.27)    (0.15)    (0.09)      0.60
  FULLY DILUTED:
     CONTINUING OPERATIONS......................    (0.20)    (0.17)    (0.10)    (0.05)     (0.30)
     DISCONTINUED OPERATIONS....................    (0.18)    (0.10)    (0.05)    (0.04)     (0.28)
     (LOSS) BEFORE EXTRAORDINARY GAIN...........    (0.38)    (0.27)    (0.15)    (0.09)     (0.58)
     NET INCOME (LOSS)..........................  $  0.78   $ (0.27)  $ (0.15)  $ (0.09)  $   0.48


     At the end of the Company's first fiscal quarter of 1993, the Company classified the results of operations from Radio & Records and its Los Angeles (KQLZ-FM) and New York (WYNY-FM) radio stations as discontinued operations. Accordingly, the historical net losses of the Company's owned-and-operated radio stations and Radio & Records have been reported separately from continuing operations, and the prior periods have been restated (including an allocation of interest). In the third quarter of 1993, the Company made a provision for the loss on the disposition of these assets of approximately $8,500, including estimated future costs and operating results from March 1, 1993 until the date of disposition.

     Earnings (loss) per share is computed independently for each of the quarters presented. The effect of convertible debentures on the fully diluted earnings per share computation for the second, third, and fourth quarters of 1991 were anti-dilutive and, therefore, primary and fully diluted earnings per share are equivalent. As a result, the sum of the quarterly fully diluted earnings per share amounts do not equal the annual earnings per share in 1991.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
  (IN THOUSANDS, EXCEPT FOR PER SHARE AND BOND AMOUNTS)


     In June 1993, the Company completed the sales of its two owned-and-operated radio stations, WYNY-FM and KQLZ-FM (collectively, the "Stations"), and in November 1993 Westinghouse Electric Corporation ("WEC") acquired Radio & Records and the remaining net assets of Westwood One Stations Group, Inc. ("The Group") (a subsidiary initially set up by the Company as the owner of the Stations and Radio & Records in order to collateralize loans from WEC) in complete satisfaction of The Group's remaining obligations for the principal amount of loans and accrued interest thereon owed to WEC. Accordingly, the results of the Stations and Radio & Records are classified as discontinued operations for all periods presented. Consequently, the assets and liabilities of the discontinued operations (net of the provision for loss on disposal) have been recorded as investment in discontinued operations (the "Investment") on the consolidated balance sheet. The Investment and long-term debt are reduced as proceeds from the asset dispositions are received.



  RESULTS OF OPERATIONS


     Nine Months Ended August 31, 1993 Compared with the Nine Months Ended August 31, 1992. The following table sets forth the Consolidated Statements of Operations in dollars and as a percent of revenue for the nine months ended August 31, 1993 and 1992, accompanied by a period-to-period comparison:


                                                            NINE MONTHS ENDED AUGUST 31,
                                                     -------------------------------------------
                                                            1993                    1992                   CHANGE
                                                     -------------------     -------------------     ------------------
                                                       DOLLARS        %        DOLLARS        %      DOLLARS        %
                                                     -----------     ---     -----------     ---     --------     -----
                                                     (UNAUDITED)             (UNAUDITED)
REVENUE............................................   $  71,266      100%     $  75,533      100%    $ (4,267)       -6%
Operating Costs and Expenses Excluding Depreciation
  and Amortization.................................      58,983       83         69,116       92      (10,133)      -15
Depreciation and Amortization......................      12,367       17         14,798       20       (2,431)      -16
Corporate General and Administrative Expenses......       2,915        4          4,384        6       (1,469)      -34
Severance and Termination Expenses.................          --      --           2,036        3       (2,036)     -100
                                                     -----------     ---     -----------     ---     --------     -----
OPERATING INCOME (LOSS)............................      (2,999)      -4        (14,801)     -20       11,774        80
Interest Expense...................................       4,998        7          4,136        5          862        21
Other Expense (Income).............................         (42)      -0            (27)      -0           15        56
Equity in Net Loss of Unconsolidated Subsidiary....          --      --             789        1         (789)     -100
Loss on Sale of Unconsolidated Subsidiary..........          --      --           6,691        9       (6,691)     -100
                                                     -----------     ---     -----------     ---     --------     -----
(LOSS) BEFORE TAXES AND DISCONTINUED OPERATIONS....      (7,955)     -11        (26,390)     -35       18,435        70
(BENEFIT) FOR INCOME TAXES.........................          --      --          (8,846)     -12       (8,846)     -100
                                                     -----------     ---     -----------     ---     --------     -----
(LOSS) FROM CONTINUING OPERATIONS..................      (7,955)     -11        (17,544)     -23        9,589        55
(LOSS) ON DISCONTINUED OPERATIONS NET OF INCOME TAX
  BENEFIT OF $904 IN 1992..........................      (3,140)      -4         (2,249)      -3         (891)      -40
PROVISION FOR (LOSS) ON DISPOSAL OF DISCONTINUED
  OPERATIONS.......................................      (8,500)     -12             --      --        (8,500)       NM
                                                     -----------     ---     -----------     ---     --------     -----
NET (LOSS).........................................   $ (19,595)     -27%     $ (19,793)     -26%    $    198         1%
                                                     -----------     ---     -----------     ---     --------     -----
                                                     -----------     ---     -----------     ---     --------     -----


- ---------------

NM -- Not Meaningful

     Westwood One derives substantially all of its revenue from the sale of advertising time to advertisers. Revenue for the first nine months of fiscal 1993 declined $4,267, or 6%, to $71,266 from $75,533 in the same period a year ago. The decrease in revenue was attributable to the non-recurrence of the Company's exclusive radio coverage of the 1992 Summer Olympics. The Company's share of the national network radio marketplace declined by approximately one percentage point for the nine months versus the comparable prior year period as a result of reducing affiliate compensation expense (to improve profitability) which in turn impacted the value of the advertising time (audience) available for sale.



     Operating costs and expenses (excluding depreciation and amortization) primarily include affiliate compensation (to radio stations in exchange for commercial spots, which the Company sells to advertisers), current period production costs of syndicated radio programs (excluding the amortization of production costs) and network administration, which typically do not vary directly with revenue, and selling expenses (including agency commissions related to advertising revenue) which often vary closely with revenue. Operating Costs and expenses decreased $10,133, or 15%, to $58,983 from $69,116 in the same period a year ago primarily due to cost reduction programs associated with affiliate compensation, programming, news and staffing expenses, the non-recurrence of the 1992 Summer Olympics, and lower agency commissions.



     Depreciation and amortization decreased $2,431, or 16%, to $12,367 versus $14,798 a year ago due to lower amortization of production costs and depreciation of property and equipment.



     Corporate general and administrative expenses dropped $1,469, or 34%, to $2,915 as compared to $4,384 in the prior year principally due to the non-recurrence of a one-time charge for a vested benefit related to a new executive officer's employment contract, reduced legal and consulting expenses and other across-the-board expense cuts.


     Severance and termination expenses of $2,036 in 1992 were principally due to management changes implemented to achieve future efficiencies.


     Operating loss decreased to $2,999 from $14,801 a year ago, an improvement of $11,774, or 80%. This substantial change was primarily due to significant cost reduction programs and the non-recurrence of both the prior year severance and termination expenses and the one-time vested benefit, partially offset by the non-recurrence of profit from the 1992 Summer Olympics.


     Interest expense increased $862, or 21%, to $4,998 from $4,136 a year ago due principally to restructuring expenses accompanied by an increased interest rate associated with amending the terms of the Company's bank revolving credit facility and term loan.

     Loss before taxes and discontinued operations significantly improved by $18,435, or 70%, to $7,955 versus $26,390 a year ago, due to the decreased operating loss and the elimination of both the equity in net loss and loss on sale of an unconsolidated subsidiary resulting from its sale in the third quarter of fiscal 1992.

     Starting in fiscal 1993 the Company no longer has deferred tax liabilities available to offset its loss from continuing operations resulting in a reduced benefit for income taxes of $8,846.

     In the third quarter of 1993, the Company recorded an $8,500 provision for the loss on disposal of discontinued operations, including estimated future costs and operating results of the discontinued assets from March 1, 1993 until the date of disposition.

     On August 31, 1993, Radar ratings were published, which disclosed a decline in audience levels for the radio network industry, and specifically the Company. The Company cannot determine what impact, if any, these ratings will have on future revenue.

     In 1992, the Financial Accounting Standards Board issued FAS No. 109 "Accounting for Income Taxes". The Company will adopt the standard in fiscal 1994. However, the impact of complying with the new rule has not yet been determined.

     Trend Analysis of Fiscal Years Ended November 30, 1992, 1991, and
1990. The following table sets forth the consolidated statements of operations in dollars and as a percent of revenue for the three years ended November 30, 1992, 1991, and 1990, accompanied by dollar and percent comparisons covering 1992 vs 1991 and 1991 vs 1990:



                                                FISCAL YEAR ENDED NOVEMBER 30,
                                       ------------------------------------------------
                                            1992             1991             1990         1992 VS 1991      1991 VS 1990
                                       --------------   --------------   --------------   ---------------   ---------------
                                       DOLLARS     %    DOLLARS     %    DOLLARS     %    DOLLARS     %     DOLLARS     %
                                       --------   ---   --------   ---   --------   ---   --------   ----   --------   ----
REVENUE..............................  $101,290   100%  $108,586   100%  $107,629   100%  $ (7,296)    -7%  $    957      1%
Operating Costs and Expenses
  Excluding Depreciation and
  Amortization.......................    92,249    91     86,287    79     87,645    81      5,962      7     (1,358)    -2
Depreciation and Amortization........    19,661    20     22,055    20     22,855    21     (2,394)   -11       (800)    -4
Corporate General and Administrative
  Expenses...........................     6,017     6      6,175     6      5,994     6       (158)    -3        181      3
Severence and Termination Expenses...     2,063     2         --     0        444     0      2,063     NM       (444)  -100
                                       --------   ---   --------   ---   --------   ---   --------   ----   --------   ----
OPERATING (LOSS).....................   (18,700)  -18     (5,931)   -5     (9,309)   -9    (12,769)  -215      3,378     36
Interest Expense.....................     5,562     5      5,610     5      8,031     7        (48)    -1     (2,421)   -30
Other Expense (Income)...............       301     0      1,081     1       (366)    0       (780)   -72      1,447     NM
Equity in Net Loss of Unconsolidated
  Subsidiary.........................       789     1      1,901     2      1,608     1     (1,112)   -58        293     18
Loss on Sale of Unconsolidated
  Subsidiary.........................     6,536     6         --     0         --     0      6,536     NM         --    --
                                       --------   ---   --------   ---   --------   ---   --------   ----   --------   ----
(LOSS) BEFORE TAXES, DISCONTINUED
  OPERATIONS AND EXTRAORDINARY
  GAIN...............................   (31,888)  -31    (14,523)  -13    (18,582)  -17    (17,365)  -120      4,059     22
(BENEFIT) FOR INCOME TAXES...........   (10,491)  -10     (4,519)   -4     (5,667)   -5      5,972    132     (1,148)   -20
                                       --------   ---   --------   ---   --------   ---   --------   ----   --------   ----
(LOSS) FROM CONTINUING OPERATIONS....   (21,397)  -21    (10,004)   -9    (12,915)  -12    (11,393)  -114      2,911     23
(LOSS) ON DISCONTINUED OPERATIONS NET
  OF INCOME TAX BENEFIT OF $1,105
  (1992), $3,063 (1991) AND $2,309
  (1990).............................    (2,721)   -3     (6,778)   -6     (5,260)   -5      4,057     60     (1,518)   -29
                                       --------   ---   --------   ---   --------   ---   --------   ----   --------   ----
(LOSS) BEFORE EXTRAORDINARY GAIN.....   (24,118)  -24    (16,782)  -15    (18,175)  -17     (7,336)   -44      1,393      8
EXTRAORDINARY GAIN ON DEBT EXCHANGE
  OFFER NET OF TAXES.................        --    --     25,618    --         --    --    (25,618)  -100     25,618     NM
                                       --------   ---   --------   ---   --------   ---   --------   ----   --------   ----
NET INCOME (LOSS)....................  $(24,118)  -24%  $  8,836     8%  $(18,175)  -17%  $(32,954)    NM   $ 27,011     NM
                                       --------   ---   --------   ---   --------   ---   --------   ----   --------   ----
                                       --------   ---   --------   ---   --------   ---   --------   ----   --------   ----


- ---------------

NM -- Not Meaningful


     Revenue decreased 7% to $101,290 in fiscal 1992 from $108,586 in fiscal 1991 and increased nominally (1%) in fiscal 1991 from $107,629 in fiscal 1990. The decrease in revenue in fiscal 1992 was primarily attributable to a 13% erosion of the national network radio revenue marketplace (according to the Radio Network Association). The decline in revenue would have been slightly greater had the Company not had the exclusive radio coverage for the 1992 Summer Olympics. The Company's market share, based on advertising revenue reported to the Radio Network Association, was 25% in fiscal 1992 as compared to approximately 24% in fiscal 1991 and 1990.



     Operating costs and expenses excluding depreciation and amortization increased 7% to $92,249 in fiscal 1992 from $86,287 in fiscal 1991 and decreased 2% in fiscal 1991 from $87,645 in fiscal 1990. The fiscal 1992 increase is primarily attributable to costs associated with broadcasting the 1992 Summer Olympics, a provision for contract losses and higher affiliate compensation expenses, partially offset by lower syndicated music programming costs, reduced agency commissions associated with lower revenue, lower write-offs of doubtful accounts and lower transmission expenses. The fiscal 1991 decrease was primarily associated with the full-year impact of the elimination in 1990 of several unprofitable syndicated programs and related personnel, partially offset by an increase in affiliate compensation expense in order to attempt to gain a larger long-term audience and an increase of $1,001 in the write-off of doubtful accounts.

     Depreciation and amortization dropped 11% to $19,661 in 1992 from $22,055 in 1991 and dropped 4% in 1991 from $22,855 in 1990. The reductions are primarily due to lower amortization of production costs and lower write-offs resulting from fewer terminated station affiliation agreements.



     Corporate general and administrative expenses decreased 3% to $6,017 in fiscal 1992 from $6,175 in fiscal 1991 and increased 3% in fiscal 1991 from $5,994 in fiscal 1990. In 1992, reduced legal and consulting fees were almost entirely offset by a one-time charge for a vested benefit related to a new executive officer's employment contract, an executive search fee and expenses associated with restructuring loan agreements. The increase in 1991 was attributable to higher legal and consulting fees.



     Severance and termination expenses in 1992 were $2,063 and were $444 in 1990 due in 1992 to a substantial expense provision related to several management changes and in 1990 to a significant personnel reduction, primarily related to the production of syndicated programs.



     Operating loss rose 215% to $18,700 in 1992 from $5,931 in 1991 after a 36% decrease in 1991 from $9,309 in 1990. The increase in the 1992 operating loss occurred principally due to the profit impact of lower revenue resulting from the overall decline in the marketplace (somewhat offset by profit from the 1992 Olympics), increased operating costs and expenses and the increase in severance and termination expenses, partially offset by lower depreciation and amortization. The 1991 decrease in operating loss was a result of lower operating costs and expenses, profit related to higher revenue, lower depreciation and amortization and a reduction in severance and termination expenses.



     Interest expense was $5,562, $5,610 and $8,031 in fiscal 1992, 1991 and 1990, respectively. The decrease in fiscal 1991 was primarily due to lower debt as a result of the January 1991 debt exchange offer.



     In fiscal 1992 and 1991, other expense of $301 and $1,081, respectively, was due principally to provisions in 1992 and 1991 of $250 and $1,428, respectively, to write-down a parcel of real estate that was held for sale to its net realizable value, partially offset by investment income. In 1990, other income was principally comprised of investment income.


     Equity in net loss of an unconsolidated subsidiary was related to the Company's share of the operating performance of WNEW-AM, which was sold in August 1992.

     Loss on the sale of an unconsolidated subsidiary of $6,536 in 1992 represents the provision for the sale of WNEW-AM, which closed on December 15, 1992.


     Loss before taxes, discontinued operations, and extraordinary gain increased 120% to $31,888 in 1992 from $14,523 in 1991 and decreased 22% in 1991 from $18,582 in 1990. The increase in 1992 was principally due to the increased operating loss, the loss on the sale of an unconsolidated subsidiary, and the provision for the write-down to net realizable value of a parcel of real estate. The 1991 decrease was principally related to a lower operating loss and reduced interest expense, partially offset by a provision for the write-down of a parcel of real estate.



     Benefit for income taxes increased 132% to $10,491 in 1992 from $4,519 in 1991 and decreased 20% in 1991 from $5,667 in 1990 principally as a result of the change in pre-tax loss. The Company's effective tax rates in fiscal 1992, 1991, and 1990 were 33%, 31%, and 30%, respectively.



     Loss from continuing operations increased $11,393 to $21,397 in 1992 from $10,004 in 1991 and decreased $2,911 in 1991 from $12,915 in 1990 due to changes in the pre-tax loss, partially offset by the benefit for income taxes.



     Loss on discontinued operations, net of income tax benefit, decreased $4,057 to $2,721 in 1992 from $6,778 in 1991 and increased $1,518 in 1991 from
$5,260 in 1990. Improved operating performance of WYNY-FM and Radio & Records, lower interest expense and the non-occurrence of costs associated with the 1991 format change at KQLZ-FM contributed to the lower 1992 loss, while the 1991 KQLZ-FM format change costs were responsible for the higher loss in 1991 versus 1990.



     The Company had an extraordinary gain on the debt exchange offer in fiscal 1991, net of taxes, amounting to $25,618.

  LIQUIDITY AND CAPITAL RESOURCES

     At August 31, 1993, the Company's cash and cash equivalents were $4,778, a decrease of $1,677 from November 30, 1992. The decrease in cash of $1,677 combined with the cash provided before financing activities of $92,505 and the proceeds from the issuance of Common Stock of $196 were used to reduce outstanding borrowings by $94,378 to $84,221 at August 31, 1993 from $178,599 at November 30, 1992.

     For the nine months ended August 31, 1993, net cash from operating activities was $475, a decrease of $1,573 from the comparable prior year. The decrease was primarily attributable to prior year collections associated with fourth quarter 1991 revenue and a large reduction in accounts payable and accrued liabilities, partially offset by improved broadcast cash flow and receipt of a multi-year license fee (deferred revenue). Net cash provided by investing activities was $92,030, an increase of $99,627 over the prior year, principally due to proceeds from the sales of two radio stations, an unconsolidated subsidiary and a parcel of real estate. Consequently, cash provided before financing activities for the first nine months of 1993 versus comparable 1992 improved $98,054.

     The Company used the assets of The Group as collateral for a revolving credit facility with WEC and 16% Senior Subordinated Debentures issued to WEC, both non-recourse to the Company. In June 1993 the Company completed the sale of both radio stations and used the net proceeds to retire the 16% Debentures ($43,733) and reduce the revolving credit facility to $20,334. At August 31, 1993 The Group's primary source of liquidity was $3,471 in cash and cash equivalents, of which $994 was used on September 15, 1993 to make a $610 principal payment along with accrued interest.

     Effective November 1, 1993, WEC acquired Radio & Records and the remaining net assets of The Group in complete satisfaction of The Group's remaining obligations for the principal amount of loans and accrued interest thereon owed to WEC.

     Cash and cash equivalents for the Company, excluding The Group, was $1,307 at August 31, 1993. The Company, excluding The Group, amended its Revolving Facility and term loan with its senior lender effective April 13, 1993. Under the amended terms, at August 31, 1993 the Company had a Revolving Facility of $6,800 and a term loan of $13,300, with interest at the rate of prime plus 2%, and a maturity on December 1, 1993. At August 31, 1993 the Company, excluding The Group, had available borrowings under the Revolving Facility of $4,800 and had borrowed the maximum amount of the term loan.

     On November 22, 1993 the Company repaid its Revolving Facility and term loan by entering into a new senior debt agreement involving a revolving facility and two term loans. The principal terms of the new loan agreement are:

          (1) A maximum revolving credit facility of $13,000 based on eligible accounts receivable.

          (2) A $3,500 term loan A to be repaid at approximately $58 per month starting on January 1, 1994 with the remaining principal and interest due on December 1, 1996.

          (3) A $3,500 term loan B to be repaid at approximately $83 a month starting on January 1, 1994 with the remaining principal and interest due on December 1, 1995.

          (4) An interest rate on all loans of 2.25% above prime, payable monthly.

          (5) A closing fee of $200, an annual facility fee of $100, certain annual unused line, term loan continuation, and administrative service fees and a prepayment fee of $200 should the Acquisition be consummated.


     On November 4, 1993 the Company signed a definitive agreement to acquire the Unistar Shares, net of the Assigned Assets and the Assumed Liabilities, for $16,589 plus assumption of the Retained Debt in the amount of $84,711. The Acquisition will be accounted for as a purchase and will be financed with the proceeds of the New Senior Loan. It is currently expected that such borrowings will also include funds for the refinancing of the Company's new senior debt. In addition, the Company also agreed to issue and sell to INI 5 million newly issued shares of Common Stock and the Warrant to purchase an additional 3 million shares of Common Stock at an exercise price of $3.00 per share (subject to certain vesting requirements), for an aggregate purchase price of $15,000. Upon the Closing, Infinity will manage Westwood One pursuant to the Management Agreement. The Proposed Transaction is subject to a number of conditions including receipt of financing and approval by the Company's shareholders.


     Management believes that the Company's cash, anticipated cash flow from operations and available borrowings will be sufficient to finance current and forecasted operations and debt obligations over the next 12 months, although there can be no assurance in this regard. Furthermore, the projected cash flow from operations and available borrowings of the Company following the Acquisition is projected to be sufficient to finance forecasted operations and anticipated debt obligations. There can be no assurance, however, that the Acquisition will be consummated.

                         INFORMATION REGARDING UNISTAR


     The following information regarding Unistar has been provided to the Company by Unistar. The Company has not independently verified any of the information contained in this Proxy Statement which was supplied by Unistar.


BUSINESS

     Unistar is a producer and distributor of radio programs and 24-hour continuous play formats to radio stations nationwide. Unistar served a total of approximately 2,000 affiliated radio stations as of December 31, 1992. Unistar produces and distributes regularly scheduled news, business, sports and entertainment programs through its various operating radio networks: Unistar Power Radio Network, CNN+ Radio Network, Unistar Super Radio Network, CNBC Business Radio Network and Unistar Programming Network.

     Generally, Unistar pays the cost of producing or acquiring the broadcasting rights for its programming and pays compensation to its affiliated stations for broadcasting the programs and commercial announcements included therein. Unistar derives substantially all of its revenues from the sale of commercial time to national advertisers.

  COMPETITION

     Unistar competes with other radio programmers and distributors, television networks, cable television and other advertising media in the sale of advertising time. Generally, sales of advertising time depend upon the ability to deliver an audience composed of a specific demographic group, which in turn depends upon the quality and characteristics of the programming provided.

     Unistar also competes with other companies providing radio programming for the placement of radio programming on individual radio stations. Placement of radio programming is dependent upon the stations' needs and the desirability of the programming offered.

  EMPLOYEES

     On November 15, 1993, Unistar had 181 full-time employees. Certain on-air employees at Unistar's Valencia, California and Arlington, Virginia production facilities are covered by collective bargaining agreements. Unistar believes relations with its employees and independent contractors are good.

PROPERTIES

     Unistar leases its headquarters which are located at 1675 Broadway, 17th Floor, New York, NY 10019. In addition, Unistar leases a 32,000 sq. ft. production facility in Valencia, California, and a 8,000 sq. ft. facility in Arlington, Virginia for the production of its news operations. Unistar also leases three small sales locations throughout the country. Unistar believes its facilities are adequate for its level of operations.

LEGAL PROCEEDINGS

     Unistar is not involved in any litigation which it believes will have a material adverse effect on its business and operations.

SHAREHOLDERS, DIVIDENDS

     Unistar is a wholly-owned subsidiary of UCGI. During 1992, the parent corporation of UCGI was in monetary default on its loan commitments to several financial institutions, including Chase, who in February 1993 acquired 100% of the equity of UCGI in lieu of foreclosure (the "UCGI Restructuring"). In February 1993, Infinity entered into a management agreement to manage the business and operations of UCGI and its subsidiaries, including Unistar. In September 1993, Chase acquired the equity shares of the other financial institutions, Infinity's management agreement was amended and restated and INI acquired approximately 20% of UCGI's issued and outstanding capital stock and an option to acquire the remaining capital stock of

UCGI from Chase at a nominal price. At Closing, INI will have the right to exercise such option and acquire the remaining shares of UCGI from Chase, and it is expected that INI will acquire such shares promptly after the Closing.



     There is no established public trading market for the equity of Unistar or UCGI. No dividends were paid on Unistar's common stock during the three years ended December 31, 1992 or for the nine months ended September 30, 1993.


SELECTED FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT FOR SHARE AMOUNTS)

REVENUE:

                                                 NINE MONTHS ENDED
                                                   SEPTEMBER 30,       YEAR ENDED DECEMBER 31,(A)
                                                 ------------------   ----------------------------
                                                  1993       1992       1992      1991      1990
                                                 -------   --------   --------   -------   -------
                                                 (UNAUDITED)
REVENUE........................................  $50,958   $ 44,618   $ 58,053   $73,839   $82,109
OPERATING COSTS AND EXPENSES...................   47,236     48,595     66,374    66,528    76,149
                                                 -------   --------   --------   -------   -------
OPERATING INCOME (LOSS)........................    3,722     (3,977)    (8,321)    7,311     5,960
                                                 -------   --------   --------   -------   -------
Interest expense...............................    4,743      5,721      7,768     9,995    12,146
Write-off of deferred debt cost and original
  issue discount...............................                          5,404
Equity in net loss of unconsolidated
  subsidiary...................................      311        309        435         9       294
                                                 -------   --------   --------   -------   -------
LOSS BEFORE TAXES..............................   (1,332)   (10,007)   (21,928)   (2,693)   (6,480)
                                                 -------   --------   --------   -------   -------
INCOME TAXES...................................       57         79         82       128        98
                                                 -------   --------   --------   -------   -------
NET LOSS.......................................  $(1,389)  $(10,086)  $(22,010)  $(2,821)  $(6,578)
                                                 -------   --------   --------   -------   -------
                                                 -------   --------   --------   -------   -------

BALANCE SHEET DATA AT PERIOD ENDED:

                                                 SEPTEMBER 30,               DECEMBER 31,
                                              -------------------   ------------------------------
                                                1993       1992       1992       1991       1990
                                              --------   --------   --------   --------   --------
CURRENT ASSETS..............................  $ 18,029   $ 12,122   $ 11,941   $ 16,972   $ 19,176
WORKING CAPITAL.............................    (4,492)   (10,069)   (13,328)    (3,988)    (4,586)
TOTAL ASSETS................................   124,037     85,100     81,977     92,334     99,784
LONG-TERM DEBT..............................   102,905     90,868     96,590     89,246     91,074
TOTAL SHAREHOLDERS' EQUITY..................    (1,388)   (27,958)   (39,882)   (17,872)   (15,051)

- ---------------

No dividends were paid on Unistar's common stock during the three years ended December 31, 1992 or for the nine months ended September 30, 1993.

(A) Information prior to 1990 is not presented. Unistar Radio Networks, Inc. was formed on August 17, 1989 by the combination of two unrelated groups of companies and the results of the combined operations is not comparable for periods prior to 1990.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
     (ALL AMOUNTS IN THOUSANDS)

  RESULTS OF OPERATIONS


     Three months ended September 30, 1993 compared with the three months ended September 30, 1992. Unistar derives substantially all of its revenue from the sale of advertising time to advertisers. Revenues for the three months ended September 30, 1993 were $18,604 as compared to $15,361 for the three months ended September 30, 1992, an increase of $3,243 or 21%. The increase was primarily attributable to an overall increase in expenditures by radio network advertisers and an increase in Unistar's share of network radio advertising sales for the third quarter of 1993 as compared to the third quarter of 1992. Unistar's management expects expenditures by radio network advertisers and Unistar's share of network radio advertising sales to continue increasing, however there can be no assurances of that result.



     Operating costs and expenses (excluding Depreciation and Amortization) include costs of programming, production, distribution, affiliate compensation and sales, general and administrative expenses. Operating costs and expenses (excluding Depreciation and Amortization) were $14,966 in the three months ended September 30, 1993 up by $988 or 7% from $13,978 in the three months ended September 30, 1992. The increase in costs was in part due to increased selling expenses associated with increased revenue and increased production costs attributable to new shows started in the third quarter of 1993.



     Depreciation and Amortization was $1,646 for the three months ended September 30, 1993 as compared to $1,241 for the three months ended September 30, 1992, an increase of $405 or 33%. This increase was primarily due to increased goodwill amortization resulting from the UCGI Restructuring.



     Operating income for the three months ended September 30, 1993 was $1,992 compared to an operating income of $142 for the three months ended September 30, 1992, an improvement of $1,849. This increase was primarily due to the increase in revenues in excess of the increase in expenses during the first three months ended September 30, 1993.



     Interest expense was $1,659 for the three months ended September 30, 1993 as compared to $1,833 for the three months ended September 30, 1992, a decrease of $173 or 9%, which was primarily due to the reduction in interest rates during 1993.



     Net Income for the three months ended September 30, 1993 was $211 as compared to a net loss of $1,822 for the three months ended September 30, 1992.



     Nine months ended September 30, 1993 compared with the nine months ended September 30, 1992. Revenues for the nine months ended September 30, 1993 were $50,958 as compared to $44,618 for the nine months ended September 30, 1992, an increase of $6,340 or 14%. The increase was primarily attributable to an overall increase in expenditures by radio network advertisers and an increase in Unistar's share of network radio advertising sales for the first nine months of 1993 as compared to the first nine months of 1992.



     Operating costs and expenses (excluding Depreciation and Amortization) include costs of programming, production, distribution, affiliate compensation and sales, general and administrative expenses. Operating costs and expenses (excluding Depreciation and Amortization) were $42,278 in the nine months ended September 30, 1993 down by $2,611 or 6% from $44,890 in the nine months ended September 30, 1992. Excluding restructuring costs of $1,501 incurred in the nine months ended September 30, 1992, operating costs and expenses were $1,110 or approximately 2.5% lower for the first nine months of 1993 as compared with the first nine months of 1992. The reduction in costs was in part due to the elimination of certain unprofitable shows and programming and cost reductions instituted as a result of the change in management in connection with the UCGI Restructuring. Programming and station affiliation costs were $362 lower for the first nine months of 1993 as compared with the first nine months of 1992, primarily as a result of the elimination of unprofitable programming and station affiliate compensation. Sales, general and administrative expenses were $748 lower for the first nine months of 1993 as compared with the first nine months of 1992, primarily as a result of reductions in operating expenses in connection with the UCGI Restructuring, as well as decreases in marketing costs relating to developing and maintaining affiliates.



     Depreciation and Amortization was $4,958 for the nine months ended September 30, 1993 as compared to $3,705 for the nine months ended September 30, 1992, an increase of $1,252 or 34%. This increase was primarily due to increased goodwill amortization resulting from the UCGI Restructuring.


     Operating income for the nine months ended September 30, 1993 was $3,722 compared to an operating loss of $3,977 for the nine months ended September 30, 1992, an improvement of $7,699. This increase was primarily due to the increase of revenues and the reduction in expenses during the first nine months of 1993.

     Interest expense was $4,743 for the nine months ended September 30, 1993 as compared to $5,721 for the nine months ended September 30, 1992, a decrease of $978 or 17%, which was primarily due to the reduction in interest rates during 1993.

     Net Loss was $1,389 for the nine months ended September 30, 1993, $8,697 or 86% lower than than the Net Loss of $10,086 for the nine months ended September 30, 1992.


     Year ended December 31, 1992 compared with the year ended December 31, 1991. Revenues for the year ended December 31, 1992 were $58,053 as compared to $73,839 for the year ended December 31, 1991, a decrease of $15,786 or 21%. The decrease was due primarily to a weak advertising market generally and specifically a decrease in overall expenditures by advertisers on radio network programming during the year ended December 31, 1992. In addition, Unistar's share of radio network advertising sales declined. Revenues also declined as a result of the discontinuing of several unprofitable programs.



     Operating costs and expenses (excluding Depreciation and Amortization) increased $126 to $61,435 for the year ended December 31, 1992 as compared to $61,309 for the year ended December 31, 1991. Included in operating costs and expenses for the year ended December 31, 1992 were approximately $5,818 of expenses associated with the UCGI Restructuring, including costs associated with the termination of certain executives. Excluding such restructuring costs, operating costs and expenses decreased by $5,692 in 1992 as compared to 1991, principally due to the elimination of costs related to unprofitable programs and a reduction in affiliate compensation expenses. Affiliate compensation expenses was $2,051 or 11% lower for the year ended December 31, 1992 than for the previous year. This decrease was primarily due to the termination of certain station affiliation arrangements which were no longer deemed profitable.



     Depreciation and Amortization was $4,940 for the year ended December 31, 1992 as compared to $5,220 for the year ended December 31, 1991, a decrease of $280 or 5%, which was primarily due to the reduction in 1992 of fixed asset purchases and completion of depreciation and amortization on certain of Unistar's previously acquired assets.


     Operating loss for the year ended December 31, 1992 was $8,321 as compared to operating income of $7,311 for the year ended December 31, 1991, a decrease of $15,632. This decrease was principally due to a decrease in revenues in 1992.

     Interest expense declined $2,227 or 22% from $9,995 for the year ended December 31, 1991 to $7,768 for the year ended December 31, 1992, primarily due to the reduction in interest rates during the period. In addition, Unistar wrote off, in 1992, certain deferred financing costs in the amount of $5,404 as a result of the UCGI Restructuring.

     Net Loss was $22,010 for the year ended December 31, 1992, an increase of $19,189 or 680% from a Net Loss of $2,821 for the year ended December 31, 1991.

     Year ended December 31, 1991 compared with the year ended December 31, 1990. Revenues for the year ended December 31, 1991 were $73,839 as compared to $82,109 for the year ended December 31, 1990, a decrease of $8,270 or 10%. The decrease was due to the elimination of a major syndicated countdown show at the end of 1990 as well as a decline in Unistar's share of radio network advertising sales.

     Operating costs and expenses (excluding Depreciation and Amortization) were $61,309 for the year ended December 31, 1991 as compared to $70,499 for the year ended December 31, 1990, a decrease of $9,190 or 13%. The reduction in costs was in part due to general cost reduction programs as well as the elimination of costs associated with the distribution of the syndicated countdown program.

     Depreciation and Amortization was $5,219 for the year ended December 31, 1991, down by $431 or 8% from $5,650 for the year ended December 31, 1990, primarily due to the reduction in 1991 of fixed asset purchases and completion of depreciation and amortization on certain of Unistar's previously acquired assets.

     Operating income for the year ended December 31, 1991 was $7,311, an increase of $1,351 or 23% from the prior year's operating income of $5,960. This increase in operating income resulted from a decrease in operating costs and expenses.

     Interest expense declined $2,151 or 18% from $12,146 for the year ended December 31, 1990 to $9,995 for the year ended December 31, 1991 primarily due to the reduction in interest rates during 1991.

     Net Loss was $2,821 for the year ended December 31, 1991, a decrease of $3,757 or 57% from a Net Loss of $6,579 for the year ended December 31, 1990.


     Unistar does not know of any trends or uncertainties that it reasonably expects will have a material favorable or unfavorable impact on its revenues or income from operations.


  LIQUIDITY AND CAPITAL RESOURCES

     In connection with the UCGI Restructuring, Unistar's credit agreement was amended and restated to provide for a deferral of all interest payments until September 1993. At September 30, 1993, Unistar had cash and cash equivalents of $2,574.

     Unistar expects its cash flow from operations to generate sufficient funds to meet all of its principal and interest payment obligations in accordance with the terms of its amended and restated credit agreement.

                         INFORMATION REGARDING INFINITY


     The following information regarding Infinity has been provided to the Company by Infinity. The Company has not independently verified any of the information contained in this Proxy Statement which was supplied by Infinity.


BUSINESS


     Infinity is the largest company in the United States whose business is exclusively devoted to radio broadcasting. It is one of only two companies able to offer advertisers a radio listening audience in each of the nation's top ten radio markets (the other being CBS, Inc.). Based on Duncan's Radio Market Guide (1993 ed.) and adjusting for the pro forma effect of its 1993 pending and completed acquisitions, Infinity would have ranked first in total radio revenues in 1992 among all companies owning radio stations in the United States. Infinity serves markets accounting for approximately $2.2 billion in radio advertising revenues, representing approximately 26% of the total radio advertising expenditures in the United States in 1992. Upon completion of all pending acquisitions, Infinity will own and operate 25 radio stations serving 13 of the nation's largest radio markets. The consummation of each of Infinity's pending acquisitions is subject to certain conditions, including approval by the FCC. There can be no assurance that such approval ultimately will be obtained or that the other closing conditions will be satisfied.



     Since Infinity acquired its first radio station in May 1973, it has expanded by acquiring and developing underperforming stations in the nation's largest media markets, where the greatest proportion of radio advertising dollars is spent. Infinity believes that its presence in large markets makes it attractive to advertisers and that the overall diversity of its stations reduces its dependence on any single station, local economy or advertiser.


     In each of its markets, Infinity attracts a specific demographic group by targeting its program format and hiring popular on-air talent. Infinity's stations serve diverse target demographics through a broad range of programming formats such as rock, oldies, adult contemporary, all-sports and country. Infinity's overall programming strategy in part is to acquire significant on-air talent and broadcasting rights for sports franchises.

     The diversity of station and market characteristics, combined with Infinity's successful acquisition and operating strategies, have enabled Infinity to achieve consistent growth in revenues and operating cash flow.

     In April 1992, Infinity completed the acquisition of WFAN-AM, an all-sports radio station serving New York City, for approximately $70 million. On February 1, 1993, Infinity completed the acquisition of radio stations WZGC-FM (Atlanta), WZLX-FM (Boston) and WUSN-FM (Chicago) for a total purchase price of approximately $100 million. On September 1, 1993, Infinity completed the acquisition of WIP-AM, an all-sports radio station serving Philadelphia, for approximately $17.4 million. On June 16, 1993, Infinity entered into an agreement to acquire KRTH-FM, a radio station serving Los Angeles, for approximately $110 million, and as of October 4, 1993, Infinity entered into an agreement to purchase WPGC-AM/FM in Washington, D.C. for approximately $60 million.

     On February 17, 1993, Infinity entered into an agreement to manage the business and operations of UCGI and its subsidiaries, including Unistar, for a base management fee of $2,000,000 annually (adjusted for inflation). This agreement was amended and restated on September 29, 1993. At such time, INI acquired approximately 20% of UCGI's issued and outstanding capital stock and an option to acquire the remaining capital stock of UCGI from Chase for a nominal price under certain conditions. As discussed elsewhere in this Proxy Statement, in connection with the Closing under the Acquisition Agreement, the Retained Debt will be repaid and INI is expected to exercise its option to acquire the remaining capital stock of UCGI.

MANAGEMENT

     The following persons are the executive officers of Infinity:


     Mel Karmazin (age 50) has been an executive officer of Infinity for more than ten years and has been President and Chief Executive Officer of Infinity since mid-1988. He was Executive Vice President of Infinity from 1981 until mid-1988. Mr. Karmazin has served on the Board of Directors of Infinity since 1984.



     Farid Suleman (age 42) is Vice President-Finance and Chief Financial Officer of Infinity and has held these offices since 1986. Mr. Suleman has served on the Board of Directors of Infinity since February 1992. Prior to joining Infinity, Mr. Suleman was a principal at the accounting firm of Ernst & Young.



     Gerald Carrus (age 68) is Co-Chairman of the Board of Directors and Treasurer of Infinity and has held these offices since mid-1988. He was President and Treasurer of Infinity from 1979 until mid-1988. Mr. Carrus has served on the Board of Directors of Infinity since 1979.


     Michael A. Wiener (age 56) currently is Chairman of the Board of Directors and Secretary of Infinity and has held these offices since 1979. Mr. Wiener has served on the Board of Directors of Infinity since 1972.

     As disclosed elsewhere in this Proxy Statement, after the Closing, Mr. Karmazin will serve as the Company's Chief Executive Officer and Mr. Suleman will serve as the Company's Chief Financial Officer.

SELECTED CONSOLIDATED FINANCIAL DATA

     The selected consolidated financial information for Infinity presented below under the captions "Statement of Operations Data" and "Balance Sheet Data" for, and as of the end of, each of the years in the five-year period ended December 31, 1992, is derived from Infinity's Consolidated Financial Statements, which financial statements have been audited by KPMG Peat Marwick, independent certified public accountants. This selected consolidated financial information should be read in conjunction with Infinity's Consolidated Financial Statements as of December 31, 1991 and 1992 and for each of the years in the three-year period ended December 31, 1992, the report thereon, and the Notes thereto, included in the Infinity's Annual Report on Form 10-K for the year ended December 31, 1992, and with "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained therein. Infinity's historical consolidated results of operations for the year ended December 31, 1992 include the operating results of radio station WFAN-AM from April 16, 1992, the date Infinity acquired such station.

     The selected consolidated financial information for Infinity presented below under the captions "Statement of Operations Data" and "Balance Sheet Data" for, and as of the end of, the nine month periods ended September 30, 1992 and 1993, and as of September 30, 1993, is derived from Infinity's unaudited Consolidated Financial Statements, included in Infinity's Quarterly Report on Form 10-Q for the quarter ended September 30, 1993. Such unaudited Consolidated Financial Statements include all adjustments management considers necessary for a fair presentation of the data for such periods. The historical financial results for Infinity for the nine months ended September 30, 1993 are not necessarily indicative of results to be expected for the full year. The unaudited selected consolidated financial information should be read in conjunction with Infinity's unaudited Consolidated Financial Statements and the Notes thereto, included in the September 30 Form 10-Q, and with "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained therein.

     The historical consolidated financial results for Infinity are not comparable from year to year or period to period because of the acquisition of various broadcasting properties by Infinity during the years or periods covered. See "-- Business."

     Infinity will provide without charge to each person to whom this Proxy Statement is delivered, a copy of its 1992 Form 10-K and its September 30, 1993 10-Q (excluding, in either case, any exhibits thereto) on the written or telephonic request of such person directed to Infinity Broadcasting Corporation, 600 Madison Avenue, New York, New York, 10022 (telephone number (212) 750-6400),
Attention: Secretary's Office.

                       INFINITY BROADCASTING CORPORATION
                                 (IN THOUSANDS)

                                                                                                  NINE MONTHS ENDED
                                                      YEAR ENDED DECEMBER 31,                       SEPTEMBER 30,
                                        ----------------------------------------------------     -------------------
                                          1988       1989       1990       1991       1992         1992       1993
                                        --------   --------   --------   --------   --------     --------   --------
                                                                                                 (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Total revenues........................  $111,596   $123,122   $128,944   $135,278   $171,843     $120,698   $164,476
  Net revenues........................    97,148    107,159    112,184    117,959    150,230      105,324    143,357
Station operating expenses excluding
  depreciation and amortization.......    52,677     58,855     59,531     61,207     81,707       57,056     77,471
                                        --------   --------   --------   --------   --------     --------   --------
Station operating income excluding
  depreciation and amortization.......    44,471     48,304     52,653     56,752     68,523       48,268     65,886
Depreciation and amortization.........    18,595     29,667     28,682     25,582     28,926       21,253     28,902
Corporate general and administrative
  expenses............................     3,749      3,208      3,542      3,698      4,182        3,122      3,635
                                        --------   --------   --------   --------   --------     --------   --------
Operating income......................    22,127     15,429     20,429     27,472     35,415       23,893     33,349
Interest expense, net of interest
  income..............................    33,155     58,885     59,462     51,492     38,238       29,272     27,696
Net earnings (loss) before
  extraordinary items.................   (17,144)   (43,646)   (39,682)   (24,026)    (9,432)     (11,886)     5,248

                                                             AT DECEMBER 31,
                                        ---------------------------------------------------------     AT SEPTEMBER 30,
                                          1988        1989        1990        1991        1992             1993,
                                        ---------   ---------   ---------   ---------   ---------     ----------------
                                                                                                      (UNAUDITED)
BALANCE SHEET DATA:
Working capital.......................  $   4,993   $   1,290   $  (9,022)  $  (4,280)  $   5,085         $  9,593
Intangible assets (net of accumulated
  amortization).......................    186,613     189,137     165,280     143,967     193,451          285,399
Total assets..........................    263,588     264,044     246,430     212,383     271,952          381,295
Long-term debt (excluding current
  portion)............................    417,572     463,709     439,730     391,345     367,500          360,187
Stockholders' equity (deficiency).....   (181,526)   (230,908)   (245,610)   (222,030)   (138,734)         (33,337)

                     OTHER TRANSACTIONS BETWEEN THE PARTIES

THE COMPANY AND INFINITY


     Effective October 1990, the Company entered into 12 affiliation agreements with radio stations owned and operated by Infinity. Such affiliation agreements were entered into in the ordinary course of the Company's business on terms substantially similar to those entered into with other radio station affiliates not owned by Infinity. The Company paid approximately $3,600,000 to Infinity radio station affiliates in the fiscal year ended November 30, 1992. The Company currently anticipates that it will continue to have such agreements with Infinity radio stations in the future. See, "MANAGEMENT AGREEMENT -- Arm's Length Transactions."


     In 1990 and 1992, prior to Infinity's affiliation with Unistar, the Company and Infinity had preliminary discussions regarding a possible business transaction. These discussions did not progress beyond the preliminary stage.

UNISTAR AND INFINITY

     Infinity currently manages the business and operations of Unistar pursuant to a management agreement entered into on February 17, 1993 and amended and restated on September 29, 1993. See, "INFORMATION REGARDING
INFINITY -- Business." In addition, Unistar has previously entered into certain affiliation agreements with radio stations owned and operated by Infinity. Unistar paid approximately $356,000 to Infinity radio station affiliates in the fiscal year ended December 31, 1992. In 1993, Unistar and Infinity also entered into agreements relating to radio programs produced by Infinity and distributed to Unistar for delivery to Unistar's affiliated radio stations. Such agreements were entered into in the ordinary course of the Unistar's business on terms substantially similar to those entered into with unaffiliated companies.

                         GLOSSARY OF SIGNIFICANT TERMS



     "6 3/4% Debentures" means the Company's 6 3/4% Convertible Subordinated Debentures due October 15, 2011.



     "9% Debentures" means the Company's 9% Convertible Senior Subordinated Debentures due October 15, 2002.



     "Acquisition" means the acquisition by the Company of all the issued and outstanding capital stock of Unistar pursuant to the Acquisition Agreement.



     "Acquisition Agreement" means the Stock Purchase Agreement among UCGI, Unistar, Infinity and the Company dated as of November 4, 1993 relating to the Acquisition.



     "Assigned Assets" means, collectively, all of the stock of TMRG, all cash, cash equivalents and accounts receivable of Unistar existing on the Closing Date, and all real estate owned by Unistar.



     "Assumed Liabilities" means all liabilities and obligations of Unistar with respect to TMRG, and all trade payables, other current liabilities and unpaid bank debt of Unistar as shown on the balance sheet of Unistar as of the Closing Date, except for the Retained Debt.



     "Chase" means The Chase Manhattan Bank, N.A.



     "Class B Stock" means the Company's Class B Stock, par value $.01 per share.



     "Closing" means the closing of the Acquisition.



     "Closing Date" means the date of the Closing of the Acquisition scheduled to occur on or about January 28, 1994.



     "Commission" means the Securities and Exchange Commission.



     "Common Stock" means the Company's Common Stock, par value $.01 per share.



     "Company" means Westwood One, Inc.



     "DLJ" means Donaldson Lufkin & Jenrette Securities Corporation.



     "Exchange Act" means the Securities Exchange Act of 1934.



     "Incentive Warrants" means the three warrants issued to INI pursuant to the Management Agreement to acquire up to 500,000 shares of Common Stock each, exercisable at $3.00, $4.00 and $5.00 per share, respectively, if the Common Stock trades at certain target prices for a specified period of time.



     "Independent Directors" means the three independent directors of the Company selected by the Nominating Committee pursuant to the Voting Agreement.



     "Infinity" means Infinity Broadcasting Corporation.



     "INI" means Infinity Network Inc., a wholly-owned subsidiary of Infinity.



     "LLCP" means Levine Leichtman Capital Partners.



     "Losses" means any claim, loss, liability, damage or expense (including reasonable attorneys' fees and costs of appeals).



     "Management Agreement" means the Management Agreement to be entered into between the Company and Infinity at the Closing relating to the management of the Company by Infinity.



     "New Senior Loan" means the new $125,000,000 senior credit facility to be obtained by the Company in connection with the Proposed Transaction.



     "Nominating Committee" means the Nominating Committee of the Board of Directors of the Company consisting of one director designated by INI and one director designated by Norman J. Pattiz pursuant to the Voting Agreement.

     "Proposed Transaction" means the transactions to be consummated pursuant to the Acquisition Agreement, the Securities Purchase Agreement, the Management Agreement and the Voting Agreement.



     "Registration Rights Agreement" means the Registration Rights Agreement to be entered into by the Company and INI at the Closing granting INI certain demand and incidental registration rights.



     "Retained Debt" means Unistar's indebtedness to Chase in the amount of $84,710,765.



     "Securities Act" means the Securities Act of 1933, as amended.



     "Securities Purchase Agreement" means the Securities Purchase Agreement dated as of November 4, 1993 relating to the issuance and sale to INI of the Westwood One Shares and the Warrant.



     "Special Meeting" means the Special Meeting of Shareholders of the Company to be held on January 28, 1994 at 10:00 a.m., Pacific Time, in the Marquis Room of the Westwood Marquis Hotel, 930 Hilgard Avenue, Los Angeles, California 90024 to consider and vote upon a proposal to approve the Proposed Transaction.



     "TMRG" means The Market Research Group, Inc., a wholly-owned subsidiary of Unistar which provides a range of market research information and services to the radio industry.



     "Trading Days" means days during which the national securities exchanges are open for trading.



     "Transaction Agreements" means the Acquisition Agreement, the Securities Purchase Agreement, the Management Agreement, the Voting Agreement, the Warrant and the Registration Rights Agreement.



     "UCGI" means Unistar Communications Group, Inc., the parent of Unistar.



     "Unistar" means Unistar Radio Networks, Inc.



     "Unistar Shares" means all of the issued and outstanding capital stock of Unistar to be acquired by the Company pursuant to the Acquisition Agreement.



     "Voting Agreement" means the Voting Agreement to be entered into among the Company, INI and Norman J. Pattiz at the Closing which will provide for, among other things, the voting of the shares of the Company's voting securities held by Mr. Pattiz and INI and the reconstitution of the Board of Directors at the Closing.



     "Warrant" means the warrant to purchase 3,000,000 shares of Common Stock at an exercise price of $3.00 per share to be issued to INI pursuant to the Securities Purchase Agreement.



     "Westwood One" means Westwood One, Inc.



     "Westwood One Shares" means the 5,000,000 newly issued shares of Common Stock to be issued and sold to INI pursuant to the Securities Purchase Agreement.

                               WESTWOOD ONE, INC.
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                        PAGE
                                                                                        ----
Report of Independent Accountants.....................................................  F-2
Consolidated Balance Sheets at August 31, 1993 (unaudited), November 30, 1992 and
  1991................................................................................  F-3
Consolidated Statements of Operations for the nine months ended August 31, 1993 and
  1992 (unaudited) and for the fiscal years ended November 30, 1992, 1991 and 1990....  F-4
Consolidated Statements of Shareholders' Equity for the nine months ended August 31,
  1993 (unaudited) and the fiscal years ended November 30, 1992, 1991 and 1990........  F-5
Consolidated Statements of Cash Flows for the nine months ended August 31, 1993 and
  1992 (unaudited) and for the fiscal years ended November 30, 1992, 1991 and 1990....  F-6
Notes to Consolidated Financial Statements............................................  F-7

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Westwood One, Inc.

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Westwood One, Inc. and its subsidiaries at November 30, 1992 and 1991, and the results of their operations and their cash flows for each of the three fiscal years in the period ended November 30, 1992, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


     As described in Note 5 to the financial statements, the Company has significant maturities of long-term debt in fiscal 1993. There is substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


PRICE WATERHOUSE

Century City, California
February 15, 1993,
except as to Note 2 which is
as of November 22, 1993

                               WESTWOOD ONE, INC.

                          CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                     ASSETS

                                                              AUGUST          NOVEMBER 30,
                                                               31,        ---------------------
                                                               1993         1992         1991
                                                             --------     --------     --------
                                                             (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents................................  $  4,778     $  6,455     $    710
  Accounts receivable, net of allowance for doubtful
     accounts of $936 (1993) (unaudited), $1,104 (1992) and
     $1,078 (1991).........................................    17,936       22,306       29,271
  Production costs.........................................     7,221        9,546       12,239
  Receivable from sale of unconsolidated subsidiary (Note
     11)...................................................        --        9,830           --
  Prepaid expenses and other...............................     2,701        2,954        3,906
                                                             --------     --------     --------
          Total Current Assets.............................    32,636       51,091       46,126
PROPERTY AND EQUIPMENT, NET (Note 3).......................    16,349       23,032       25,288
DEFERRED PRODUCTION COSTS..................................     7,009        8,870       13,063
INTANGIBLE ASSETS, NET (Note 4)............................    91,507      205,196      212,329
INVESTMENT IN DISCONTINUED OPERATIONS (Notes 2 and 11).....    23,608           --           --
OTHER......................................................     6,616        7,551       25,755
                                                             --------     --------     --------
          TOTAL ASSETS.....................................  $177,725     $295,740     $322,561
                                                             --------     --------     --------
                                                             --------     --------     --------
                             LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable.........................................  $ 12,374     $ 15,776     $ 16,850
  Accrued interest.........................................     1,942        4,307        4,585
  Accrued expenses and other liabilities...................    11,229       10,993        9,069
  Current maturities of long-term debt (Note 5)............    16,146       25,157        1,500
  Short-term borrowings (Note 5)...........................     2,000        6,800          250
  Deferred income taxes (Note 8)...........................        --           --        3,672
                                                             --------     --------     --------
          Total Current Liabilities........................    43,691       63,033       35,926
LONG-TERM DEBT (Notes 5 and 11)............................    66,057      146,622      169,083
OTHER LIABILITIES..........................................    11,962       10,881       10,837
DEFERRED INCOME TAXES (Note 8).............................        --           --        7,950
                                                             --------     --------     --------
          TOTAL LIABILITIES................................   121,710      220,536      223,796
                                                             --------     --------     --------
COMMITMENTS AND CONTINGENCIES (Notes 5, 9 and 11)..........        --           --           --
SHAREHOLDERS' EQUITY (Notes 6, 7 and 11):
  Preferred stock: authorized 10,000,000 shares, none
     outstanding...........................................        --           --           --
  Common stock, $.01 par value; authorized, 117,000,000
     shares; issued and outstanding, 14,748,624 (1993),
     14,663,195 (1992) and 14,593,767 (1991)...............       147          147          146
  Class B stock, $.01 par value; authorized, 3,000,000
     shares; issued and outstanding, 351,733 (1993, 1992
     and 1991).............................................         4            4            4
  Additional paid-in capital...............................   107,110      106,704      106,854
  Accumulated deficit......................................   (51,246)     (31,651)      (7,533)
                                                             --------     --------     --------
                                                               56,015       75,204       99,471
  Less treasury stock, at cost: 53,039 shares (1991).......        --           --         (706)
                                                             --------     --------     --------
          TOTAL SHAREHOLDERS' EQUITY.......................    56,015       75,204       98,765
                                                             --------     --------     --------
          TOTAL LIABILITIES AND SHAREHOLDERS'
            EQUITY.........................................  $177,725     $295,740     $322,561
                                                             --------     --------     --------
                                                             --------     --------     --------

          See accompanying notes to consolidated financial statements.

                               WESTWOOD ONE, INC.


                     CONSOLIDATED STATEMENTS OF OPERATIONS


                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                               NINE MONTHS ENDED          FISCAL YEAR ENDED
                                                  AUGUST 31,                 NOVEMBER 30,
                                              -------------------   ------------------------------
                                                1993       1992       1992       1991       1990
                                              --------   --------   --------   --------   --------
                                                  (UNAUDITED)
REVENUE.....................................  $ 71,266   $ 75,533   $101,290   $108,586   $107,629
                                              --------   --------   --------   --------   --------
Operating Costs and Expenses Excluding
  Depreciation and Amortization.............    58,983     69,116     92,249     86,287     87,645
Depreciation and Amortization...............    12,367     14,798     19,661     22,055     22,855
Corporate General and Administrative
  Expenses..................................     2,915      4,384      6,017      6,175      5,994
Severance and Termination Expenses..........        --      2,036      2,063         --        444
                                              --------   --------   --------   --------   --------
                                                74,265     90,334    119,990    114,517    116,938
                                              --------   --------   --------   --------   --------
OPERATING (LOSS)............................    (2,999)   (14,801)   (18,700)    (5,931)    (9,309)
                                              --------   --------   --------   --------   --------
Interest Expense............................     4,998      4,136      5,562      5,610      8,031
Other Expense (Income)......................       (42)       (27)       301      1,081       (366)
Equity in Net Loss of Unconsolidated
  Subsidiary................................        --        789        789      1,901      1,608
Loss on Sale of Unconsolidated Subsidiary...        --      6,691      6,536         --         --
                                              --------   --------   --------   --------   --------
                                                 4,956     11,589     13,188      8,592      9,273
                                              --------   --------   --------   --------   --------
(LOSS) BEFORE TAXES, DISCONTINUED OPERATIONS
  AND EXTRAORDINARY GAIN....................    (7,955)   (26,390)   (31,888)   (14,523)   (18,582)
(BENEFIT) FOR INCOME TAXES..................        --     (8,846)   (10,491)    (4,519)    (5,667)
                                              --------   --------   --------   --------   --------
(LOSS) FROM CONTINUING OPERATIONS...........    (7,955)   (17,544)   (21,397)   (10,004)   (12,915)
(LOSS) ON DISCONTINUED OPERATIONS, NET OF
  INCOME TAX BENEFIT OF $903 (UNAUDITED) AND
  $1,105 (1992), $3,063 (1991) AND $2,309
  (1990) (Note 2)...........................    (3,140)    (2,249)    (2,721)    (6,778)    (5,260)
PROVISION FOR (LOSS) ON DISPOSAL OF
  DISCONTINUED OPERATIONS (Notes 2 and
  11).......................................    (8,500)        --         --         --         --
                                              --------   --------   --------   --------   --------
(LOSS) BEFORE EXTRAORDINARY GAIN............   (19,595)   (19,793)   (24,118)   (16,782)   (18,175)
EXTRAORDINARY GAIN ON DEBT EXCHANGE OFFER,
  NET OF TAXES..............................        --         --         --     25,618         --
                                              --------   --------   --------   --------   --------
NET INCOME (LOSS)...........................  $(19,595)  $(19,793)  $(24,118)  $  8,836   $(18,175)
                                              --------   --------   --------   --------   --------
                                              --------   --------   --------   --------   --------
EARNINGS (LOSS) PER SHARE:
  Primary:
     Continuing Operations..................  $   (.53)  $  (1.18)  $  (1.44)  $   (.67)  $   (.89)
     Discontinued Operations................      (.77)      (.15)      (.18)      (.46)      (.36)
                                              --------   --------   --------   --------   --------
     (Loss) Before Extraordinary Gain.......     (1.30)     (1.33)     (1.62)     (1.13)     (1.25)
     Extraordinary Gain.....................        --         --         --       1.73         --
                                              --------   --------   --------   --------   --------
          Net Income (Loss).................  $  (1.30)  $  (1.33)  $  (1.62)  $    .60   $  (1.25)
                                              --------   --------   --------   --------   --------
                                              --------   --------   --------   --------   --------
  Fully diluted:
     Continuing Operations..................  $   (.53)  $  (1.18)  $  (1.44)  $   (.30)  $   (.89)
     Discontinued Operations................      (.77)      (.15)      (.18)      (.28)      (.36)
                                              --------   --------   --------   --------   --------
     (Loss) Before Extraordinary Gain.......     (1.30)     (1.33)     (1.62)      (.58)     (1.25)
     Extraordinary Gain.....................        --         --         --       1.06         --
                                              --------   --------   --------   --------   --------
          Net Income (Loss).................  $  (1.30)  $  (1.33)  $  (1.62)  $    .48   $  (1.25)
                                              --------   --------   --------   --------   --------
                                              --------   --------   --------   --------   --------


          See accompanying notes to consolidated financial statements.

                               WESTWOOD ONE, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                                             RETAINED
                                       COMMON STOCK        CLASS B STOCK      ADDITIONAL    EARNINGS/       TREASURY STOCK
                                      ---------------     ---------------      PAID-IN     (ACCUMULATED     ---------------
                                      SHARES   AMOUNT     SHARES   AMOUNT      CAPITAL       DEFICIT)       SHARES   AMOUNT
                                      ------   ------     ------   ------     ----------   ------------     ------   ------
BALANCE AT NOVEMBER 30, 1989........  14,325    $143        352     $  4       $ 106,621     $  1,806         140    $1,861
  Net loss for 1990.................      --      --         --       --              --      (18,175)         --        --
  Amortization of deferred
     compensation (Note 6)..........      --      --         --       --             281           --          --        --
  Issuance of common stock (Note
     6).............................     268       3         --       --             533           --          --        --
  Issuance of treasury stock to
     401-K plan.....................      --      --         --       --            (164)          --         (19)     (255)
  Issuance of warrants..............      --      --         --       --              50           --          --        --
                                      ------   ------     ------   ------     ----------   ------------     ------   ------
BALANCE AT NOVEMBER 30, 1990........  14,593     146        352        4         107,321      (16,369)        121     1,606
  Net income for 1991...............      --      --         --       --              --        8,836          --        --
  Amortization of deferred
     compensation (Note 6)..........      --      --         --       --             281           --          --        --
  Issuance of common stock..........       1      --         --       --              20           --          --        --
  Issuance of treasury stock to
     401-K plan.....................      --      --         --       --            (768)          --         (68)     (900)
                                      ------   ------     ------   ------     ----------   ------------     ------   ------
BALANCE AT NOVEMBER 30, 1991........  14,594     146        352        4         106,854       (7,533)         53       706
  Net loss for 1992.................      --      --         --       --              --      (24,118)         --        --
  Amortization of deferred
     compensation (Note 6)..........      --      --         --       --             281           --          --        --
  Issuance of common stock (Note
     6).............................      67       1         --       --             155           --          --        --
  Issuance of treasury stock to
     401-K plan.....................      --      --         --       --            (591)          --         (53)     (706)
  Issuance of common stock under
     stock option plans (Note 7)....       2      --         --       --               5           --          --        --
                                      ------   ------     ------   ------     ----------   ------------     ------   ------
BALANCE AT NOVEMBER 30, 1992........  14,663     147        352        4         106,704      (31,651)          0         0
  Net loss for nine months ended
     August 31, 1993 (unaudited)....      --      --         --       --              --      (19,595)         --        --
  Amortization of deferred
     compensation (unaudited) (Note
     6).............................      --      --         --       --             211           --          --        --
  Issuance of common stock
     (unaudited) (Note 6)...........      36      --         --       --              92           --          --        --
  Issuance of common stock under
     stock option plans (unaudited)
     (Note 7).......................      50      --         --       --             103           --          --        --
                                      ------   ------     ------   ------     ----------   ------------     ------   ------
BALANCE AT AUGUST 31, 1993
  (unaudited).......................  14,749    $147        352     $  4       $ 107,110     $(51,246)          0    $    0
                                      ------   ------     ------   ------     ----------   ------------     ------   ------
                                      ------   ------     ------   ------     ----------   ------------     ------   ------

          See accompanying notes to consolidated financial statements.

                               WESTWOOD ONE, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                    NINE MONTHS ENDED          FISCAL YEAR ENDED
                                                                       AUGUST 31,                 NOVEMBER 30,
                                                                   -------------------   ------------------------------
                                                                     1993       1992       1992       1991       1990
                                                                   --------   --------   --------   --------   --------
                                                                       (UNAUDITED)
CASH FLOW FROM OPERATING ACTIVITIES:
  Net income (loss)..............................................  $(19,595)  $(19,793)  $(24,118)  $  8,836   $(18,175)
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
    Extraordinary gain on debt exchange offer, net of taxes......        --         --         --    (25,618)        --
    Depreciation and amortization................................    13,355     17,700     23,606     26,026     26,516
    Provision for loss on disposal of discontinued operations....     8,500         --         --         --         --
    Loss on sale of unconsolidated subsidiary....................        --      6,691      6,536         --         --
    Equity in loss of unconsolidated subsidiary..................        --        789        789      1,901      1,608
    Deferred income taxes........................................        --     (9,775)   (11,622)    (7,707)    (8,243)
    Write-down and provision for loss on assets..................        --         --      1,000      1,428         --
    Changes in assets and liabilities, net of effect of
      discontinued operations:
      Decrease (increase) in accounts receivable.................        89      5,069      6,965       (672)     2,777
      Decrease in prepaid assets.................................       218        349      1,124      1,097      1,428
      Increase (decrease) in accounts payable and accrued
         liabilities.............................................    (3,113)       434      4,041      3,854      3,851
    Other........................................................     1,021        584        931        719      1,311
                                                                   --------   --------   --------   --------   --------
  Net cash from operating activities before cash payments related
    to extraordinary gain........................................       475      2,048      9,252      9,864     11,073
  Cash payments related to extraordinary gain....................        --         --         --     (1,869)        --
                                                                   --------   --------   --------   --------   --------
         Net Cash From Operating Activities......................       475      2,048      9,252      7,995     11,073
                                                                   --------   --------   --------   --------   --------
CASH FLOW PROVIDED (USED) BY INVESTING ACTIVITIES:
  Capitalized production costs...................................    (3,067)    (4,464)    (5,650)    (8,238)   (11,482)
  Property and equipment capital expenditures....................    (2,036)      (922)    (1,192)    (4,634)    (3,224)
  Post-acquisition obligations...................................    (1,001)    (1,422)    (1,878)    (1,969)    (2,265)
  Capitalized station affiliation agreements.....................      (682)      (124)      (545)    (1,766)    (2,490)
  Proceeds related to sales of discontinued operations...........    87,803         --         --         --         --
  Proceeds (cash payments) related to sale of unconsolidated
    subsidary....................................................    10,399         --     (1,680)        --         --
  Proceeds related to sale of property and equipment.............       853         --         --         --         --
  Other..........................................................      (239)      (665)      (397)    (2,571)    (2,303)
                                                                   --------   --------   --------   --------   --------
         Net Cash Provided (Used) By Investing Activities........    92,030     (7,597)   (11,342)   (19,178)   (21,764)
                                                                   --------   --------   --------   --------   --------
         CASH PROVIDED (REQUIRED) BEFORE FINANCING ACTIVITIES....    92,505     (5,549)    (2,090)   (11,183)   (10,691)
                                                                   --------   --------   --------   --------   --------
CASH FLOW FROM (USED IN) FINANCING ACTIVITIES:
  Debt repayments................................................   (90,011)    (1,000)    (2,306)      (500)    (4,500)
  Borrowings (repayments) under credit facilities................    (4,800)     9,288      9,288        278      5,192
  Issuance of subordinated debentures............................       433        853        853      6,055     13,900
  Issuance of common stock.......................................       196         --         --         --         --
                                                                   --------   --------   --------   --------   --------
         NET CASH FROM (USED IN) FINANCING ACTIVITIES............   (94,182)     9,141      7,835      5,833     14,592
                                                                   --------   --------   --------   --------   --------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.............    (1,677)     3,592      5,745     (5,350)     3,901
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD.................     6,455        710        710      6,060      2,159
                                                                   --------   --------   --------   --------   --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD.......................  $  4,778   $  4,302   $  6,455   $    710   $  6,060
                                                                   --------   --------   --------   --------   --------
                                                                   --------   --------   --------   --------   --------

          See accompanying notes to consolidated financial statements.

                               WESTWOOD ONE, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Principles of Consolidation

     The consolidated financial statements include the accounts of all wholly-owned subsidiaries. Investments in 20 to 50 percent-owned companies are accounted for under the equity method.

  Revenue Recognition

     Revenue is recognized when commercial advertisements are broadcast.

  Cash Equivalents

     The Company considers all highly liquid instruments purchased with a maturity of less than three months to be cash equivalents.

  Depreciation

     Depreciation is computed using the straight line method over the estimated useful lives of the assets.

  Production Costs

     The Company defers a portion of its costs for recorded library material and produced radio entertainment programs with a life of longer than a year. Recorded library material includes previously broadcast programs, live concert performances, interviews, news and special events. Production costs are amortized using the straight line method over the period of expected benefit, not to exceed five years. Approximately 79% of current and deferred production costs at November 30, 1992 will be amortized by November 30, 1994. The current portion of deferred production costs represents the portion to be amortized over the next twelve months.

  Capitalized Station Affiliation Agreements


     Capitalized station affiliation agreements exclude station affiliation agreements acquired as part of a purchase of an existing network. Expenditures associated with major new affiliate agreements are capitalized and amortized starting once the affiliate's audience is included in rating service publications for use in generating advertising revenue. These expenditures, which are included in other assets, are amortized over 10 years or the period of known benefit, whichever is less.



  Measurement of Intangible Asset Impairment



     The Company periodically evaluates the carrying value of Intangible Assets. The Company considers the ability to generate positive broadcast cash flow (based on the consolidated statement of operations, calculated by subtracting operating costs and expenses excluding depreciation and amortization from revenue) as the key factor in determining whether the assets have been impaired. To date, the Company has not experienced an impairment in any of its intangible assets.


  Income Taxes

     Deferred income taxes are provided for timing differences, resulting principally from deferred production costs.

                               WESTWOOD ONE, INC.

           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

  Earnings (Loss) per Share

     Net income (loss) per share is based on the weighted average number of common shares outstanding during the year. Average shares outstanding, used to compute per share figures, were as follows:

                                  NINE MONTHS ENDED AUGUST
                                            31,                     YEAR ENDED NOVEMBER 30,
                                 --------------------------  -------------------------------------
                                    1993           1992         1992         1991         1990
                                 -----------    -----------  -----------  -----------  -----------
                                 (UNAUDITED)    (UNAUDITED)
    Primary....................   15,021,000     14,896,000   14,906,000   14,810,000   14,511,000
    Fully diluted..............   15,021,000     14,896,000   14,906,000   24,242,000   14,511,000

  Reclassification

     Financial statements for all prior periods have been reclassified to conform to the nine months ended August 31, 1993 presentation.

NOTE 2 -- DISCONTINUED OPERATIONS -- SUBSEQUENT EVENTS:


     At the end of the Company's first fiscal quarter of 1993, the Company classified the results of operations from Radio & Records and its Los Angeles (KQLZ-FM) and New York (WYNY-FM) radio stations as discontinued operations. In June 1993 the Company completed the sales of its Los Angeles and New York radio stations. On November 1, 1993, Westinghouse Electric Corporation ("WEC") exercised an option to acquire the outstanding stock of Radio & Records and the net assets of Westwood One Stations Group for the outstanding balance of the Company's Revolving Credit Facility, accrued interest and any other potential claims (see Note 11 -- Subsequent Events). Accordingly, the historical net loss of the Company's owned-and-operated radio stations and Radio & Records have been reported separately from continuing operations, and the prior periods have been restated (including an allocation of interest, based on the debt specifically related to these operations, of $2,943 and $9,353 for the unaudited nine month periods ended August 31, 1993 and 1992, respectively, and $12,273, $13,058, and $13,166 for fiscal 1992, 1991 and 1990, respectively).


     The Company made a provision for the loss on the disposition of these assets in the third quarter of fiscal 1993, including estimated future costs and operating results from March 1, 1993 until the date of disposition of approximately $8,500 (unaudited) due to a change in estimate of net proceeds from disposal and, as a result of the WEC agreement, anticipates a fourth quarter additional provision currently estimated at $5,000 (unaudited) (See Note 11 -- Subsequent Events). Revenue from discontinued operations for the unaudited nine month periods ended August 31, 1993 and August 31, 1992 were $19,642 and $27,862, respectively, and for fiscal 1992, 1991 and 1990 were $36,443, $35,764 and $38,275, respectively.


     The assets and liabilities of the discontinued operations (net of the provision for loss on disposal), have been recorded as Investment in Discontinued Operations on the consolidated balance sheet. The net balance, principally comprised of the assets and liabilities of Radio & Records, at August 31, 1993 was $23,608. In accordance with generally accepted accounting principles, the consolidated balance sheets at November 30, 1992 and 1991 have not been reclassified.


     The consolidated statements of cash flows include both continuing and discontinued operations of the Company.

                               WESTWOOD ONE, INC.

           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 3 -- PROPERTY AND EQUIPMENT:

     Property and equipment is summarized as follows at:

                                                                              NOVEMBER 30,
                                                            AUGUST 31,      -----------------
                                                               1993          1992      1991
                                                            -----------     -------   -------
                                                            (UNAUDITED)
    Land..................................................    $ 3,378       $ 4,409   $ 4,595
    Recording and studio equipment........................     15,435        18,033    17,725
    Buildings and leasehold improvements..................      6,560         9,414     9,425
    Furniture and equipment...............................      4,007         5,214     5,305
    Transportation equipment..............................        779           860       968
    Construction-in-progress..............................        110           217       177
                                                            -----------     -------   -------
                                                               30,269        38,147    38,195
    Less: Accumulated depreciation and amortization.......     13,920        15,115    12,907
                                                            -----------     -------   -------
          Property and equipment, net.....................    $16,349       $23,032   $25,288
                                                            -----------     -------   -------
                                                            -----------     -------   -------

NOTE 4 -- INTANGIBLE ASSETS:

     Intangible assets are summarized as follows at:

                                                                             NOVEMBER 30,
                                                          AUGUST 31,      -------------------
                                                             1993           1992       1991
                                                          -----------     --------   --------
                                                          (UNAUDITED)
    Radio station broadcast licenses and other
      intangible assets, less accumulated amortization
      of $3,823 (unaudited 1993), $14,752 (1992) and
      $11,414 (1991)....................................    $17,777       $118,326   $122,308
    Acquired station affiliation agreements, less
      accumulated amortization of $1,804 (unaudited
      1993), $1,727 (1992) and $1,592 (1991)............      8,301          8,992      9,892
    Goodwill, less accumulated amortization of $11,646
      (unaudited 1993), $12,096 (1992) and $9,845
      (1991)............................................     65,429         77,878     80,129
                                                          -----------     --------   --------
           Intangible assets, net.......................    $91,507       $205,196   $212,329
                                                          -----------     --------   --------
                                                          -----------     --------   --------


     Station affiliation agreements are comprised of values assigned to agreements acquired as part of the purchase of radio networks. The value of station affiliation agreements, whose period of known benefit will expire in the next twelve months, is $326 (unaudited), $800, and $826 at August 31, 1993, November 30, 1992 and 1991, respectively.



     Goodwill represents the excess of the cost of purchased businesses over the fair value of their net assets at the date of acquisition.


     Intangible assets are amortized using the straight line method over 40 years or the period of known benefit, whichever is less.

NOTE 5 -- FINANCING ARRANGEMENTS AND LONG-TERM DEBT (SEE NOTE 11 -- SUBSEQUENT EVENTS):

     As a result of the downturn in the advertising market during fiscal 1992, the Company has increased borrowings under its available bank Revolving Facility (See -- Financing Arrangements) while various covenants had the effect of reducing the amount of the Revolving Facility. Accordingly, in order to avoid a technical default on the Company's Revolving Facility and term loan, the Company obtained a waiver through

                               WESTWOOD ONE, INC.

           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

March 15, 1993 from its senior lender and is currently in negotiation to restructure the Revolving Facility and term loan. As a result, the Company has classified the entire outstanding balance of its term loan as a current maturity of long-term debt, resulting in principal maturities of long-term debt as of August 31, 1993 and November 30, 1992 of $16,146 (unaudited) and $25,157, respectively. The Company does not believe that these principal maturities can be repaid from cash flow from operations and accordingly needs to restructure its existing loan agreements, including the sale of additional assets or obtain new financing. Should the Company default on the Revolving Facility and term loan and such amounts become payable, then the Company's other indebtedness may also become due and payable. There can be no assurance that the restructuring, asset sales, or new financing can be consummated in time to meet the waiver or principal repayment schedule (See Note 11 -- Subsequent Events).

  Financing Arrangements

     In addition to long-term debt, the Company has a secured Revolving Facility with a bank which may be renewed annually, provided the Company is not in default of the agreement. The Revolving Facility bears interest, payable monthly, at the rate of prime plus 2%. The Revolving Facility may be used to make bridge loans and working capital loans. Under certain circumstances, the available borrowings under the Revolving Facility may be temporarily reduced. Under the terms of the waiver, the Revolving Facility was frozen at $6,800. At August 31, 1993 and November 30, 1992, the Company owed $2,000 (unaudited) and $6,800, respectively, under this Revolving Facility (See Note 11 -- Subsequent Events).

LONG-TERM DEBT

     Long-term debt consists of the following at:

                                                                             NOVEMBER 30,
                                                          AUGUST 31,      -------------------
                                                             1993           1992       1991
                                                          -----------     --------   --------
                                                          (UNAUDITED)
    Prime plus 1 1/2% term loan from bank...............    $13,300       $ 18,250   $ 19,500
    Prime plus 1 1/4% Revolving Credit Facility.........     20,334         61,660     59,978
    16% Senior Subordinated Debentures and contingent
      payment obligations maturing 1999.................         --         43,300     42,447
    9% Convertible Senior Subordinated Debentures
      maturing 2002.....................................     33,126         33,126     33,215
    6 3/4% Convertible Subordinated Debentures maturing
      2011..............................................     15,443         15,443     15,443
                                                          -----------     --------   --------
      Total long-term debt..............................     82,203        171,779    170,583
    Less current maturities.............................     16,146         25,157      1,500
                                                          -----------     --------   --------
      Net long-term debt................................    $66,057       $146,622   $169,083
                                                          -----------     --------   --------
                                                          -----------     --------   --------

     The prime plus 1 1/2% term loan from bank is secured and matures on May 1, 1996. However, as previously discussed, the Company has obtained a waiver through March 15, 1993, and therefore, the entire loan has been reclassified as current (See Note 11 -- Subsequent Events). As part of the Company's sale of its 50% interest in an unconsolidated subsidiary, $4,080 of the net proceeds were applied to the term loan in the first quarter of fiscal 1993, leaving a balance of $14,170. Interest is payable monthly. Principal is payable quarterly, having commenced on August 1, 1991.

     The prime plus 1 1/4% Revolving Credit Facility ("Facility") is secured by the assets of the Company's wholly-owned radio stations and Radio & Records, Inc., ("The Group") and is non-recourse to the Company. At November 30, 1992, there were no available borrowings under the Facility. The Facility is available until

                               WESTWOOD ONE, INC.

           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

March 15, 1997; however the Facility is permanently reduced quarterly, commencing on February 28, 1991 (See Note 11 -- Subsequent Events).

     The 16% Senior Subordinated Debentures ("16% Debentures") are also secured by the assets of The Group. As is the case with the Facility, the 16% Debentures are non-recourse to the Company. Accrued interest on the 16% Debentures in excess of 14% may be paid by issuing additional debentures. Interest on the 16% Debentures is payable semiannually on June 15 and December 15. In fiscal 1992 and 1991 the Company issued additional debentures aggregating $853 and $6,055, respectively, in payment of interest. The 16% Debentures include a contingent payment obligation giving the holder the right to receive 7% of the appraised fair market value of The Group in excess of The Group's debt upon the occurrence of certain events (See Note 11 -- Subsequent Events).

     The 9% Convertible Senior Subordinated Debentures ("Senior Debentures") are unsecured and subordinated in right of payment to senior indebtedness of the Company. Interest on the Senior Debentures is payable semiannually on April 15 and October 15. The Senior Debentures are convertible at any time prior to maturity, unless previously redeemed, into shares of Common Stock of the Company at the conversion price of $3.50 per share, subject to adjustment upon the occurrence of certain events (See Note 11 -- Subsequent Events).

     The 6 3/4% Convertible Subordinated Debentures ("Debentures") are unsecured and subordinated in right of payment to senior indebtedness and Senior Debentures. Interest on the Debentures is payable semiannually on April 15 and October 15. The Debentures are convertible at any time prior to maturity, unless previously redeemed, into shares of Common Stock of the Company at the conversion price of $24.58 per share, subject to adjustment upon the occurrence of certain events. On January 11, 1991, the Company accepted, and, thereafter, retired $83,037 principal amount of the Debentures (84% of the then outstanding bonds) tendered pursuant to its offer to exchange its Senior Debentures for any and all of its Debentures. As a result of this transaction, the Company recorded an extraordinary gain, net of taxes, of $25,618.

     The aggregate maturities of long-term debt for the next five fiscal years and thereafter, pursuant to the Company's debt agreements as in effect at November 30, 1992, are as follows:

                                                                     FISCAL
                                                                      YEAR
                                                                    --------
                1993..............................................  $ 25,157
                1994..............................................     9,750
                1995..............................................    11,375
                1996..............................................    12,675
                1997..............................................    20,953
                Thereafter........................................    91,869
                                                                    --------
                                                                    $171,779
                                                                    --------
                                                                    --------

     Interest paid in cash (including interest from discontinued operations) was $14,058 and $13,512 in the unaudited nine months ended August 31, 1993 and 1992, respectively, and $17,083, $12,306 and $15,547 in fiscal 1992, 1991 and 1990, respectively.

NOTE 6 -- SHAREHOLDERS' EQUITY:

     The authorized capital stock of the Company consists of Common stock, Class B stock and Preferred stock. Common stock is entitled to one vote per share while Class B stock is entitled to 50 votes per share.

                               WESTWOOD ONE, INC.

           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

     In December 1992, the Company's Board of Directors authorized the issuance of 41,500 shares of common stock to an officer of the Company for services performed in fiscal 1992.

     In October 1990 the Company issued 267,740 shares of common stock to a company owned by the Chairman of the Board in full satisfaction of an amount owed that company for transportation services.

     As part of a settlement relating to class action lawsuits filed against the Company, it issued warrants to purchase 3,000,000 shares of the Company's common stock at $17.25 per share. The warrants expire on September 4, 1997. Warrants not exercised may be redeemable under certain circumstances at $1.00 per warrant.

     As part of a seven year employment agreement which commenced December 1, 1986, 112,500 shares of Class B stock were placed in escrow for the Chairman of the Board. All shares may be voted presently by the Chairman of the Board, but economic interest in the shares vest at the end of the term of the agreement, November 30, 1993, or immediately upon a change in control of the Company.

NOTE 7 -- STOCK OPTIONS:

     The Company has stock option plans established in 1984 and 1989 which provide for the granting of options to directors, officers and key employees to purchase stock at its market value on the date the options are granted. No additional options can be granted under the 1984 Plans. There are 2,800,000 shares authorized under the 1989 Plan. Options granted generally become exercisable after one year in 25% increments per year and expire within ten years from the date of grant. The 1989 Plan will remain in existence for 10 years or until otherwise terminated by the Board of Directors.

     Information concerning options outstanding under the Plans is as follows:

                                                                    FISCAL YEAR ENDED NOVEMBER
                                              NINE MONTHS ENDED                 30,
                                                 AUGUST 31,         ---------------------------
                                                    1993                1992           1991
                                              -----------------     ------------   ------------
                                              (UNAUDITED)
    Shares authorized under option plans at
      end of period.........................       2,800,000           2,800,000      2,100,000
    Exercisable at end of period............         935,000             866,250        774,500
      -- at exercise prices per share.......     $1.63-$9.13        $1.63-$22.75   $2.00-$22.75
    Exercised during the period.............          50,000               2,500             --
      -- at exercise prices per share.......           $2.06               $2.00             --
    Granted during the period...............         395,000             810,000        215,000
      -- at exercise prices per share.......     $1.63-$3.00         $1.63-$2.75    $2.00-$2.63
    Canceled during the period..............         210,000             234,500        427,000
    Expired during the period...............          85,000             218,000         66,000
    Available for new stock options at end
      of period.............................         744,000             694,000        699,000

     On December 1, 1986, the Chairman of the Board was granted options not covered by the Plans to acquire 525,000 shares of common stock, which vest ratably over a seven-year term or immediately upon a change in control of the Company. The options become exercisable at the fair market value of the common stock, as defined, on the date of vesting. At November 30, 1992, options to acquire 450,000 shares of common stock are exercisable at exercise prices ranging from $1.67 to $16.31 per share.

                               WESTWOOD ONE, INC.

           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 8 -- INCOME TAXES:

     The components of the (benefit) for income taxes related to continuing operations is summarized as follows:

                                                                    FISCAL YEAR ENDED NOVEMBER
                                                                               30,
                                                                   ----------------------------
                                                                     1992      1991      1990
                                               NINE MONTHS ENDED   --------   -------   -------
                                                  AUGUST 31,
                                                     1992
                                               -----------------
                                               (UNAUDITED)
    Currently payable:
      Federal................................       $    --        $     --   $    --   $    --
      State..................................            --              26       125       267
                                               -----------------   --------   -------   -------
                                                         --              26       125       267
                                               -----------------   --------   -------   -------
    Deferred:
      Federal................................          (986)         (9,520)   (6,217)   (6,530)
      State..................................        (1,763)         (2,102)   (1,490)   (1,713)
                                               -----------------   --------   -------   -------
                                                     (9,749)        (11,622)   (7,707)   (8,243)
                                               -----------------   --------   -------   -------
      Total (benefit) for income taxes.......        (9,749)        (11,596)   (7,582)   (7,976)
      Less amount allocated to discontinued
         operations..........................           903           1,105     3,063     2,309
                                               -----------------   --------   -------   -------
      (Benefit) allocated to continuing
         operations..........................       $(8,846)       $(10,491)  $(4,519)  $(5,667)
                                               -----------------   --------   -------   -------
                                               -----------------   --------   -------   -------

     The deferred tax benefits recorded for the three years ended November 30, 1992, are attributable to the reversal of deferred taxes for timing differences, provided for in earlier years. Certain of these deferred taxes were reinstated in fiscal 1991 as a result of a tax expense of $19,828 on the extraordinary gain.

     A reconciliation between the Company's effective income tax rate and the U.S. statutory rate is as follows:

                                                                          FISCAL YEAR ENDED
                                                  NINE MONTHS ENDED          NOVEMBER 30,
                                                     AUGUST 31,         ----------------------
                                                        1992            1992     1991     1990
                                                  -----------------     ----     ----     ----
                                                        (UNAUDITED)
    Federal statutory income tax rate...........         34.0%          34.0%    34.0%    34.0%
    State taxes, net of federal benefit.........          4.0            3.9      3.7      3.6
    Amortization of intangible assets...........         (4.4)          (3.0)    (7.0)    (7.3)
    Other items.................................          (.1)          (2.4)      .4       .2
                                                        -----           ----     ----     ----
         Effective income tax rate..............         33.5%          32.5%    31.1%    30.5%
                                                        -----           ----     ----     ----
                                                        -----           ----     ----     ----

     Income taxes paid (received) in cash (including taxes relating to discontinued operations) were $105 and $(164) in the unaudited nine months ended August 31, 1993 and 1992, respectively, and $(176), $1,005 and $316 in fiscal 1992, 1991 and 1990, respectively.

     As of November 30, 1992, the Company has approximately $100,000 of available U.S. net operating loss carryforwards for tax purposes. Utilization of the carryforwards is dependent upon future taxable income and they begin to expire in 2003. As a result of the Company's prior debt and equity transactions, some of the Federal net operating losses may be subject to certain limitations.

     Starting in fiscal 1993 the Company no longer has deferred tax liabilities available to offset its losses.

                               WESTWOOD ONE, INC.

           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

     In 1992, the Financial Accounting Standards Board issued FAS No. 109 "Accounting for Income Taxes". The Company expects to adopt the standard in 1994, however the impact of complying with the new rules has not been determined.

NOTE 9 -- COMMITMENTS AND CONTINGENCIES:

     The Company has various non-cancelable, long-term operating leases for office space and equipment. In addition, the Company is committed under various contractual agreements to pay for talent, research and certain digital audio transmission services. The approximate aggregate future minimum obligations under such operating leases and contractual agreements for the five years after November 30, 1992, are set forth below:

                                                                 FISCAL
                                                                  YEAR
                                                                 -------
                    1993.......................................  $ 7,362
                    1994.......................................    6,178
                    1995.......................................    6,134
                    1996.......................................    6,075
                    1997.......................................    5,918
                                                                 -------
                                                                 $31,667
                                                                 -------
                                                                 -------


     Since July 1989, the Securities and Exchange Commission (the "SEC") has conducted a formal investigation to determine whether there were certain violations by the Company of U.S. securities laws. The investigation is directed to periods during fiscal 1986, 1987 and 1988 and primarily relates to the accuracy and adequacy of the Company's revenue recognition and accounting practices, financial statement disclosures and recordkeeping and internal control procedures. The Company has cooperated fully with the staff of the SEC on this investigation. While the Company believes the SEC may pursue an enforcement remedy, it does not have a sufficient basis upon which to determine what impact it may have on the Company or whether such will have a material adverse impact on the Company. However, depending on the allegations made, the relief sought and the resolution thereof, any such action could result in a material adverse impact on the Company (See Note 11 -- Subsequent Events).

                               WESTWOOD ONE, INC.

           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 10 -- QUARTERLY RESULTS OF OPERATIONS (UNAUDITED):

     The following is a tabulation of the unaudited quarterly results of operations for the first three quarters of fiscal 1993 and for each of the quarters for the fiscal years ended November 30, 1992 and 1991:


                                                   FIRST    SECOND     THIRD    FOURTH     FISCAL
                                                  QUARTER   QUARTER   QUARTER   QUARTER     YEAR
                                                  -------   -------   -------   -------   --------
1993
REVENUE.........................................  $20,352   $25,132   $25,782
OPERATING INCOME (LOSS).........................   (4,291)      319       973
(LOSS) FROM CONTINUING OPERATIONS...............   (6,072)   (1,303)     (580)
NET (LOSS)......................................   (9,212)   (1,303)   (9,080)
(LOSS) PER SHARE:
  PRIMARY AND FULLY DILUTED:
     CONTINUING OPERATIONS......................    (0.40)    (0.09)    (0.04)
     DISCONTINUED OPERATIONS....................    (0.21)       --     (0.56)
     NET (LOSS).................................  $ (0.61)  $ (0.09)  $ (0.60)
1992
REVENUE.........................................  $23,444   $24,279   $27,810   $25,757   $101,290
OPERATING (LOSS)................................   (5,857)   (5,428)   (3,516)   (3,899)   (18,700)
(LOSS) FROM CONTINUING OPERATIONS...............   (5,343)   (4,544)   (7,657)   (3,853)   (21,397)
NET (LOSS)......................................   (7,240)   (4,810)   (7,743)   (4,325)   (24,118)
(LOSS) PER SHARE:
  PRIMARY AND FULLY DILUTED:
     CONTINUING OPERATIONS......................    (0.36)    (0.30)    (0.51)    (0.26)     (1.44)
     DISCONTINUED OPERATIONS....................    (0.13)    (0.02)    (0.01)    (0.03)     (0.18)
     NET (LOSS).................................  $ (0.49)  $ (0.32)  $ (0.52)  $ (0.29)  $  (1.62)
1991
REVENUE.........................................  $22,639   $26,752   $27,834   $31,361   $108,586
OPERATING INCOME (LOSS).........................   (5,360)     (813)     (353)      595     (5,931)
(LOSS) FROM CONTINUING OPERATIONS...............   (5,132)   (2,632)   (1,489)     (751)   (10,004)
(LOSS) BEFORE EXTRAORDINARY GAIN................   (9,161)   (4,070)   (2,213)   (1,338)   (16,782)
NET INCOME (LOSS)...............................   16,457    (4,070)   (2,213)   (1,338)     8,836
EARNINGS (LOSS) PER SHARE:
  PRIMARY:
     CONTINUING OPERATIONS......................    (0.35)    (0.17)    (0.10)    (0.05)     (0.68)
     DISCONTINUED OPERATIONS....................    (0.27)    (0.10)    (0.05)    (0.04)     (0.45)
     (LOSS) BEFORE EXTRAORDINARY GAIN...........    (0.62)    (0.27)    (0.15)    (0.09)     (1.13)
     NET INCOME (LOSS)..........................     1.11     (0.27)    (0.15)    (0.09)      0.60
  FULLY DILUTED:
     CONTINUING OPERATIONS......................    (0.20)    (0.17)    (0.10)    (0.05)     (0.30)
     DISCONTINUED OPERATIONS....................    (0.18)    (0.10)    (0.05)    (0.04)     (0.28)
     (LOSS) BEFORE EXTRAORDINARY GAIN...........    (0.38)    (0.27)    (0.15)    (0.09)     (0.58)
     NET INCOME (LOSS)..........................  $  0.78   $ (0.27)  $ (0.15)  $ (0.09)  $   0.48

                               WESTWOOD ONE, INC.

           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

     At the end of the Company's first fiscal quarter of 1993, the Company classified the results of operations from Radio & Records and its Los Angeles (KQLZ-FM) and New York (WYNY-FM) radio stations as discontinued operations. Accordingly, the historical net losses of the Company's owned-and-operated radio stations and Radio & Records have been reported separately from continuing operations, and the prior periods have been restated (including an allocation of interest). In the third quarter of 1993, the Company made a provision for the loss on the disposition of these assets of approximately $8,500, including estimated future costs and operating results from March 1, 1993 until the date of disposition. (See Notes 2 and 11)

     Earnings (loss) per share is computed independently for each of the quarters presented. The effect of convertible debentures on the fully diluted earnings per share computation for the second, third, and fourth quarters of 1991 were anti-dilutive and, therefore, primary and fully diluted earnings per share are equivalent. As a result, the sum of the quarterly fully diluted earnings per share amounts do not equal the annual earnings per share in 1991.

NOTE 11 -- SUBSEQUENT EVENTS (UNAUDITED):

     On December 15, 1992 the Company completed the sale of its 50% interest in an unconsolidated subsidiary. The Company received net proceeds of $7,595 and used $4,080 to reduce its term loan balance.

     On April 13, 1993, the Company amended the terms of its Revolving Facility and term loan with a bank. Under the amended terms, the Company has an available Revolving Facility of $6,800 and a $14,170 term loan ($13,300 at August 31,
1993), both loans which mature on December 1, 1993, bear interest at the rate of prime plus 2%, and are subject to certain financial covenants(see below).

     The Company completed the sales of its Los Angeles (KQLZ-FM) and New York (WYNY-FM) radio stations in June 1993, receiving net proceeds aggregating approximately $87,800. The proceeds were used to retire the Company's 16% Debentures and reduce its Facility to $20,334.


     Between September 1 and December 31, 1993, holders of the Company's Senior Debentures converted $14,465 face amount of the Senior Debentures into 4,132,882 shares of the Company's common stock.


     Effective November 1, 1993, Westinghouse Electric Corporation exercised an option to acquire the outstanding stock of Radio & Records and the net assets of Westwood One Stations Group for the outstanding balance of the Facility ($19,724), accrued interest and other potential claims. As a result of this transaction, the Company will record an additional provision for loss on disposal of discontinued operations in its fourth quarter of fiscal 1993, currently estimated at $5,000.

     On November 2, 1993 the Company signed a definitive agreement to acquire the capital stock of the Unistar Radio Networks, Inc. ("Unistar") for approximately $16,589 plus the repayment of Unistar's indebtedness of approximately $84,711. The acquisition will be funded through anticipated new financing. It is currently expected that such borrowings will also include funds for refinancing the Company's new senior debt (see below). In connection with the proposed transaction, the Company also agreed to sell 5 million newly issued shares of the Company's common stock and a warrant exercisable into 3 million shares of the Company's common stock at $3.00 per share to a subsidiary of Infinity Broadcasting Company ("Infinity") for aggregate consideration of $15 million. The warrant is subject to certain vesting requirements. The proposed transaction is subject to a number of conditions including receipt of financing, expiration or termination of the Hart-Scott-Rodino waiting period and approval by Westwood One shareholders.

     Effective November 22, 1993 the Company repaid its amended Revolving Facility and term loan with a bank (see above) with funding from a new senior debt agreement involving a revolving facility and two term loans. The Company's new Loan and Security Agreement (maximum of $20,000) is comprised of a $13,000

                               WESTWOOD ONE, INC.

           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

maximum revolving credit amount (based on a percentage of Eligible Accounts receivable), a $3,500 three year term loan and a $3,500 two year term loan (collectively "The Loans"). The Loans bear interest at the rate of prime plus
2.25 percent. Interest is payable monthly. Principal on the term loans is payable monthly.


     The Company has submitted to the SEC an offer of settlement arising out of the formal investigation by the SEC which has been pending since 1989. The settlement offer, which was accepted by the SEC on January 7, 1994, involves the Company's consent, without admitting or denying any of the findings of the SEC, to an administrative cease and desist order based upon findings that in 1987 and 1988 the Company violated antifraud and accounting provisions of the federal securities laws and the rules thereunder in its revenue recognition and accounting practices during that period. It is currently anticipated that the order will be entered in January 1994.

                          UNISTAR RADIO NETWORKS INC.

              FINANCIAL STATEMENTS AS OF 1992 AND 1991 AND FOR THE
               YEARS ENDED DECEMBER 31, 1992, 1991 AND 1990, AND
                          INDEPENDENT AUDITORS' REPORT

                          INDEPENDENT AUDITORS' REPORT

To the Stockholder of
  Unistar Radio Networks Inc.:

     We have audited the accompanying balance sheets of Unistar Radio Networks, Inc. (a wholly owned subsidiary of Unistar Communications Group, Inc., the "Parent") as of December 31, 1992 and 1991, and the related statements of operations, stockholder's deficiency and cash flows for each of the three years in the period ended December 31, 1992. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the financial position of Unistar Radio Networks, Inc. as of December 31, 1992 and 1991, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1992 in conformity with generally accepted accounting principles.

     On February 17, 1993, the lenders acquired all of the outstanding shares of the Unistar Communications Group, Inc. common stock and amended its credit agreement to permit the deferral of loan payments until 1996 (Note 6). The accompanying financial statements do not reflect the change in control that occurred on February 17, 1993 except for the accrual of certain severance costs and the write-off of certain debt related costs.

DELOITTE & TOUCHE

New York, New York
April 30, 1993
(November 4, 1993 as to Note 11(b))

                          UNISTAR RADIO NETWORKS INC.

                                 BALANCE SHEETS

                           DECEMBER 31, 1992 AND 1991

                                     ASSETS

                                                                     1992            1991
                                                                  -----------     -----------
CURRENT ASSETS:
  Cash and cash equivalents.....................................  $   533,950     $ 3,211,431
  Accounts receivable, less allowance for doubtful accounts of
     $1,259,498 and $905,017, respectively......................    9,974,281      12,282,645
  Prepaid expenses..............................................    1,432,976       1,478,086
                                                                  -----------     -----------
          Total current assets..................................   11,941,207      16,972,162
PROPERTY AND EQUIPMENT -- Net...................................    4,526,923       4,635,727
OTHER ASSETS....................................................   65,509,137      70,726,430
                                                                  -----------     -----------
TOTAL...........................................................  $81,977,267     $92,334,319
                                                                  -----------     -----------
                                                                  -----------     -----------
                          LIABILITIES AND STOCKHOLDER'S DEFICIENCY
CURRENT LIABILITIES:
  Current portion of long-term obligations......................  $   654,705     $    41,057
  Accounts payable and accrued expenses.........................    9,088,483       9,406,066
  Accrued severance costs.......................................    3,136,500              --
  Due to Parent.................................................   11,744,777      11,010,401
  Other.........................................................      645,070         502,720
                                                                  -----------     -----------
          Total current liabilities.............................   25,269,535      20,960,244
                                                                  -----------     -----------
LONG-TERM OBLIGATIONS:
  To be assumed by Buyer........................................   84,710,765      84,710,765
  To be assumed by Parent.......................................   11,878,830       4,535,435
                                                                  -----------     -----------
          Total long-term liabilities...........................   96,589,595      89,246,200
                                                                  -----------     -----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDER'S DEFICIENCY:
  Common stock..................................................        1,000           1,000
  Deficit.......................................................  (39,882,863)    (17,873,125)
                                                                  -----------     -----------
          Total stockholder's deficiency........................  (39,881,863)    (17,872,125)
                                                                  -----------     -----------
TOTAL...........................................................  $81,977,267     $92,334,319
                                                                  -----------     -----------
                                                                  -----------     -----------

                       See notes to financial statements.

                          UNISTAR RADIO NETWORKS INC.

                            STATEMENTS OF OPERATIONS

                  YEARS ENDED DECEMBER 31, 1992, 1991 AND 1990

                                                             1992          1991          1990
                                                         ------------   -----------   -----------
REVENUES:
  Advertising..........................................  $ 54,831,377   $70,167,172   $78,291,925
  Other................................................     3,221,996     3,671,877     3,816,778
                                                         ------------   -----------   -----------
          Total revenues...............................    58,053,373    73,839,049    82,108,703
                                                         ------------   -----------   -----------
OPERATING COSTS AND EXPENSES:
  Production, talent, distribution and station
     compensation......................................    33,120,227    34,407,836    41,400,661
  Selling, general and administration..................    22,496,407    26,900,820    29,097,831
  Depreciation and amortization........................     4,939,582     5,219,476     5,650,191
  Restructuring charge.................................     5,818,216            --            --
                                                         ------------   -----------   -----------
          Total operating costs and expenses...........    66,374,432    66,528,132    76,148,683
                                                         ------------   -----------   -----------
OPERATING INCOME (LOSS)................................    (8,321,059)    7,310,917     5,960,020
                                                         ------------   -----------   -----------
  Write-off of deferred debt cost and original issue
     discount..........................................     5,404,261            --            --
  Interest expense.....................................     7,767,571     9,994,744    12,145,702
  Loss from Joint Venture..............................       434,646         9,437       294,796
                                                         ------------   -----------   -----------
                                                           13,606,478    10,004,181    12,440,498
                                                         ------------   -----------   -----------
LOSS BEFORE INCOME TAXES...............................   (21,927,537)   (2,693,264)   (6,480,478)
INCOME TAXES...........................................        82,201       127,582        98,113
                                                         ------------   -----------   -----------
NET LOSS...............................................  $(22,009,738)  $(2,820,846)  $(6,578,591)
                                                         ------------   -----------   -----------
                                                         ------------   -----------   -----------

                       See notes to financial statements.

                          UNISTAR RADIO NETWORKS INC.

                     STATEMENTS OF STOCKHOLDER'S DEFICIENCY

                  YEARS ENDED DECEMBER 31, 1992, 1991 AND 1990

                                                                 COMMON STOCK
                                                             --------------------
                                                              NUMBER
                                                             OF SHARES     AMOUNT       DEFICIT
                                                             ---------     ------     ------------
BALANCE, JANUARY 1, 1990...................................    1,000       $1,000     $ (8,473,688)
  Net loss.................................................       --           --       (6,578,591)
                                                             ---------     ------     ------------
BALANCE, DECEMBER 31, 1990.................................    1,000        1,000      (15,052,279)
  Net loss.................................................       --           --       (2,820,846)
                                                             ---------     ------     ------------
BALANCE, DECEMBER 31, 1991.................................    1,000        1,000      (17,873,125)
  Net loss.................................................       --           --      (22,009,738)
                                                             ---------     ------     ------------
BALANCE, DECEMBER 31, 1992.................................    1,000       $1,000     $(39,882,863)
                                                             ---------     ------     ------------
                                                             ---------     ------     ------------

                       See notes to financial statements.

                          UNISTAR RADIO NETWORKS INC.

                            STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1992, 1991 AND 1990

                                                             1992          1991          1990
                                                         ------------   -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss.............................................  $(22,009,738)  $(2,820,846)  $(6,578,591)
  Adjustments to reconcile loss to net cash (used in)
     provided by operating activities:
     Depreciation and amortization.....................     4,939,582     5,219,477     5,650,191
     Write-off of deferred debt and original issue
       discount........................................     5,404,261            --            --
     Restructuring charge..............................     4,400,500            --            --
     Interest deferred.................................     2,605,753            --            --
     Loss from joint venture...........................       434,646         9,437       294,796
     Original issue discount amortization..............       929,864       913,615       868,145
     Deferred rent amortization........................       363,237       509,455            --
     Provision for bad debt............................       354,481       (10,354)     (109,089)
     Changes in operating assets and liabilities:
       Accounts receivable.............................     1,767,004     1,436,134     1,116,213
       Prepaid expenses................................        45,110       366,419      (422,336)
       Deferred debt cost..............................      (410,250)           --            --
       Due from parent.................................       734,378      (726,706)      687,584
       Accounts payable and accrued expenses...........      (548,209)   (1,144,906)     (826,912)
       Due to affiliates...............................            --    (1,207,621)      540,482
       Other...........................................         7,731        69,453       384,413
                                                         ------------   -----------   -----------
          Net cash (used in) provided by operating
            activities.................................      (981,650)    2,613,557     1,604,896
                                                         ------------   -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Distribution from (investments in) joint venture.....            --     1,500,000    (2,044,525)
  Acquisition of property and equipment................    (1,182,325)   (1,796,800)   (2,239,621)
                                                         ------------   -----------   -----------
          Net cash used in investing activities........    (1,182,325)     (296,800)   (4,284,146)
                                                         ------------   -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Revolver borrowing and unpaid interest...............            --     1,500,000     5,800,000
  Long-term debt repayment.............................      (605,600)   (4,200,000)   (1,400,000)
  Other................................................        92,094       (28,567)       (9,657)
                                                         ------------   -----------   -----------
          Net cash (used in) provided by financing
            activities.................................      (513,506)   (2,728,567)    4,390,343
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS...    (2,677,481)     (411,810)    1,711,093
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR...........     3,211,431     3,623,241     1,912,148
                                                         ------------   -----------   -----------
CASH AND CASH EQUIVALENTS, END OF YEAR.................  $    533,950   $ 3,211,431   $ 3,623,241
                                                         ------------   -----------   -----------
                                                         ------------   -----------   -----------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during year for:
     Interest..........................................  $  5,855,176   $ 9,667,063   $ 9,884,603
                                                         ------------   -----------   -----------
                                                         ------------   -----------   -----------
     Taxes.............................................  $     20,327   $    20,229   $    76,331
                                                         ------------   -----------   -----------
                                                         ------------   -----------   -----------

                       See notes to financial statements.

                          UNISTAR RADIO NETWORKS INC.

                         NOTES TO FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1992, 1991 AND 1990

 1.  COMPANY DESCRIPTION AND BASIS OF PRESENTATION

     Unistar Radio Networks, Inc. (the "Company" or "URN") is a wholly owned subsidiary of Unistar Communications Group, Inc. (the "Parent" or "UCGI"). Effective February 1993, UCGI was acquired by the Company's lenders pursuant to a default under the Company's bank credit agreement with such lenders. In connection with the acquisition of UCGI, the lenders amended and restructured the Company's bank credit agreement (the "Amended Bank Credit Agreement").

     On November 4, 1993, UCGI has entered into an agreement to sell certain network assets and the business of the Company to Westwood One, Inc. (the "Buyer" or "WWO") for approximately $16.6 million in a stock transaction. Under the terms of the transaction, WWO will assume approximately $84.7 million of the Company's debt under the Amended Bank Credit Agreement. Concurrently with the sale, certain non-network assets, working capital and long-term debt of the Company will be distributed to the Parent. The transaction is subject to certain conditions.

     The accompanying financial statements reflect the Company's financial position and results of operations on a stand alone basis. Accordingly, the financial statements reflect the allocation of certain assets and liabilities and certain expenses of the Parent to properly reflect the financial position and results of operations of the Company on the basis described above.

 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Description of Business -- Unistar Radio Networks, Inc. provides network programming to the radio broadcasting industry.

     Statement of Cash Flows -- In accordance with the provisions of Statement of Financial Accounting Standards No. 95, for the purposes of the statement of cash flows, the Company considers cash and all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

     Revenue Recognition -- Advertising revenue is recognized when the advertising is aired. Network affiliate fees are recognized as monthly contracted fees accrue.

     Property and Equipment -- Property and equipment are stated at historical cost less accumulated depreciation and amortization. Depreciation and amortization are provided by use of the straight-line and accelerated methods over the estimated useful lives of the assets, or for leasehold improvements, the life of the lease, if shorter.

     Investments -- The equity method of accounting is used for investments in certain affiliates or joint ventures in which the Company owns 50 percent or less. Under this method, equity in the net income or losses of joint venture companies is reflected currently in the Company's revenues.

     Intangibles -- Amortization is computed using the straight-line method over lives not exceeding 25 years. Goodwill represents the excess of the purchase price paid over the fair value of the tangible net assets acquired. Other intangibles, including jingles, and music libraries, are amortized on a straight-line basis over lives not exceeding eight years.

                          UNISTAR RADIO NETWORKS INC.

                  YEARS ENDED DECEMBER 31, 1992, 1991 AND 1990

 3.  PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                                         DECEMBER 31,
                                                                  ---------------------------
                                                 USEFUL LIVES        1992            1991
                                                --------------    -----------     -----------
    Broadcast equipment                             4-10 years    $ 6,870,256     $ 6,367,109
    Computer equipment                               3-8 years      2,451,639       2,393,213
    Furniture and fixtures                          5-10 years      1,704,090       1,304,163
    Leasehold improvements                             Various      1,718,128       1,794,707
    Other                                              4 years        146,283         272,160
                                                                  -----------     -----------
                                                                   12,890,396      12,131,352
    Less accumulated depreciation and
      amortization                                                  8,363,473       7,495,625
                                                                  -----------     -----------
    Net property and equipment                                    $ 4,526,923     $ 4,635,727
                                                                  -----------     -----------
                                                                  -----------     -----------

 4.  OTHER ASSETS

     Other assets consist of the following:

                                                                         DECEMBER 31,
                                                                  ---------------------------
                                                 USEFUL LIVES        1992            1991
                                                --------------    -----------     -----------
    Goodwill                                          25 years    $76,531,958     $76,531,958
    Deferred debt costs                                8 years             --       2,622,925
    Other                                              5 years        711,300         949,000
                                                                  -----------     -----------
                                                                   77,243,258      80,103,883
    Less accumulated amortization                                  11,734,121       9,377,453
                                                                  -----------     -----------
    Net intangible assets                                         $65,509,137     $70,726,430
                                                                  -----------     -----------
                                                                  -----------     -----------

 5.  ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses consist of the following:

                                                                    DECEMBER 31,
                                                              -------------------------
                                                                 1992           1991
                                                              ----------     ----------
        Interest payable....................................  $       --     $1,601,776
        Accounts payable....................................   3,170,395      1,326,991
        Accrued affiliate compensation......................   4,029,513      4,921,324
        Other...............................................   1,888,575      1,555,975
                                                              ----------     ----------
                                                              $9,088,483     $9,406,066
                                                              ----------     ----------
                                                              ----------     ----------

 6.  LONG-TERM OBLIGATIONS

     Long-term obligations consist of debt directly attributable to the Company resulting from its acquisition in 1989 less a portion allocated to the Company's subsidiary. Interest expense is based on the total amount of debt attributable to the Company compared to the total debt.

     The Company was in default of its Credit Agreement dated April 17, 1989 (The "Credit Agreement"), as amended through March 6, 1992. These defaults resulting from violations including the loan exceeding the

                          UNISTAR RADIO NETWORKS INC.

                  YEARS ENDED DECEMBER 31, 1992, 1991 AND 1990

borrowing base used to compute the Company's eligibility for such loans and noncompliance with covenants relating to the Company's cash flow ratios, fixed charged ratios, and achievement of minimum adjusted operating cash flow. For the year ended December 31, 1992, the Company failed to meet required interest and principal payments under the Credit Agreement.

     In connection with the transaction described in Note 11.a., the Company subsequently amended its Credit Agreement to restructure the loans on February 17, 1993. The accompanying financial statements reflect the effect of the change in repayment terms included in the amendment.

     Long-term obligations consists of the following:

                                                                  DECEMBER 31,
                                                          -----------------------------
                                                              1992             1991
                                                          ------------     ------------
        Bank debt.......................................  $107,305,754     $104,800,000
        Other...........................................       938,546           88,052
                                                          ------------     ------------
                                                           108,244,300      104,888,052
        Less portion allocated to parent's subsidiary...    11,000,000       11,000,000
                                                          ------------     ------------
                                                            97,244,300       93,888,052
        Less current portion of long-term debt..........       654,705           41,057
                                                          ------------     ------------
                                                            96,589,595       93,846,995
        Less original issue discount (net of
          amortization of $2,047,550 in 1991)...........            --        4,600,795
                                                          ------------     ------------
                                                          $ 96,589,595     $ 89,246,200
                                                          ------------     ------------
                                                          ------------     ------------

     At December 31, 1992, future minimum payments under these obligations are as follows:

                                 YEAR ENDING
                                 DECEMBER 31,                    TOTAL
                    --------------------------------------    -----------
                      1993................................    $   654,705
                      1994................................        205,551
                      1995................................         33,290
                      1996................................     66,350,754
                      1997................................     30,000,000
                                                              -----------
                                                               97,244,300
                         Less current portion.............        654,705
                                                              -----------
                         Long-term portion................    $96,589,595
                                                              -----------
                                                              -----------

     The aforementioned amended Credit Agreement includes the customary restrictions as to the payment of dividends and capital expenditures, incurrence of additional indebtedness, limitation on executive compensation, as well as specific adjusted cash flow operating results hurdles.

     Failure to pay interest when due will not necessarily constitute a default under the Credit Agreement provided that the nonpayment resulted from the Parent's lack of excess cash flow calculated under the Management Agreement. In the event that such interest is not paid, the interest due will be deemed to be a new base rate loan of the same class and subject to the terms of the original loan.

     Interest rates vary based upon cash flow ratios ranging from the base rate to the base rate plus 1% or LIBOR plus 1% to LIBOR plus 2%. At December 31, 1992 the average interest rate on the Company's long term obligations was 7.64%

                          UNISTAR RADIO NETWORKS INC.

                  YEARS ENDED DECEMBER 31, 1992, 1991 AND 1990

 7. NOTE DUE TO SHAREHOLDER

     On March 12, 1992, the Company entered into an agreement with a former principal shareholder, director and employee of the Parent who resigned and signed a noncompete arrangement calling for 25 monthly payments of $50,560, which total $1,264,000.

 8. COMMITMENTS AND CONTINGENCIES

     Collateral -- 100% of the Company's assets and outstanding stock is collateral for the loans described in Note 6. The Company provided substantially all of the Parent's cash flow used to service the loans.

     Leases -- The Company leases its offices and production facilities under operating leases that expire through 2002, with minimum monthly payments plus certain other charges. Total rent for the years ended December 30, 1992, 1991 and 1990 was $1,536,649, $1,587,513 and $1,310,704, respectively. The Company also recorded as rent expense, deferred rent of $363,237 and $509,455 for the years ended December 31, 1992, and 1991, respectively. Future commitments as of December 31, 1992 are as follows:

LONG-TERM PORTION                              YEAR ENDING
   DECEMBER 31,                                  AMOUNT
- ------------------                             -----------
     1993....................................  $ 1,338,384
     1994....................................    1,331,364
     1995....................................    1,327,809
     1996....................................    1,315,362
     1997....................................    1,254,645
     Thereafter..............................    4,432,882
                                               -----------
                                               $11,000,446
                                               -----------
                                               -----------

     The Company has several operating leases for various phone and computer systems and other equipment expiring through 1996. Total monthly payments are approximately $22,300. The Company intends to renew or replace the various leases at their expiration date.

     Interest Protection -- As of December 31, 1992, the Company had entered into an interest rate protection agreement under which the Company's interest rate on approximately $30 million of borrowings was limited to 12% until October 10, 1994.

     Satellite Distribution Agreements -- The Company has entered into an agreement for satellite distribution of its news and entertainment programs under an arrangement that calls for annual payments of approximately $2,781,811 for 1993 and then, $1,452,000 per year through May 2003. During 1992, 1991 and 1990, total satellite distribution costs were $3,210,351, $2,315,272 and $2,262,336, respectively.

     News Wire Agreement -- The Company has two news wire service agreements that expire through 1996 with an option to renew for an additional five years, calling for annual minimum payments of $1,777,351 for 1993 and $1,500,000 thereafter. The Company intends to renew the existing agreements as they expire.

     Legal Proceedings and Claims -- The Company is subject to legal proceedings and claims which arise in the ordinary course of its business. In the opinion of management, the amount of the ultimate liability with respect to these actions will not materially effect the consolidated financial position or results of operations of the Company.

                          UNISTAR RADIO NETWORKS INC.

                  YEARS ENDED DECEMBER 31, 1992, 1991 AND 1990

 9. RELATED PARTY TRANSACTIONS

     Show Production -- The Company has two agreements with a former principal stockholder and entities controlled by the same stockholder of the Parent for production of two of the Company's weekly shows. Production expenses for the years ended December 31, 1992, 1991 and 1990 were $695,000, $720,000 and
$911,999, respectively.

     The annual payments under the agreements are $695,000 per year through December 31, 1994.

10. INCOME TAXES

     The Company and its Parent file a consolidated income tax return.

     The provision for state income taxes for the years ended December 31, 1992, 1991 and 1990 is comprised solely of state tax liability.

     As of December 31, 1992, the Parent has a net operating loss carryforward of approximately $22,512,500 for Federal income tax purposes, which expires in varying amounts from 1993 through 2007. Future use of the net operating loss carryforwards may be limited due to change in control which may result from the transactions described in Note 11.

     In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." The adoption of this statement, which is not required until 1993, is not expected to have a material effect on the company's consolidated financial position.

11. SUBSEQUENT EVENTS

  a. Sale of Parent

     The Company stopped paying interest and principal starting September 30, 1992. As part of a restructuring the Parent agreed, subject to shareholder approval to sell the 100 percent of stock of the Parent to the Lenders. In December 1992, the Board of Directors voted to recommend to the Shareholders the terms of the agreement.

     The transaction closed and the Credit Agreement was further amended on February 17, 1993. In connection with restructuring the Parent's debt on February 17, 1993, 100 percent of the outstanding shares of the Parent were sold to the Parent Lenders for approximately $245,000.

     In connection with the acquisition of the Company by its Lenders and the resulting restructuring of its debt and operations, the Company in its 1992 results of operations has written off certain assets, including deferred financing costs related to its previous bank agreement and an original issue discount which resulted from the issuance of certain Parent securities at the time of the borrowing and accrued certain additional costs associated with the restructuring, including severance costs due to its previous executive officers who are no longer involved in the management of the Company.

     Simultaneous with this transaction, the Parent entered into a three-year management agreement with Infinity Broadcasting Corporation, Inc. (hereafter "Infinity") for operation of the Company. The agreement provides that Infinity will manage and run the day-to-day operations of the Company under the supervision of the board. Under its management, Infinity will receive a minimum of $2,000,000 per year for its services hereunder.

     The Company under the amended Credit Agreement borrowed an additional $1,500,000 at closing.

                          UNISTAR RADIO NETWORKS INC.

                  YEARS ENDED DECEMBER 31, 1992, 1991 AND 1990

  b. Sale of the Company

     Under the terms of a stock purchase agreement dated November 4, 1993, the Parent has agreed to sell 100% of the stock of the Company for approximately $16,600,000 plus debt assumed by the Buyer of approximately $84,700,000. Immediately preceding the transaction the Company will dividend certain net assets of the Company to the Parent including all cash, receivables, trade liabilities, real estate owned and long-term obligations in excess of 84,700,000 and 100% of the shares of the Company's subsidiary, The Market Research Group, Inc. The transaction is subject to approval by the Buyer's shareholders and subject to financing.

                          UNISTAR RADIO NETWORKS INC.

             FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 1993 AND 1992
                 AND FOR THE NINE MONTHS THEN ENDED (UNAUDITED)

                          UNISTAR RADIO NETWORKS INC.

                                 BALANCE SHEETS

                    SEPTEMBER 30, 1993 AND 1992 (UNAUDITED)

                                     ASSETS

                                                                     1993            1992
                                                                  -----------     -----------
CURRENT ASSETS:
  Cash and cash equivalents.....................................  $ 2,573,801     $        --
  Accounts receivable...........................................   14,322,708      10,783,112
  Prepaid expenses..............................................    1,132,229       1,338,781
                                                                  -----------     -----------
          Total current assets..................................   18,028,738      12,121,893
PROPERTY AND EQUIPMENT -- Net...................................    3,678,906       4,830,891
OTHER ASSETS....................................................  102,329,772      68,147,585
                                                                  -----------     -----------
TOTAL...........................................................  $124,037,416    $85,100,369
                                                                  -----------     -----------
                                                                  -----------     -----------
                          LIABILITIES AND STOCKHOLDER'S DEFICIENCY
CURRENT LIABILITIES:
  Bank overdraft................................................  $        --     $   347,509
  Current portion of long-term obligations......................      351,345         647,777
  Accounts payable and accrued expenses.........................    8,109,995       8,392,525
  Due to affiliate..............................................      616,210              --
  Accrued severance costs.......................................    1,333,725              --
  Due to Parent.................................................   11,529,571      12,269,891
  Other.........................................................      580,046         532,820
                                                                  -----------     -----------
          Total current liabilities.............................   22,520,892      22,190,522
                                                                  -----------     -----------
LONG-TERM OBLIGATIONS:
  To be assumed by Buyer........................................   84,710,765      84,710,765
  To be assumed by Parent.......................................   18,193,771       6,157,495
                                                                  -----------     -----------
          Total long-term liabilities                             102,904,536      90,868,260
                                                                  -----------     -----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDER'S DEFICIENCY:
  Common stock..................................................        1,000           1,000
  Deficit.......................................................   (1,389,012)    (27,959,413)
                                                                  -----------     -----------
          Total stockholder's deficiency........................   (1,388,012)    (27,958,413)
                                                                  -----------     -----------
TOTAL...........................................................  $124,037,416    $85,100,369
                                                                  -----------     -----------
                                                                  -----------     -----------

                       See notes to financial statements.

                          UNISTAR RADIO NETWORKS INC.


                      STATEMENTS OF OPERATIONS (UNAUDITED)



                                                THREE MONTHS ENDED           NINE MONTHS ENDED
                                                   SEPTEMBER 30,               SEPTEMBER 30,
                                             -------------------------   --------------------------
                                                1993          1992          1993           1992
                                             -----------   -----------   -----------   ------------
REVENUES:
  Advertising..............................  $17,525,973   $14,595,627   $48,241,530   $ 42,175,311
  Other....................................    1,078,362       765,869     2,716,577      2,442,812
                                             -----------   -----------   -----------   ------------
     Total revenues........................   18,604,335    15,361,496    50,958,107     44,618,123
                                             -----------   -----------   -----------   ------------
OPERATING COSTS AND EXPENSES:
  Production, talent, distribution and
     station compensation..................    8,540,012     8,115,205    24,948,486     25,310,779
  Sales, general and administration........    6,426,270     5,764,194    17,330,009     18,077,844
  Depreciation and amortization............    1,646,347     1,241,291     4,957,670      3,705,585
  Restructuring charge.....................           --        98,746            --      1,501,226
                                             -----------   -----------   -----------   ------------
     Total operating costs and expenses....   16,612,629    15,219,436    47,236,165     48,595,434
                                             -----------   -----------   -----------   ------------
OPERATING INCOME (LOSS)....................    1,991,706       142,060     3,721,942     (3,977,311)
                                             -----------   -----------   -----------   ------------
  Interest expense.........................    1,659,185     1,832,569     4,742,979      5,721,129
  Loss from Joint Venture..................       92,111       125,230       311,173        308,293
                                             -----------   -----------   -----------   ------------
                                               1,751,296     1,957,799     5,054,152      6,029,422
                                             -----------   -----------   -----------   ------------
INCOME (LOSS) BEFORE INCOME TAXES..........      240,410    (1,815,739)   (1,332,210)   (10,006,733)
INCOME TAXES...............................       29,570         6,194        56,802         79,555
                                             -----------   -----------   -----------   ------------
NET INCOME (LOSS)..........................  $   210,840   $(1,821,933)  $(1,389,012)  $(10,086,288)
                                             -----------   -----------   -----------   ------------
                                             -----------   -----------   -----------   ------------


                       See notes to financial statements.

                          UNISTAR RADIO NETWORKS INC.

                     STATEMENTS OF STOCKHOLDER'S DEFICIENCY

           NINE MONTHS ENDED SEPTEMBER 30, 1993 AND 1992 (UNAUDITED)

                                                                         COMMON STOCK
                                                             -------------------------------------
                                                              NUMBER
                                                             OF SHARES     AMOUNT       DEFICIT
                                                             ---------     ------     ------------
BALANCE, JANUARY 1, 1992...................................    1,000       $1,000     $(17,873,125)
  Net loss.................................................       --           --      (10,086,288)
                                                             ---------     ------     ------------
BALANCE, SEPTEMBER 30, 1992................................    1,000       $1,000     $(27,959,413)
                                                             ---------     ------     ------------
                                                             ---------     ------     ------------
BALANCE, JANUARY 1, 1993...................................    1,000       $1,000     $         --
  Net loss.................................................       --           --       (1,389,012)
                                                             ---------     ------     ------------
BALANCE, SEPTEMBER 30, 1993................................    1,000       $1,000     $ (1,389,012)
                                                             ---------     ------     ------------
                                                             ---------     ------     ------------

                       See notes to financial statements.

                          UNISTAR RADIO NETWORKS INC.

                            STATEMENTS OF CASH FLOWS

           NINE MONTHS ENDED SEPTEMBER 30, 1993 AND 1992 (UNAUDITED)

                                                                  1993             1992
                                                               -----------     ------------
    CASH FLOWS FROM OPERATING ACTIVITIES:
      Net loss...............................................  $(1,389,012)    $(10,086,288)
      Adjustment to reconcile loss to net cash (used in)
         provided by operating activities:
         Depreciation and amortization.......................    4,957,670        3,705,585
         Interest deferred...................................    4,963,600          616,930
         Loss from joint venture.............................      311,173          308,298
         Original issue discount amortization................           --          697,398
         Deferred rent amortization..........................      (33,728)         222,826
         Provision for bad debt..............................      138,470          652,683
         Changes in operating assets and liabilities:
           Accounts receivable...............................   (4,798,070)         786,319
           Prepaid expenses..................................      300,747          139,305
           Deferred debt cost................................           --         (410,250)
           Due from parent...................................     (804,654)         983,907
           Accounts payable and accrued expenses.............     (861,636)      (1,188,765)
           Accrued severance costs...........................   (1,802,775)              --
           Due to affiliates.................................      616,210               --
           Other.............................................     (133,089)         (15,866)
                                                               -----------     ------------
              Net cash provided (used in) by operating
                activities...................................    1,464,906       (3,587,918)
                                                               -----------     ------------
    CASH FLOWS FROM INVESTING ACTIVITIES:
      Acquisition of property and equipment..................     (431,192)        (885,474)
                                                               -----------     ------------
              Net cash used in investing activities..........     (431,192)        (885,474)
                                                               -----------     ------------
    CASH FLOWS FROM FINANCING ACTIVITIES:
      Long-term debt repayment...............................    1,044,960          810,080
      Other..................................................      (38,823)         104,372
                                                               -----------     ------------
              Net cash provided by financing activities......    1,006,137          914,452
                                                               -----------     ------------
    NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.....    2,039,851       (3,558,940)
    CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR.............      533,950        3,211,431
                                                               -----------     ------------
    CASH AND CASH EQUIVALENTS, END OF YEAR...................  $ 2,573,801     $   (347,509)
                                                               -----------     ------------
                                                               -----------     ------------
    SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
      Cash paid during year for:
         Interest............................................  $   298,154     $  6,024,661
                                                               -----------     ------------
                                                               -----------     ------------
         Taxes...............................................  $    11,739     $      3,013
                                                               -----------     ------------
                                                               -----------     ------------

                          UNISTAR RADIO NETWORKS INC.

                         NOTES TO FINANCIAL STATEMENTS

           NINE MONTHS ENDED SEPTEMBER 30, 1993 AND 1992 (UNAUDITED)
 1. COMPANY DESCRIPTION AND BASIS OF PRESENTATION

     Unistar Radio Networks, Inc. (the "Company" or "URN") is a wholly-owned subsidiary of Unistar Communications Group, Inc. (the "Parent" or "UCGI"). Effective February 1993, UCGI was acquired by the Company's lenders pursuant to a default under the Company's bank credit agreement with such lenders. In connection with the acquisition of UCGI, the lenders amended and restructured the Company's bank credit agreement (the "Amended Bank Credit Agreement").


     On November 4, 1993, UCGI entered into an agreement to sell certain network assets and the business of the Company to Westwood One, Inc. (The "Buyer" "WWO") for approximately $16.4 million in a stock transaction. Under the terms of the transaction, WWO will also assume approximately $84.7 million of the Company's debt under the Amended Bank Credit Agreement. Concurrently with sale, certain non-network assets, working capital and long term debt of the Company will be distributed to the Parent. The transaction is subject to certain conditions.



     The accompanying financial statements for the nine months ended September 30, 1993 reflect the acquisition of all of the outstanding stock of UCGI by the Company's lenders for $250,000. The acquisition has been accounted for as a purchase and the purchase price (including the amount of the allocable debt) was pushed down to the Company for accounting purposes. The excess of the purchase price over the fair value of the net tangible assets of the Company (which approximates its historical value) of approximately $106,000,000 was accounted for as goodwill. The results of operations relating to the nine months ended September 30, 1992 relate to the operations of the Company prior to the sale of the Parent to its lender.



     The accompanying financial statements reflect the Company's financial position and results of operations on a stand-alone basis and accordingly include the allocation of certain assets and liabilities and certain expenses of the Parent to reflect the financial position and results of operations of the Company on the basis described above.


 2. FINANCIAL STATEMENTS


     The unaudited financial statements included herein have been prepared by the Company and reflect all adjustments (consisting only of normal recurring adjustments) which are necessary for a fair presentation of results of operations for such periods. Results for interim periods may not be indicative of results for the full year. It is suggested that these financial statements be read in conjunction with the consolidated financial statements for the years ended December 31, 1992, 1991, and 1990 and the notes thereto.


 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Description of Business -- Unistar Radio Networks, Inc. provides network programming to the radio broadcasting industry.

     Statement of Cash Flows -- In accordance with the provisions of Statement of Financial Accounting Standards No. 95, for the purposes of the statement of cash flows, the Company considers cash and all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

     Revenue Recognition -- Advertising revenue is recognized when the advertising is aired. Network affiliate fees are recognized as monthly contracted fees accrue.

     Property and Equipment -- Property and equipment are stated at historical cost less accumulated depreciation and amortization. Depreciation and amortization are provided by use of the straight-line and accelerated methods over the estimated useful lives of the assets or, for leasehold improvements, the life of the lease, if shorter.

                          UNISTAR RADIO NETWORKS INC.

           NINE MONTHS ENDED SEPTEMBER 30, 1993 AND 1992 (UNAUDITED)

     Investments -- The equity method of accounting is used for investments in certain affiliates or joint ventures in which the Company owns 50 percent or less. Under this method, equity in the net income or losses of joint venture companies is reflected currently in the Company's revenues.

     Intangibles -- Amortization is computed using the straight-line method over lives not exceeding 20 years. Goodwill represents the excess of the purchase price paid over the fair value of the tangible net assets acquired. Other intangibles, including jingles and music libraries, are amortized on a straight-line basis over lives not exceeding eight years.

 4.  SALE OF PARENT

     The Company stopped paying interest and principal starting September 30, 1992. As part of a restructuring agreement the Parent agreed, subject to shareholder approval, to sell the 100% of stock of the Parent to the Lenders. In December 1992, the Board of Directors voted to recommend to the Shareholders the terms of the agreement.

     The transaction closed and the Credit Agreement was further amended on February 17, 1993. In connection with restructuring the Parent's debt on February 17, 1993, 100% of the outstanding shares of the Parent were sold to the Parent's Lenders for approximately $245,000.

     In connection with the acquisition of the Company by its Lenders and the resulting restructuring of its debt and operations, the Company in its 1992 results of operations has written off certain assets, including deferred financing costs related to its previous bank agreement and an original issue discount which resulted from the issuance of certain Parent securities at the time of the borrowing and the Company has accrued certain costs associated with such restructuring, including severance costs due to its previous executive officers who are no longer involved in the management of the Company.

5.  SUBSEQUENT EVENT

  Sale of the Company

     Under the terms of a stock purchase agreement dated November 4, 1993, the Parent has agreed to sell 100% of the stock of the Company for approximately $16,600,000 plus debt assumed by the Buyer of approximately $84,700,000. Immediately preceding the transaction the Company will dividend certain assets of the Company to the Parent including all cash receivables, trade liabilities, real estate owned, and long-term obligations in excess of $84,700,000 and 100% of the shares of the Company's subsidiary, The Market Research Group, Inc. The transaction is subject to approval by the Buyer's shareholders and subject to financing.

                                  Appendix A



                            STOCK PURCHASE AGREEMENT

                          dated as of November 4, 1993

                                     Among

                      Unistar Communications Group, Inc.,

                         Unistar Radio Networks, Inc.,

                       Infinity Broadcasting Corporation

                                      and

                               Westwood One, Inc.

                              TABLE OF CONTENTS

                                                                                     Page
                                                                                     ----
ARTICLE I   THE PURCHASE AND SALE OF STOCK  . . . . . . . . . . . . . . . . . . . .     1
  1.1  Purchase and Sale of Stock . . . . . . . . . . . . . . . . . . . . . . . . .     1
  1.2  Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE SELLER AND INFINITY . . . . . . .     2
  2.1  Ownership of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
  2.2  Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
  2.3  Due Authorization and Execution  . . . . . . . . . . . . . . . . . . . . . .     2
  2.4  Organization and Qualification . . . . . . . . . . . . . . . . . . . . . . .     3
  2.5  Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
  2.6  No Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . .     3
  2.7  Absence of Certain Changes . . . . . . . . . . . . . . . . . . . . . . . . .     4
  2.8  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
  2.9  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
  2.10 Consents, Violations and Authorizations; Material Agreements . . . . . . . .     5
  2.11 Personal Property and Equipment  . . . . . . . . . . . . . . . . . . . . . .     6
  2.12 Proprietary Property . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
  2.13 Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
  2.14 Compliance with Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
  2.15 Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
  2.16 Employees and Labor Contracts  . . . . . . . . . . . . . . . . . . . . . . .     9
  2.17 Fees, Commissions and Expenses . . . . . . . . . . . . . . . . . . . . . . .     9
  2.18 Environmental Laws and Regulations.  . . . . . . . . . . . . . . . . . . . .     9
  2.19 Owned Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
  2.20 Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . .    10
  2.21 Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF THE BUYER . . . . . . . . . . . . .    11
  3.1  Due Authorization and Execution  . . . . . . . . . . . . . . . . . . . . . .    11
  3.2  Organization of the Buyer  . . . . . . . . . . . . . . . . . . . . . . . . .    11
  3.3  Consents, Violations and Authorizations  . . . . . . . . . . . . . . . . . .    11
  3.4  Fees, Commissions and Expenses . . . . . . . . . . . . . . . . . . . . . . .    12
  3.5  Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
  3.6  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
  3.7  Investment Intent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
  3.8  Unregistered Securities  . . . . . . . . . . . . . . . . . . . . . . . . . .    12
  3.9  Status and Knowledge . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13

ARTICLE IV  CONDUCT OF BUSINESS PENDING CLOSING . . . . . . . . . . . . . . . . . .    13
  4.1  Ordinary Course  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
  4.2  No Acquisitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
  4.3  No Dispositions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
  4.4  Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13



                                       i.

                                                                                          Page
                                                                                          ----
  4.5  Mortgages, Liens and Other Encumbrances. . . . . . . . . . . . . . . . . . . . . .   13
  4.6  Waiver of Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
  4.7  Material Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
  4.8  Capital Expenditures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
  4.9  No Solicitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
  4.10 Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

ARTICLE V   CONDITIONS TO THE OBLIGATIONS OF THE BUYER  . . . . . . . . . . . . . . . . .   14
  5.1  Representations and Warranties of the Seller and Infinity  . . . . . . . . . . . .   14
  5.2  Opinion of Counsel for the Company . . . . . . . . . . . . . . . . . . . . . . . .   15
  5.3  Absence of Litigation or Investigation . . . . . . . . . . . . . . . . . . . . . .   15
  5.4  Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
  5.5  HSR Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
  5.6  Financing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
  5.7  Release of Liens and Other Rights  . . . . . . . . . . . . . . . . . . . . . . . .   16
  5.8  Stockholder Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
  5.9  Securities Purchase Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . .   16
  5.10 Management Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
  5.11 Delivery of Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
  5.12 Certain Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

ARTICLE VI  CONDITIONS TO THE OBLIGATIONS OF THE SELLER . . . . . . . . . . . . . . . . .   17
  6.1  Representations and Warranties of the Buyer  . . . . . . . . . . . . . . . . . . .   17
  6.2  Absence of Litigation or Investigation . . . . . . . . . . . . . . . . . . . . . .   17
  6.3  Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
  6.4  HSR Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
  6.5  Management Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
  6.6  Securities Purchase Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . .   17
  6.7  Other Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
  6.8  Opinion of Counsel for the Buyer . . . . . . . . . . . . . . . . . . . . . . . . .   18
  6.9  Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
  6.10 Bylaws Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
  6.11 Modification of Employment Agreement . . . . . . . . . . . . . . . . . . . . . . .   18
  6.12 Payment of Retained Chase Debt . . . . . . . . . . . . . . . . . . . . . . . . . .   18
  6.13 Delivery of Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
  6.14 Certain Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

ARTICLE VII   SURVIVAL; INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . .   19
  7.1  Survival of Representations and Warranties and Related Agreements  . . . . . . . .   19
  7.2  General Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19




                                      ii.

                                                                                       Page
                                                                                       ----
ARTICLE VIII  ADDITIONAL COVENANTS OF THE PARTIES . . . . . . . . . . . . . . . . . .    21
  8.1  HSR Act Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
  8.2  Proxy Statement and Meeting of the Buyer's Stockholders  . . . . . . . . . . .    21
  8.3  Access by the Buyer and Agents . . . . . . . . . . . . . . . . . . . . . . . .    22
  8.4  Availability of Records  . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
  8.5  Use of Name  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23

ARTICLE IX  CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
  9.1  Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
  9.2  Deliveries at Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24

ARTICLE X   TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
  10.1 Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
  10.2 Procedure Upon Termination . . . . . . . . . . . . . . . . . . . . . . . . . .    25
  10.3 Termination Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
  10.4 Expense Reimbursement  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26

ARTICLE XI  GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
  11.1 Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
  11.2 Certain Filings and Consents . . . . . . . . . . . . . . . . . . . . . . . . .    27
  11.3 Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
  11.4 Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
  11.5 Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
  11.6 Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
  11.7 Amendment and Modification . . . . . . . . . . . . . . . . . . . . . . . . . .    29
  11.8 Waiver of Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
  11.9 Gender; Number; Use  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
  11.10 Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
  11.11 Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
  11.12 Endorsement Authorization . . . . . . . . . . . . . . . . . . . . . . . . . .    30
  11.13 Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30

EXHIBITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -i-



                                      iii.

                            STOCK PURCHASE AGREEMENT



               This STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of November 4, 1993, is entered into among Unistar Communications Group, Inc. a Delaware corporation (the "Seller"), Unistar Radio Networks, Inc., a Delaware corporation and a wholly-owned subsidiary of the Seller (the "Company"), Infinity Broadcasting Corporation, a Delaware corporation ("Infinity"), and Westwood One, Inc., a Delaware corporation (the "Buyer").

               This Agreement sets forth the terms and conditions upon which the Seller will sell to the Buyer, and the Buyer will purchase from the Seller, all of the issued and outstanding shares of the capital stock (the "Shares") of the Company, on the terms and subject to the conditions herein.

               In consideration of the mutual agreements contained herein, intending to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE I
                         THE PURCHASE AND SALE OF STOCK

               1.1 Purchase and Sale of Stock. For the consideration set forth herein and subject to the terms and conditions of this Agreement, at the Closing, as defined below, the Seller shall sell, transfer, convey, assign and deliver to the Buyer free and clear of any and all claims, liens, rights, restrictions, security interests or encumbrances of any kind, other than any of the foregoing imposed as a result of actions of the Buyer (collectively, "Encumbrances"), and the Buyer shall purchase, acquire and accept from the Seller all of the Shares. At the Closing the Seller shall deliver to the Buyer certificate(s) representing all of the Shares, together with accompanying stock powers duly endorsed in blank for the transfer of such Shares to the Buyer, with signatures guarantied and with all necessary transfer taxes paid.

               1.2 Purchase Price. At the Closing, the Buyer agrees to pay, in the manner directed by the Seller, Sixteen Million Five Hundred Eighty-nine Thousand Two Hundred Thirty-five Dollars ($16,589,235) as the purchase price for the Shares (the "Purchase Price"). At the Closing and pursuant to the instructions of the Seller, the Buyer shall pay the Purchase Price to the Seller in cash by wire transfer of immediately available funds. Such payment shall be made to the account designated by the Seller in writing delivered to the Buyer not less than one (1) business day prior to the Closing Date.

                                   ARTICLE II
           REPRESENTATIONS AND WARRANTIES OF THE SELLER AND INFINITY

               The Seller and Infinity jointly and severally represent and warrant to and agree with the Buyer that, it being understood and agreed that, to the extent that any of the following representations and warranties relate to matters or events occurring prior to February 17, 1993, such representations and warranties of Infinity are limited to the knowledge of Infinity:

               2.1 Ownership of Shares. The Seller owns all right, title and interest in and to the Shares. The delivery of the Shares by the Seller to the Buyer pursuant to the terms of this Agreement will transfer to the Seller good and valid title thereto free and clear of any and all Encumbrances. Except as specifically contemplated by this Agreement, the Seller has not entered into any agreement, option or right with any person for the purchase of all or any portion of the Shares.

               2.2 Capital Stock. The authorized capital stock of the Company consists of 1,000 shares of Common Stock, all of which are issued and outstanding as of the date of this Agreement. All of the Shares are duly authorized, validly issued, fully paid and non-assessable shares of the capital stock of the Company and were issued pursuant to a valid exemption from registration under the Securities Act of 1933, as amended. Except as specifically contemplated by this Agreement, the Company has no outstanding subscriptions, rights, warrants, options, contracts, calls, commitments, agreements or arrangements of any kind whatsoever under which the Company is or may be obligated to issue capital stock or other securities of any kind. No person has any preemptive or similar rights with respect to the Shares or as a result of the transactions contemplated hereby.

               2.3 Due Authorization and Execution. Each of the Seller and Infinity has the necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by all necessary corporate action on the part of each of the Seller and Infinity. No other corporate proceedings or actions on the part of the Seller or Infinity are necessary to authorize this Agreement and the consummation of such transactions. This Agreement has been duly and validly executed and delivered by each of the Seller and Infinity and, assuming due execution and delivery by the Buyer, constitutes a valid and binding obligation of each such party enforceable against it in accordance with its terms.





                                       2.

               2.4 Organization and Qualification. Each of the Seller and the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own, operate and lease the properties relating to or in respect of the business, property and assets used or useful in the Company's radio network business as presently conducted (the "Business"), which Business includes without limitation, the Company's programming in a variety of formats provided to affiliate radio stations and the packaging of programming formats into "networks" offered by the Company to advertisers (the "Company's Networks"), and to carry on the Business as now conducted. The Company is duly qualified or licensed to do business as a foreign corporation in good standing in all jurisdictions in which the ownership of property relating to the Business or the conduct of the Business requires such qualification, except for such jurisdictions wherein the failure to be so qualified would not materially and adversely affect the operations of the Business.

               2.5        Financial Statements.

                          (a)     The audited consolidated financial statements
of the Seller as of December 31, 1992 are attached hereto as Schedule 2.5(a).

                          (b)     The unaudited balance sheet of the Business
(the "Balance Sheet") as of September 30, 1993 (the "Balance Sheet Date"), and the related unaudited statements of operation, stockholders' equity and cash flow for the nine-month period ended on the Balance Sheet Date are attached hereto as Schedule 2.5(b).

                          (c)     Except as set forth in the financial
statements referred to in subparagraphs (a) and (b) above, such financial statements referred to in subparagraphs (a) and (b) above present fairly in all material respects the financial position of the Seller and the Business, respectively, as of the dates indicated and the results of operations for the periods indicated and have been prepared in accordance with generally accepted accounting principles consistently applied. The Balance Sheet contains all adjustments necessary to present fairly in all material respects the financial position of the Business at the Balance Sheet Date. All such adjustments to the Balance Sheet are of a normal recurring nature.

               2.6        No Undisclosed Liabilities.  Except as set forth in
Schedule 2.6, to the Seller's and Infinity's knowledge, as of the Balance Sheet Date, there was no liability or obligation of the Company relating to the Business of any nature, whether





                                       3.

absolute, accrued, contingent or otherwise, which, individually or in the aggregate, is material to the Business, other than liabilities and obligations reflected or reserved against on the Balance Sheet, liabilities and obligations not required by generally accepted accounting principles to be disclosed or reserved against on the Balance Sheet and liabilities and obligations relating to contracts not yet required to be performed as of the Balance Sheet Date. Since the Balance Sheet Date, the Company has not assumed or incurred any material liabilities or obligations relating to the Business, except liabilities or obligations assumed or incurred in the ordinary course of business.

               2.7        Absence of Certain Changes.  Except as set forth on
Schedule 2.7, since the Balance Sheet Date there has not occurred: (a) any material adverse change in the Business or the Company's financial condition, results of operations, properties or assets relating to the Business; (b) any damage, destruction or loss, which is not adequately covered by insurance, which could materially and adversely affect the Business; (c) any adoption or material modification of any Employee Benefit Plan (as defined in Section 2.15(a)) made to, for or with any employees of the Company; (d) any material increase in compensation payable or to become payable by the Company to any of its employees or in benefits under any Employee Benefit Plan, in each case other than increases made in the ordinary course of business, and no severance payment has been made or promised to any such employees by the Company; (e) any sale or other disposition of any of the Company's assets relating to the Business, other than sales or dispositions made in the ordinary course of business; (f) any creation of a mortgage, pledge, security interest, encumbrance, lien or charge of any kind upon the Business or on any properties or assets of the Company relating to the Business except in the ordinary course of business; (g) any material change in the method of allocation of expenses, liabilities or income of the Company and any subsidiaries, divisions or business units of the Seller or any other material change in the method of accounting or accounting practices of the Company; (h) any material amendment, termination, waiver or cancellation of any substantial right relating to the Business other than in the ordinary course of business; (i) any discharge or payment of any material obligation or liability relating to the Business other than in the ordinary course of business; (j) any material borrowings relating to the Business; (k) any material capital expenditures or commitments relating to the Business for any addition to property, plant or equipment other than in the ordinary course of business; or (l) any agreement to take any action described in this Section 2.7. Since the Balance Sheet Date, the Company has conducted the Business in the ordinary course in all material respects,





                                       4.

including, without limitation, in respect of the payment of trade payables and affiliate compensation.

               2.8 Taxes. Except as set forth on Schedule 2.8, to the Seller's and Infinity's knowledge, the Seller and the Company have filed when due all federal, state, local and foreign tax returns required by applicable law to be filed with respect to the operations and assets of the Business and paid all amounts set forth thereon; there is no action, suit, proceeding, investigation, audit or claim now pending against, or with respect to the Company (pertaining to the Business) in respect of any tax or assessment, nor is any claim for additional tax or assessment asserted or, to the Seller's or Infinity's knowledge, threatened by any such authority; and all material tax liabilities with respect to the Business or otherwise relating to the Company (including, without limitation, federal, state, local, foreign, and other income, franchise, capital stock, employee's income withholding, foreign pension withholding, social security, unemployment, disability, payroll, real property, personal property, sales, use, transfer, or other tax, plus any interest, penalties or other charges in respect of the foregoing) have been or will be paid for all periods up to and including the Balance Sheet Date or have been accrued or reflected in the Balance Sheet.

               2.9 Litigation. Except as set forth in Schedule 2.9, there is no action, suit, proceeding or investigation (collectively, an "Action") pending or, to the knowledge of the Seller and Infinity, threatened against the Seller, the Company or Infinity at law or in equity, before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality (each, a "Governmental Agency"), except with regard to any threatened Action that would not reasonably be expected to have a material adverse effect on the Business or the consummation of the transactions contemplated by this Agreement; nor is there any judgment, decree, injunction, rule or order of any Governmental Agency outstanding against the Seller, the Company or Infinity relating to the Business that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Business or the consummation of the transactions.

               2.10       Consents, Violations and Authorizations; Material
Agreements.

                          (a)     Except as set forth in Schedule 2.10(a),
neither the Seller nor the Company is a party to or bound by any agreement relating to the Business and otherwise material to the Company's operations and that was not delivered or otherwise made available to the Buyer pursuant to subparagraph (c) below, which





                                       5.

would require the consent of another to the execution of this Agreement or the transactions contemplated hereby.

                          (b)     Neither the execution and delivery of this
Agreement, nor the consummation of the transactions contemplated hereby will
(i) violate any provision of the Certificate of Incorporation or Bylaws of either the Seller or the Company, or (ii) violate any judgment, order, decree, statue, law, ordinance, rule or regulation applicable to the Seller or the Company or the properties or assets of the Business, other than such violations which individually or in the aggregate would not have a material adverse effect on either the Company or the Business or the consummation of the transactions contemplated by this Agreement.

                          (c)     The Seller has delivered or made available to
the Buyer true and complete copies of all material agreements, contracts or commitments related to the Business other than certain affiliation agreements, talent contracts and agreements with advertisers; provided, however, that the Seller has delivered to the Buyer the Company's standard forms of affiliation agreements, and the terms (other than economic or financial terms) of the Company's material affiliation agreements do not materially depart from such forms. Each of the material agreements, contracts, commitments and other instruments related to the Business (whether or not so provided or delivered) is valid and enforceable in all material respects in accordance with its terms; the Company is, and to the Seller's and Infinity's knowledge, all other parties thereto are, in compliance with the provisions thereof in all material respects; the Company is not, and to the Seller's and Infinity's knowledge, no other party thereto is in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein, in each case, except for such failures to comply and defaults that, individually or in the aggregate, would not have a material adverse effect on the Buyer; and, to the knowledge of the Seller and Infinity, no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder.

                          (d)     The Seller has provided to the Buyer a true
and correct list of the Company's top thirty advertisers, as calculated based on gross revenue paid to the Company by each such advertiser during the Company's 1992 fiscal year.


               2.11 Personal Property and Equipment. The Seller has delivered or made available to the Buyer a true and complete copy of the Company's list of material fixed assets as of September 30, 1993 (the "Fixed Assets List"). With respect to the personal property, equipment, fixtures, improvements and other assets set forth on the Fixed Assets List, the Company owns and has good and





                                       6.

valid title to, or has valid leasehold interests in, all such assets, except to the extent that the failure to hold such valid title or leasehold interest would not result in a material adverse effect on the Business, and, except (a) as disclosed on the Balance Sheet or in Schedule 2.11 and (b) for liens for the payment of federal, state and local taxes not yet due or payable, all such assets (including without limitation all leasehold interests included in such assets) are free and clear of any conditions or restrictions on transfer or assignment and of any liens, pledges, charges, encumbrances, claims, security interests, easements, covenants or restrictions which could to any material extent interfere with the present use of such properties or assets or impair the operations of the Business.

               2.12       Proprietary Property.

                          (a)     To the Seller's and Infinity's knowledge, the
Company does not infringe upon or unlawfully or wrongfully use any trademark, trade name, service mark, copyright or trade secret owned or claimed by another, and neither the Seller nor the Company has received any written notice of any claim of such infringement or any solicitation or similar request that the Seller or the Company enter into a license or similar agreement in respect of any such trademark, trade name, service mark, copyright or trade secret owned or claimed by another, except where any such infringement or wrongful use, and the consequences thereof, would not have, individually or in the aggregate, a material adverse effect on the Business. To the knowledge of the Seller and Infinity, no present or former employee of the Company and no other person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any trademark, trade name, service mark or copyright, or in any application therefor, or in any trade secret, which the Company owns, possesses or uses in, and which is material to, the operations of the Business as presently conducted.

                          (b)     To the knowledge of the Seller and Infinity,
upon consummation of the transactions contemplated by this Agreement, the Buyer will own or have the right to use all of the assets which are used by, and are material to, the Company in operating, and all of the material Proprietary Property associated with, the Company's Networks and, except as set forth on
Schedule 2.12(b), any material unsold or unaired programs that the Company is in possession of or has rights to, and those assets are sufficient to enable the Buyer to continue to operate the Company's Networks after the Closing in substantially the same manner as they are being operated at the date of this Agreement.





                                       7.

               2.13 Insurance. To the knowledge of the Seller and Infinity, the Company maintains adequate policies of property, fire, public liability, worker's compensation and other forms of insurance covering the assets, operations and employees of the Business. All such insurance policies are in full force and effect.

               2.14 Compliance with Law. Neither the Seller nor the Company (a) is in violation of any federal, state or local laws, ordinances, regulations and orders applicable to the Business or otherwise to the Company, including without limitation any applicable building, zoning, health, sanitation, safety, labor relations or similar laws, ordinances, regulations or orders relating to the Business or otherwise to the Company, except for violations which in the aggregate would not have a material adverse effect on the Business or on the Company and (b) to the knowledge of the Seller and Infinity, has received any complaint from any governmental authority relating to the Business or to the Company and none is threatened alleging that the Company has violated any such law, ordinance, regulation or order in such a manner as would have a material adverse effect on the Business or the Company. The Company owns and possesses all licenses, permits and other authorizations required by law in connection with the operation of the Business, except for such licenses, permits and other authorizations the failure of which to own or possess, individually and in the aggregate, would not have a material adverse effect on the Business.

               2.15       Employee Benefit Plans.

                          (a)     Schedule 2.15(a) contains a complete list of
all employee benefit plans, whether formal or informal, whether or not set forth in writing, and whether covering one person or more than one person, sponsored or maintained by the Company. For the purposes hereof, the term "Employee Benefit Plans" includes all plans, funds, programs, policies, fringe benefits, perquisites, arrangements, practices, customs and understandings providing benefits of economic value to any employee, former employee, consultant, former consultant or present or former beneficiary, dependent or assignee of any such party, other than regular salary, wages, commissions or other compensation paid substantially concurrently with the performance of the services for which paid. Without limitation, the term "Employee Benefit Plans" includes all employee welfare benefit plans within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all employee pension benefit plans within the meaning of Section 3(2) of ERISA. The Company has furnished or made available to the Buyer complete and correct copies of all material Employee Benefit Plans.





                                       8.

                          (b)     To the knowledge of the Seller and Infinity,
the Company has timely made all contributions which it was required to make for each Employee Benefit Plan under the terms of such plan and applicable law and the provisions of such plan, and all benefit payments due and payable to plan participants under each Employee Benefit Plan have been made or are being appropriately processed. To the knowledge of the Seller and Infinity, the Company is in all material respects in compliance with, and each Employee Benefit Plan complies in all material respects with, all applicable requirements of ERISA, if any, and as of the Balance Sheet Date, the Company had no material liability under any such Employee Benefit Plan which was not reflected or reserved against on the Balance Sheet or in the notes thereto.

               2.16 Employees and Labor Contracts. Except as set forth in Schedule 2.16, the Company is not a party to any collective bargaining agreement or other labor contract applicable to its employees nor any pending unfair labor practice complaints with respect to such employees before the National Labor Relations Board. Neither the Seller nor the Company knows of any activity or proceedings of any labor union (or representatives thereof) to organize any employees of the Company, or of any strikes, slowdowns, work stoppages, lockouts or threats thereof, by or with respect to any of such employees. Except as set forth on Schedule 2.16, to the knowledge of Infinity and the Seller, there are no pending significant labor grievances involving employees of the Company nor are there any current union representation activities involving such employees, there have been no complaints filed by any of the Company's employees with the Company or with any Governmental Agency and there have been no actions, suits, claims, judgments, injunctions, restraining orders or decrees issued or granted by any Governmental Agency in favor of any employee or former employee of the Company, in any case, that could reasonably be expected to have a material adverse effect on the Business.

               2.17 Fees, Commissions and Expenses. Neither the Seller nor the Company is liable for or obligated to pay any brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement.

               2.18 Environmental Laws and Regulations. To the knowledge of the Seller and Infinity, the Company is in material compliance with, and has no material liability under, all applicable federal, state and local laws and regulations relating to product registration, pollution control and environmental contamination including, but not limited to, all laws and regulations governing the generation, use, collection, discharge, or disposal of Hazardous Materials and all laws and regulations





                                       9.

with regard to record keeping, notification and reporting requirements respecting Hazardous Materials. To the knowledge of the Seller and Infinity,
(A) the Company has not been alleged to be in violation of, or has been subject to any administrative or judicial proceeding pursuant to, such laws or regulations either now or any time during the past three years, and (B) there are no Claims (as defined below) against the Company relating to environmental matters including, but not limited to, any Claim arising from past or present environmental practices asserted under any Environmental Laws (as defined below), which may have a material adverse effect on the Business.

               For purposes of this Section 2.18, the following terms shall have the following meanings:

                          (a)     "Hazardous Materials" shall mean asbestos,
petroleum products, underground tanks of any type and all other materials defined as "hazardous substances," "hazardous wastes," "toxic substances" or "solid wastes," or otherwise listed or regulated pursuant to (collectively, the "Environmental Laws"): the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., and any amendments thereto; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., and any amendments thereto; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.; and any other similar federal, state or local statute, regulation, ordinance, order, decree, or any other law, common law theory or reported decision of any state or federal court, as currently in effect, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material.

                          (b)     "Claim" shall mean any and all claims,
demands, causes of actions, suits, proceedings, administrative proceedings, losses, judgments, decrees, debts, damages, liabilities, court costs, attorneys' fees and any other expense incurred, assessed or sustained by or against the Company or any of its subsidiaries.

               2.19 Owned Real Property. The Company owns no real property used or useful in the Business.

               2.20       Transactions with Affiliates.  Except as set forth on
Schedule 2.20, no stockholder, director, officer or employee of the Company or the Seller, or any member of his or her immediate family or any other of its, his or her affiliates, owns or has a five percent (5%) or more ownership interest in any corporation or other entity that is or was since February 17, 1993 a party to, or in any property which is or was since February 17, 1993 the subject of, any material contract,





                                      10.

agreement or understanding, business arrangement or relationship with the Company relating to the Business.

               2.21 Full Disclosure. With respect to the representations and warranties of the Seller and Infinity, to the Seller's and Infinity's knowledge, this Agreement does not contain any untrue statement of a material fact and does not omit to state a material fact necessary to make the statements made herein not misleading in light of the circumstances under which they are made.


                                  ARTICLE III
                              REPRESENTATIONS AND
                            WARRANTIES OF THE BUYER

               The Buyer represents and warrants to and agrees with the Seller and Infinity as follows:

               3.1 Due Authorization and Execution. The Buyer has the necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The Board of Directors of the Buyer has duly authorized and approved the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. No other corporate proceedings on the part of the Buyer are necessary to authorize this Agreement and, except with regard to the matters set forth in Section 5.8, the consummation of such transactions. This Agreement has been duly and validly executed and delivered by the Buyer and, assuming due execution and delivery by the Company, constitutes a valid and binding obligation of the Buyer enforceable against it in accordance with its terms.

               3.2 Organization of the Buyer. The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

               3.3        Consents, Violations and Authorizations.

                          (a)     The Buyer is not a party to or bound by any
mortgage, indenture, lien, deed of trust, lease, agreement, permit, concession, franchise, license, instrument, order, judgment or decree which would require the consent of another to the execution of this Agreement or the consummation of the transactions contemplated hereby.

                          (b)     Neither the execution and delivery of this
Agreement nor the consummation of the transactions contemplated





                                      11.

hereby will (i) violate any provision of the Certificate of Incorporation or Bylaws of the Buyer or (ii) conflict with, or result (immediately or upon the giving of notice or the passage of time or both) in any violation of or any default under, or give rise to a right of modification, termination, cancellation or acceleration of any obligation or to a loss of a benefit under, any mortgage, indenture, lease, instrument, permit, concession, franchise, license or other agreement which the Buyer or its properties or assets are parties to, beneficiaries of, or bound by, or violate any judgment, order, decree, statue, law, ordinance, rule or regulation applicable to the Buyer or its properties or assets, other than such conflicts, violations or defaults or possible modifications, terminations, cancellations or accelerations which individually or in the aggregate do not and will not have a material adverse effect on the Buyer or affect the ability of the Buyer to consummate the transactions contemplated by this Agreement.

                          (c)     No authorization, consent or approval of, or
filing with, any public body or governmental authority is necessary for the consummation by the Buyer of the transactions contemplated by this Agreement.

               3.4 Fees, Commissions and Expenses. The Buyer has paid or shall duly pay any brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement which it has agreed to pay.

               3.5 Full Disclosure. With respect to the representations and warranties of the Buyer, to the actual knowledge of the Buyer this Agreement does not contain any untrue statement of a material fact and does not omit to state a material fact necessary to make the statements made herein not misleading in light of the circumstances under which they were made.

               3.6 Litigation. There are no Actions pending or, to the actual knowledge of the Buyer, threatened against the Buyer at law or in equity, or before any Governmental Agency, that might have a material adverse effect on the Buyer or the consummation of the transactions contemplated hereby.

               3.7 Investment Intent. The Buyer is acquiring the Shares for investment purposes only, for its own account and not with a present view for the resale thereof in connection with any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

               3.8 Unregistered Securities. The Buyer understands that the Shares have not been registered under the Securities Act





                                      12.

and that, accordingly, the Shares will not be transferable except pursuant to an exemption from the registration and prospectus delivery requirement of the Securities Act or upon satisfaction of such requirement.

               3.9 Status and Knowledge. The Buyer is an "accredited investor" (as such term is defined in Rule 501 of Regulation D under the Securities Act). The Buyer acknowledges that it has been given the opportunity to ask questions and receive answers from the Company's officers, directors and agents, including Infinity, concerning the terms and conditions of the transactions contemplated hereby, the operations, financial condition and prospects of the Company and the accuracy of the information regarding the Company contained in any document provided to the Buyer by the Seller or Infinity.


                                   ARTICLE IV
                      CONDUCT OF BUSINESS PENDING CLOSING

               From the date of this Agreement until the Closing, each of the Seller and the Company covenants that, except as otherwise consented to in writing by the Buyer (which consent shall not be unreasonably withheld), it shall either satisfy or cause to be satisfied the following:

               4.1 Ordinary Course. The Company shall carry on the Business in the ordinary course in substantially the same manner as heretofore conducted since February 17, 1993.

               4.2 No Acquisitions. The Company shall not acquire or agree to acquire for the Business a substantial portion of the assets of any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets which are material in the aggregate to the Business.

               4.3 No Dispositions. The Company shall not sell, lease or otherwise dispose of any assets of the Business except in the ordinary course of business.

               4.4 Employees. The Company shall not grant any material increase in the compensation payable to any of the employees of the Business or any material benefit increase in any Employee Benefit Plan, except for increases made in the ordinary course of business.

               4.5 Mortgages, Liens and Other Encumbrances. The Company shall not create, assume or incur any mortgage, lien, pledge or other encumbrance of any kind in respect of any





                                      13.

property used in or relating to the Business other than mortgages, liens, pledges or other encumbrances incurred in the ordinary course of business.

               4.6 Waiver of Rights. The Company shall not amend, terminate or waive any right of substantial value that is material to the Business other than in the ordinary course of business.

               4.7 Material Agreements. The Company shall not enter into any lease for property or equipment or any agreement that is material to the Business, except in the ordinary course of business.

               4.8 Capital Expenditures. The Company shall not make or commit to any capital expenditures or commitments relating to the Business exceeding $100,000 in the aggregate.

               4.9 No Solicitation. Except as contemplated by the terms of this Agreement, none of the Seller, the Company, Infinity nor any of their officers, directors, employees, affiliates, representatives or agents shall, directly or indirectly, solicit or authorize the solicitation of, initiate or participate in discussions or negotiations or otherwise cooperate in any way with, or provide any information to any person concerning (a) the purchase, lease or other acquisition of all or a substantial portion of the assets of the Company, (b) the purchase of any of the shares of capital stock of the Company or (c) the merger, consolidation or other combination of the Company with another person.

               4.10 Agreements. The Company shall not commit or agree, whether in writing or otherwise, to take any action prohibited by this Article IV.


                                   ARTICLE V
                         CONDITIONS TO THE OBLIGATIONS
                                  OF THE BUYER

               The obligations of the Buyer hereunder are subject to fulfillment or satisfaction at or prior to the Closing of each of the following conditions (any one or more of which may be waived by the Buyer but only in writing):

               5.1 Representations and Warranties of the Seller and Infinity. All representations and warranties of the Seller and Infinity contained in this Agreement shall be true and correct in all material respects as of the date made and, except insofar as such representations and warranties are specifically made as of





                                      14.

an earlier stated date or period of time, shall be true and correct in all material respects as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing; the Company shall have performed and satisfied in all material respects all covenants, conditions and agreements required or contemplated by this Agreement; and at the Closing, there shall be delivered to the Buyer a certificate signed by an authorized officer of the Seller, to such effect.

               5.2 Opinion of Counsel for the Company. The Buyer shall have received from Debevoise & Plimpton, counsel for the Company, an opinion in form and substance reasonably satisfactory to the Buyer dated as of the Closing covering such matters as may be reasonably requested by the Buyer.

               5.3 Absence of Litigation or Investigation. No preliminary or permanent injunction or other order of any court or governmental agency or instrumentality shall have issued or been entered and remain in effect which prohibits the consummation of the transactions contemplated by this Agreement.

               5.4 Consents. All consents contemplated by Schedule 2.10(a) shall have been obtained, except for such consents with respect to which the failure to obtain would not, individually or in the aggregate, result in a material adverse effect on the Business.

               5.5 HSR Act. All provisions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") with respect to the transactions contemplated hereby and by the Securities Purchase Agreement shall have been complied with, and the waiting period thereunder shall have expired or have been terminated.

               5.6 Financing. The Buyer and one or more financial institutions shall have entered into a credit agreement to provide financing in the aggregate amount of One Hundred Twenty-five Million Dollars ($125,000,000), for the application of $16,589,235 as the Purchase Price, $84,710,765 to repay the Retained Chase Debt (as defined in Section 5.12), approximately $15,000,000 to repay all amounts under that certain Amended and Restated Loan and Security Agreement-Communications dated as of March 26, 1993 among the Buyer, certain of the Buyer's affiliated entities and Barclays Bank PLC (or any replacement agreement entered into by the Buyer and one or more financial institutions prior to the Closing Date to refinance such obligation), and approximately $10,000,000 as working capital for the Company after the Closing, on terms and conditions reasonably acceptable to the Buyer, and the transactions contemplated by such credit





                                      15.

agreement shall be subject to consummation concurrently with the Closing.

               5.7 Release of Liens and Other Rights. The Seller or the Company shall have delivered to the Buyer UCC-3 Termination Statements with respect to any and all liens held by any lender in any of the assets of the Company, and all security interests held by any lender in the Company's trademarks and tradenames shall have been released.

               5.8 Stockholder Approval. The stockholders of the Buyer holding a majority of the voting power of the Buyer, including a majority of the shares of the Buyer's Common Stock, shall have approved (a) this Agreement and the transactions contemplated hereby, (b) the sale of 5,000,000 shares of common stock of the Buyer ("Common Stock") and a warrant to purchase 3,000,000 shares of Common Stock pursuant to the Securities Purchase Agreement dated of even date herewith (the "Securities Purchase Agreement") between the Buyer and Infinity Network Inc., a wholly-owned subsidiary of Infinity, and the transactions contemplated thereby and (c) the management by Infinity of the Company following the Closing Date, pursuant to the terms of a Management Agreement attached hereto as Exhibit A to be entered into between the Buyer and Infinity (the "Management Agreement").

               5.9 Securities Purchase Agreement. The Securities Purchase Agreement shall have been executed and the transactions contemplated thereby shall have been consummated.

               5.10 Management Agreement. The Management Agreement shall have been executed and delivered by Infinity.

               5.11       Delivery of Documents.  The documents described in
Section 9.2 of this Agreement shall have been delivered.

               5.12 Certain Transactions. The Buyer shall have received reasonably satisfactory written evidence that the Company has distributed and assigned, and the Seller has received and assumed, (a) all of the stock of The Market Research Group, Inc. ("TMRG"), (b) all cash and cash equivalents and all accounts receivable of the Company existing on the Closing Date, (c) all real estate owned by the Company and (d) all liabilities and obligations of the Company with respect to TMRG, and all trade payables, other current liabilities and unpaid bank debt of the Company except only an aggregate of Eighty-four Million Seven Hundred Ten Thousand Seven Hundred Sixty-five Dollars ($84,710,765), inclusive of principal, interest, fees and penalties, owed to The Chase Manhattan Bank, N.A. (the "Retained Chase Debt"), in each case existing on the Closing Date, as such





                                      16.

liabilities and obligations appear on the balance sheet of the Company dated as of the Closing Date (the "Assumed Liabilities").


                                   ARTICLE VI
                        CONDITIONS TO THE OBLIGATIONS OF
                                   THE SELLER

               The obligations of the Seller hereunder are subject to the fulfillment or satisfaction at or prior to the Closing of each of the following conditions (any one or more of which may be waived by the Seller, but only in writing):

               6.1 Representations and Warranties of the Buyer. All representations and warranties of the Buyer contained in this Agreement shall be true and correct as of the date made and shall be true and correct in all material respects as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing; the Buyer shall have performed and satisfied in all material respects all covenants, conditions and agreements required or contemplated by this Agreement to be performed and satisfied by it at or prior to the Closing; and at the Closing, the Buyer shall deliver to the Seller and Infinity a certificate, dated the date of the Closing and signed by authorized officers of the Buyer to such effect.

               6.2 Absence of Litigation or Investigation. No preliminary or permanent injunction or other order of any court or governmental agency or instrumentality shall have issued or been entered and remain in effect which prohibits the consummation of the transactions contemplated by this Agreement.

               6.3 Consents. All consents contemplated by Section 2.10(a) shall have been obtained.

               6.4 HSR Act. All provisions under the HSR Act with respect to the transactions contemplated hereby and by the Securities Purchase Agreement shall have been complied with, and the waiting period thereunder shall have expired or have been terminated.

               6.5 Management Agreement. The Management Agreement shall have been executed and delivered by the Buyer and, pursuant thereto, Mel Karmazin and Farid Suleman shall have been appointed to the offices of Chief Executive Officer and Chief Financial Officer, respectively, of the Buyer.

               6.6 Securities Purchase Agreement. The Securities Purchase Agreement shall have been executed and delivered by the Buyer and the transactions contemplated thereby shall have been





                                      17.

consummated, including without limitation, the issuance to a subsidiary of Infinity of the Warrant referred to in the Securities Purchase Agreement.

               6.7 Other Agreements. The Voting Agreement attached hereto as Exhibit B to be entered into between the Buyer, Norman J. Pattiz (the "Shareholder") and a subsidiary of Infinity (the "Voting Agreement") shall have been executed and delivered by the Buyer and the Shareholder, and the Registration Rights Agreement attached hereto as Exhibit C to be entered into between the Buyer and a subsidiary of Infinity shall have been executed and delivered by the Buyer.

               6.8 Opinion of Counsel for the Buyer. The Seller and Infinity shall have received from Riordan & McKinzie, counsel for the Buyer, an opinion in form and substance reasonably satisfactory to such parties dated as of the Closing covering such matters as may reasonably be requested by such parties.

               6.9 Board of Directors. The Board of Directors of the Buyer shall have been reconstituted as contemplated by Section 6 of the Voting Agreement.

               6.10 Bylaws Amendment. The Buyer's Bylaws shall be amended in form and substance reasonably satisfactory to Infinity to (a) establish the position of Chief Executive Officer, who will have general supervision and control over the affairs and operations of the Company, and (b) otherwise to conform such Bylaws to the terms of the Management Agreement.

               6.11 Modification of Employment Agreement. The Employment Agreement of Norman J. Pattiz (the "Shareholder") dated as of October 18, 1993 shall be amended in form and substance reasonably satisfactory to Infinity to indicate that, on and after the Closing Date, the Shareholder shall serve only as Chairman of the Buyer.

               6.12 Payment of Retained Chase Debt. The Buyer shall have paid in full, or caused the Company to pay in full, the Retained Chase Debt.

               6.13       Delivery of Documents.  The documents described in
Section 9.2 of this Agreement shall have been delivered.

               6.14 Certain Transactions. The transactions contemplated by Section 5.12 shall have been completed on the Closing Date.





                                      18.

                                  ARTICLE VII
                           SURVIVAL; INDEMNIFICATION

               7.1 Survival of Representations and Warranties and Related Agreements. The representations and warranties contained in Articles II and III of this Agreement shall survive the Closing hereunder and shall continue in effect notwithstanding any investigation by or on behalf of any of the parties hereto until the earlier to occur of (a) eighteen (18) months following the Closing and (b) ninety (90) days following the certification of the Buyer's consolidated financial statements for its fiscal year ending in 1994 by Buyer's independent public accountants (the "Cutoff Date"), except that any representation or warranty which would otherwise terminate after the Cutoff Date shall survive until the final adjudication or settlement of any such matter if notice of any inaccuracy or breach thereof, including a reasonably detailed description of such alleged inaccuracy or breach, shall have been given in writing to the Buyer, the Seller, the Company or Infinity, as the case may be, on or prior to the Cutoff Date.

               7.2        General Indemnification.

                          (a)     Subject to the provisions of Section 7.1
above, the Seller shall indemnify and hold harmless the Buyer from and against, and shall reimburse the Buyer on demand for, any claim, loss, liability, damage or expense (including reasonable attorneys' fees and costs of appeals), resulting from (i) any material breach of any representation or warranty or agreement or covenant on the part of the Seller or the Company under or pursuant to this Agreement, (ii) any of the Assumed Liabilities, (iii) any capital gain tax liability of the Company or Buyer, including all interest and penalties, arising as a result of the purchase of the Shares by the Buyer pursuant to this Agreement, and any tax liability of the Company or Buyer, including all interest and penalties, arising as a result of the cancellation or reduction of any indebtedness of the Company in connection with the transaction contemplated hereby and (iv) any tax liability of the Company or the Buyer, including all interest and penalties, arising as a result of the transactions described in clauses (a), (b) or (c) of Section 5.12 hereof or any inter-company transactions prior to the Closing, up to a cumulative aggregate of $1,000,000. Subject to the provisions of Section 7.1 above, Infinity shall be jointly and severally liable for the Seller's obligations under this Section 7.2; provided, however, that with respect to breaches of representations and warranties relating to matters or events occurring prior to February 17, 1993, Infinity shall be so liable only to the extent that Infinity had actual knowledge of such matters or events. Notwithstanding the foregoing, the parties set forth above shall





                                      19.

be responsible for any losses, liabilities, damages or expenses claimed for any breach of any representation or warranty herein, or indemnification with respect thereto, only to the extent that the aggregate amount of such losses, liabilities, damages and expenses claimed for all of such breaches exceeds $150,000, provided that (x) such parties' aggregate obligations for indemnity under Section 7.2(a)(iv) and in respect of breaches of representations and warranties under this Section 7.2(a) shall not in the aggregate exceed $15,000,000, except for losses, liabilities, damages or expenses that arise as a result of intentional fraud of the Seller or Infinity, in which case such parties' aggregate obligations under this Section 7.2(a) shall not exceed $101,300,000, and (xi) Infinity shall not be jointly and severally liable for fraud of the Seller if Infinity did not have actual knowledge of such fraud.

                          (b)     The Buyer shall indemnify and hold harmless
the Seller and Infinity from and against, and shall reimburse such parties on demand for, any claim, loss, liability, damage or expense (including reasonable attorneys' fees and costs of appeals) resulting from (i) any breach of any representation, warranty, agreement or covenant on the part of the Buyer under or pursuant to this Agreement, (ii) any liabilities and obligations of the Buyer incurred with respect to its operation of the Business after the Closing and (iii) the Retained Chase Debt. Notwithstanding the foregoing, the Buyer shall be responsible for any losses, liabilities, damages or expenses claimed for any breach of any representation or warranty herein, or indemnification with respect thereto, only to the extent that the aggregate amount of such losses, liabilities, damages and expenses claimed for all of such breaches exceeds $150,000, provided that the Buyer's aggregate obligations under clause
(i) of this Section 7.2(b) shall not exceed $15,000,000.

                          (c)     If a third party asserts a claim against any
indemnified party for which indemnification would be available under this
Section 7.2 hereof (a "Claim"), the indemnified party shall promptly give notice of such Claim, describing such Claim with reasonable specificity, to the indemnifying party; provided, however, that the failure to give such notice shall not affect the right of the indemnified party to indemnification hereunder except to the extent that such failure prejudices the ability of the indemnifying party to defend any Claim or take any other remedial action. The indemnifying party shall be entitled to assume the defense of such Claim, including the employment of counsel reasonably satisfactory to the indemnified party; provided, however, that in the event that the indemnified party reasonably determines in good faith that its interests with respect to such Claim cannot appropriately be represented by the indemnifying party, such indemnified party shall have the right





                                      20.

to retain separate counsel and to have its expenses reimbursed promptly with respect to such Claim. In addition, in the event that such indemnifying party, within a reasonable time after notice of any such Claim, fails to defend any indemnified party, such indemnified party will (upon further notice to such indemnifying party) have the right to undertake its defense of such Claim for the account of such indemnifying party and to have its expenses reimbursed promptly with respect to such Claim. Regardless of which party is controlling the defense of any Claim, (i) both the indemnifying party and the indemnified party shall act in good faith and (ii) no settlement of such Claim may be agreed to without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. The controlling party shall deliver, or cause to be delivered, to the other party copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the defense of any such Claim, and timely notices of any hearing or other court proceeding relating to such Claim.

                          (d)     The exclusive remedy available to a party
hereto in respect of the matters covered by subparagraphs (a) and (b) of this
Section 7.2 shall be to proceed in the manner and subject to the limitations contained in this Section 7.2.


                                  ARTICLE VIII
                      ADDITIONAL COVENANTS OF THE PARTIES

               8.1 HSR Act Filings. Infinity and the Buyer will, as promptly as practicable following the execution of this Agreement, file under the HSR Act an acquired person's and an acquiring person's notification and report forms, respectively, with respect to the transactions contemplated by this Agreement, and request early termination of the waiting period under the HSR Act. Infinity and the Buyer each shall use commercially reasonable efforts to procure early termination and otherwise to comply with all applicable provisions of the HSR Act.

               8.2        Proxy Statement and Meeting of the Buyer's
Stockholders.

                          (a)     As promptly as practicable and in any event
within forty-five (45) days after the date hereof, the Buyer shall prepare and file with the Securities and Exchange Commission (the "SEC") and, within five
(5) business days following clearance with the SEC, mail to its stockholders a proxy statement with respect to a meeting of the Buyer's stockholders to consider and vote upon the transactions referred to in Section 5.8 (collectively, the "Transactions"). The Seller





                                      21.

and Infinity shall have a reasonable opportunity to review and comment on the proxy statement. The Buyer agrees that the proxy statement will include a copy of the fairness opinion of Donaldson, Lufkin and Jenrette and a statement that the Buyer's Board of Directors has voted to recommend the approval and authorization of the Transactions by the stockholders of the Buyer at such meeting of the Buyer's stockholders (subject to the Buyer's Board of Directors' fiduciary obligations to the Buyer's stockholders under applicable law after advice by outside counsel with respect to such obligations). The Buyer shall promptly notify the Seller and Infinity of the receipt of any comments on, or any request for amendments or supplements to, the proxy statement by any governmental official, and the Buyer will supply the Seller and Infinity with copies of all correspondence between it and any governmental official with respect to the proxy statement. The information provided and to be provided by the Buyer for use in the proxy statement shall, on the date the proxy statement is first mailed to the Buyer's stockholders and on the date of the meeting of the Buyer's stockholders held to approve the Transactions, be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make such statements, in light of the circumstances in which they are made, not misleading. The Buyer agrees to correct promptly any such information which shall have become false or misleading. The proxy statement, when mailed, shall comply as to form in all material respects with all applicable requirements of the Securities Exchange Act of 1934, as amended.

                          (b)     The Buyer shall take all action necessary in
accordance with the General Corporation Law of the State of Delaware and the Buyer's certificate of incorporation and bylaws to duly call, give notice of, convene and hold a meeting of its stockholders within thirty (30) calendar days after the date of the mailing of the proxy statement to consider and vote upon the Transactions. The Buyer shall use its best efforts such that, at any such meeting, all the shares of common stock and class B common stock of the Buyer owned by the Shareholder shall be voted in favor of such Transactions.

               8.3 Access by the Buyer and Agents. The Seller agrees that the Buyer, and its designated representatives, attorneys and auditors or agents, shall have reasonable access following reasonable notice to the books of account, financial and corporate records, contracts, leases, tax returns, properties and other assets of the Company relating to the Business and to make copies of such corporate records, reports and other documents as they may request at any reasonable time during regular business hours prior to the Closing, and the Company agrees to use its efforts to cooperate with such persons in conducting such





                                      22.

examination, except that the Buyer and its designated representatives, attorneys, auditors and agents shall not have access to information regarding advertisers, talent agreements and affiliation agreements. The Seller will cause the Company's officers, employees and accountants, as the case may be, to furnish such additional financial and operating data and other information (subject to the exception in the previous sentence) as the Buyer may from time to time reasonably request. The Buyer and its designated representatives, attorneys, auditors and agents shall keep all such information provided pursuant to this Section 8.3 or otherwise confidential pursuant to that certain letter agreement dated August 20, 1993, between the Seller and the Buyer regarding the confidentiality of information supplied by the Seller to the Buyer.

               8.4 Availability of Records. The Buyer shall make available to the Seller such documents, books, records or information relating to the Business prior to the Closing as the Seller may reasonably require after the Closing in connection with any tax determination, defense of any claim against the Seller relating to the conduct of the Business prior to the Closing or governmental investigation of the Seller, the Company or any of their Affiliates. The Buyer agrees not to destroy any files or records which are subject to this Section 8.4 without giving reasonable notice to the Seller, and within thirty (30) business days of receipt of such notice, the Buyer may cause to be delivered to the Seller the records intended to be destroyed, at the Seller's expense.

               8.5 Use of Name. From and after the Closing Date, the Seller will sign such consents and take such other action as the Buyer shall reasonably request in order to permit the Buyer to use each and every name used in connection or associated with the Business, including without limitation, the names "Unistar Radio Networks," "Unistar Communications Group" and all variants thereof and all names used in connection with the Company's Networks. From and after the Closing Date, the Seller shall promptly cease the use of such name or any names similar thereto or any variants thereof in the manner presently used, shall remove or eliminate such name and all such variants thereof from all signs, letterhead, stationery and business cards, and the Seller shall promptly after the Closing Date amend its Certificate of Incorporation to change its corporate name to another name bearing no similarity to such name.





                                      23.

                                   ARTICLE IX
                                    CLOSING

               9.1 Closing. Unless this Agreement shall have been terminated and the purchase of the Shares herein contemplated shall have been abandoned pursuant to the provisions of Article X hereof, the closing (the "Closing") will be held at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022, on January 31, 1994 (the "Scheduled Closing Date"); provided, however, that if any of the conditions provided for in Articles V and VI shall not have been met or waived by the Scheduled Closing Date, then the Closing shall occur within three business days after such condition has been met or waived but in no event shall the Closing occur later than February 28, 1994 (unless further extended by written agreement of the parties to this Agreement) except that any party shall have the right further to extend the Closing Date until three business days after satisfaction of the conditions set forth in Section 5.5 (HSR Act) if all other conditions to Closing have been waived or satisfied, provided that in no event shall the Closing occur later than April 30, 1994. The date on which the Closing shall occur is sometimes referred to herein as the "Closing Date."

               9.2 Deliveries at Closing. At the Closing, the Seller will deliver to the Buyer (a) certificate(s) representing the Shares, together with accompanying stock powers duly endorsed in blank for the transfer of such Shares to the Buyer; (b) executed copies of the consents referred to in Section
2.10 hereof; (c) the opinion of counsel referred to in Section 5.2 hereof; and
(d) all other previously undelivered documents required to be delivered by the Seller to the Buyer at or prior to the Closing in connection with the transactions contemplated by this Agreement. At the Closing, there will be delivered to the Seller by the Buyer, (A) Purchase Price; (B) all documents referred to in Sections 6.5, 6.6, 6.7 and 6.8; and (C) all previously undelivered documents required to be delivered by the Buyer to the Seller at or prior to the Closing.


                                   ARTICLE X
                                  TERMINATION

               10.1 Termination. This Agreement may be terminated and the transactions contemplated herein may be abandoned prior to the Closing Date
(a) by the mutual consent of the Seller and the Buyer; (b) by the Seller if events occur (other than events caused by the Seller) which render impossible the satisfaction of one or more of the conditions set forth in Article VI; (c) by the Buyer if events occur (other than events caused by the Buyer) which render impossible the satisfaction of one or more of the





                                      24.

conditions set forth in Article V; or (d) by the Seller or the Buyer, if the Closing has not occurred on or before February 28, 1994, except that any party shall have the right further to extend the Closing Date until three business days after satisfaction of the conditions set forth in Section 5.5 (HSR Act) if all other conditions to Closing have been waived or satisfied, provided that in no event shall the Closing occur later than April 30, 1994.

               10.2 Procedure Upon Termination. In the event of the termination of this Agreement by either party as provided in clause (b), (c) or
(d) of Section 10.1, written notice thereof shall forthwith be given to the other party to this Agreement, this Agreement shall terminate and be abandoned without further action by the Seller or the Buyer, and there shall be no liability or obligation on the part of either the Seller or the Buyer except as provided in Section 10.3.

               10.3 Termination Fees. Upon the termination of this Agreement due to (A) the failure of the Buyer to receive stockholder approval, as described in Section 5.8, so long as all other conditions of the Buyer set forth in Article V have been or could be otherwise satisfied in the ordinary course (in which case the Buyer shall be the Defaulting Party and the Seller and Infinity shall be the Damaged Party, as such terms are hereinafter defined), or (B) the representations and warranties of a party set forth herein or in the Securities Purchase Agreement being materially incorrect when made or at the Closing or the material breach by a party of a covenant hereunder or thereunder (the party whose representations and warranties were incorrect or who breached such covenant being referred to as the "Defaulting Party"), the other party (the "Damaged Party") shall be entitled to the following compensation from the Defaulting Party in lieu of any other compensation or damages that such Damaged Party might otherwise be entitled to, provided that the Damaged Party shall not be entitled to the following compensation from the Defaulting Party in the event of the termination of this Agreement due to the representations and warranties of a party set forth herein or in the Securities Purchase Agreement being materially incorrect at the Closing if such representations and warranties were materially correct when made and either (i) the failure of such representations and warranties to be materially correct at the Closing was beyond the reasonable control of the Defaulting Party or (ii) if the Buyer is the Damaged Party, such materially incorrect representations or warranties relate to matters or events occurring prior to February 17, 1993:

                          (a)     the Defaulting Party shall pay the Damaged
Party all reasonably documented costs and expenses incurred by the Damaged Party in connection with this Agreement and the





                                      25.

transactions contemplated hereby, including without limitation, all legal, investment banking and accounting fees and expenses, up to but not exceeding the sum of $500,000;
                          (b)     the Defaulting Party shall pay the
Damaged Party an additional sum of $1,500,000; and

                          (c)     if the Defaulting Party (including the
Shareholder or his estate, in the case of the Buyer) enters into an agreement to consummate a Third Party Acquisition (as hereinafter defined) within twelve months from the date of the termination of this Agreement, then (i) if the Defaulting Party is the Buyer, the Buyer shall provide Infinity with the right and option to purchase, prior to and conditioned upon the effectiveness of the Third Party Acquisition, 2,000,000 shares of the Buyer's common stock at a price of $3.00 per share, and (ii) if the Defaulting Party is the Seller, then the Seller shall provide the Buyer with the right and option to purchase, prior to and conditioned upon the effectiveness of the Third Party Acquisition, shares of the Company's common stock, constituting 11.8% of the Company's outstanding capital stock after issuance, for the aggregate purchase price of $11,953,400 less 11.8% of the amount of any indebtedness for borrowed money of the Company which remains outstanding following such Third Party Acquisition or which is assumed by the Buyer in such Third Party Acquisition.

"Third Party Acquisition" means the occurrence of any of the following events:
(1) the Buyer (if the Buyer is the Defaulting Party) or the Company (if the Seller is the Defaulting Party) is acquired by merger or otherwise by any person, entity or group other than the Damaged Party or any entity owned or controlled by or under joint ownership or control with the Damaged Party (a "Third Party," provided that, in no event shall Infinity or any of its affiliates be deemed a Third Party); (2) a Third Party acquires shares of the Buyer (if the Buyer is the Defaulting Party) or the Company (if the Seller is the Defaulting Party) pursuant to a tender offer for not less than 50% of the outstanding shares of Common Stock; (3) a Third Party purchases from the Buyer or the Shareholder or his estate (if the Buyer is the Defaulting Party) or the Company (if the Seller is the Defaulting Party) more than 50% of the outstanding Common Stock or assets of the Buyer (if the Buyer is the Defaulting Party) or the Company (if the Seller is the Defaulting Party); or (4) a Third Party acquires voting control of the Buyer (if the Buyer is the Defaulting Party) or the Company (if the Seller is the Defaulting Party).

               10.4 Expense Reimbursement. Upon the termination of this Agreement by Seller or Infinity due to the representation and warranty of the Buyer set forth in clause (a) of Section 2.8





                                      26.

of the Securities Purchase Agreement being materially incorrect at the Closing as a result, directly or indirectly, of the matters described in Item 3 of the 1992 10-K, Buyer shall pay to Infinity the amount set forth in Section 10.3(a) if not otherwise required to do so pursuant to the provisions of Section 10.3.


                                   ARTICLE XI
                               GENERAL PROVISIONS

               11.1 Expenses. Except as otherwise provided in Section 10.3, all expenses incurred pursuant to this Agreement, including without limitation, legal fees and expenses, and the transactions contemplated hereby shall be paid by the party incurring the expense.

               11.2 Certain Filings and Consents. The Seller and the Buyer will use their respective reasonable best efforts to comply with all legal requirements which may be imposed on them with respect to the transactions contemplated by this Agreement. The Seller and the Buyer will use their respective best efforts to obtain (and to cooperate with any other party in obtaining) any consent, authorization, order or approval of, or exemption by, any regulatory authority, or third party, required to be obtained in connection with the transactions contemplated by this Agreement.

               11.3 Further Assurances. Each party hereto agrees to use such party's reasonable best efforts to cause the conditions to such party's obligations herein set forth to be satisfied at or prior to the Closing insofar as such matters are within its control. Each of the parties agrees to execute and deliver any and all further agreements, documents or instruments reasonably necessary to effectuate this Agreement and the transactions referred to herein or contemplated hereby or reasonably requested by the other party to perfect or evidence its rights hereunder.

               11.4 Notices. Any notices hereunder shall be deemed sufficiently given by one party to another only if in writing and if and when delivered or tendered by personal delivery, upon facsimile transmission, after confirmation of receipt of such transmission, twenty-four (24) hours after the prepaid deposit with Federal Express or other similar overnight courier, or as of three business days after deposit in the United States mail in a sealed envelope, registered or certified, with postage prepaid, addressed as follows:





                                      27.

               If to the Buyer:            Westwood One, Inc.
                                           9540 Washington Boulevard
                                           Culver City, California  90232
                                           Attn:  Mr. Norman J. Pattiz
                                           Fax#:  (310) 840-0834

               With a copy to:             Riordan & McKinzie
                                           5743 Corsa Avenue, Suite 116
                                           Westlake Village, California  91362
                                           Attn:  Lawrence C. Weeks, Esq.
                                           Fax#:  (818) 706-2956

               If to Infinity,             Infinity Broadcasting Corporation
               the Seller or               600 Madison Avenue, 4th Floor
               the Company:                New York, New York  10022
                                           Attn:  Mr. Farid Suleman
                                           Fax#:  (212) 898-2959

               With a copy to:             Debevoise & Plimpton
                                           875 Third Avenue
                                           New York, New York  10022
                                           Attn:  Richard D. Bohm, Esq.
                                           Fax#:  (212) 909-6836

               With a copy to:             Milbank, Tweed, Hadley & McCloy
                                           1 Chase Manhattan Plaza, 55th Floor
                                           New York, New York  10005
                                           Attn:  G. Malcolm Holderness, Esq.
                                           Fax#:  (212) 530-5219


or to such other address or facsimile number as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 11.4. A notice not given as provided above shall, if it is in writing, be deemed given if and when actually received by the party to whom it is given.

               11.5 Successors. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their successors and assigns. The Buyer may not assign its rights and obligations under this Agreement, by operation of law or otherwise, without the prior written consent of the Seller and Infinity. This Agreement shall not inure to the benefit of any persons or entities not a party hereto.

               11.6 Entire Agreement. This Agreement, together with the exhibits and schedules hereto (which are all incorporated herein by this reference), constitutes the entire agreement among the parties pertaining to the subject matter hereof and





                                      28.

supersedes all prior agreements and understandings of the parties in connection herewith, including without limitation, that certain Letter of Intent dated October 10, 1993 between Infinity and the Buyer; provided, however, that the provisions of that certain letter agreement dated August 20, 1993 between the Seller and the Buyer (regarding the confidentiality of information supplied by the Seller to the Buyer) shall remain in full force and effect except to the extent inconsistent herewith. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth herein and therein.

               11.7 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented by written agreement of the parties hereto, with respect to any of the terms contained herein.

               11.8 Waiver of Compliance. The failure by any party hereto to comply with any obligation, covenant, agreement or condition contained herein may be expressly waived in writing by the party or parties hereto adversely affected by such failure, but such waiver or failure to insist upon strict compliance shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

               11.9 Gender; Number; Use. Except where the context otherwise requires, words used in the masculine gender include the feminine and neuter; the singular number includes the plural, and the plural the singular; the word "person" includes a corporation or other entity or association as well as a natural person; and the words "and" and "or" are deemed to mean "and/or" in all appropriate circumstances. As used in Article II of this Agreement, the phrases "to the knowledge of Infinity," "to the Seller's or Infinity's knowledge" and "to the knowledge of the Seller and Infinity" shall mean the actual knowledge of Messrs. Mel Karmazin, Farid Suleman or Charles N. Persing on the date hereof and on the Closing Date, without any duty of investigation or due diligence by such persons whatsoever, and in no event shall knowledge as used herein include the concept "should have known."

               11.10 Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any provision is held to be invalid or unenforceable, such provision shall be construed by the appropriate judicial body by limiting or





                                      29.

reducing it to the minimum extent necessary to make it legally enforceable.

               11.11 Governing Law. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware.

               11.12 Endorsement Authorization. Effective as of the Closing Date, the Seller appoints the Buyer its attorney-in- fact to open all mail of the Seller relating to the Business addressed to the locations of the facilities of the Business. The Buyer will promptly send to the Seller all mail not relating to the Business, except personal mail of any employee or former employee of the Business.

               11.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.





                                      30.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.


                                              UNISTAR COMMUNICATIONS GROUP, INC.




                                               By:______________________________
                                                  Name:_________________________
                                                  Title:________________________


                                                   UNISTAR RADIO NETWORKS, INC.




                                               By:______________________________
                                                  Name:_________________________
                                                  Title:________________________


                                               INFINITY BROADCASTING CORPORATION




                                               By:______________________________
                                                  Name:_________________________
                                                  Title:________________________


                                                   WESTWOOD ONE, INC.




                                               By:______________________________
                                                  Name:_________________________
                                                  Title:________________________








                                      31.

               EXHIBITS TO APPENDIX A-STOCK PURCHASE AGREEMENT



Exhibit A -    Management Agreement

Exhibit B -    Voting Agreement

Exhibit C -    Registration Rights Agreement

                              MANAGEMENT AGREEMENT

                                  dated as of

                               ___________, 1994

                                  by and among

                               WESTWOOD ONE, INC.

                                      and

                       INFINITY BROADCASTING CORPORATION





                                   Exhibit A

                              MANAGEMENT AGREEMENT



                 This MANAGEMENT AGREEMENT (this "Agreement"), dated as of ____________________, 1994, is entered into by and between Westwood One, Inc., a Delaware corporation ("Westwood One") and Infinity Broadcasting Corporation, a Delaware corporation ("Manager").

                               R E C I T A L S :

                 A. Pursuant to a Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of November ___, 1993 among Westwood One, Unistar Communications Group, Inc., a Delaware corporation (the "Parent"), and Manager, Westwood One has, concurrent with the execution of this Agreement, purchased all of the capital stock (the "Acquisition") of Unistar Radio Networks, Inc., a Delaware corporation ("Unistar").

                 B. Pursuant to a Securities Purchase Agreement (the "Securities Purchase Agreement") entered into concurrently herewith by and between Westwood One and a wholly-owned subsidiary of Manager, such subsidiary has purchased from Westwood One 5,000,000 shares of the Common Stock of Westwood One and has received a warrant to purchase up to 3,000,000 additional shares of Common Stock of Westwood One.

                 C. Manager is engaged in the business of owning and operating radio stations and producing programming therefor, and it is a condition to the closing of each of the Stock Purchase Agreement and Securities Purchase Agreement that Manager provide management services to Westwood One and its direct and indirect subsidiaries (collectively, the "Company"), upon the terms herein provided.

                 D. Accordingly, Westwood One desires that Manager provide such management services to the Company, and the Manager is willing to perform such services.

                              A G R E E M E N T :

                 NOW THEREFORE, in consideration of the premises and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:





                                      A-1.

                                   ARTICLE I
                              MANAGEMENT SERVICES

                 Section 1.1 Management Services. Manager shall, during the term of this Agreement, manage the business and operations of the Company by providing the following services:

                          (a)     Manager's Chief Executive Officer shall also
serve as Chief Executive Officer of the Company, provided that, so long as Mel Karmazin serves as the chief executive officer of Manager or is otherwise affiliated with Manager in an executive officer or other senior managerial capacity (each a "Managerial Position"), Mr. Karmazin shall also serve as Chief Executive Officer pursuant to the terms of this Agreement. In that capacity, the Chief Executive Officer will have the authority and responsibility normally attendant to such office and will, among other things, be responsible and subject to the authority of the Board of Directors of Westwood One (the "Board of Directors"), for all operations and functions of the Company, recommendations for strategic direction and the general implementation of the Company's business or operating plan;

                          (b)     Manager's Chief Financial Officer, at any
given time, shall also serve as Chief Financial Officer of the Company. In that capacity, such Chief Financial Officer will have the authority and responsibility normally attendant to such office and will, among other things, be responsible and subject to the authority of the Chief Executive Officer of Westwood One and the Board of Directors;

                          (c)     Mr. Karmazin and Mr. Farid Suleman, as
Manager's Chief Executive and Chief Financial Officers, respectively, have been duly elected by the Board of Directors to hold such respective offices of Westwood One; and

                          (d)     Manager shall provide support and
administrative personnel required by the above-described officers.

Such management shall be performed by Manager (i) with such care as a prudent manager would use in the conduct of his company's affairs and (ii) with a view to maximizing the long-term value of the Company. The management to be performed by Manager pursuant to this Section 1.1 is herein sometimes referred to as the "Management Services". The Management Services shall not include the exercise by the Company of its rights and obligations under this Agreement, which rights and obligations shall be exercised and performed by, or as directed by, the Board of Directors.





                                      A-2.

                 Section 1.2 Manager Employees. Manager will, in performing the Management Services, make available and use the services of the officers and employees described in Section 1.1 and such other officers and other employees of Manager as may be necessary, together with officers and other employees of the Company, to perform the Management Services. It is understood and agreed that the personnel described in Section 1.1 and any such other officers and other employees of Manager so made available and used will continue to be employees of Manager and not of the Company and that Manager, and not the Company, will be responsible for their salary, employee benefits and related costs. The Company acknowledges and agrees that such officers and other employees of Manager shall continue to perform services for Manager and that they will devote only so much of their time to the business of the Company as is necessary for Manager to perform the Management Services hereunder.

                 Section 1.3 Supervisory Role of Board of Directors. The providing of Management Services by Manager hereunder shall always be subject to the direction and supervision of the Board of Directors.

                 Section 1.4  Information.

                          (a)     During the term of this Agreement, Manager
and the Company shall each, at the reasonable request of the other, supply the other with the information requested in connection with the performance of the Management Services.

                          (b)     Manager shall notify the Board of Directors
as promptly as practicable after the occurrence of any of the following:

                             (i) receipt by Manager of any written notice from any governmental agency of any claim or legal process or notification reasonable opinion of Manager, is or is likely to become material to the Company; or

                             (ii)    any other development that, in the
                 reasonable opinion of Manager, materially affects or is likely materially to affect the Company or the ability of Manager to fulfill its obligations under this Agreement.

                 Section 1.5 Compliance with Applicable Law. Manager will perform the Management Services in compliance in all material respects with applicable law.





                                      A-3.

                 Section 1.6 Reimbursement for Expenses. The compensation to be paid to Manager as provided in Article II does not include, and the Company agrees to promptly reimburse Manager for, all out-of-pocket expenses incurred by Manager in performing the Management Services, but not including (a) the salaries, employee benefits and related costs of officers and other employees of Manager made available and used as provided in Article I or (b) office and other overhead expenses of Manager.

                 Section 1.7 Arm's Length Transactions Between the Company and Manager. Notwithstanding any other provision of this Agreement, (a) all transactions between the Company and Manager or any of its affiliates, including without limitation any regarding use of programming, sales commissions, compensation to radio stations or the employment or compensation of talent, shall be on a basis that is at least as favorable to the Company as if the Company were to obtain the products or services to which such transactions relate from an independent third party and (b) all agreements between Manager or any affiliate of Manager and the Company must be approved by the Board of Directors.

                 Section 1.8  Indemnification.

                          (a)  The Company agrees to indemnify and hold Manager
and its directors, officers, employees and agents (collectively, the "Indemnified Parties") harmless from and against any and all actions, claims, damages, and liabilities (and all actions in respect thereof and any legal or other expenses in giving testimony or furnishing documents in response to a subpoena or otherwise and whether or not a party thereto), whether or not arising out of third party claims, including reasonable legal fees and expenses in connection with, and other costs of, investigating, preparing or defending any such action or claim or enforcing its rights under this Agreement, whether or not in connection with litigation in which an Indemnified Party is a party, and as and when incurred, caused by, relating to, based upon or arising out of (directly or indirectly) such Indemnified Party's acceptance of or the performance of its obligations under this Agreement or otherwise relating to the Company or the Company's business, assets or properties; provided, however, that such indemnity shall not apply to any such action, claim, damage, liability or cost to the extent such action, claim, damage, liability or cost has been finally adjudicated by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Parties (including any consultants, independent contractors or other third parties engaged by them if, but only if, the Indemnified Parties were grossly negligent in selecting such third parties) or a material breach of this Agreement by Manager; provided further, however, neither (i) the taking of any





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
action by Manager directed by the Board of Directors to be taken by Manager nor
(ii) the failure of Manager to take action specifically recommended to the Board of Directors by Manager that the Board of Directors directed Manager not to take, shall, for purposes of the preceding provision or Section 1.9, constitute gross negligence, willful misconduct or a material breach of this Agreement by Manager.

                          (b)     If any action, proceeding or investigation is
commenced for which an Indemnified Party proposes to demand such indemnification, it will notify Westwood One with reasonable promptness; provided, however, that any failure by an Indemnified Party to notify Westwood One will not relieve the Company from its obligations hereunder, except to the extent that such failure shall have prejudiced the defense of such action. The Company shall promptly pay expenses reasonably and actually incurred by an Indemnified Party (including the reasonable fees and expenses of counsel) in investigating, defending or settling any action, proceeding or investigation in which an Indemnified Party is a party or is threatened to be made a party or otherwise involved therewith by reason of its relationship with the Company hereunder or otherwise, in advance of the final disposition of such action, proceeding, or investigation upon submission of invoices therefor. Manager, on behalf of each Indemnified Party, hereby undertakes, and the Company hereby accepts its undertaking, to repay any and all such amounts so advanced if it shall ultimately be determined that such Indemnified Party is not entitled to be indemnified therefor. If any such action, proceeding, or investigation in which an Indemnified Party is a party is also against the Company, the Indemnified Party may provide the Company with legal representation by the same counsel who represents the Indemnified Party; provided, however, that if such counsel or counsel to such Indemnified Party shall determine that due to the existence of actual or potential conflicts of interest between such Indemnified Party and any one or more of Westwood One or its subsidiaries, such counsel is unable to represent both the Indemnified Party and one or more of Westwood One or its subsidiaries, then the Company shall be entitled to use separate counsel of its own choice, and shall bear full responsibility for all reasonable expenses of such separate counsel. Nothing herein shall prevent the Company from using separate counsel of its own choice at its own expense. The Company shall only be liable for settlements of claims against any Indemnified Party made with the Company's written consent, which consent shall not be unreasonably withheld. The Indemnifying Party shall not, in defense of any such claim involving an Indemnified Party, except with the prior written consent of such Indemnified Party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or





                                      A-5.

plaintiff in question to such Indemnified Party and any affiliates of such Indemnified Party named in such claim of an unqualified release of all liabilities in respect of such claims.

                 Section 1.9 Limitation on Manager's Liability. Notwithstanding any provision to the contrary in this Agreement, Manager shall have no liability to the Company hereunder for its failure to perform its obligations under this Agreement except to the extent that any such failure has been finally adjudicated by a court of competent jurisdiction to have resulted from the gross negligence or wilful misconduct of, or a material breach of its obligations under this Agreement by, Manager, subject to the last proviso of
Section 1.8(a).

                 Section 1.10 Directors and Officers Insurance; Indemnification of Individual Officers. The Company shall provide the individuals serving in the capacities specified in Section 1.1(a) and Section 1.1(b) with (a) the coverage available to the senior officers of the Company under the Company's policies of directors and officers insurance, if any, (b) indemnification agreements, if any, that are or have been provided by the Company to its current or subsequent senior executive officers and (c) the indemnification provided by the Company's by-laws and Certificate of Incorporation available to the senior officers of the Company.


                                   ARTICLE II
                            COMPENSATION TO MANAGER

                 Section 2.1  Base Management Fee.

                          (a)     Westwood One shall pay to the Manager a base
management fee at the rate of $2,000,000 annually (subject to increase as provided in paragraph (b) below), which shall be payable in advance in monthly installments on the first business day of each month (prorated for any partial month).

                          (b)     The dollar amount of the base management fee
(and the installment payments thereof) set forth in paragraph (a) above shall be increased, effective as of the first day of each fiscal year of the Company commencing with the fiscal year beginning December 1, 1994, by a percentage amount equal to the percentage increase in the Consumer Price Index All Urban Consumers (Los Angeles-Anaheim-Riverside area; base 1982-1984=100) as published by the United States Department of Labor, Bureau of Labor Statistics as of such first day of each fiscal year compared to such index as in effect on the date hereof. The base management fee, as adjusted from time to time, shall hereinafter be referred to as the "Base Fee."





                                      A-6.

                 Section 2.2  Cash Incentive Bonus.

                          (a)     Westwood One shall additionally pay to the
Manager, as a cash incentive bonus (the "Cash Bonus"), 10% of the amount, if any, by which Westwood One's Operating Cash Flow (as hereinafter defined) exceeds the following target amounts (the "Target Amounts," which are subject to modification as provided in paragraph (b) below) for each fiscal year of Westwood One ending in the applicable fiscal year indicated below:

                 Fiscal Year Ending                Target Amount for Bonus
                 ------------------                -----------------------
                          1994                             $27,000,000
                          1995                             $29,700,000
                          1996                             $32,670,000
                          1997                             $35,937,000
                          1998                             $39,531,000

In the case of the first fiscal year ending in 1994, the Cash Bonus shall not be prorated to reflect the portion of such fiscal year during which this Agreement has been in effect, but rather shall be paid in full, and all cost savings realized in such fiscal year will be calculated on a pro forma basis to give effect to such cost reductions for the entire fiscal year if, but only if, Operating Cash Flow for the last six months of such fiscal year is at least $13,500,000 (on an actual basis, without applying such pro forma adjustment).

                          (b)     "Operating Cash Flow" shall mean the
consolidated net income of Westwood One before taxes and extraordinary gains or losses, determined in accordance with generally accepted accounting principles consistently applied, plus (i) depreciation, amortization, interest expense, compensation paid or payable to the Manager pursuant to this Article II (including any compensation expense recognized by reason of the provisions of Section 2.3 hereof) and any expenses (except depreciation, amortization and interest expense) incurred in connection with any business of Westwood One other than its network radio business, less (ii) any revenues from businesses other than Westwood One's consolidated network radio business (including but not limited to any revenues from its Radio & Records business).

                          (c)     If, after the date hereof, the Company either
acquires or disposes of any network radio business, the Target Amounts set forth in paragraph (a) of this Section 2.2 shall be adjusted, upward (in the case of an acquisition) or downward (in the case of a disposition), by mutual agreement, to fairly reflect the increase or decrease in Operating Cash Flow anticipated to result from such acquisition or disposition.





                                      A-7.

Westwood One and the Manager agree to negotiate in good faith such adjustment. Additionally, if Westwood One retains its Radio & Records business or acquires any other non-radio network business, then Manager shall operate such retained business and, in such event, Manager and the Board of Directors of Westwood One shall determine what adjustments, if any, should be made to the Target Amounts set forth in Section 2.2(a) to take into account any Operating Cash Flow generated by such non-radio network businesses and modify the definition of Operating Cash Flow set forth in Section 2.2(b), if necessary. In the event the parties are unable to agree upon an adjustment, the adjustments shall be determined by the Company's independent auditors. Each party agrees to cooperate fully with such auditors in an attempt to resolve the adjustment.
The decision reached by such auditors shall be legally binding on the parties and admissible in any legal proceedings.

                          (d)     Each Cash Bonus shall be payable as promptly
as practicable after Westwood One's consolidated income statements, as approved by the Board of Directors and certified by Westwood One's independent public accountants, have been prepared with respect to each applicable fiscal year.

                 Section 2.3 Stock Incentive Option. As additional compensation to the Manager hereunder, Westwood One has, concurrent with the execution of this Agreement, executed and delivered to Infinity Network Inc., a wholly-owned subsidiary of Manager ("Manager Sub"), a Stock Incentive Option, in the form of Exhibit A hereto (the "Stock Incentive Option"), granting the Manager or Manager Sub the right to purchase an aggregate of up to 1,500,000 shares of Westwood One's common stock, upon and subject to the terms and conditions thereof.


                                  ARTICLE III
                      TERM OF AGREEMENT; EARLY TERMINATION

                 Section 3.1 Term of Agreement. The term of this Agreement commences on the date of this Agreement and will end on the fifth anniversary of the date of this Agreement, unless terminated earlier pursuant to Section
3.2 or extended pursuant to Section 3.3.

                 Section 3.2  Early Termination.

                          (a)     Westwood One may terminate the term of this
Agreement without cause at any time, by specifying a termination date in a written notice of termination to Manager given by the Board of Directors on behalf of Westwood One not later than 30 days prior to such date of termination. Upon any termination of





                                      A-8.

this Agreement by Westwood One under this Section 3.2(a), Manager shall be entitled to the payment of the Base Fee, payable in the manner set forth in
Section 2.1, for the remaining term of this Agreement. Additionally, upon such termination Manager's rights to the Cash Bonus with respect to the fiscal year in which such termination occurs shall immediately be vested (but Manager shall not be entitled to any cash bonus in any subsequent fiscal year) and Manager's rights to purchase 3,000,000 shares of Westwood One's common stock under the Purchase Warrant (as defined in the Securities Purchase Agreement) shall immediately vest.

                          (b)     Westwood One may terminate the term of this
Agreement (i) by a two-thirds vote of the Board of Directors of Westwood One, if Manager shall have willfully committed a material act of fraud or gross misconduct in performing its obligations hereunder, and such act first occurs during the term of this Agreement and has a material adverse effect upon the business of the Company, or (ii) if Manager shall have failed to provide the services of Mel Karmazin as Chief Executive Officer of the Company hereunder during any period in which Mr. Karmazin held a Managerial Position, which date of termination shall be specified in a written notice of termination to Manager given by the Board of Directors not later than ninety (90) days prior to such date of termination, which notice specifies in reasonable detail the basis, pursuant to this Section 3.2(b), for such termination.

                          (c)     The term of this Agreement shall terminate
forthwith upon notice from Westwood One to Manager if

                              (i)      Manager shall (A) apply for or
                 consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (B) make a general assignment for the benefit of its creditors, (C) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (D) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (E) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (F) take any corporate action for the purpose of effecting any of the foregoing; or

                              (ii) a proceeding or case shall be commenced, without the application or consent of Manager, in any court of competent jurisdiction, seeking (A) its liquidation, reorganization, dissolution or winding-up,





                                      A-9.

                 or the composition or readjustment of its debts, (B) the appointment of a trustee, receiver, custodian, liquidator or the like of Manager or of all or any substantial part of its assets, or (C) similar relief in-respect of Manager under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against Manager shall be entered in an involuntary case under the Bankruptcy Code.

                 Section 3.3 Extension. The term of this Agreement may be extended for a period of one year from the fifth anniversary of the date of this Agreement with the approval of such extension by the Board of Directors and the written agreement, prior to such fifth anniversary, of both parties hereto, and may be similarly extended, with such approval and agreement, for additional one-year periods following such initial one-year extension. The parties shall, in connection with any such extension, mutually agree upon new Target Amounts and rights to purchase additional shares of Westwood One's Common Stock applicable to such extension period for purposes of Sections 2.2 and 2.3.

                 Section 3.4 Survival and Termination. The provisions of Sections 1.6, 1.8, 1.9, 1.10, 3.2(a) and 4.1 (to the extent provided therein) shall survive the termination of this Agreement pursuant to this Article III. Upon any termination of this Agreement pursuant to Sections 3.2(b) or (c), Westwood One shall have no further obligations to compensate Manager pursuant to the terms of this Agreement.


                                   ARTICLE IV
                     NONCOMPETITION; RIGHT OF FIRST REFUSAL

                 Section 4.1  Noncompetition, Etc.

                          (a)     Except pursuant to this Agreement or as
otherwise approved by the Board of Directors, Manager will, and will cause its direct and indirect majority-owned subsidiaries ("Manager Subsidiaries") and its and their officers to, refrain from, either alone or in conjunction with any other person, or directly or indirectly through its or their present or future affiliates:





                                     A-10.

                                  (i)      during the term of this Agreement,
                 managing, purchasing, establishing, participating in, or having a substantial ownership interest in (other than through the ownership of five percent (5%) or less of any class of securities registered under the Securities Exchange Act of 1934, as amended), or otherwise lending assistance (financial or otherwise) to, a radio network company (which, for purposes of this Agreement, shall mean Capital Cities/ABC, Inc. and CBS Radio Networks or their successors or any other compensation-based radio network that is RADAR-rated) (a "Radio Network Company"), or entering into, or obtaining rights under, any agreement providing for an option to do any of the foregoing, provided, however, that if this Agreement is terminated by Westwood One pursuant to Section 3.2(b), this clause (i) shall be applicable for a period of two (2) years after such termination of this Agreement so long as Westwood One continues to pay Manager the Base Fee for such period after termination;

                              (ii) during the term of this Agreement and for a period of two years thereafter, disclosing (unless compelled by judicial or administrative process) or using any confidential or secret information relating to the Company or any of its clients, customers or suppliers, except, during the term of this Agreement, as Manager reasonably determines to be necessary in connection with the performance of Manager's obligations under this Agreement and in the best interest of the Company; or

                             (iii) during the term of this Agreement, causing or attempting to cause (A) any client, customer or supplier of the Company to terminate or materially reduce its business with the Company or (B) any officer, employee or consultant of the Company or any Subsidiary to resign or sever a relationship with the Company; provided, however, that if this Agreement is terminated by Westwood One pursuant to
                 Section 3.2(b), this clause (iii) shall be applicable for a period of two (2) years after such termination so long as Westwood One continues to pay Manager the Base Fee for such period after termination.

                          (b)     The parties hereto recognize that the laws
and public policies of the various states of the United States may differ as to the validity and enforceability of covenants similar to those set forth in this
Section 4.1.  It is the intention of the parties that the provisions of this
Section 4.1





                                     A-11.

be enforced to the fullest extent permissible under the laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such laws or policies) of any provisions of this Section 4.1 shall not render unenforceable, or impair, the remainder of the provisions of this Section 4.1. Accordingly, if any provision of this Section 4.1 shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with respect to any other provision or jurisdiction.

                          (c)     The parties hereto acknowledge and agree that
any remedy at law for any breach of the provisions of this Section 4.1 may be inadequate, and Manager hereby consents to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that the breach or threatened breach of such provisions may be effectively restrained.

                 Section 4.2 Right of Refusal as to Certain Programming. Manager agrees that, unless Manager is contractually prohibited from doing so, before it or any of its subsidiary entities (each a "Manager Subsidiary") offers, sells or otherwise makes available, in each case, for barter, to any Radar-rated radio network any radio programming for sale to any national advertiser in exchange for air time (collectively, "Programs for Barter"), Manager shall, subject to Section 4.3, first offer (by written notice to the Board of Directors, which notice shall describe the nature of such Programs for Barter and the terms and conditions on which Manager or such Manager Subsidiary intends so to offer, sell or otherwise make available such Programs for Barter, in reasonable detail) such Programs for Barter to the Company on the same terms and conditions (adjusted to reflect the fact that the Company would become the prospective buyer of such Programs for Barter) as Manager or such Manager Subsidiary intends so to offer, sell or otherwise make available such Programs for Barter, provided, however, this sentence shall not apply to the offering, selling or otherwise making available by Manager or an Manager Subsidiary of the services of either Howard Stern or the "Greaseman" and related programming and products to a third party. If the Board of Directors, acting on behalf of the Company, fails to accept such offer by written notice to Manager within ten
(10) business days after notice is given by Manager, Manager or such Manager Subsidiary, as the case may be, may, for a period of one hundred eighty (180) days thereafter, offer, sell or otherwise make available such Programs for Barter to one or more third parties on terms and conditions no more favorable to the third party than those specified in such





                                     A-12.

notice to the Board of Directors, but not otherwise, provided, however, the rights of the Company and the obligations of Manager under this Section 4.2 shall terminate upon the end of the term of this Agreement as to any offer made to the Company pursuant to this Section 4.2 that is not so accepted by the Board of Directors, acting on behalf of the Company, prior to the end of the term of this Agreement. If the Board of Directors, acting on behalf of the Company, accepts such offer during the term of this Agreement, Manager, acting on its own behalf and, pursuant to Article I hereof, on behalf of the Company will cause the transaction to be consummated, subject to the approval of any agreements in respect thereof by the Board of Directors.

                 Section 4.3 Existing Contracts Excluded. Notwithstanding the provisions of Section 4.1 or 4.2, Manager and each Manager Subsidiary may honor any contracts that any of them has entered into prior to the date hereof regarding programming or other services with other companies in the radio broadcast industry and any renewals or extensions thereof on commercially reasonable terms.


                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

                 Section 5.1 Representations and Warranties of Each Party. Each of the parties hereto represents and warrants to the other that, as of the date hereof:

                          (a)     it is duly organized, validly existing and in
good standing under the laws of the jurisdiction in which it is formed and has all requisite corporate authority to own its property and assets and to conduct its business as presently conducted or proposed to be conducted under this Agreement;

                          (b)     it has the corporate power and authority to
execute, deliver and perform its obligations under this Agreement;

                          (c)     all necessary action has been taken to
authorize its execution, delivery and performance of this Agreement and this Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other similar laws affecting the rights of creditors generally and by general principles of equity;

                          (d)     neither its execution and delivery of this
Agreement nor the performance of its obligations hereunder will:





                                     A-13.

                              (i) conflict with, violate or result in a breach of any constitution, law, judgment, regulation or order of any governmental authority applicable to it; or

                             (ii) conflict with, violate or result in a breach of or constitute a default under or result in the imposition or creation of any mortgage, pledge, lien, security interest or other encumbrance under any term or condition of any mortgage, indenture, loan agreement or other agreement to which it is a party or by which its properties or assets are bound;

                          (e)     no approval, authorization, order or consent
of, or declaration, registration or filing with any governmental authority or third party is required for its valid execution, delivery and performance of this Agreement, except such as have been duly obtained or made; and

                          (f)     there is no action, suit or proceeding, at
law or in equity, by or before any court, tribunal or governmental authority or third party pending, or, to its knowledge, threatened, which, if adversely determined, would materially and adversely affect its ability to perform its obligations hereunder or the validity or enforceability of this Agreement.


                                   ARTICLE VI
                                 MISCELLANEOUS

                 Section 6.1 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

                 If to Westwood One, to:    Westwood One, Inc.
                                            9540 Washington Boulevard
                                            Culver City, California  90232
                                            Attention:  Mr. Norman J. Pattiz
                                            Fax No.:  (310) 840-0834





                                     A-14.

                 With a copy to:            Riordan & McKinzie
                                            5743 Corsa Avenue, Suite 116
                                            Westlake Village, California 91362
                                            Attention:  Lawrence C. Weeks, Esq.
                                            Fax No.:  (818) 706-2956

                 If to Manager, to:         Infinity Broadcasting Corporation
                                            600 Madison Avenue, 4th Floor
                                            New York, New York  10022
                                            Attention:  Mr. Farid Suleman
                                            Fax No.:  (212) 898-2959

                 With a copy to:            Debevoise & Plimpton
                                            875 Third Avenue
                                            New York, New York  10022
                                            Attention:  Richard D. Bohm, Esq.
                                            Fax No.:  (212) 909-6836


All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon confirmation of transmission, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

                 Section 6.2 Entire Agreement. This Agreement, the Stock Purchase Agreement, the Securities Purchase Agreement, the Purchase Warrant (as defined in the Securities Purchase Agreement), the Registration Rights Agreement (as defined in the Securities Purchase Agreement), the Stock Incentive Option, and the Voting Agreement (as defined in the Securities Purchase Agreement) supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

                 Section 6.3 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by





                                     A-15.

any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

                 Section 6.4 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

                 Section 6.5 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

                 Section 6.6 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by either party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except for assignments and transfers by operation of law. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by, the parties and their respective successors and assigns.

                 Section 6.7 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                 Section 6.8 Invalid Provisions. If any provision of this Agreement, other than Section 4.1(a), which shall be subject to the provisions of Sections 4.1(b) and (c), is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and
(d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.





                                     A-16.

                 Section 6.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                 Section 6.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                 IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by its duly authorized officer on the date of this Agreement.

                                             WESTWOOD ONE, INC.




                                             By: _______________________________
                                                 Name: _________________________
                                                 Title: ________________________


                                             INFINITY BROADCASTING CORPORATION




                                             By: _______________________________
                                                 Name: _________________________
                                                 Title: ________________________





                                     A-17.

                                             EXHIBIT "A" TO MANAGEMENT AGREEMENT

                                             Warrant to Purchase 500,000 Shares
                                             of Common Stock at $3.00 per share


                    INCORPORATED UNDER THE LAWS OF THE STATE
                                  OF DELAWARE

                               WESTWOOD ONE, INC.





         THE SECURITIES EVIDENCED BY THIS WARRANT OR ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. SUCH SECURITIES ARE SUBJECT TO THE TERMS AND CONDITIONS OF A SECURITIES PURCHASE AGREEMENT BETWEEN THE HOLDER HEREOF AND THE ISSUER, A COPY OF WHICH IS AVAILABLE AT THE ISSUER'S PRINCIPAL OFFICES, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE ENCUMBERED OR DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.



                 WESTWOOD ONE, INC., a Delaware corporation (the "Company"), certifies that, for value received, Infinity Network Inc., a Delaware corporation, or a designated affiliated entity (collectively, the "Holder"), is entitled to purchase, until the close of business on the Termination Date (as defined in the next sentence), Five Hundred Thousand (500,000) shares of Common Stock, par value $0.01 per share, of the Company, at a price of $3.00 per share; subject, however, to the provisions and upon the terms and conditions hereinafter set forth. "Termination Date" shall mean the later of _____________, 2004 or the third anniversary of the date upon which this Warrant has become exercisable; provided, however, that the Termination Date shall in no event be later than _____________, 2009.

                 1. Exercisability of Warrant. This Warrant shall become exercisable only if the Market Price (as defined below) per share of Common Stock, par value $0.01 per share, of the Company is at least $10.00 on at least twenty (20) out of thirty (30) consecutive days during which the national securities exchanges are open for trading.

                 2.       Method of Exercise; Payment; Issuance of New Warrant.

                          (a)     This Warrant may be exercised by the holder
hereof, in whole or in part, by the surrender of this Warrant, properly endorsed, at the principal office of the Company in

California, Attention: Secretary, and by (i) the payment to the Company of the then applicable Warrant Price of the Common Stock being purchased ("Warrant Price" shall mean the price specified in the first paragraph of this Warrant and such other prices as shall result from the adjustments specified in Section 5 hereof); and (ii) delivery to the Company of the form of subscription at the end hereof (or a reasonable facsimile thereof).

                          (b)     Each exercise of this Warrant shall be deemed
to have been effected immediately prior to the close of business on the business day on which this Warrant shall have been surrendered to the Company as provided in this Section 2, and at such time the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such exercise shall be deemed to have become the holder or holders of record thereof.

                          (c)     In the event of any exercise of the rights
represented by this Warrant, certificates for the shares of Common Stock so purchased shall be delivered at the Company's expense (including the payment by the Company of any applicable issuance taxes) to the holder hereof within five
(5) business days after the rights represented by this Warrant shall have been so exercised, and unless this Warrant has expired, a new Warrant of like tenor representing the number of shares of Common Stock, if any, with respect to which this Warrant shall not then have been exercised, shall also be issued to the holder hereof within such time.

                 3. Stock Fully Paid; Reservation of Shares. The Company covenants and agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all liens. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, at least the maximum number of shares of its Common Stock as are issuable upon the exercise of the rights represented by this Warrant.

                 4. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder but in lieu of such fractional shares, the Company shall make a cash payment therefor upon the basis of the Current Market Value (as defined below) of the Common Stock.

                 5. Number of Shares Receivable Upon Exercise. The number of shares of Common Stock receivable upon the exercise of this Warrant is subject to adjustment upon the happening of





                                      2.

certain events specified in this Section 5. For the purposes of this Section 5, the "Warrant Price" referred to herein shall initially be $3.00 and shall be adjusted and readjusted from time to time as provided in this Section 5. The holder of this Warrant shall, upon exercise hereof as provided in Section 2, be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this Section 5) be issuable upon such exercise by a fraction of which (A) the numerator is $3.00 and (B) the denominator is the Warrant Price in effect at the time of such exercise. The price to be paid for each such share of Common Stock by the holder shall be the Warrant Price as adjusted pursuant to this Section 5, provided that the price paid by the holder for any shares of Common Stock upon exercise of this Warrant shall never be less than $0.01 per share. The Warrant Price shall be subject to adjustment as follows:

                          (a)     Stock Dividends, Stock Splits, Etc.  If the
Company at any time or from time to time after the date hereof shall issue additional shares of Common Stock as a result of the declaration or payment of a dividend on the Common Stock payable in Common Stock, or as a distribution to holders of Common Stock, or as a result of a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock), then, and in each such case, the Warrant Price then in effect shall be reduced, concurrently with the issuance of such shares, to a price (calculated to the nearest cent) determined by multiplying such Warrant Price by a fraction
(i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance of additional shares of Common Stock, and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issuance, provided that, for purposes of this Section 5(a), (x) additional shares of Common Stock shall be deemed to have been issued (A) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution or (B) in the case of any such subdivision, at the close of business on the date immediately prior to the day upon which such corporate action becomes effective, (y) immediately after any additional shares of Common Stock are deemed to have been issued, such additional shares of Common Stock shall be deemed to be outstanding, and (z) treasury shares shall be deemed not to be outstanding.

                          (b)     Extraordinary Dividends and Distributions.
If the Company shall distribute to all holders of its outstanding Common Stock evidences of indebtedness of the Company, cash





                                      3.

(other than a cash distribution made as a dividend payable or to be payable at regularly scheduled intervals and payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the State of Delaware, but only to the extent that the aggregate of all such dividends paid or declared after the date hereof does not exceed the consolidated net income of the Company earned subsequent to the date hereof, as determined in accordance with generally accepted accounting principles, consistently applied) or assets or securities other than its Common Stock (including stock of a subsidiary or securities convertible into or exercisable for such stock but excluding dividends or distributions referred to in Section 5(a) above) (any such evidences of indebtedness, cash, assets or securities, the "assets or securities"), then, in each case, the Warrant Price shall be adjusted by subtracting from the Warrant Price then in effect the value of the assets or securities that the holder would have been entitled to receive as a result of such distribution had the Warrant been exercised and the relevant shares of Common Stock issued in the name of the holder immediately prior to the record date for such distribution; provided that if, after giving effect to such adjustment, the Warrant Price would be less than the then par value of the Common Stock, the Company shall distribute such assets or securities to the holder as if the holder had exercised the Warrant and the shares of Common Stock had been issued in the name of the holder immediately prior to the record date for such distribution. Any adjustment required by this Section 5(b) shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

                          (c)     Combinations, Etc.  If the Company at any
time or from time to time after the date hereof shall combine or consolidate the outstanding shares of Common Stock, by reclassification or otherwise, into a lesser number of shares of Common Stock, then, and in each such case, the Warrant Price then in effect shall be increased, concurrently with the effectiveness of such combination or consolidation, to a price (calculated to the nearest one cent) determined by multiplying such Warrant Price by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the effectiveness of such combination or consolidation and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such effectiveness.

                          (d)     Issuance of Additional Shares of Common
Stock. In case the Company at any time or from time to time after the date hereof shall issue or sell additional shares of Common Stock ("Additional Shares") for a consideration per share less than the Current Market Value in effect on the earlier of





                                      4.

(i) the date on which the Company enters into a firm contract for the issuance and sale of such Additional Shares (unless such contract specifies that the price will be determined at a later date, then such later date shall apply to this clause (i)) or (ii) the date of actual issuance or sale of such Additional Shares, then, in each such case, the Warrant Price in effect immediately prior to such date shall be reduced, concurrently with such issuance or sale, to a price (calculated to the nearest one cent) determined by multiplying such Warrant Price by a fraction (x) the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares so issued or sold would purchase at such Current Market Value, and (xi) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale, provided that
(a) treasury shares shall not be deemed to be outstanding for purposes of this
Section 5(d) and (b) the shares of Common Stock then issuable (i) pursuant to the terms of this Warrant and the Incentive Stock Option (as defined in the Management Agreement) and (ii) on conversion of the Company's 9% Convertible Senior Subordinated Debentures due 2002 issued pursuant to that certain Indenture dated as of December 15, 1990 (the "9% Convertible Debt") shall be deemed to be outstanding immediately prior to and after such issue or sale. Notwithstanding anything contained herein to the contrary, no adjustment to the Warrant Price shall be made pursuant to this Section 5(d) following the issuance of Additional Shares pursuant to (xx) Section 5(a) hereof, (xxi) the exercise of any options or issuance of any shares under any options or purchase or other rights that are outstanding on or prior to the date hereof and that were issued pursuant to any of the Company's employee stock option, appreciation or purchase right plans, (xxii) the exercise of any options or purchase or other rights or the issuance of any shares under any options or rights that are granted after the date hereof, whether in accordance with the terms of any of the Company's employee stock option, appreciation or purchase right plans or otherwise, so long as the exercise price of any such option, warrant, subscription or purchase right is not less than the Market Price on the date that such grant is approved by the Company's Board of Directors or a duly authorized committee thereof or, if later, the date that such exercise price is established, (xxiii) the exercise of any other options, warrants or other subscription or purchase rights outstanding on or prior to the date hereof, including without limitation, this Warrant and the Stock Incentive Option, (xxiv) the exercise of any conversion or exchange rights outstanding on or prior to the date hereof issued by the Company, including without limitation, any such conversion rights relating to the 9% Convertible Debt,
(xxv) the exercise of any conversion or exchange rights issued by the Company after the





                                      5.

date hereof, so long as the conversion or exchange price is not less than the Market Price on the date that such issuance is approved by the Board of Directors or a duly authorized committee thereof or, if later, the date that such conversion or exchange price is established or (xxvi) the issuance or sale of Additional Shares pursuant to a firmly underwritten public offering of such shares.

                          (e)     Accountants' Report as to Adjustments.  In
each case of any adjustment or readjustment in the Warrant Price, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms hereof and, upon the reasonable request of the Holder, cause independent public accountants of recognized national standing selected by the Company (which may be the regular auditors of the Company) to verify such computation and prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (i) the number of shares of Common Stock outstanding or deemed to be outstanding and (ii) the Warrant Price in effect immediately prior to such adjustment or readjustment and as adjusted and readjusted (if required by Section 5) on account thereof. The Company will forthwith mail a copy of each such report to the holder of this Warrant. The Company will also keep copies of all such reports at its principal office, and will cause the same to be available for inspection at such office during normal business hours by any holder of this Warrant or any prospective purchaser of a Warrant designated in writing by the holder thereof.

                          (f)     No Dilution or Impairment.  The Company will
not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms hereof, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against dilution as provided herein. Without limiting the generality of the foregoing, the Company (i) will not permit the par value of any shares of Common Stock receivable upon the exercise of any Warrant to be increased to an amount that exceeds the amount payable therefor upon such exercise, (ii) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares upon the exercise of this Warrant from time to time and (iii) will not take any action which results in any adjustment of the Warrant Price if the total number of shares of Common Stock issuable after such action upon the exercise of this Warrant would exceed the total number of shares of Common Stock





                                      6.

then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise.

                           (g)    Exercise of Warrant in the Event of a
Consolidation, Merger, Sale of Assets, Reorganization, Etc.

                              (i)     In case at any time the Company
               shall be a party to any Transaction pursuant to which the aggregate value of the cash, securities and other consideration payable for a share of Common Stock is at least $10.00, then
               (A) upon the consummation thereof this Warrant shall become exercisable with respect to all shares of Common Stock covered hereby (whether or not it has otherwise become exercisable with respect to such shares pursuant to Section 1) and shall be deemed to have been exercised by the holder hereof without any act on the part of such holder and without any obligation on the part of such holder to pay the exercise price until presentation of this Warrant pursuant to clause (B) below, and
               (B) this Warrant shall represent the right of such holder to receive (upon presentation of this Warrant on or within thirty
               (30) days after the date of such consummation together with payment of the aggregate exercise price payable at the time of such consummation in accordance with Section 2 for all shares of Common Stock issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock issuable upon exercise of this Warrant prior to such consummation, the cash, securities and other property to which such holder would have been entitled upon the consummation of the Transaction if such holder had exercised this Warrant immediately prior thereto.

                             (ii)     The Company will not effect any
               Transaction unless, prior to the consummation thereof, each corporation or entity (other than the Company) which may be required to deliver any cash, securities or other property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to the holder of this Warrant, the obligation to deliver to such holder such cash, securities or other property as, in accordance with the foregoing provision, such holder may be entitled to receive.

                             (iii)    In case the Company shall be a party
               to any Transaction pursuant to which the aggregate value of the cash, securities and other consideration payable for a share of Common Stock is less than $10.00, this Warrant shall terminate upon the consummation thereof.

                           (h)    Notices of Corporate Action.  In the event
of any anticipated

                             (i) taking by the Company of a record of the holders of any class of securities for the purpose of





                                      7.

                 determining the holders thereof who are entitled to receive any dividend or other distribution on such securities, or

                              (ii)     Transaction, or

                             (iii) voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company will mail to the holder of this Warrant a notice specifying (A) the date or expected date on which any such record is to be taken for the purpose of such dividend or distribution or (B) the date or expected date on which any such Transaction, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for the securities or other property deliverable upon such Transaction, dissolution, liquidation or winding-up. Such notice shall be mailed at least twenty (20) days prior to the date therein specified, in the case of any date referred to in the foregoing clause (A), and at least thirty (30) days prior to the date therein specified, in the case of the date referred to in the foregoing clause
(B).

                 6. Definitions. As used herein, the following terms have the following respective meanings:

                 Common Stock: The Company's (a) Common Stock, par value $0.01 per share, and (b) Class B Stock, par value $0.01 per share.

                 Current Market Value: The average of the daily Market Price per share of Common Stock for the period of five (5) days, ending on the day immediately prior to the date determined pursuant to Section 5(d)(i) or (ii), during which the national securities exchanges were opened for trading, provided that if an exercise of this Warrant occurs as a result of or in connection with the consummation of a Transaction, Current Market Value shall be the aggregate value of the cash, securities and other consideration payable for a share of Common Stock in connection with such Transaction.

                 Market Price: Per share of Common Stock on any date specified herein shall be (a) the last sale price, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices on such date, in each case as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading, or (b) if such Common Stock is not then listed or admitted to trading on any national securities exchange, but is designated as a national market system security by the National





                                      8.

Association of Securities Dealers, the last trading price of the Common Stock on such date, or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the reported closing bid and asked prices on such date as shown by the National Association of Securities Dealers Automated Quotation System.

                 Registration Rights Agreement: The Registration Rights Agreement, dated the date hereof, between the Company and the original holder hereof.

                 Transaction: A merger, consolidation, sale of all or substantially all of the Company's assets, recapitalization of the Common Stock or other similar transaction, in each case if the previously outstanding Common Stock is acquired for cash or changed into or exchanged for different securities of the Company or changed into or exchanged for common stock or other securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of any of the foregoing.

                 Warrant Price:  The meaning specified in Section 5.

                 7. Amendments and Waivers. Any term of this Warrant may be amended or modified or the observance of any term of this Warrant may be waived (either generally or in a particular instance) only with the written consent of the Company and the holder of this Warrant.

                 8. Assignment. The provisions of this Warrant shall be binding upon and inure to the benefit of the original holder hereof, its successors and assigns by way of merger, consolidation or operation of law, and each third party transferee of this Warrant, provided that, this Warrant may only be transferred in accordance with the terms of the Registration Rights Agreement and, in the case of any third party transferee, such transferee shall have delivered to the Company a valid agreement of assumption of the restriction on transfer specified in this Section 8.

                 9. Exchange of Warrant. Upon surrender for exchange of this Warrant, properly endorsed, for registration of Transfer or for exchange at the principal office of the Company, the Company at its expense will issue and deliver to or upon the order of the holder hereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face of this Warrant, provided that any such transfer of this Warrant is made in accordance with the Registration Rights Agreement.





                                      9.

                 10. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, upon delivery of an indemnity bond in such reasonable amount as the Company may determine (or, in the case of any Warrant held by the original holder hereof or any affiliate thereof or an institutional holder or any of their respective nominees, of an affidavit of an authorized officer of such holder, setting forth the fact of such loss, theft or destruction, which shall be satisfactory evidence thereof and no further indemnity shall be required as a condition of the execution and delivery of a new Warrant), or, in the case of any such mutilation, upon the surrender of such Warrant for cancellation to the Company at its principal office, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant, of like tenor. Any Warrant in lieu of which any such new Warrant has been so executed and delivered by the Company shall not be deemed to be an outstanding Warrant for any purpose.

                 11. Remedies. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default by the Company in the performance of or in compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise without the requirement of the posting of a bond.

                 12. No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof any rights as a stockholder of the Company (except to the extent that shares of Common Stock are issued to such holder pursuant to this Warrant) or as imposing any liabilities on such holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

                 13. Notices. All notices and other communications under this Warrant shall be in writing and shall be mailed by registered or certified mail, return receipt requested, or by facsimile transmission, addressed (a) if to the holder, at the registered address or the facsimile number of such holder as set forth in the register kept at the principal office of the Company, and
(b) if to the Company, to the attention of the Secretary at its principal office, or to its facsimile number, Attention: Secretary, provided that the exercise of any Warrant shall be effected in the manner provided in Section 2.





                                      10.

                 14. Legends. The shares of Common Stock issuable pursuant to the terms of this Warrant shall contain the legends set forth in
Section 6.2 of that certain Securities Purchase Agreement dated as of November 4, 1993 by and between the Company and Holder.

                 15. Miscellaneous. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.


                 DATED as of ____________________, 1994.


                                              WESTWOOD ONE, INC.




                                              By: ______________________________
                                                  Name: ________________________
                                                  Title: _______________________






                                      11.

                              FORM OF SUBSCRIPTION

                [To be signed only upon exercise of the Warrant]


TO WESTWOOD ONE, INC.

                 The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _________* shares of Common Stock of WESTWOOD ONE, INC. and herewith makes payment of $______ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to, ________________________________, whose address is ___________________________
________________________________________________________________.


Dated:  _________________



                                             ___________________________________
                                             (Signature must conform in all
                                             respects to name of holder as
                                             specified on the face of the
                                             Warrant)


                                             ___________________________________
                                                          (Address)


____________________

* Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercise), in either case without making any adjustment for additional shares of the Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions referred to in the Warrant, may be deliverable upon exercise. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of such Warrant, all as provided in the Warrant.






                                      12.

                               FORM OF ASSIGNMENT

                [To be signed only upon transfer of the Warrant]


                 For value received, the undersigned hereby sells, assigns and transfers unto _____________________________________ the rights represented by the within Warrant to purchase _______ shares of Common Stock of WESTWOOD ONE, INC. to which the within Warrant relates, and appoints _______________________ __________________________________ Attorney to transfer such rights on the books of WESTWOOD ONE, INC.  with full power of substitution in the premises.


Dated:  _________________



                                             ___________________________________
                                             (Signature must conform in all
                                             respects to name of holder as
                                             specified on the face of the
                                             Warrant)


                                             ___________________________________
                                                          (Address)


Signed in the presence of:


___________________________________





                                      13.

                                             Warrant to Purchase 500,000 Shares
                                             of Common Stock at $4.00 per share


                    INCORPORATED UNDER THE LAWS OF THE STATE
                                  OF DELAWARE

                               WESTWOOD ONE, INC.

                               ------------------



         THE SECURITIES EVIDENCED BY THIS WARRANT OR ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. SUCH SECURITIES ARE SUBJECT TO THE TERMS AND CONDITIONS OF A SECURITIES PURCHASE AGREEMENT BETWEEN THE HOLDER HEREOF AND THE ISSUER, A COPY OF WHICH IS AVAILABLE AT THE ISSUER'S PRINCIPAL OFFICES, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE ENCUMBERED OR DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.



                 WESTWOOD ONE, INC., a Delaware corporation (the "Company"), certifies that, for value received, Infinity Network Inc., a Delaware corporation, or a designated affiliated entity (collectively, the "Holder"), is entitled to purchase, until the close of business on the Termination Date (as defined in the next sentence), Five Hundred Thousand (500,000) shares of Common Stock, par value $0.01 per share, of the Company, at a price of $4.00 per share; subject, however, to the provisions and upon the terms and conditions hereinafter set forth. "Termination Date" shall mean the later of _____________, 2004 or the third anniversary of the date upon which this Warrant has become exercisable; provided, however, that the Termination Date shall in no event be later than _____________, 2009.

                 1. Exercisability of Warrant. This Warrant shall become exercisable only if the Market Price (as defined below) per share of Common Stock, par value $0.01 per share, of the Company is at least $15.00 on at least twenty (20) out of thirty (30) consecutive days during which the national securities exchanges are open for trading.

                 2.       Method of Exercise; Payment; Issuance of New Warrant.

                          (a)     This Warrant may be exercised by the holder
hereof, in whole or in part, by the surrender of this Warrant, properly endorsed, at the principal office of the Company in

California, Attention: Secretary, and by (i) the payment to the Company of the then applicable Warrant Price of the Common Stock being purchased ("Warrant Price" shall mean the price specified in the first paragraph of this Warrant and such other prices as shall result from the adjustments specified in
Section 5 hereof); and (ii) delivery to the Company of the form of subscription at the end hereof (or a reasonable facsimile thereof).

                          (b)     Each exercise of this Warrant shall be deemed
to have been effected immediately prior to the close of business on the business day on which this Warrant shall have been surrendered to the Company as provided in this Section 2, and at such time the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such exercise shall be deemed to have become the holder or holders of record thereof.

                          (c)     In the event of any exercise of the rights
represented by this Warrant, certificates for the shares of Common Stock so purchased shall be delivered at the Company's expense (including the payment by the Company of any applicable issuance taxes) to the holder hereof within five
(5) business days after the rights represented by this Warrant shall have been so exercised, and unless this Warrant has expired, a new Warrant of like tenor representing the number of shares of Common Stock, if any, with respect to which this Warrant shall not then have been exercised, shall also be issued to the holder hereof within such time.

                 3. Stock Fully Paid; Reservation of Shares. The Company covenants and agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all liens. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, at least the maximum number of shares of its Common Stock as are issuable upon the exercise of the rights represented by this Warrant.

                 4. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder but in lieu of such fractional shares, the Company shall make a cash payment therefor upon the basis of the Current Market Value (as defined below) of the Common Stock.

                 5. Number of Shares Receivable Upon Exercise. The number of shares of Common Stock receivable upon the exercise of this Warrant is subject to adjustment upon the happening of





                                      2.

certain events specified in this Section 5. For the purposes of this Section 5, the "Warrant Price" referred to herein shall initially be $4.00 and shall be adjusted and readjusted from time to time as provided in this Section 5. The holder of this Warrant shall, upon exercise hereof as provided in Section 2, be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this Section 5) be issuable upon such exercise by a fraction of which (A) the numerator is $4.00 and (B) the denominator is the Warrant Price in effect at the time of such exercise. The price to be paid for each such share of Common Stock by the holder shall be the Warrant Price as adjusted pursuant to this Section 5, provided that the price paid by the holder for any shares of Common Stock upon exercise of this Warrant shall never be less than $0.01 per share. The Warrant Price shall be subject to adjustment as follows:

                          (a)     Stock Dividends, Stock Splits, Etc.  If the
Company at any time or from time to time after the date hereof shall issue additional shares of Common Stock as a result of the declaration or payment of a dividend on the Common Stock payable in Common Stock, or as a distribution to holders of Common Stock, or as a result of a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock), then, and in each such case, the Warrant Price then in effect shall be reduced, concurrently with the issuance of such shares, to a price (calculated to the nearest cent) determined by multiplying such Warrant Price by a fraction
(i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance of additional shares of Common Stock, and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issuance, provided that, for purposes of this Section 5(a), (x) additional shares of Common Stock shall be deemed to have been issued (A) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution or (B) in the case of any such subdivision, at the close of business on the date immediately prior to the day upon which such corporate action becomes effective, (y) immediately after any additional shares of Common Stock are deemed to have been issued, such additional shares of Common Stock shall be deemed to be outstanding, and (z) treasury shares shall be deemed not to be outstanding.

                          (b)     Extraordinary Dividends and Distributions.
If the Company shall distribute to all holders of its outstanding Common Stock evidences of indebtedness of the Company, cash





                                      3.

(other than a cash distribution made as a dividend payable or to be payable at regularly scheduled intervals and payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the State of Delaware, but only to the extent that the aggregate of all such dividends paid or declared after the date hereof does not exceed the consolidated net income of the Company earned subsequent to the date hereof, as determined in accordance with generally accepted accounting principles, consistently applied) or assets or securities other than its Common Stock (including stock of a subsidiary or securities convertible into or exercisable for such stock but excluding dividends or distributions referred to in Section 5(a) above) (any such evidences of indebtedness, cash, assets or securities, the "assets or securities"), then, in each case, the Warrant Price shall be adjusted by subtracting from the Warrant Price then in effect the value of the assets or securities that the holder would have been entitled to receive as a result of such distribution had the Warrant been exercised and the relevant shares of Common Stock issued in the name of the holder immediately prior to the record date for such distribution; provided that if, after giving effect to such adjustment, the Warrant Price would be less than the then par value of the Common Stock, the Company shall distribute such assets or securities to the holder as if the holder had exercised the Warrant and the shares of Common Stock had been issued in the name of the holder immediately prior to the record date for such distribution. Any adjustment required by this Section 5(b) shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

                          (c)     Combinations, Etc.  If the Company at any
time or from time to time after the date hereof shall combine or consolidate the outstanding shares of Common Stock, by reclassification or otherwise, into a lesser number of shares of Common Stock, then, and in each such case, the Warrant Price then in effect shall be increased, concurrently with the effectiveness of such combination or consolidation, to a price (calculated to the nearest one cent) determined by multiplying such Warrant Price by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the effectiveness of such combination or consolidation and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such effectiveness.

                          (d)     Issuance of Additional Shares of Common
Stock. In case the Company at any time or from time to time after the date hereof shall issue or sell additional shares of Common Stock ("Additional Shares") for a consideration per share less than the Current Market Value in effect on the earlier of





                                      4.

(i) the date on which the Company enters into a firm contract for the issuance and sale of such Additional Shares (unless such contract specifies that the price will be determined at a later date, then such later date shall apply to this clause (i)) or (ii) the date of actual issuance or sale of such Additional Shares, then, in each such case, the Warrant Price in effect immediately prior to such date shall be reduced, concurrently with such issuance or sale, to a price (calculated to the nearest one cent) determined by multiplying such Warrant Price by a fraction (x) the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares so issued or sold would purchase at such Current Market Value, and (xi) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale, provided that
(a) treasury shares shall not be deemed to be outstanding for purposes of this
Section 5(d) and (b) the shares of Common Stock then issuable (i) pursuant to the terms of this Warrant and the Incentive Stock Option (as defined in the Management Agreement) and (ii) on conversion of the Company's 9% Convertible Senior Subordinated Debentures due 2002 issued pursuant to that certain Indenture dated as of December 15, 1990 (the "9% Convertible Debt") shall be deemed to be outstanding immediately prior to and after such issue or sale. Notwithstanding anything contained herein to the contrary, no adjustment to the Warrant Price shall be made pursuant to this Section 5(d) following the issuance of Additional Shares pursuant to (xx) Section 5(a) hereof, (xxi) the exercise of any options or issuance of any shares under any options or purchase or other rights that are outstanding on or prior to the date hereof and that were issued pursuant to any of the Company's employee stock option, appreciation or purchase right plans, (xxii) the exercise of any options or purchase or other rights or the issuance of any shares under any options or rights that are granted after the date hereof, whether in accordance with the terms of any of the Company's employee stock option, appreciation or purchase right plans or otherwise, so long as the exercise price of any such option, warrant, subscription or purchase right is not less than the Market Price on the date that such grant is approved by the Company's Board of Directors or a duly authorized committee thereof or, if later, the date that such exercise price is established, (xxiii) the exercise of any other options, warrants or other subscription or purchase rights outstanding on or prior to the date hereof, including without limitation, this Warrant and the Stock Incentive Option, (xxiv) the exercise of any conversion or exchange rights outstanding on or prior to the date hereof issued by the Company, including without limitation, any such conversion rights relating to the 9% Convertible Debt,
(xxv) the exercise of any conversion or exchange rights issued by the Company after the





                                      5.

date hereof, so long as the conversion or exchange price is not less than the Market Price on the date that such issuance is approved by the Board of Directors or a duly authorized committee thereof or, if later, the date that such conversion or exchange price is established or (xxvi) the issuance or sale of Additional Shares pursuant to a firmly underwritten public offering of such shares.

                          (e)     Accountants' Report as to Adjustments.  In
each case of any adjustment or readjustment in the Warrant Price, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms hereof and, upon the reasonable request of the Holder, cause independent public accountants of recognized national standing selected by the Company (which may be the regular auditors of the Company) to verify such computation and prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (i) the number of shares of Common Stock outstanding or deemed to be outstanding and (ii) the Warrant Price in effect immediately prior to such adjustment or readjustment and as adjusted and readjusted (if required by Section 5) on account thereof. The Company will forthwith mail a copy of each such report to the holder of this Warrant. The Company will also keep copies of all such reports at its principal office, and will cause the same to be available for inspection at such office during normal business hours by any holder of this Warrant or any prospective purchaser of a Warrant designated in writing by the holder thereof.

                          (f)     No Dilution or Impairment.  The Company will
not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms hereof, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against dilution as provided herein. Without limiting the generality of the foregoing, the Company (i) will not permit the par value of any shares of Common Stock receivable upon the exercise of any Warrant to be increased to an amount that exceeds the amount payable therefor upon such exercise, (ii) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares upon the exercise of this Warrant from time to time and (iii) will not take any action which results in any adjustment of the Warrant Price if the total number of shares of Common Stock issuable after such action upon the exercise of this Warrant would exceed the total number of shares of Common Stock





                                      6.

then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise.

                          (g)     Exercise of Warrant in the Event of a
Consolidation, Merger, Sale of Assets, Reorganization, Etc.

                             (i)     In case at any time the Company
               shall be a party to any Transaction pursuant to which the aggregate value of the cash, securities and other consideration payable for a share of Common Stock is at least $15.00, then
               (A) upon the consummation thereof this Warrant shall become exercisable with respect to all shares of Common Stock covered hereby (whether or not it has otherwise become exercisable with respect to such shares pursuant to Section 1) and shall be deemed to have been exercised by the holder hereof without any act on the part of such holder and without any obligation on the part of such holder to pay the exercise price until presentation of this Warrant pursuant to clause (B) below, and
               (B) this Warrant shall represent the right of such holder to receive (upon presentation of this Warrant on or within thirty
               (30) days after the date of such consummation together with payment of the aggregate exercise price payable at the time of such consummation in accordance with Section 2 for all shares of Common Stock issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock issuable upon exercise of this Warrant prior to such consummation, the cash, securities and other property to which such holder would have been entitled upon the consummation of the Transaction if such holder had exercised this Warrant immediately prior thereto.

                             (ii)    The Company will not effect any
               Transaction unless, prior to the consummation thereof, each corporation or entity (other than the Company) which may be required to deliver any cash, securities or other property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to the holder of this Warrant, the obligation to deliver to such holder such cash, securities or other property as, in accordance with the foregoing provision, such holder may be entitled to receive.

                             (iii)   In case the Company shall be a party
               to any Transaction pursuant to which the aggregate value of the cash, securities and other consideration payable for a share of Common Stock is less than $15.00, this Warrant shall terminate upon the consummation thereof.

                          (h)     Notices of Corporate Action.  In the event of
any anticipated

                             (i)     taking by the Company of a record of
               the holders of any class of securities for the purpose of





                                      7.

                 determining the holders thereof who are entitled to receive any dividend or other distribution on such securities, or

                              (ii)     Transaction, or

                             (iii) voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company will mail to the holder of this Warrant a notice specifying (A) the date or expected date on which any such record is to be taken for the purpose of such dividend or distribution or (B) the date or expected date on which any such Transaction, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for the securities or other property deliverable upon such Transaction, dissolution, liquidation or winding-up. Such notice shall be mailed at least twenty (20) days prior to the date therein specified, in the case of any date referred to in the foregoing clause (A), and at least thirty (30) days prior to the date therein specified, in the case of the date referred to in the foregoing clause
(B).

                 6. Definitions. As used herein, the following terms have the following respective meanings:

                 Common Stock: The Company's (a) Common Stock, par value $0.01 per share, and (b) Class B Stock, par value $0.01 per share.

                 Current Market Value: The average of the daily Market Price per share of Common Stock for the period of five (5) days, ending on the day immediately prior to the date determined pursuant to Section 5(d)(i) or (ii), during which the national securities exchanges were opened for trading, provided that if an exercise of this Warrant occurs as a result of or in connection with the consummation of a Transaction, Current Market Value shall be the aggregate value of the cash, securities and other consideration payable for a share of Common Stock in connection with such Transaction.

                 Market Price: Per share of Common Stock on any date specified herein shall be (a) the last sale price, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices on such date, in each case as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading, or (b) if such Common Stock is not then listed or admitted to trading on any national securities exchange, but is designated as a national market system security by the National





                                      8.

Association of Securities Dealers, the last trading price of the Common Stock on such date, or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the reported closing bid and asked prices on such date as shown by the National Association of Securities Dealers Automated Quotation System.

                 Registration Rights Agreement: The Registration Rights Agreement, dated the date hereof, between the Company and the original holder hereof.

                 Transaction: A merger, consolidation, sale of all or substantially all of the Company's assets, recapitalization of the Common Stock or other similar transaction, in each case if the previously outstanding Common Stock is acquired for cash or changed into or exchanged for different securities of the Company or changed into or exchanged for common stock or other securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of any of the foregoing.

                 Warrant Price:  The meaning specified in Section 5.

                 7. Amendments and Waivers. Any term of this Warrant may be amended or modified or the observance of any term of this Warrant may be waived (either generally or in a particular instance) only with the written consent of the Company and the holder of this Warrant.

                 8. Assignment. The provisions of this Warrant shall be binding upon and inure to the benefit of the original holder hereof, its successors and assigns by way of merger, consolidation or operation of law, and each third party transferee of this Warrant, provided that, this Warrant may only be transferred in accordance with the terms of the Registration Rights Agreement and, in the case of any third party transferee, such transferee shall have delivered to the Company a valid agreement of assumption of the restriction on transfer specified in this Section 8.

                 9. Exchange of Warrant. Upon surrender for exchange of this Warrant, properly endorsed, for registration of Transfer or for exchange at the principal office of the Company, the Company at its expense will issue and deliver to or upon the order of the holder hereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face of this Warrant, provided that any such transfer of this Warrant is made in accordance with the Registration Rights Agreement.





                                      9.

                 10. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, upon delivery of an indemnity bond in such reasonable amount as the Company may determine (or, in the case of any Warrant held by the original holder hereof or any affiliate thereof or an institutional holder or any of their respective nominees, of an affidavit of an authorized officer of such holder, setting forth the fact of such loss, theft or destruction, which shall be satisfactory evidence thereof and no further indemnity shall be required as a condition of the execution and delivery of a new Warrant), or, in the case of any such mutilation, upon the surrender of such Warrant for cancellation to the Company at its principal office, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant, of like tenor. Any Warrant in lieu of which any such new Warrant has been so executed and delivered by the Company shall not be deemed to be an outstanding Warrant for any purpose.

                 11. Remedies. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default by the Company in the performance of or in compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise without the requirement of the posting of a bond.

                 12. No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof any rights as a stockholder of the Company (except to the extent that shares of Common Stock are issued to such holder pursuant to this Warrant) or as imposing any liabilities on such holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

                 13. Notices. All notices and other communications under this Warrant shall be in writing and shall be mailed by registered or certified mail, return receipt requested, or by facsimile transmission, addressed (a) if to the holder, at the registered address or the facsimile number of such holder as set forth in the register kept at the principal office of the Company, and
(b) if to the Company, to the attention of the Secretary at its principal office, or to its facsimile number, Attention: Secretary, provided that the exercise of any Warrant shall be effected in the manner provided in Section 2.





                                      10.

                 14. Legends. The shares of Common Stock issuable pursuant to the terms of this Warrant shall contain the legends set forth in
Section 6.2 of that certain Securities Purchase Agreement dated as of November 4, 1993 by and between the Company and Holder.

                 15. Miscellaneous. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.


                 DATED as of ____________________, 1994.


                                              WESTWOOD ONE, INC.




                                              By: ______________________________
                                                  Name: ________________________
                                                  Title: _______________________






                                      11.

                              FORM OF SUBSCRIPTION

                [To be signed only upon exercise of the Warrant]


TO WESTWOOD ONE, INC.

                 The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _________* shares of Common Stock of WESTWOOD ONE, INC. and herewith makes payment of $______ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to, ________________________________, whose address is ____________________________
________________________________________________________________.


Dated:  _________________



                                             ___________________________________
                                             (Signature must conform in all
                                             respects to name of holder as
                                             specified on the face of the
                                             Warrant)


                                             ___________________________________
                                                          (Address)


____________________

* Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercise), in either case without making any adjustment for additional shares of the Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions referred to in the Warrant, may be deliverable upon exercise. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of such Warrant, all as provided in the Warrant.






                                      12.

                               FORM OF ASSIGNMENT

                [To be signed only upon transfer of the Warrant]


                 For value received, the undersigned hereby sells, assigns and transfers unto _____________________________________ the rights represented by the within Warrant to purchase _______ shares of Common Stock of WESTWOOD ONE, INC. to which the within Warrant relates, and appoints _______________________ __________________________________ Attorney to transfer such rights on the books of WESTWOOD ONE, INC.  with full power of substitution in the premises.


Dated:  _________________



                                             ___________________________________
                                             (Signature must conform in all
                                             respects to name of holder as
                                             specified on the face of the
                                             Warrant)


                                             ___________________________________
                                                          (Address)


Signed in the presence of:


___________________________________





                                      13.

                                              Warrant to Purchase 500,000 Shares
                                              of Common Stock at $5.00 per share


                    INCORPORATED UNDER THE LAWS OF THE STATE
                                  OF DELAWARE

                               WESTWOOD ONE, INC.

                               ------------------



         THE SECURITIES EVIDENCED BY THIS WARRANT OR ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. SUCH SECURITIES ARE SUBJECT TO THE TERMS AND CONDITIONS OF A SECURITIES PURCHASE AGREEMENT BETWEEN THE HOLDER HEREOF AND THE ISSUER, A COPY OF WHICH IS AVAILABLE AT THE ISSUER'S PRINCIPAL OFFICES, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE ENCUMBERED OR DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.



                 WESTWOOD ONE, INC., a Delaware corporation (the "Company"), certifies that, for value received, Infinity Network Inc., a Delaware corporation, or a designated affiliated entity (collectively, the "Holder"), is entitled to purchase, until the close of business on the Termination Date (as defined in the next sentence), Five Hundred Thousand (500,000) shares of Common Stock, par value $0.01 per share, of the Company, at a price of $5.00 per share; subject, however, to the provisions and upon the terms and conditions hereinafter set forth. "Termination Date" shall mean the later of _____________, 2004 or the third anniversary of the date upon which this Warrant has become exercisable; provided, however, that the Termination Date shall in no event be later than _____________, 2009.

                 1. Exercisability of Warrant. This Warrant shall become exercisable only if the Market Price (as defined below) per share of Common Stock, par value $0.01 per share, of the Company is at least $20.00 on at least twenty (20) out of thirty (30) consecutive days during which the national securities exchanges are open for trading.

                 2.       Method of Exercise; Payment; Issuance of New Warrant.

                          (a)     This Warrant may be exercised by the holder
hereof, in whole or in part, by the surrender of this Warrant, properly endorsed, at the principal office of the Company in

California, Attention: Secretary, and by (i) the payment to the Company of the then applicable Warrant Price of the Common Stock being purchased ("Warrant Price" shall mean the price specified in the first paragraph of this Warrant and such other prices as shall result from the adjustments specified in Section 5 hereof); and (ii) delivery to the Company of the form of subscription at the end hereof (or a reasonable facsimile thereof).

                          (b)     Each exercise of this Warrant shall be deemed
to have been effected immediately prior to the close of business on the business day on which this Warrant shall have been surrendered to the Company as provided in this Section 2, and at such time the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such exercise shall be deemed to have become the holder or holders of record thereof.

                          (c)     In the event of any exercise of the rights
represented by this Warrant, certificates for the shares of Common Stock so purchased shall be delivered at the Company's expense (including the payment by the Company of any applicable issuance taxes) to the holder hereof within five
(5) business days after the rights represented by this Warrant shall have been so exercised, and unless this Warrant has expired, a new Warrant of like tenor representing the number of shares of Common Stock, if any, with respect to which this Warrant shall not then have been exercised, shall also be issued to the holder hereof within such time.

                 3. Stock Fully Paid; Reservation of Shares. The Company covenants and agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all liens. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, at least the maximum number of shares of its Common Stock as are issuable upon the exercise of the rights represented by this Warrant.

                 4. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder but in lieu of such fractional shares, the Company shall make a cash payment therefor upon the basis of the Current Market Value (as defined below) of the Common Stock.

                 5. Number of Shares Receivable Upon Exercise. The number of shares of Common Stock receivable upon the exercise of this Warrant is subject to adjustment upon the happening of





                                      2.

certain events specified in this Section 5. For the purposes of this Section 5, the "Warrant Price" referred to herein shall initially be $5.00 and shall be adjusted and readjusted from time to time as provided in this Section 5. The holder of this Warrant shall, upon exercise hereof as provided in Section 2, be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this Section 5) be issuable upon such exercise by a fraction of which (A) the numerator is $5.00 and (B) the denominator is the Warrant Price in effect at the time of such exercise. The price to be paid for each such share of Common Stock by the holder shall be the Warrant Price as adjusted pursuant to this Section 5, provided that the price paid by the holder for any shares of Common Stock upon exercise of this Warrant shall never be less than $0.01 per share. The Warrant Price shall be subject to adjustment as follows:

                          (a)     Stock Dividends, Stock Splits, Etc.  If the
Company at any time or from time to time after the date hereof shall issue additional shares of Common Stock as a result of the declaration or payment of a dividend on the Common Stock payable in Common Stock, or as a distribution to holders of Common Stock, or as a result of a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock), then, and in each such case, the Warrant Price then in effect shall be reduced, concurrently with the issuance of such shares, to a price (calculated to the nearest cent) determined by multiplying such Warrant Price by a fraction
(i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance of additional shares of Common Stock, and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issuance, provided that, for purposes of this Section 5(a), (x) additional shares of Common Stock shall be deemed to have been issued (A) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution or (B) in the case of any such subdivision, at the close of business on the date immediately prior to the day upon which such corporate action becomes effective, (y) immediately after any additional shares of Common Stock are deemed to have been issued, such additional shares of Common Stock shall be deemed to be outstanding, and (z) treasury shares shall be deemed not to be outstanding.

                          (b)     Extraordinary Dividends and Distributions.
If the Company shall distribute to all holders of its outstanding Common Stock evidences of indebtedness of the Company, cash





                                      3.

(other than a cash distribution made as a dividend payable or to be payable at regularly scheduled intervals and payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the State of Delaware, but only to the extent that the aggregate of all such dividends paid or declared after the date hereof does not exceed the consolidated net income of the Company earned subsequent to the date hereof, as determined in accordance with generally accepted accounting principles, consistently applied) or assets or securities other than its Common Stock (including stock of a subsidiary or securities convertible into or exercisable for such stock but excluding dividends or distributions referred to in Section 5(a) above) (any such evidences of indebtedness, cash, assets or securities, the "assets or securities"), then, in each case, the Warrant Price shall be adjusted by subtracting from the Warrant Price then in effect the value of the assets or securities that the holder would have been entitled to receive as a result of such distribution had the Warrant been exercised and the relevant shares of Common Stock issued in the name of the holder immediately prior to the record date for such distribution; provided that if, after giving effect to such adjustment, the Warrant Price would be less than the then par value of the Common Stock, the Company shall distribute such assets or securities to the holder as if the holder had exercised the Warrant and the shares of Common Stock had been issued in the name of the holder immediately prior to the record date for such distribution. Any adjustment required by this Section 5(b) shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

                          (c)     Combinations, Etc.  If the Company at any
time or from time to time after the date hereof shall combine or consolidate the outstanding shares of Common Stock, by reclassification or otherwise, into a lesser number of shares of Common Stock, then, and in each such case, the Warrant Price then in effect shall be increased, concurrently with the effectiveness of such combination or consolidation, to a price (calculated to the nearest one cent) determined by multiplying such Warrant Price by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the effectiveness of such combination or consolidation and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such effectiveness.

                          (d)     Issuance of Additional Shares of Common
Stock. In case the Company at any time or from time to time after the date hereof shall issue or sell additional shares of Common Stock ("Additional Shares") for a consideration per share less than the Current Market Value in effect on the earlier of





                                      4.

(i) the date on which the Company enters into a firm contract for the issuance and sale of such Additional Shares (unless such contract specifies that the price will be determined at a later date, then such later date shall apply to this clause (i)) or (ii) the date of actual issuance or sale of such Additional Shares, then, in each such case, the Warrant Price in effect immediately prior to such date shall be reduced, concurrently with such issuance or sale, to a price (calculated to the nearest one cent) determined by multiplying such Warrant Price by a fraction (x) the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares so issued or sold would purchase at such Current Market Value, and (xi) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale, provided that
(a) treasury shares shall not be deemed to be outstanding for purposes of this
Section 5(d) and (b) the shares of Common Stock then issuable (i) pursuant to the terms of this Warrant and the Incentive Stock Option (as defined in the Management Agreement) and (ii) on conversion of the Company's 9% Convertible Senior Subordinated Debentures due 2002 issued pursuant to that certain Indenture dated as of December 15, 1990 (the "9% Convertible Debt") shall be deemed to be outstanding immediately prior to and after such issue or sale. Notwithstanding anything contained herein to the contrary, no adjustment to the Warrant Price shall be made pursuant to this Section 5(d) following the issuance of Additional Shares pursuant to (xx) Section 5(a) hereof, (xxi) the exercise of any options or issuance of any shares under any options or purchase or other rights that are outstanding on or prior to the date hereof and that were issued pursuant to any of the Company's employee stock option, appreciation or purchase right plans, (xxii) the exercise of any options or purchase or other rights or the issuance of any shares under any options or rights that are granted after the date hereof, whether in accordance with the terms of any of the Company's employee stock option, appreciation or purchase right plans or otherwise, so long as the exercise price of any such option, warrant, subscription or purchase right is not less than the Market Price on the date that such grant is approved by the Company's Board of Directors or a duly authorized committee thereof or, if later, the date that such exercise price is established, (xxiii) the exercise of any other options, warrants or other subscription or purchase rights outstanding on or prior to the date hereof, including without limitation, this Warrant and the Stock Incentive Option, (xxiv) the exercise of any conversion or exchange rights outstanding on or prior to the date hereof issued by the Company, including without limitation, any such conversion rights relating to the 9% Convertible Debt,
(xxv) the exercise of any conversion or exchange rights issued by the Company after the





                                      5.

date hereof, so long as the conversion or exchange price is not less than the Market Price on the date that such issuance is approved by the Board of Directors or a duly authorized committee thereof or, if later, the date that such conversion or exchange price is established or (xxvi) the issuance or sale of Additional Shares pursuant to a firmly underwritten public offering of such shares.

                          (e)     Accountants' Report as to Adjustments.  In
each case of any adjustment or readjustment in the Warrant Price, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms hereof and, upon the reasonable request of the Holder, cause independent public accountants of recognized national standing selected by the Company (which may be the regular auditors of the Company) to verify such computation and prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (i) the number of shares of Common Stock outstanding or deemed to be outstanding and (ii) the Warrant Price in effect immediately prior to such adjustment or readjustment and as adjusted and readjusted (if required by Section 5) on account thereof. The Company will forthwith mail a copy of each such report to the holder of this Warrant. The Company will also keep copies of all such reports at its principal office, and will cause the same to be available for inspection at such office during normal business hours by any holder of this Warrant or any prospective purchaser of a Warrant designated in writing by the holder thereof.

                          (f)     No Dilution or Impairment.  The Company will
not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms hereof, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against dilution as provided herein. Without limiting the generality of the foregoing, the Company (i) will not permit the par value of any shares of Common Stock receivable upon the exercise of any Warrant to be increased to an amount that exceeds the amount payable therefor upon such exercise, (ii) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares upon the exercise of this Warrant from time to time and (iii) will not take any action which results in any adjustment of the Warrant Price if the total number of shares of Common Stock issuable after such action upon the exercise of this Warrant would exceed the total number of shares of Common Stock





                                      6.

then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise.

                          (g)     Exercise of Warrant in the Event of a
Consolidation, Merger, Sale of Assets, Reorganization, Etc.

                                  (i)      In case at any time the Company
               shall be a party to any Transaction pursuant to which the aggregate value of the cash, securities and other consideration payable for a share of Common Stock is at least $20.00, then
               (A) upon the consummation thereof this Warrant shall become exercisable with respect to all shares of Common Stock covered hereby (whether or not it has otherwise become exercisable with respect to such shares pursuant to Section 1) and shall be deemed to have been exercised by the holder hereof without any act on the part of such holder and without any obligation on the part of such holder to pay the exercise part until presentation of this Warrant pursuant to clause (B) below, and
               (B) this Warrant shall represent the right of such holder to receive (upon presentation of this Warrant on or within thirty
               (30) days after the date of such consummation together with payment of the aggregate exercise price payable at the time of such consummation in accordance with Section 2 for all shares of Common Stock issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock issuable upon exercise of this Warrant prior to such consummation, the cash, securities and other property to which such holder would have been entitled upon the consummation of the Transaction if such holder had exercised this Warrant immediately prior thereto.

                                  (ii)     The Company will not effect any
               Transaction unless, prior to the consummation thereof, each corporation or entity (other than the Company) which may be required to deliver any cash, securities or other property upon the exercise of this Warrant as provide herein shall assume, by written instrument delivered to the holder of this Warrant, the obligation to deliver to such holder such cash, securities or other property as, in accordance with the foregoing provision, such holder may be entitled to receive.

                                  (iii)    In case the Company shall be a
               party to any Transaction pursuant to which the aggregate value of the cash, securities and other consideration payable for a share of Common Stock is less than $20.00, this Warrant shall terminate upon the consummation thereof.

                          (h)     Notices of Corporate Action.  In the event of
any anticipated

                                  (i) taking by the Company of a record of the holders of any class of securities for the purpose of





                                      7.

                 determining the holders thereof who are entitled to receive any dividend or other distribution on such securities, or

                              (ii)    Transaction, or

                             (iii) voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company will mail to the holder of this Warrant a notice specifying (A) the date or expected date on which any such record is to be taken for the purpose of such dividend or distribution or (B) the date or expected date on which any such Transaction, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for the securities or other property deliverable upon such Transaction, dissolution, liquidation or winding-up. Such notice shall be mailed at least twenty (20) days prior to the date therein specified, in the case of any date referred to in the foregoing clause (A), and at least thirty (30) days prior to the date therein specified, in the case of the date referred to in the foregoing clause
(B).

                 6. Definitions. As used herein, the following terms have the following respective meanings:

                 Common Stock: The Company's (a) Common Stock, par value $0.01 per share, and (b) Class B Stock, par value $0.01 per share.

                 Current Market Value: The average of the daily Market Price per share of Common Stock for the period of five (5) days, ending on the day immediately prior to the date determined pursuant to Section 5(d)(i) or (ii), during which the national securities exchanges were opened for trading, provided that if an exercise of this Warrant occurs as a result of or in connection with the consummation of a Transaction, Current Market Value shall be the aggregate value of the cash, securities and other consideration payable for a share of Common Stock in connection with such Transaction.

                 Market Price: Per share of Common Stock on any date specified herein shall be (a) the last sale price, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices on such date, in each case as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading, or (b) if such Common Stock is not then listed or admitted to trading on any national securities exchange, but is designated as a national market system security by the National





                                      8.

Association of Securities Dealers, the last trading price of the Common Stock on such date, or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the reported closing bid and asked prices on such date as shown by the National Association of Securities Dealers Automated Quotation System.

                 Registration Rights Agreement: The Registration Rights Agreement, dated the date hereof, between the Company and the original holder hereof.

                 Transaction: A merger, consolidation, sale of all or substantially all of the Company's assets, recapitalization of the Common Stock or other similar transaction, in each case if the previously outstanding Common Stock is acquired for cash or changed into or exchanged for different securities of the Company or changed into or exchanged for common stock or other securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of any of the foregoing.

                 Warrant Price:  The meaning specified in Section 5.

                 7. Amendments and Waivers. Any term of this Warrant may be amended or modified or the observance of any term of this Warrant may be waived (either generally or in a particular instance) only with the written consent of the Company and the holder of this Warrant.

                 8. Assignment. The provisions of this Warrant shall be binding upon and inure to the benefit of the original holder hereof, its successors and assigns by way of merger, consolidation or operation of law, and each third party transferee of this Warrant, provided that, this Warrant may only be transferred in accordance with the terms of the Registration Rights Agreement and, in the case of any third party transferee, such transferee shall have delivered to the Company a valid agreement of assumption of the restriction on transfer specified in this Section 8.

                 9. Exchange of Warrant. Upon surrender for exchange of this Warrant, properly endorsed, for registration of Transfer or for exchange at the principal office of the Company, the Company at its expense will issue and deliver to or upon the order of the holder hereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face of this Warrant, provided that any such transfer of this Warrant is made in accordance with the Registration Rights Agreement.





                                      9.

                 10. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, upon delivery of an indemnity bond in such reasonable amount as the Company may determine (or, in the case of any Warrant held by the original holder hereof or any affiliate thereof or an institutional holder or any of their respective nominees, of an affidavit of an authorized officer of such holder, setting forth the fact of such loss, theft or destruction, which shall be satisfactory evidence thereof and no further indemnity shall be required as a condition of the execution and delivery of a new Warrant), or, in the case of any such mutilation, upon the surrender of such Warrant for cancellation to the Company at its principal office, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant, of like tenor. Any Warrant in lieu of which any such new Warrant has been so executed and delivered by the Company shall not be deemed to be an outstanding Warrant for any purpose.

                 11. Remedies. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default by the Company in the performance of or in compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise without the requirement of the posting of a bond.

                 12. No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof any rights as a stockholder of the Company (except to the extent that shares of Common Stock are issued to such holder pursuant to this Warrant) or as imposing any liabilities on such holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

                 13. Notices. All notices and other communications under this Warrant shall be in writing and shall be mailed by registered or certified mail, return receipt requested, or by facsimile transmission, addressed (a) if to the holder, at the registered address or the facsimile number of such holder as set forth in the register kept at the principal office of the Company, and
(b) if to the Company, to the attention of the Secretary at its principal office, or to its facsimile number, Attention: Secretary, provided that the exercise of any Warrant shall be effected in the manner provided in Section 2.





                                      10.

                 14. Legends. The shares of Common Stock issuable pursuant to the terms of this Warrant shall contain the legends set forth in
Section 6.2 of that certain Securities Purchase Agreement dated as of November 4, 1993 by and between the Company and Holder.

                 15. Miscellaneous. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.


                 DATED as of ____________________, 1994.


                                              WESTWOOD ONE, INC.




                                              By: ______________________________
                                                  Name: ________________________
                                                  Title: _______________________






                                     11.

                              FORM OF SUBSCRIPTION

                [To be signed only upon exercise of the Warrant]


TO WESTWOOD ONE, INC.

                 The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _________* shares of Common Stock of WESTWOOD ONE, INC. and herewith makes payment of $______ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to, ________________________________, whose address is ____________________________
________________________________________________________________.


Dated:  _________________



                                             ___________________________________
                                             (Signature must conform in all
                                             respects to name of holder as
                                             specified on the face of the
                                             Warrant)


                                             ___________________________________
                                                          (Address)


____________________

* Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercise), in either case without making any adjustment for additional shares of the Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions referred to in the Warrant, may be deliverable upon exercise. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of such Warrant, all as provided in the Warrant.







                                     12.

                               FORM OF ASSIGNMENT

                [To be signed only upon transfer of the Warrant]


                 For value received, the undersigned hereby sells, assigns and transfers unto _____________________________________ the rights represented by the within Warrant to purchase _______ shares of Common Stock of WESTWOOD ONE, INC. to which the within Warrant relates, and appoints _______________________ __________________________________ Attorney to transfer such rights on the books of WESTWOOD ONE, INC.  with full power of substitution in the premises.


Dated:  _________________



                                             ___________________________________
                                             (Signature must conform in all
                                             respects to name of holder as
                                             specified on the face of the
                                             Warrant)


                                             ___________________________________
                                                          (Address)


Signed in the presence of:


___________________________________





                                      13.

                                VOTING AGREEMENT



                 This Voting Agreement (this "Agreement") is entered into as of _________________, 1994 by and among Westwood One, Inc., a Delaware corporation (the "Company"), Norman J. Pattiz ("Shareholder"), and Infinity Network Inc., a Delaware corporation ("Manager Sub") which is a wholly-owned subsidiary of Infinity Broadcasting Corporation, a Delaware corporation ("Manager").

                               R E C I T A L S :

                 A. Concurrent with the execution of this Agreement, (1) the Company has acquired all of the outstanding shares of capital stock (the "Acquisition") of Unistar Radio Networks, Inc., a Delaware corporation, (2) the Manager Sub has purchased from the Company 5,000,000 shares of Common Stock and options to acquire an additional 3,000,000 shares of Common Stock pursuant to a Securities Purchase Agreement dated of even date herewith between the Company and Manager Sub (the "Securities Purchase Agreement"), and (3) the Company has engaged the Manager to provide management services to the Company pursuant to a Management Agreement dated of even date herewith between the Company and the Manager (the "Management Agreement").

                 B. Concurrent with or prior to the execution of this Agreement, the Bylaws of the Company have been amended to provide that the authorized number of directors constituting the Board of Directors of the Company (the "Board") shall be nine (9), certain directors of the Company have resigned, and the remaining directors have appointed new directors to fill the vacancies created by such resignations and such increase in the Board size such that the Board, as presently constituted, complies with the provisions hereof regarding the rights of the parties hereto to designate persons for election to the Board.

                 C. The Manager has required, in connection with the Management Agreement and the Securities Purchase Agreement and as a condition to both such agreements, and as further consideration for the Acquisition, that this Agreement be entered into in order to (1) provide Manager with the right to designate persons for election to the Board as herein set forth, and (2) provide for the voting of the Class B Stock of the Company (the "Class B Stock") by the Shareholder as provided herein. Accordingly, the parties desire to enter into this Agreement and to provide for such rights and such voting.





                                   Exhibit B

                              A G R E E M E N T :

                 NOW, THEREFORE, in consideration of the agreements contained herein and in the Securities Purchase Agreement and the Management Agreement, and as additional consideration for the Acquisition, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                 1. Designation of Board Members. The Company agrees to use all reasonable efforts to appoint and maintain as members of the Board:

                          (a) three (3) independent directors, who are not officers or employees of either the Company or Manager, designated by a nominating committee of the Board (the "Nominating Committee") consisting of one director designated to serve on such committee by the Shareholder and one director designated to serve on such committee by the Manager Sub (the "Independent Directors");

                          (b)     three (3) members designated by the
                 Shareholder pursuant to this Agreement (the "Shareholder Designees"); and

                          (c) three (3) members designated by the Manager Sub pursuant to this Agreement (the "Manager Designees").

                 The number of Manager Designees and Shareholder Designees are subject to elimination, as provided in Sections 8 and 9 below.

                 Except as provided in Sections 9 and 10, the Company, Shareholder and Manager Sub (Shareholder and Manager Sub being herein collectively referred to as the "Voting Parties") agree that they will not take any action to reduce or increase the authorized number of Board members (which is presently nine (9)) without the written consent of the Voting Parties, excluding however any party whose rights hereunder have been terminated in accordance herewith. Pursuant to Sections 9 and 10, the Voting Parties shall take all necessary action to reduce the size of the Board of Directors to the size thereof called for by Section 9 or 10, as the case may be.

                 2. Agreement to Vote Shares. Each of the Voting Parties hereby agrees to vote any and all shares of the Company held by him or it on the record date for establishing stockholders entitled to so vote in favor of the election as directors





                                      B-2.

of the Company of the Independent Directors, the Shareholder Designees and the Manager Designees, as determined in accordance with the provisions hereof.

                 3.       Notice of Designated Members.

                          (a)     In connection with any proposed meeting of
the stockholders of the Company at which the term of office of any of the Shareholder Designees or Manager Designees (collectively, the "Designated Members") will expire, the party who originally designated such member hereunder (the "Designating Party") may, by written notice to the Company, notify the Company of the name of a person it designates as a replacement for such Designated Member whose term of office is then expiring, which notice must be received by the Company not less than thirty (30) calendar days in advance of the date the Company's proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders; provided, however, that the notice shall be considered effective, notwithstanding the foregoing, if it is received by the Company at a time when the Company can thereafter fulfil its obligations hereunder in a timely manner and without incurring any material expense in connection with or any delay of such meeting of stockholders. Substantially concurrent with any such notification, the Designating Party shall provide the Company with all information which the Company may require with respect to such replacement person in order to comply with the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission in connection with such meeting. The Company shall, at least ten (10) days prior to such meeting, notify the Voting Parties of any replacement person so designated by such Designating Party, and the Voting Parties shall accordingly comply with Section 2 above in voting their shares of the Company at such meeting. For purposes of the preceding sentence, any proxy statement of the Company which discloses that the management nominees to the Board have been designated in accordance with this Agreement shall be deemed to constitute notice to the Voting Parties of their obligation to vote for such management nominees in accordance with this Agreement. If any Designating Party fails to notify the Company that it desires to replace its existing Designated Member in accordance with the foregoing procedure, such Designating Party shall be deemed to have designated for re-election such existing Designated Member, and the Voting Parties shall, in all cases when not otherwise notified in accordance with this paragraph, vote for the re-election of such Designated Member at such meeting.

                          (b)     Notwithstanding the foregoing, each
Designated Member must be reasonably acceptable to the Company.





                                      B-3.

Any Designated Member shall be deemed reasonably acceptable unless such person is affirmatively determined to be unacceptable to the Company by a majority of all Board members who were not designated by the Designating Party that designated the person in question. In reaching such determination, such Board members may consider, among other things, the Designated Member's qualifications, experience, personal background and conflicts of interest that might result from other business affiliations. The Company shall cause a meeting of the Board to be convened, for the purpose of making such determination, upon the request of any of the Voting Parties. If a person is determined to be unacceptable in accordance with this paragraph, the Designating Party shall be given an opportunity to designate another person instead. The Voting Parties agree that the original designees set forth in
Section 6 are acceptable.

                 4. Notice of Independent Directors. In connection with any proposed meeting of the stockholders of the Company at which the term of office of any of the Independent Directors will expire, the Company shall, at least ten (10) days prior to the mailing of the proxy statement in respect of such meeting, notify the Voting Parties of any replacement person designated by the Nominating Committee in respect of such Independent Director whose term of office will expire, in which case the Voting Parties shall, in accordance with
Section 2 hereof, vote their shares for the election of such replacement Independent Director. For purposes of the preceding sentence, any proxy statement of the Company which discloses that the management nominees to the Board have been designated in accordance with this Agreement shall be deemed to constitute notice to the Voting Parties of their obligation to vote for such
management nominees in accordance with this Agreement.   In the absence of any
such notice to the Voting Parties, the Voting Parties shall vote for the re-election of the incumbent Independent Director whose term of office will so expire.

                 5. Interim Board Vacancies. If any Designated Member dies or becomes disabled, resigns from the Board or is removed from the Board prior to the expiration of such Designated Member's term on the Board, the Designating Party that designated such Designated Member shall designate a replacement Designated Member and notify each of the Voting Parties of such designation. If any Independent Director dies or becomes disabled, resigns from the Board or is removed from the Board prior to the expiration of such Independent Director's term on the Board, the Nominating Committee shall designate a replacement Independent Director and notify each of the Voting Parties of such designation. The Voting Parties agree that, in either such event, they shall request their respective Designated Members to vote, as members of the Board and to the extent consistent with





                                      B-4.

the discharge of their fiduciary duties to the Company, for the appointment of such replacement Designated Member or Independent Director, as the case may be, to the Board, and the Company agrees to promptly convene a meeting of the Board for the purpose of considering such appointment.

                 6. Original Designees. The parties acknowledge and agree that, at the date of this Agreement, the Independent Directors and Designated Members are as follows:

                             Independent Directors

                     _____________________________________

                     _____________________________________

                     _____________________________________

                             Shareholder Designees

                                Norman J. Pattiz
                                Paul G. Krasnow
                                Arthur E. Levine

                             Manager Sub Designees

                     _____________________________________

                     _____________________________________

                     _____________________________________


                 7. Additional Voting Obligation of Shareholder. The Shareholder agrees that until the earlier to occur of (a) the expiration or termination of the Management Agreement and (b) the Shareholder ceasing to be the Chairman of the Company other than as a result of a Removal for Cause, if any matter is presented to the stockholders of the Company for a vote, he will vote all of his shares of Class B Stock only in accordance with the recommendation of a majority of the full incumbent Board. Such recommendation may be set forth in the Company's proxy statement, or may be set forth in a notice to the Shareholder signed by Board members constituting such majority, and in either case the Shareholder agrees to so vote in accordance with such recommendation, provided, however, that the Company shall indemnify Shareholder and hold him harmless from any and all loss or liability resulting from any claims made against Shareholder based upon, arising out of or relating to his agreement to vote his shares of Class B Stock in the manner recommended by the Board. For purposes of this Section 7, "Removal for Cause" shall mean the termination of the Shareholder as Chairman of the Company for cause pursuant to the terms of Section 6.1(a) of that





                                      B-5.

certain Employment Agreement dated October 18, 1993 between the Company and the Chairman.

                 8. Nomination and Election of Shareholder as Chairman. Manager Sub agrees that, so long as the Shareholder (a) has not been subject to a Removal for Cause, (b) is a Director and (c) the Shareholder holds at least one-sixth (1/6) of the shares of the Company held as of the date of this Agreement, Manager Sub shall direct its respective Designated Members to vote, as members of the Board and to the extent consistent with the discharge of their fiduciary duties to the Company, for the appointment and nomination of the Shareholder as Chairman.

                 9. Termination of Shareholder's Designation Rights. At such time as the Shareholder fails to hold shares of the Company representing at least two-thirds (2/3) of the shares of the Company held by the Shareholder at the date of this Agreement, the designation rights of the Shareholder under
Section 1 shall be reduced so that the Shareholder shall only have the right to designate two Shareholder Designees, and the total number of directors of the Company shall be reduced by one. At such time as the Shareholder fails to hold shares of the Company representing at least one-third (1/3) of the shares of the Company held by the Shareholder at the date of this Agreement, the designation rights of the Shareholder under Section 1 shall be further reduced so that the Shareholder shall only have the right to designate one Shareholder Designee, and the total number of directors of the Company shall be further reduced by one. At such time as the Shareholder fails to hold any of the shares of the Company held by the Shareholder at the date of this Agreement, the designation rights of the Shareholder under Section 1 shall be terminated and the total number of directors of the Company shall be further reduced by one.

                 10. Termination of Manager Sub's Designation Rights. At such time as the Manager Sub fails to hold or have rights to acquire shares of the Company representing at least two-thirds (2/3) of the Manager Sub Shares, the designation rights of the Manager Sub under Section 1 shall be reduced so that the Manager Sub shall only have the right to designate two Manager Sub Designees, and the total number of directors of the Company shall be reduced by one. At such time as the Manager Sub fails to hold or have rights to acquire shares of the Company representing at least one-third (1/3) of the Manager Sub Shares, the designation rights of the Manger Sub under Section 1 shall be further reduced so that the Manager Sub shall only have the right to designate one Manager Sub Designee, and the total number of directors of the Company shall be reduced by one. At such time as the Manager Sub fails to hold or have rights to acquire any Manager Sub





                                      B-6.

Shares, the designation rights of the Manager Sub under Section 1 shall be terminated and the total number of directors of the Company shall be further reduced by one. For purposes of this Section 9, "Manager Sub Shares" means (a) all 5,000,000 shares of Common Stock acquired by Manager Sub under the Securities Purchase Agreement, (b) to the extent vested, up to the 3,000,000 shares of Common Stock that may be acquired by Manager Sub under the Purchase Warrant (as defined in the Securities Purchase Agreement) and (c) to the extent vested, up to the 1,500,000 shares of Common Stock that may be acquired by Manager Sub under the Stock Incentive Option (as defined in the Management Agreement).

                 11. Full Termination of Agreement. This Agreement shall terminate in full at such time as the Management Agreement is terminated pursuant to the terms thereof. This Agreement shall in any event fully terminate ten (10) years after the date hereof.

                 12. Assignment; Transferees of Stock. The rights of the Voting Parties to designate Designated Members hereunder may not be transferred or assigned except only that if, by reason of disability, the Shareholder is incapable of exercising his designation rights hereunder, such rights may be exercised by a conservator of his estate, and upon his death such rights may be exercised by his executor or administrator and thereafter by any party receiving from him, by testate or intestate succession, shares representing at least 50% of the voting power in the Company held by the Shareholder at the date of this Agreement. The parties agree that any shares of the Company may be sold, gifted or otherwise disposed of by the Voting Parties from time to time during the term of this Agreement and that (a) if such shares are sold in "brokers transactions" (as that term is defined under the Exchange Act) or in transactions with a market maker, such shares shall be released from the provisions of this Agreement concurrent with such sale, and (b) such shares shall otherwise remain subject to the voting provisions of this Agreement, and the transferee thereof shall be required to vote such shares in accordance with
Section 2 hereof but, except as otherwise provided in the first sentence of this paragraph, shall have no right to designate Designated Members pursuant hereto. Each of the Shareholder and Manager Sub consents to the Company inserting appropriate legends referencing the restrictions and obligations contained in this Agreement on the certificates representing the shares of the Company held by the Shareholder and Manager Sub, as the case may be, on or after the date of this Agreement. The Company undertakes to add such legends to such certificates as soon as practicable after the date hereof.





                                      B-7.

                 13.      Miscellaneous.

                          (a)     Attorneys' Fees.  If any party to this
Agreement shall commence an action to enforce any provision of this Agreement, the unsuccessful party in such action shall pay to the prevailing party the latter's reasonable fees, costs and expenses of enforcement, including without limitation, such fees, costs and expenses of litigation and appeals.

                          (b)     Severability.  Should any one or more of the
provisions of this Agreement be determined to be illegal or unenforceable, each other provision of this Agreement shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

                          (c)     No Waiver.  No failure or delay on the part
of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

                          (d)     Entire Agreement.  This Agreement, the
Securities Purchase Agreement, the Management Agreement, the Registration Rights Agreement (as defined in the Securities Purchase Agreement), the Purchase Warrant, the Stock Incentive Option and the Purchase Agreement (as defined in the Securities Purchase Agreement), together with the Exhibit hereto, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements and understandings of the parties in connection herewith.

                          (e)     Amendment and Modification.  This Agreement
may be amended, modified and supplemented only by written agreement of the parties hereto.

                          (f)     Remedies.  The parties to this Agreement
acknowledge and agree that the breach of any of the terms of this Agreement will cause irreparable injury for which an adequate remedy at law is not available. Accordingly, it is agreed that each party hereto shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, without the requirement of the posting of any bond. Such remedies shall be cumulative and non-exclusive and shall be in addition to any other rights and remedies the parties may have under this Agreement.





                                      B-8.

                          (g)     Notices.  Any notices hereunder shall be
deemed sufficiently given by one party to another only if in writing and if and when delivered or tendered by personal delivery, by facsimile, on receipt of confirmation of transmission, twenty-four (24) hours after the prepaid deposit for overnight delivery with Federal Express or other similar overnight courier, or as of three (3) business days after deposit in the United States mail in a sealed envelope, registered or certified, with postage prepaid, addressed as follows:

        If to the Company:         Westwood One, Inc.
                                   9540 Washington Boulevard
                                   Culver City, California  90232
                                   Attn:  Mr. Norman J. Pattiz
                                   Fax#:  (310) 840-0834

        with a copy to:            Riordan & McKinzie
                                   5743 Corsa Avenue, Suite 116
                                   Westlake Village, California  91362
                                   Attn:  Lawrence C. Weeks, Esq.
                                   Fax#:  (818) 706-2956

        If to Shareholder:         Mr. Norman J. Pattiz
                                   c/o Westwood One, Inc.
                                   9540 Washington Boulevard
                                   Culver City, California  90232
                                   Fax#:  (310) 840-0834

        with a copy to:            Gibson, Dunn & Crutcher
                                   2029 Century Park East, Suite 4100
                                   Los Angeles, California  90067
                                   Attn:  Don Parris, Esq.
                                   Fax#:  (310) 277-5827

        If to Manager Sub:         Infinity Network Inc.
                                   c/o Infinity Broadcasting Corporation
                                   600 Madison Avenue, 4th Floor
                                   New York, New York  10022
                                   Attn:  Mr. Farid Suleman
                                   Fax#:  (212) 898-2959

        with a copy to:            Debevoise & Plimpton
                                   875 Third Avenue
                                   New York, New York  10022
                                   Attn:  Richard D. Bohm, Esq.
                                   Fax#:  (212) 909-6836





                                      B-9.

                          (h)     Governing Law.  This Agreement shall be
instituted and enforced in accordance with, and governed by, the laws of the State of Delaware.

                          (i)     Counterparts.  This Agreement may be executed
in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.


                                               WESTWOOD ONE, INC.




                                               By:______________________________
                                                  Name:_________________________
                                                  Title:________________________


                                               INFINITY NETWORK INC.




                                               By:______________________________
                                                  Name:_________________________
                                                  Title:________________________





                                               _________________________________
                                                 NORMAN J. PATTIZ, individually





                                     B-10.

                         REGISTRATION RIGHTS AGREEMENT



                          This Registration Rights Agreement (this "Agreement")
is entered into as of __________, 1994 by and between Westwood One, Inc., a Delaware corporation (the "Company"), and Infinity Network Inc., a Delaware corporation (the "Purchaser").

                               R E C I T A L S :

                 A. Pursuant to a Securities Purchase Agreement entered into concurrently herewith between the Company and the Purchaser (the "Securities Purchase Agreement"), the Purchaser has purchased from the Company 5,000,000 shares of common stock of the Company ("Common Stock") and a warrant to purchase an additional 3,000,000 shares of Common Stock (the "Purchase Warrant").

                 B. Pursuant to a Management Agreement (the "Management Agreement") entered into concurrently herewith between the Company and Infinity Broadcasting Corporation ("Infinity"), which owns all of the outstanding capital stock of the Purchaser, the Company has issued to the Purchaser a warrant to purchase an additional 1,500,000 shares of Common Stock (the "Management Warrant"), upon and subject to the terms and conditions set forth therein.

                 C. The Company and the Purchaser desire in this Agreement to provide, with respect to the above-described securities of the Company, for (i) the granting to the Purchaser of the registration rights set forth herein, and (ii) certain contractual restrictions on any sale or disposition thereof.

                               A G R E E M E N T

                 NOW, THEREFORE, in consideration of the premises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   SECTION 1

                              REGISTRATION RIGHTS

                 1.1      Definitions.  As used in this Section 1:

                          (a)  The terms "register," "registered," and
"registration" refer to a registration effected by filing with





                                   Exhibit C
the Securities and Exchange Commission (the "SEC") a registration statement ("Registration Statement") in compliance with the Securities Act of 1933, as amended (the "1933 Act") and the declaration or ordering by the SEC of the effectiveness of such Registration Statement.

                          (b)     The term "Registrable Securities" means (i)
the 5,000,000 shares of Common Stock issued to the Purchaser concurrently herewith pursuant to the Securities Purchase Agreement, (ii) any and all shares of Common Stock hereafter issued upon exercise of the Purchase Warrant, and
(iii) any and all shares of Common Stock hereafter issued upon exercise of the Management Warrant. The term "Registrable Securities" shall also include any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend, stock split or other distribution with respect to, or in exchange for, upon reclassification or in replacement of, Registrable Securities. In the event of any recapitalization by the Company, whether by stock split, reverse stock split, stock dividend or otherwise, the number of shares of Registrable Securities used throughout this Agreement for various purposes shall be proportionately increased or decreased.

                 1.2 Demand Registration. If the Company shall receive from the Purchaser a written request to register shares of Registrable Securities (a "Demand"), the Company shall prepare and file a Registration Statement under the 1933 Act covering the shares so requested to be registered, and shall use its best efforts to cause as expeditiously as possible such Registration Statement to become effective; provided, however, that if at the time the request for registration is made, the Company is in the process of registering securities under the 1933 Act for sale by it or has pending or in process a material transaction, the disclosure of which would, in the good faith judgment of the Board of Directors of the Company, materially and adversely affect the Company, the Company may defer the filing (but not the preparation) of the requested Registration Statement (a) in the case of another registration statement in process, until the filing or abandonment of such registration statement but in no event longer than sixty (60) days, and (b) in the case of a material transaction, for up to sixty (60) days (but the Company shall use its best efforts to resolve the transaction and file the Registration Statement as soon as practicable). The Company shall be required to register the Registrable Securities pursuant to this Section 1.2 in response to any Demand by Purchaser, provided (i) no Demand may be made by Purchaser until on and after one year from the date hereof, (ii) only one Demand may be made by Purchaser (together with all permitted assignees thereof pursuant to Section 1.9) in any calendar year and (iii) the Company shall not be required to register the Registrable





                                      C-2.

Securities more than three (3) times on registration forms other than Form S-3 (or any substantially equivalent successive form). The registration of Registrable Securities under this Section 1.2 shall not be deemed to have been requested unless such registration becomes effective (provided that if, within one hundred twenty (120) days after it has become effective, the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have become effective unless 80% of such Registrable Securities have been sold pursuant to such registration), and if the registration has remained effective for one hundred twenty (120) days without such interference such registration shall be deemed to have been requested regardless of whether any of the Registrable Securities are ultimately sold pursuant to such registration. The Company may grant piggyback registration rights with respect to any registration statement demanded pursuant to this Section 1.2, provided that any such rights shall be subject to the priority of Purchaser's rights under this
Section 1.2.

                 1.3      Incidental Registrations.

                          (a)     If at any time or from time to time the
Company shall determine to register any of its securities, either for its own account or the account of security holders, other than a registration relating solely to employee benefit plans or a registration on Form S-4 relating solely to an SEC Rule 145 transaction, the Company will:

                                  (i)     promptly give to Purchaser written
                 notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                                  (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request, made by Purchaser within thirty (30) days after receipt of such written notice from the Company, except as set forth in
                 Section 1.3(b) below.

                          (b)     If the registration of which the Company
gives notice is for a registered public offering involving an underwriting, the Company shall so advise Purchaser as a part of the written notice given pursuant to Section 1.3(a)(i). In such event the right of Purchaser to registration pursuant to this Section 1.3 shall be conditioned upon Purchaser's participation in such underwriting and the inclusion of Purchaser's Registrable





                                      C-3.

Securities in the underwriting to the extent provided herein. Purchaser, together with the Company and the other parties distributing their securities through such underwriting, shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this
Section 1.3, if the underwriter determines that marketing factors require a limitation of the number of shares or type of securities to be underwritten, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting, or may exclude Registrable Securities entirely from such registration and underwriting subject to the terms of this Section. The Company shall so advise all holders of the Company's securities that would otherwise have a right to be so registered and underwritten and the number of shares of such securities, including Registrable Securities, that may be included in the registration and underwriting shall be allocated among Purchaser and all such other holders in proportion, as nearly as practicable, to the respective amounts of securities of the Company proposed to be included in such underwritten offering by all shareholders other than the Company; provided, however, that the rights of Purchaser to include all or any allocable portion of such Registrable Securities shall be subject to the priority (prior to any allocation to Purchaser or others) of the holders of existing "demand" registration rights similar to that provided in Section 1.2 hereof existing on the date hereof (all such existing rights are included in agreements listed on Schedule 2.2 to the Securities Purchase Agreement) and of other holders of demand registration rights permitted pursuant to the proviso to Section 1.9 hereof. No securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If Purchaser disapproves of the terms of the underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. The Registrable Securities so withdrawn shall also be withdrawn from registration.

                          (c)     The Purchaser agrees that any shares of
Registrable Securities which are not included in an underwritten public offering described in Section 1.3(b) shall not be publicly sold by the Purchaser for a period, not to exceed one hundred twenty (120) days, which the managing underwriter reasonably determines is necessary in order to effect such underwritten public offering.

                 1.4 Expenses of Registration. All expenses incurred in connection with the registrations effected pursuant to Section 1.2 and all registrations effected pursuant to Section 1.3, including without limitation all registration, filing, listing and qualification fees (including SEC, securities exchange,





                                      C-4.

National Association of Securities Dealers Inc. and blue sky fees and expenses), printing expenses, escrow fees, fees and disbursements of counsel for each of the Company and Purchaser (if Purchaser is participating in such registration), and expenses of any special audits and/or "cold comfort" letters incidental to or required by such registration, fees and disbursements of underwriters customarily paid by issuers or sellers of securities, and the reasonable fees and expenses of any special experts retained by the Company in connection with the requested registration shall be borne by the Company; provided, however, that the Company shall not be required to pay stock transfer taxes or underwriters' discounts or commissions relating to Registrable Securities.

                 1.5 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                          (a)    prepare and file with the SEC (but in any event
within ninety (90) days after the date of the Demand pursuant to Section 1.2) a Registration Statement with respect to such Registrable Securities (which, in the case of a Demand registration pursuant to Section 1.2, shall be on a form designated by the underwriters or Purchaser) and use its diligent best efforts to cause such Registration Statement to become effective, and, upon the request of Purchaser, keep such Registration Statement effective for up to one hundred twenty (120) days or such longer period as the Company may agree upon, or until Purchaser has completed the distribution relating thereto, whichever occurs first;

                          (b)    prepare and file with the SEC such amendments
and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to keep such registration statement effective as provided in Section 1.5(a) and to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such Registration Statement provided that, before filing a Registration Statement or prospectus, or any amendments or supplements thereto, the Company will furnish to Purchaser copies of all documents proposed to be filed, which documents will be subject to the comments of Purchaser and its counsel;

                          (c)    furnish to Purchaser such numbers of copies of
the registration statement, the prospectus, including a preliminary prospectus, and of each amendment and supplement (in each case, including all exhibits), in conformity with the requirements of the 1933 Act, and such other documents as





                                      C-5.

Purchaser may reasonably request in order to facilitate the disposition of Registrable Securities owned by Purchaser;

                          (d)     use its best efforts to register and qualify
the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions in such states as shall be reasonably necessary to facilitate an orderly distribution of the Registrable Securities, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in any such jurisdiction that, but for the requirements of this Section 1.5(d), it would not be obligated to be so qualified or to file a general consent to service of process in any such states or jurisdictions;

                          (e)     use its best efforts to cause such securities
covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities of the United States of America or any state thereof as may be necessary to enable Purchaser to consummate the disposition of such securities;

                          (f)     in the event of any underwritten public
offering, enter into and perform its obligations under an underwriting agreement, usual and customary in form, with the managing underwriter of such offering; Purchaser shall also enter into and perform its obligations under such agreement; and the Company shall take such other actions as the underwriters reasonably request in order to expedite or facilitate a disposition of such securities;

                          (g)     use its best efforts to cause all such
securities covered by such Registration Statement to be listed on any securities exchange on which the Common Stock is then listed, and if the Common Stock is not already so listed at such time, to use its best efforts promptly to cause all such securities to be listed on either the New York Stock Exchange or the American Stock Exchange or to be included in the National Association of Securities Dealers Automotive Quotation System on the National Market List; and to provide a transfer agent and registrar for such securities covered by such Registration Statement no later than the effective date of such Registration Statement;

                          (h)     use its best efforts to obtain a "cold
comfort" letter or letters from the Company's independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters as Purchaser shall reasonably request;





                                      C-6.

                          (i)     notify Purchaser at any time when a
prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which, or of the Company becoming otherwise aware that, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of Purchaser, prepare and furnish to Purchaser a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities under such Registration Statement, such prospectus shall not include an untrue statement of a material fact or a misstatement of a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

                          (j)     make reasonably available for inspection by
representatives of Purchaser, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by Purchaser or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company reasonably requested by such persons in connection with such Registration Statement.

                 Purchaser agrees that, upon receipt of any notice from the Company of the happening of any event described in Section 1.5(i), Purchaser will forthwith discontinue disposition of such securities pursuant to such Registration Statement until Purchaser's receipt of the copies of the supplemental or amended prospectus contemplated by Section 1.5(i), and, as so directed by the Company, Purchaser will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in Purchaser's possession, of the prospectus covering such securities covered by such Registration Statement current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in
Section 1.5(a) shall be extended by the number of days during the period from the date of the giving of such notice pursuant to Section 1.5(i) and through the date when each seller of such securities covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 1.5(i).

                 1.6 Selection of Underwriter. In any registration which is being effected as a result of a Demand by Purchaser pursuant to Section 1.2, Purchaser shall have the exclusive right to designate the managing underwriter or underwriters with





                                      C-7.

respect to the related offer, which underwriter or underwriters must be reasonably acceptable to the Company. In all other registrations, the Company shall select, in its sole discretion, the managing underwriter or underwriters with respect to the related offering of the Common Stock.

                 1.7      Indemnification.

                          (a)  The Company will, and does hereby undertake to,
indemnify and hold harmless Purchaser, each of Purchaser's officers, directors and affiliates, and each person controlling Purchaser, with respect to any registration, qualification, listing, or compliance effected pursuant to this
Section 1, and each underwriter, if any (including any broker or dealer which may be deemed an underwriter), and each person who controls any underwriter (including any such broker or dealer), of the Registrable Securities held by or issuable to Purchaser, against all claims, losses, damages, liabilities and expenses, joint or several (or actions in respect thereto whether or not a party thereto), to which they may become subject under the 1933 Act, the Securities Exchange Act of 1934, as amended, (the "1934 Act"), or other federal, state or common law, or otherwise, arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any preliminary, final or summary prospectus, offering circular, or other similar document or any amendment or supplement thereto (including any related Registration Statement, notification, or the like) incident to any such registration, qualification, listing, or compliance, or arising out of or based upon any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by the Company of any federal, state or common law, rule or regulation applicable to the Company in connection with any such registration, qualification, or compliance, and will reimburse, as incurred, Purchaser, each such underwriter, and each such director, officer, affiliate and controlling person, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action (whether or not the indemnified party is a party to any proceeding); provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by Purchaser or by such underwriter and stated to be specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Purchaser or any other indemnified party and shall survive the transfer of such securities by Purchaser.





                                      C-8.

                          (b)     Purchaser will indemnify the Company, each of
its directors, and each officer who signs a Registration Statement in connection therewith, and each person controlling the Company, each underwriter, if any, and each person who controls any underwriter, of the Company's securities covered by such a Registration Statement, against all claims, losses, damages, liabilities and expenses, joint or several (or actions in respect thereto whether or not a party thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, preliminary, final or summary prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, the Company, each such underwriter and each such director, officer, partner, and controlling person, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action (whether or not the indemnified party is a party to any proceeding), in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, preliminary, final or summary prospectus, offering circular or other document, in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by Purchaser and stated to be specifically for use therein; provided, however, that the liability of Purchaser hereunder shall be limited to the net proceeds received by Purchaser from the sale of securities under such Registration Statement.

                          (c)     Each party entitled to indemnification under
this Section 1.6 (the "Indemnified Party") shall give notice to the party required to provide such indemnification (the "Indemnifying Party") of any claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be subject to approval by the Indemnified Party (whose approval shall not be unreasonably withheld) and the Indemnified Party may participate in such defense at the Indemnifying Party's expense if representation of such Indemnified Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1, except to the extent that such





                                      C-9.

failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff therein, to such Indemnified Party, of a full and final release from all liability in respect to such claim or litigation.

                          (d)     Indemnification similar to that specified in
this Section 1.7 (with appropriate modifications) shall be given by the Company and Purchaser with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the 1933 Act.

                          (e)     If recovery is not available under the
foregoing indemnification provisions of this Section 1.7 for any reason other than as expressly specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses. In determining the amount of contribution which the respective parties are entitled, there shall be considered the relative fault of each party in connection with the statements or omissions which resulted in such claims, losses, damages or actions, as well as other equitable considerations appropriate under the circumstances. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this section 1.7(e), Purchaser will not be obligated to make contributions which in the aggregate exceeds the amount for which it would have been liable pursuant to Section 1.7(b) had indemnification been available thereunder.

                          (f)     The obligations of the parties under this
Section 1.7 shall be in addition to any liabilities which any party may otherwise have to any other party.

                 1.8 Information by Purchaser. Purchaser shall furnish to the Company such information regarding Purchaser and the distribution proposed by Purchaser as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification, or compliance referred to in this Section 1.

                 1.9 Transfer of Registration Rights. The rights, contained in Sections 1.2 and 1.3 hereof, to cause the Company to register the Registrable Securities, may be assigned or otherwise





                                     C-10.

conveyed to a transferee or assignee of Registrable Securities, provided that such transferee or assignee (or, if such transferee or assignee is Infinity or a wholly-owned subsidiary of Infinity, together with Infinity and other wholly-owned subsidiaries of Infinity) acquires at least 500,000 shares of the Common Stock constituting Registrable Securities held by the transferring holder, and, provided further, that the Company is given written notice by the transferor at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.

                 1.10 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of Purchaser, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to (a) require the Company to effect a registration under terms and conditions inconsistent with Purchaser's registration rights under Sections 1.2 or 1.3 hereof, or (b) include any securities in any registration filed under Section 1.3 hereof, unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent of such holder's allocable portion consistent with Section 1.3(b); provided, however, that the Company may grant rights to demand registrations under which such holders shall have priority (prior to allocation among Purchaser and other holders possessing "piggyback" registration rights, but not prior to Purchaser's Demand rights under Section 1.2 hereof).

                 1.11     Rule 144 Reporting.   With a view to making available
to Purchaser the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

                          (a)     at all times make and keep public information
available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the 1933 Act;

                          (b)     file with the SEC, in a timely manner, all
reports and other documents required of the Company under the 1933 Act and 1934 Act; and

                          (c)     so long as Purchaser owns any Registrable
Securities, furnish to Purchaser forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the 1933 Act, and of





                                     C-11.

the 1993 Act and the 1934 Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as Purchaser may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.


                                   SECTION 2

                            RESTRICTIONS ON TRANSFER

                 2.1      Definition of "Transfer".  For purposes of this
Section 2, the term "Transfer" includes any sale, transfer, pledge, hypothecation, assignment, encumbrance or other disposition to any person.

                 2.2 Restrictions on Transfer of Purchase Warrant and Management Warrant. The Purchaser and the Company agree that, subject to compliance with all applicable securities laws, Purchaser may Transfer the Purchase Warrant or Management Warrant, or any portion thereof, (a) to any wholly-owned subsidiary of Purchaser or to Infinity or any wholly-owned subsidiary of Infinity and (b) to any other person or entity to the extent that the right to acquire shares of Common Stock has vested pursuant to the terms of the Purchase Warrant or Management Warrant, respectively, provided that such transferee agrees in writing to be bound by the provisions of Section 2.3 with respect to the shares of Common Stock issued upon exercise of either such Warrant as if such transferee were the "Purchaser" referred to therein.

                 2.3 Restrictions on Transfer of Registrable Securities. The Purchaser agrees to the following contractual restrictions (which shall be in addition to any restrictions on transfer imposed by applicable securities laws) on any Transfer of the Registrable Securities:

                          (a)     The Purchaser shall not Transfer any of the
Registrable Securities under any circumstances for a period of one (1) year following the date hereof;

                          (b)     If the Company terminates the Management
Agreement other than pursuant to Section 3.2(b) or (c) thereof, there shall be no restrictions on Transfer of the Registrable Securities except the one-year restriction set forth in (a) above;

                          (c)     If the Manager terminates the Management
Agreement, or if the Company terminates the Management Agreement pursuant to
Section 3.2(b) or (c) thereof, the Purchaser may





                                     C-12.

Transfer without contractual restriction such of the Registrable Securities as Purchaser could, pursuant to Section 2.3(d), permissibly Transfer immediately prior to such termination, and may additionally Transfer all of the other Registrable Securities without contractual restriction upon the earlier of (i) one year following such termination and (ii) five years after the date hereof; and

                          (d)     If the Management Agreement is not
terminated, upon and after two years following the date hereof, the Purchaser may sell in the aggregate twenty-five percent (25%) of the sum of (i) the Registrable Securities then held by the Purchaser plus (ii) any Registrable Securities which, at the time of calculating such percentage amount, could then be acquired by the Purchaser upon exercise of the Purchase Warrant and the Management Warrant; and such percentage amount shall be increased by twenty-five percent (25%) on each subsequent anniversary date thereafter (i.e., fifty percent (50%) on the third anniversary of the date hereof, seventy-five percent (75%) on the fourth anniversary of the date hereof, and one hundred percent (100%) on the fifth anniversary of the date hereof).


                                   SECTION 3

                                 MISCELLANEOUS

                 3.1 Entire Agreement. This Agreement, the Securities Purchase Agreement, the Purchase Warrant, the Management Agreement, the Management Warrant, the Stock Purchase Agreement (as defined in the Management Agreement) and the Voting Agreement (as defined in the Securities Purchase Agreement) constitute the entire agreement of the parties and supersede all prior written or oral agreements, contemporaneous oral agreements, understandings and negotiations between the parties with respect to the subject matter hereof.

                 3.2 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

                 3.3 Amendments and Waivers. This Agreement may not be modified, amended or waived except by written document specifically identifying this Agreement and signed by the parties, except that waivers may be effected by such written document if only signed by the party against which such waiver is sought to be enforced.





                                     C-13.

                 3.4 Headings. The headings included in this Agreement are for convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

                 3.5 Attorneys' Fees. In the event of litigation or other proceeding in connection with or related to this Agreement, the prevailing party in such litigation or proceeding shall be entitled to reimbursement from the opposing party of all reasonable expenses, including without limitation reasonable attorney fees and expenses of investigation in connection with such litigation or proceeding.

                 3.6 Notices. All notices hereunder shall be in writing and shall be given to the respective parties by U. S. mail, personal delivery, or facsimile transmission to their respective addresses as follows:

        If to the Company:        Westwood One, Inc.
                                  9540 Washington Boulevard
                                  Culver City, California  90232
                                  Attention:  Mr. Norman J. Pattiz
                                  Facsimile:  (310) 840-0834

        with a copy to:           Riordan & McKinzie
                                  5743 Corsa Avenue, Suite 116
                                  Westlake Village, California  91362
                                  Attention:  Lawrence C. Weeks, Esq.
                                  Facsimile:  (818) 706-2956

        If to Purchaser:          Infinity Network Inc.
                                  c/o Infinity Broadcasting Corporation
                                  600 Madison Avenue, 4th Floor
                                  New York, New York  10022
                                  Attention:  Mr. Farid Suleman
                                  Facsimile:  (212) 898-2959

        with a copy to:           Debevoise & Plimpton
                                  875 Third Avenue
                                  New York, New York  10022
                                  Attention:  Richard D. Bohm, Esq.
                                  Facsimile:  (212) 909-6836


All such notices shall be deemed effective upon receipt.

                 3.7      Successors and Assigns.  Subject to Section 1.9 and
Section 2 hereof, this Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns. The Company may not assign its rights under this Agreement without the prior written consent of Purchaser.





                                     C-14.

                 3.8 Remedies, Waivers. No failure or delay on the part of any party in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. The parties to this Agreement acknowledge and agree that the breach of any of the terms of this Agreement will cause irreparable injury for which an adequate remedy at law is not available. Accordingly, it is agreed that either party shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, without the requirement of posting any bond. All rights and remedies existing under this Agreement are cumulative to and not exclusive of, any rights or remedies available under this Agreement or otherwise.

                 3.9 Severability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of this Agreement shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

                 3.10 Termination. The provisions of this Agreement shall terminate and be of no further effect upon the earlier to occur of (a) the mutual consent of the Company and Purchaser and (b) Purchaser ceasing to own or have rights to acquire Registrable Securities.

                 3.11 Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

                 3.12 Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.





                                     C-15.

                 IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers, duly authorized for such purpose, as of the date first written above.



                                         WESTWOOD ONE, INC.



                                         By: ___________________________________
                                             Name: _____________________________
                                             Title: ____________________________


                                         INFINITY NETWORK INC.



                                         By: ___________________________________
                                             Name: _____________________________
                                             Title: ____________________________





                                     C-16.

                                                                      Appendix B




                         SECURITIES PURCHASE AGREEMENT

                                  dated as of

                                November 4, 1993

                                  by and among

                               Westwood One, Inc.

                                      and

                             Infinity Network Inc.

                   _________________________________________


                              5,000,000 Shares of
                                  Common Stock
                                      and
                         Common Stock Purchase Warrants
                       to purchase up to an aggregate of
                              3,000,000 shares of
                                  Common Stock

                   _________________________________________

                               TABLE OF CONTENTS

                                                                                                  Page
                                                                                                  ----
RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
          Section 1        Purchase and Sale of the Securities . . . . . . . . . . . . . . . . .    2
                   1.1     Purchase and Sale of the Securities . . . . . . . . . . . . . . . . .    2
                   1.2     Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
                   1.3     Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
          Section 2        Representations and Warranties of the Company . . . . . . . . . . . .    2
                   2.1     Organization; Articles and Bylaws . . . . . . . . . . . . . . . . . .    2
                   2.2     Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                   2.3     Authorization and Enforceability  . . . . . . . . . . . . . . . . . .    3
                   2.4     Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                   2.5     Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                   2.6     No Conflicts. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                   2.7     Financial Statements and SEC Reports. . . . . . . . . . . . . . . . .    4
                   2.8     Absence of Certain Changes  . . . . . . . . . . . . . . . . . . . . .    5
                   2.9     No Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . .    6
                   2.10    Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
                   2.11    Compliance with Law . . . . . . . . . . . . . . . . . . . . . . . . .    7
                   2.12    Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . .    7
                   2.13    Employment, Severance and Termination Agreements  . . . . . . . . . .    8
                   2.14    Environmental Laws and Regulations  . . . . . . . . . . . . . . . . .    8
                   2.15    Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . .    9
                   2.16    Westinghouse Debt . . . . . . . . . . . . . . . . . . . . . . . . . .    9
                   2.17    Bank Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                   2.18    Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                   2.19    Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
          Section 3        Representations and Warranties of Purchaser . . . . . . . . . . . . .   10
                   3.1     Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                   3.2     Authorization and Enforceability  . . . . . . . . . . . . . . . . . .   10
                   3.3     No Conflicts  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                   3.4     Investment Intent . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                   3.5     Unregistered Securities . . . . . . . . . . . . . . . . . . . . . . .   11
                   3.6     Status and Knowledge  . . . . . . . . . . . . . . . . . . . . . . . .   11
          Section 4        Conduct of Business Pending Closing . . . . . . . . . . . . . . . . .   11
                   4.1     Ordinary Course . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                   4.2     No Acquisitions . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                   4.3     No Dispositions . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                   4.4     Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                   4.5     Mortgages, Liens and Other Encumbrances . . . . . . . . . . . . . . .   12

                                                       TABLE OF CONTENTS


                                                                                                 Page
                                                                                                 ----
                  4.6     Waiver of Rights  . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                  4.7     Material Agreements . . . . . . . . . . . . . . . . . . . . . . . . .   12
                  4.8     Capital Expenditures  . . . . . . . . . . . . . . . . . . . . . . . .   12
                  4.9     Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                  4.10    Access by Infinity and the Purchaser  . . . . . . . . . . . . . . . .   12
                  4.11    Copies of Filings, Etc. . . . . . . . . . . . . . . . . . . . . . . .   13
                  4.12    No Solicitation . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         Section 5        Conditions Precedent to Purchaser's Obligations . . . . . . . . . . .   13
                  5.1     Accuracy of Representations and Warranties  . . . . . . . . . . . . .   14
                  5.2     Compliance with Securities Laws . . . . . . . . . . . . . . . . . . .   14
                  5.3     Legal Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                  5.4     Closing of Acquisition  . . . . . . . . . . . . . . . . . . . . . . .   14
                  5.5     Stockholder Approval  . . . . . . . . . . . . . . . . . . . . . . . .   14
                  5.6     HSR Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                  5.7     Certain Proceedings . . . . . . . . . . . . . . . . . . . . . . . . .   14
                  5.8     Proceedings and Documents . . . . . . . . . . . . . . . . . . . . . .   14
         Section 6        Conditions Precedent to the Company's Obligations . . . . . . . . . .   15
                  6.1     Accuracy of Representations and Warranties  . . . . . . . . . . . . .   15
                  6.2     Reciprocal Conditions . . . . . . . . . . . . . . . . . . . . . . . .   15
                  6.3     Proceedings and Documents . . . . . . . . . . . . . . . . . . . . . .   15
                  6.4     Closing of Acquisition  . . . . . . . . . . . . . . . . . . . . . . .   15
         Section 7        Transfer Restrictions . . . . . . . . . . . . . . . . . . . . . . . .   15
                  7.1     No Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
                  7.2     Legend Requirement  . . . . . . . . . . . . . . . . . . . . . . . . .   16
         Section 8        Survival; Indemnification . . . . . . . . . . . . . . . . . . . . . .   16
                  8.1     Survival of Representations and Warranties  . . . . . . . . . . . . .   16
                  8.2     General Indemnification . . . . . . . . . . . . . . . . . . . . . . .   17
         Section 9        Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                  9.1     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                  9.2     Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                  9.3     Waiver and Amendment  . . . . . . . . . . . . . . . . . . . . . . . .   19
                  9.4     Parties in Interest . . . . . . . . . . . . . . . . . . . . . . . . .   19
                  9.5     Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
                  9.6     Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . .   20
                  9.7     Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

EXHIBIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -i-

                         SECURITIES PURCHASE AGREEMENT


                 THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is entered into as of November 4, 1993, by and between Westwood One, Inc., a Delaware corporation (the "Company"), and Infinity Network Inc., a Delaware corporation ("Purchaser").

                                R E C I T A L S

                 A. Pursuant to the terms of that certain Stock Purchase Agreement (the "Purchase Agreement") dated of even date herewith among Unistar Communications Group, Inc., a Delaware corporation ("UCG"), Unistar Radio Networks, Inc., a Delaware corporation and a wholly-owned subsidiary of UCG ("Unistar"), Infinity Broadcasting Corporation, a Delaware corporation and owner of all of the issued and outstanding stock of the Purchaser ("Infinity"), and the Company, the Company agreed to acquire the stock of Unistar (the "Acquisition"). The consummation of the transactions contemplated by this Agreement is a condition to the obligations of the Company, UCG and Infinity under the Purchase Agreement.

                 B. In connection with the Acquisition, the Company and Infinity will enter into a Management Agreement (the "Management Agreement") pursuant to which Infinity will manage the business and operations of the Company (including the business and operations acquired pursuant to the Acquisition), subject to the terms and conditions thereof.

                 C. Accordingly, in order to facilitate the consummation of the Acquisition, the Company wishes to sell to Purchaser, and Purchaser desires to purchase from the Company, upon the terms and conditions set forth herein, 5,000,000 shares (the "Shares") of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), and a common stock purchase warrant to purchase up to an aggregate of 3,000,000 shares of Common Stock at a per share exercise price of $3.00, substantially in the form of Exhibit A attached hereto (the "Warrant"). The Shares and the Warrant are sometimes referred to herein as the "Securities."


                               A G R E E M E N T

                 NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:





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
                                   Section 1
                      Purchase and Sale of the Securities

                 1.1 Purchase and Sale of the Securities. Upon the terms and subject to the conditions contained herein and in reliance on the representations and warranties contained herein, Purchaser agrees to purchase the Securities from the Company and the Company agrees to sell the Securities to Purchaser.

                 1.2 Purchase Price. The aggregate purchase price for the Shares and the Warrant shall be $15,000,000.

                 1.3 Closing. The closing of the sale of the Securities (the "Closing") shall occur concurrent with the closing of the Acquisition at the location of such Acquisition closing. The date of the Closing is sometimes herein referred to as the "Closing Date." At the Closing, (a) the Company shall deliver to Purchaser a stock certificate registered in Purchaser's name evidencing the Shares and an executed Warrant (for delivery by the Purchaser to Infinity or its designated affiliate), and (b) Purchaser shall deliver the purchase price specified in Section 1.2 to the Company by a wire transfer of same day funds.


                                   Section 2
                 Representations and Warranties of the Company

                 The Company represents and warrants to Purchaser as follows:

                 2.1 Organization; Articles and Bylaws. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to carry on its business as currently conducted, to own and hold its properties, to enter into this Agreement and the Purchase Agreement, the Management Agreement, the Registration Rights Agreement attached as Exhibit E to the Purchase Agreement, the Voting Agreement attached as Exhibit D to the Purchase Agreement and the Warrant (collectively, the "Other Agreements"), to offer, sell and issue the Securities and to carry out and otherwise perform its obligations hereunder and thereunder. The Company is duly qualified or licensed to do business as a foreign corporation in good standing in all other jurisdictions in which the ownership of its property or the conduct of its business requires such qualification, except for such jurisdictions wherein the failure to be so qualified would not materially and adversely affect the Company.

                 2.2      Capitalization.

                          (a)     The total authorized capital stock of the
Company consists of 117,000,000 shares of Common Stock, 3,000,000 shares of Class B Stock, par value $.01 per share (the "Class B Stock"), and 10,000,000 shares of Preferred Stock, par value $.01 per share. At the date of this Agreement, the only outstanding stock of the Company is 14,748,624 shares of Common Stock and 351,733 shares of Class B Stock. Immediately following the Closing, all of the issued and outstanding shares of Common Stock, including, without limitation, the Shares, and of Class B Stock will be duly authorized and validly issued, fully paid and nonassessable and free of any preemptive or other similar rights to subscribe for or to purchase any shares of capital stock of the Company. Immediately following the Closing, the Purchaser will receive the Shares free and clear of any claims, liens, rights, restrictions, security interests or encumbrances of any kind, other than liens or encumbrances imposed as a result of actions of Purchaser. Except as contemplated by the Acquisition and the transactions contemplated thereby, or by this Agreement and the Warrant, and except as described in the Company's Annual Report to the Securities and Exchange Commission (the "Commission") on Form 10-K for the year ended November 30, 1992 (the "1992 10-K"), or as shown on Schedule 2.2, there are (i) no outstanding securities or obligations of the Company convertible or exchangeable into any equity securities of the Company,
(ii) no outstanding subscriptions, warrants, rights, options, contracts, calls, commitments, agreements or arrangements of any kind whatsoever to subscribe for or purchase, or obligations to issue, any such equity securities or any such convertible or exchangeable securities or obligations and (iii) no voting trusts or other agreements or undertakings to which the Company or Norman J. Pattiz is a party with respect to the voting of the capital stock of the Company other than the Voting Agreement. No person has any preemptive or similar rights with respect to any issuance of equity securities by the Company. Except as set forth on Schedule 2.2, the Company is not a party to any agreement that grants any person demand or piggyback registration rights with respect to any securities of the Company.

                          (b)     When the Warrant is exercised in whole or in
part, the shares of Common Stock issued on exercise of the Warrant pursuant to the terms thereof will be duly authorized and validly issued, fully paid and non-assessable, and Purchaser will receive those shares of Common Stock free and clear of any liens or encumbrances, other than liens or encumbrances imposed as a result of actions of Purchaser.

                 2.3 Authorization and Enforceability. The execution and delivery of this Agreement and the Other Agreements by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by the

Board of Directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Other Agreements or the transactions contemplated hereby or thereby, other than the approval thereof by the stockholders of the Company as provided in Section 5.8 of the Purchase Agreement (which approval is a condition to the obligations of the Company hereunder and under the Purchase Agreement). This Agreement and the Stock Purchase Agreement constitute, and the other Other Agreements shall upon execution and delivery by the Company at the Closing constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

                 2.4 Litigation. There are no actions, suits or other legal proceedings pending or, to the best knowledge of the Company, threatened, against the Company that might have a material adverse effect on the Company, or which might seek to restrain, enjoin, prevent or hinder the Company from performing its obligations under this Agreement or any of the Other Agreements, or the consummation of the transactions contemplated hereby or thereby.

                 2.5 Consents. All consents, qualifications, orders, approvals or authorizations of, or filings with, any governmental authority required in connection with the Company's execution, delivery and performance of this Agreement and the Other Agreements, the offer, sale and issuance of the Securities by the Company and the consummation of any other transaction contemplated on the part of the Company hereby and by the Other Agreements, have been duly obtained and are currently effective.

                 2.6 No Conflicts. Neither the execution of this Agreement or any of the Other Agreements, nor the offer, sale and issuance of the Securities or the performance by the Company of the transactions contemplated hereby or thereby, will conflict with the terms of, or accelerate the vesting or payment of any obligation under, (a) the Company's Certificate of Incorporation or Bylaws or (b) any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation to which the Company is subject.

                 2.7 Financial Statements and SEC Reports. The Company has filed with the Commission all reports and documents required to be so filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in respect of all periods subsequent to November 30, 1992, all of which have complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder. The Company has delivered to Purchaser true and correct copies of
(a) the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1991 and the fiscal year ended November 30, 1992 (the "1992 10-K"), (b) the

Company's quarterly reports on Form 10-Q for the periods ended February 28, 1993, May 31, 1993 and August 31, 1993, (c) the Company's proxy statements relating to all meetings of its stockholders held during 1991, 1992 and 1993, and (d) all other reports and other documents filed by the Company with the Commission pursuant to the Exchange Act since November 30, 1992 (collectively, the "SEC Filings"). As of their respective dates of filing, the SEC Filings did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. Without limiting the foregoing, (i) the financial statements contained in the 1992 10-K (including the notes thereto) were prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise stated in the report of Price Waterhouse, independent accountants to the Company, dated February 15, 1993) and fairly present the consolidated financial condition of the Company and its subsidiaries, and the consolidated results of operations of the Company and its subsidiaries, at the dates, and for the periods, to which they relate, and (ii) the financial information contained in the Company's quarterly reports on Form 10-Q for the periods ended February 28, 1993, May 31, 1993 and August 31, 1993 has been derived from consolidated financial statements of the Company and its subsidiaries which were prepared in accordance with generally accepted accounting principles applied on a basis consistent with the manner in which they were applied in preparing the financial statements included in the 1992 10-K, and fairly present the consolidated financial condition, and consolidated results of operations, of the Company and its subsidiaries at the dates, and for the periods, to which they relate, subject to condensation, the absence of notes thereto and normal year-end adjustments.

                 2.8 Absence of Certain Changes. Since August 31, 1993, there has not occurred: (a) any material adverse change in the Company or its financial condition, results of operations, properties or assets; (b) any sale or other disposition of any assets of the Company, other than sales or dispositions made in the ordinary course of business and consistent with prior practice and other than sales or dispositions of assets being held for sale as of August 31, 1993 (including the Company's WOSGI Subsidiaries (as defined in
Section 2.16) and the Company's AQLD facility); (c) any creation of a mortgage, pledge, security interest, encumbrance, lien or charge of any kind upon any properties or assets of the Company except in the ordinary course of business and consistent with prior practice and except with regard to any liens or encumbrances created pursuant to the Restated Westinghouse Debt (as defined below); (d) any material write-offs or write-downs of accounts receivable or other assets of the Company; (e) any material borrowings relating to the Company; (f) any damage, destruction or loss, which is not adequately covered by insurance, which could materially and adversely affect the Company; (g) any adoption or material modification of any Employee Benefit Plan (as defined in Section 2.11) made to, for or with any employees of the Company; (h) except with respect to the Employment Agreement of Norman J. Pattiz dated October 18, 1993 (the "Pattiz Agreement"), any material increase in compensation payable or to become payable by the Company to any of its employees or in benefits under any Employee Benefit Plan, in each case other than increases made in the ordinary course of business, and no severance payment has been made or promised to any such employees by the Company; (i) any material change in the method of allocation of expenses, liabilities or income of the Company or any other material change in the method of accounting or accounting practices of the Company; (j) any material amendment, termination, waiver or cancellation of any substantial right relating to the Company other than in the ordinary course of business; (k) any material capital expenditures or commitments relating to the Business for any addition to property, plant or equipment; (l) declaration, payment or set aside of any sum or property for any dividend or other distribution to its stockholders, purchase or redemption of any shares of its capital stock or any option, warrant or right to purchase any such capital stock or reclassified its capital stock; (m) any issuance of equity securities or securities convertible into or exchangeable for any equity securities of the Company, except with regard to the issuance of options to Mr. Pattiz in accordance with the terms of the Pattiz Agreement and options issued to employees of the Company in the ordinary course of business; (n) any transaction with an affiliate of the Company other than in the ordinary course of business and on terms no less favorable than could be obtained on an arm's-length basis; and (o) any agreement to take any action described in this
Section 2.8, other than borrowing agreements to obtain financing for the Acquisition. Since August 31, 1993, the Company has conducted its business in the ordinary course consistent with past practice.

                 2.9 No Undisclosed Liabilities. To the Company's best knowledge, as of August 31, 1993, there was no liability or obligation of the Company of any nature, whether absolute, accrued, contingent or otherwise, which, individually or in the aggregate, is material to the Company, other than liabilities and obligations reflected or reserved against on the balance sheet included in the quarterly report on Form 10-Q for the period ended August 31, 1993, liabilities and obligations not required by generally accepted accounting principles to be disclosed or reserved against on such balance sheet and liabilities and obligations relating to contracts not yet required to be performed as of August 31, 1993. Since August 31, 1993, the Company has not assumed or incurred any material liabilities or obligations, except liabilities or obligations assumed or incurred in the ordinary course of business consistent with past practice.

                 2.10 Taxes. To the Company's best knowledge, the Company has filed when due all federal, state, local and foreign tax returns required by applicable law to be filed with respect to the Company's operations and assets and paid all amounts set forth thereon; there is no action, suit, proceeding, investigation, audit or claim now pending against or with respect to the Company in respect of any tax or assessment, nor is any claim for additional tax or assessment asserted or, to the Company's best knowledge, threatened by any such authority; and all material tax liabilities with respect to the Company (including, without limitation, federal, state, local, foreign, and other income, franchise, capital stock, employee's income withholding, foreign pension withholding, social security, unemployment, disability, payroll, real property, personal property, sales, use, transfer, or other tax, plus any interest, penalties or other charges in respect of the foregoing) have been or will be paid for all periods up to and including August 31, 1993 or have been accrued, reserved against or reflected in the balance sheet included in the financial statements set forth in the Company's quarterly report on form 10-Q for the quarter ended August 31, 1993 (the "August Balance Sheet").

                 2.11 Compliance with Law. The Company is not in violation of any federal, state or local laws, ordinances, regulations or orders applicable thereto, including without limitation, any applicable building, zoning, health, sanitation, safety, labor relations or similar laws, ordinances, regulations or orders relating to the Company, except for violations which in the aggregate would not have a material adverse effect on the Company. To the best knowledge of the Company, the Company has not received any complaint from any governmental authority, and none is threatened, alleging that the Company has violated any such law, ordinance, regulation or order in such a manner as would have a material adverse effect on the Company. The Company owns and possesses all licenses, permits and other authorizations required by law in connection with the operation of its business, except for such licenses, permits and other authorizations the failure of which to own or possess, individually and in the aggregate, would not have a material adverse effect on the Company.

                 2.12 Employee Benefit Plans. Schedule 2.12 contains a complete list of all Employee Benefit Plans. To the best knowledge of the Company, the Company has timely made all contributions which it was required to make for each Employee Benefit Plan under the terms of such plan and applicable law and the provisions of such plan, and all benefit payments due and payable to plan participants under each Employee Benefit Plan have been made or are being appropriately processed. To the best knowledge of the Company, the Company is in all material respects in compliance with, and each Employee Benefit Plan complies in all material respects with, ERISA, and as of August 31, 1993, the Company had no material liability under any such Employee Benefit Plan which was not reflected OR RESERVED AGAINST on the August Balance Sheet or in the notes thereto. For the purposes hereof, the term "Employee Benefit Plans" includes all plans, funds, programs, policies, fringe benefits, perquisites, arrangements, practices, customs and understandings providing benefits of economic value to any employee, former employee, consultant, former consultant or present or former beneficiary, dependent or assignee of any such party, other than regular salary, wages, commissions or other compensation paid substantially concurrently with the performance of the services for which paid. Without limitation, the term "Employee Benefit Plans" includes all employee welfare benefit plans within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all employee pension benefit plans within the meaning of Section 3(2) of ERISA.

                 2.13 Employment, Severance and Termination Agreements. Except as set forth in Schedule 2.13, the Company is not a party to any executory employment, termination or severance pay agreement, contract or understanding with any employee or former employee. The transactions contemplated by this Agreement and the Other Agreements will not result in the acceleration, vesting or extension of, nor will it otherwise affect, the rights of any employee or former employee under any such agreement, contract or understanding, any award pursuant to any employee benefit or equity-based compensation plan, or any other compensatory arrangement. The Company has provided to the Purchaser true and complete copies or descriptions of all agreements, contracts and understandings listed in Schedule 2.13.

                 2.14 Environmental Laws and Regulations. To its best knowledge, the Company is in material compliance with, and has no material liability under, all applicable federal, state and local laws and regulations relating to product registration, pollution control and environmental contamination including, but not limited to, all laws and regulations governing the generation, use, collection, discharge, or disposal of Hazardous Materials (as defined below) and all laws and regulations with regard to record keeping, notification and reporting requirements respecting Hazardous Materials. To the best knowledge of the Company, (A) the Company has not been alleged to be in violation of, or has been subject to any administrative or judicial proceeding pursuant to, such laws or regulations either now or any time during the past three years, and (B) there are no Claims (as defined below) against the Company relating to environmental matters including, but not limited to, any Claim arising from past or present environmental practices asserted under any

Environmental Laws (as defined below), which may have a material adverse effect on the Company.

                 For purposes of this Section 2.14, the following terms shall have the following meanings:

                          (a)     "Hazardous Materials" shall mean asbestos,
petroleum products, underground tanks of any type and all other materials defined as "hazardous substances," "hazardous wastes," "toxic substances" or "solid wastes," or otherwise listed or regulated pursuant to (collectively, the "Environmental Laws"): the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., and any amendments thereto; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., and any amendments thereto; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.; and any other similar federal, state or local statute, regulation, ordinance, order, decree, or any other law, common law theory or reported decision of any state or federal court, as currently in effect, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material.

                          (b)     "Claim" shall mean any and all claims,
demands, causes of actions, suits, proceedings, administrative proceedings, losses, judgments, decrees, debts, damages, liabilities, court costs, attorneys' fees and any other expense incurred, assessed or sustained by or against the Company or any of its subsidiaries.

                 2.15     Transactions with Affiliates.  Except as set forth on
Schedule 2.15, no stockholder, director, officer or employee of the Company, or any member of his or her immediate family or any other of its, his or her affiliates, owns or has a five percent (5%) or more ownership interest in any corporation or other entity that is or was during the last one year a party to, or in any property which is or was the subject of, any material contract, agreement or understanding, business arrangement or relationship with the Company.

                 2.16 Westinghouse Debt. The obligations of the parties to that certain Amended and Restated Credit Agreement dated as of October 17, 1993 (the "Restated Westinghouse Debt") among Westwood One Stations Group, Inc., Radio & Records, Inc., Westwood One Stations-LA, Inc. (collectively, the "WOSGI Subsidiaries") and Westinghouse Electric Corporation is nonrecourse to the Company and all of its subsidiaries other than the WOSGI Subsidiaries, and no default or event of default under such indebtedness (other than with respect to the bankruptcy or insolvency of a WOSGI Subsidiary), or acceleration of such indebtedness following any such default or event of default, shall cause a default or event of default under any other indebtedness of the Company or any subsidiary of the Company other then the WOSGI Subsidiaries. The indebtedness under the Restated Westinghouse Debt is not secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind on any of the properties or assets of the Company, other than assets of the WOSGI Subsidiaries and on the stock thereof.

                 2.17 Bank Debt. The Company's indebtedness for borrowed money, including any capital lease obligations incurred after the date of this Agreement (but specifically excluding capital lease obligations incurred prior to the date of this Agreement), guarantees and letters of credit and similar instruments, but not including the Company's 9% Convertible Senior Subordinated Debentures maturing 2002 and the Company's 6-3/4% Convertible Subordinated Debentures maturing 2011, does not exceed $15,000,000.

                 2.18 Brokers. The Company has paid or shall duly pay any brokerage commissions, investment banker fees or similar compensation in connection with the transactions contemplated by this Agreement which it has agreed to pay.

                 2.19 Disclosure. This Agreement does not contain any untrue statement of a material fact and does not omit to state a material fact necessary in order to make the statements contained herein not misleading in light of the circumstances under which they are made.


                                   Section 3
                  Representations and Warranties of Purchaser

                 Purchaser represents and warrants to the Company as follows:

                 3.1 Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to enter into this Agreement and to carry out and otherwise perform its obligations hereunder.

                 3.2 Authorization and Enforceability. This Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

                 3.3 No Conflicts. The execution of this Agreement and the performance by Purchaser of the transactions contemplated hereby do not conflict with the terms of (a) Purchaser's Certificate of Incorporation or Bylaws or (b) any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation to which Purchaser is subject.

                 3.4 Investment Intent. Purchaser is acquiring the Securities for investment purposes only, and not with a present view for the resale thereof in connection with any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

                 3.5 Unregistered Securities. Purchaser understands that the Securities have not been registered under the Securities Act and that, accordingly, the Securities will not be transferable except pursuant to an exemption from the registration and prospectus delivery requirement of the Securities Act or upon satisfaction of such requirement. Purchaser further acknowledges that the Securities will be subject to the transfer restrictions set forth in Section 6 below and further acknowledges and agrees that the instruments and certificates evidencing the Securities and each instrument or certificate issued in exchange therefor will bear a legend indicating such restriction on transfer.

                 3.6 Status and Knowledge. Purchaser represents to the Company that it is an "accredited investor" (as such term is defined in Rule 501 of Regulation D under the Securities Act). Purchaser acknowledges that it has been given the opportunity to ask questions and receive answers from the Company's officers and directors concerning the terms and conditions of the transactions contemplated hereby, the operations, financial condition and prospects of the Company and the accuracy of the information contained in any document provided to Purchaser by the Company.


                                   Section 4
                      Conduct of Business Pending Closing

                 From the date of this Agreement until the Closing, the Company covenants that, except as otherwise consented to in writing by the Purchaser (which consent shall not be unreasonably withheld), it shall either satisfy or cause to be satisfied the following:

                 4.1 Ordinary Course. The Company shall carry on its business in the ordinary course in substantially the same manner as heretofore conducted and shall promptly advise the Purchaser of any material, adverse change in the Company's financial condition or results of operations. The Company shall not take, or permit to be taken, any action described in Section
2.8 of this Agreement.

                 4.2 No Acquisitions. The Company shall not acquire or agree to acquire a substantial portion of the assets of any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets which are material in the aggregate to the Company.

                 4.3 No Dispositions. The Company shall not sell, lease or otherwise dispose of any assets except in the ordinary course of business consistent with past practice.

                 4.4 Employees. The Company shall not grant any material increase in the compensation payable to any of its employees or any material benefit increase in any Employee Benefit Plan, except for increases made in the ordinary course of business consistent with past practice.

                 4.5 Mortgages, Liens and Other Encumbrances. The Company shall not create, assume or incur any mortgage, lien, pledge or other encumbrance of any kind in respect of any property other than mortgages, liens, pledges or other encumbrances incurred in the ordinary course of business and other than liens and encumbrances created in connection with the Restated Westinghouse Debt.

                 4.6 Waiver of Rights. The Company shall not amend, terminate or waive any right of substantial value other than in the ordinary course of business consistent with past practice.

                 4.7 Material Agreements. The Company shall not enter into any lease for property or equipment or any agreement material to the Company, except in the ordinary course of business consistent with past practice.

                 4.8 Capital Expenditures. The Company shall not make or commit to any capital expenditures or commitments exceeding $100,000 in the aggregate.

                 4.9 Agreements. The Company shall not commit or agree, whether in writing or otherwise, to take any action prohibited by this Section 4.

                 4.10 Access by Infinity and the Purchaser. The Company agrees that each of Infinity and the Purchaser, and their designated representatives, attorneys, auditors and agents, shall have reasonable access following reasonable notice to the books of account, financial and corporate records, contracts, leases, tax returns, properties and other assets of the Company and to make copies of such corporate records, reports and other documents as they may request at any reasonable time during regular business hours prior to the Closing, and the Company agrees to use all reasonable efforts to cooperate with such persons in conducting such examination, except that none of Infinity, the Purchaser nor any of their designated representatives, attorneys, auditors and agents shall have access to information regarding advertisers, talent agreements or affiliation agreements. The Company's officers, employees and accountants will take such reasonable steps as may be necessary to furnish such additional financial and operating data and other information (subject to the exception in the previous sentence) as Infinity or the Purchaser may from time to time reasonably request. Each of Infinity and the Purchaser and their designated representatives, attorneys, auditors and agents shall keep all such information provided pursuant to this Section 4.10 or otherwise confidential pursuant to that certain letter agreement dated August 20, 1993, between the Company and Infinity regarding the confidentiality of information supplied by the Company to Infinity.

                 4.11 Copies of Filings, Etc. From the date of this Agreement until the Closing, the Company will deliver to the Purchaser, promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company to the holders of its publicly-traded securities, of all regular and periodic reports and all registration statements and prospectuses filed by the Company with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company to the public concerning material developments in the business of the Company or its subsidiaries.

                 4.12 No Solicitation. Except as contemplated by the terms of this Agreement, neither the Company nor any of its officers, directors, employees, affiliates, representatives or agents shall, directly or indirectly, solicit or authorize the solicitation of, or initiate discussions or negotiations with, or, except to the extent required by their fiduciary duties, participate in discussions or negotiations or otherwise cooperate in any way with or provide any information to any person concerning (a) the purchase, lease or other acquisition of all or a substantial portion of the assets of the Company, (b) the purchase of any of the shares of capital stock of the Company or (c) the merger, consolidation or other combination of the Company with another person.


                                   Section 5
                Conditions Precedent to Purchaser's Obligations

                 The obligation of Purchaser to purchase the Securities on the Closing Date, or at any time thereafter, is subject to the timely fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived in whole or in part by Purchaser and which if not waived shall relieve Purchaser of its obligation to purchase the Securities and permit Purchaser at its option to terminate this Agreement without any liability or obligation on the part of
Purchaser:

                 5.1 Accuracy of Representations and Warranties. The representations and warranties made or given by the Company in this Agreement or in any written instrument delivered to Purchaser pursuant to this Agreement shall be true, correct and complete in all material respects on the date hereof and on and as the Closing Date as though such representations and warranties were made and given on and as of the Closing Date; the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it on or prior to the Closing Date; and at the Closing, there shall be delivered to the Purchaser a certificate signed by authorized officers of the Company to such effect.

                 5.2 Compliance with Securities Laws. The offering, issuance and sale of the Securities under this Agreement shall comply with all applicable requirements of federal and state securities laws.

                 5.3 Legal Opinion. Purchaser shall have received the opinion of counsel to the Company in form and substance reasonably satisfactory to the Purchaser dated as of the Closing and covering such matters as may reasonably be requested thereby.

                 5.4 Closing of Acquisition. The Closing of the Acquisition shall have concurrently occurred and all conditions to the Seller's obligations thereunder shall have been satisfied or waived by the Seller.

                 5.5      Stockholder Approval.  The conditions set forth in
Section 5.8 of the Purchase Agreement shall have been satisfied.

                 5.6 HSR Act. All provisions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have been complied with, and the waiting period thereunder shall have expired or terminated.

                 5.7 Certain Proceedings. The Purchaser shall be reasonably satisfied that the Company will incur no material liability directly or indirectly arising out of, relating to or in connection with the matters described in Item 3 of the 1992 10-K.

                 5.8 Proceedings and Documents. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, agreements, instruments and documents mentioned herein or incident to any such transactions shall be reasonably satisfactory in form and substance to Purchaser.


                                   Section 6
               Conditions Precedent to the Company's Obligations

                 The obligation of the Company to sell the Securities on the Closing Date, or at any time thereafter, is subject to the timely fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived in whole or in part by the Company, and which if not waived shall relieve the Company of its obligation to sell the Securities, and permit the Company at its option to terminate this Agreement without any liability or obligation on its part:

                 6.1 Accuracy of Representations and Warranties. The representations and warranties made or given by Purchaser in this Agreement or in any written instrument delivered to the Company pursuant to this Agreement shall be true, correct and complete in all material respects on and as of the Closing Date as though such representations and warranties were made and given on and as of the Closing Date; and Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Purchaser on or prior to the Closing Date.

                 6.2 Reciprocal Conditions. The conditions set forth in Sections 5.2, 5.5 and 5.6 hereof shall have been satisfied or waived by the Company.

                 6.3 Proceedings and Documents. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, agreements, instruments and documents mentioned herein or incident to any such transactions shall be reasonably satisfactory in form and substance to the Company.

                 6.4 Closing of Acquisition. The Closing of the Acquisition shall have concurrently occurred and all conditions to the Company's obligations thereunder shall have been satisfied or waived by the Company.


                                   Section 7
                             Transfer Restrictions

                 The Shares, the Warrant and the shares of Common Stock issuable upon exercise of the Warrant (the "Warrant Shares") shall be subject to the following restrictions on transfer:

                 7.1 No Transfer. None of the Shares, the Warrant nor the Warrant Shares may be sold, transferred, pledged, hypothecated, assigned or otherwise encumbered or disposed of (collectively, a "Transfer") unless (a) the prior written consent of the Company has been obtained, (b) the Transfer is made pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 or Rule 144A under the Securities Act or (c) the Purchaser shall have delivered to the Company a written opinion of legal counsel reasonably satisfactory to the Company and to the Company's legal counsel that an exemption from the registration requirements of the Securities Act is available and that the proposed Transfer would comply with all applicable federal and state securities laws. Any attempted Transfer that fails to comply with this Section 6.1 shall be null and void, ab initio.

                 7.2 Legend Requirement. Each of the Shares, the Warrant and the Warrant Shares shall bear a legend in substantially the following form:

                 THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. SUCH SECURITIES ARE SUBJECT TO THE TERMS AND CONDITIONS OF A SECURITIES PURCHASE AGREEMENT BETWEEN THE HOLDER HEREOF AND THE ISSUER, A COPY OF WHICH IS AVAILABLE AT THE ISSUER'S PRINCIPAL OFFICES, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE ENCUMBERED OR DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

So long as Section 8 of the Voting Agreement remains in effect, each of the Shares and the Warrant Shares shall also contain a legend setting forth the restrictions called for thereby.


                                   Section 8
                           Survival; Indemnification

                 8.1 Survival of Representations and Warranties. The representations and warranties contained in Sections 2 and 3 of this Agreement shall survive the Closing hereunder and shall continue in effect, notwithstanding any investigation by or on behalf of any of the parties hereto, until the earlier to occur of (a) eighteen (18) months following the Closing and (b) ninety (90) days after the receipt by the Purchaser of the Company's audited financial statements for the fiscal year ended November 30, 1994 (the "Cutoff Date"), except that any representation or warranty which would otherwise terminate after the Cutoff Date shall survive until the final adjudication or settlement of any such matter if notice of any inaccuracy or breach thereof, including a reasonably detailed description of such alleged inaccuracy or breach, shall have been given in writing to the Company or the Purchaser, as the case may be, on or prior to the Cutoff Date.

                 8.2      General Indemnification.

                          (a)     Subject to the provisions of Section 8.1
above, the Company shall indemnify and hold harmless the Purchaser from and against, and shall reimburse the Purchaser on demand for, any claim, loss, liability, damage or expense, including reasonable attorneys' fees and costs of appeals (collectively, "Damages"), resulting from any material breach of any representation or warranty or agreement or covenant on the part of the Company under or pursuant to this Agreement. Notwithstanding the foregoing, the Company shall be responsible for any Damages claimed for any breach of any representation or warranty herein, or indemnification with respect thereto, only to the extent that the aggregate amount of such Damages claimed for all of such breaches exceeds $150,000. For purposes of the foregoing, the Purchaser's Damages in respect of any loss, liability, damage or expense suffered by the Company shall be (i) to the extent of the Set-Off Amount (as defined in the next sentence), the greater of (x) Purchaser's actual Damages and (y) 25% of the dollar amount of such Damages suffered by the Company, and (ii) to the extent of amounts in excess of the Set-Off Amount, Purchaser's actual Damages. "Set-Off Amount" shall mean the sum of all amounts paid or payable to the Company by Infinity or UCG as indemnity pursuant to Section 7.2(a) of the Purchase Agreement.

                          (b)     The Purchaser shall indemnify and hold
harmless the Company from and against, and shall reimburse such parties on demand for, any Damages resulting from any breach of any representation, warranty, agreement or covenant on the part of the Purchaser under or pursuant to this Agreement. Notwithstanding the foregoing, the Purchaser shall be responsible for any Damages claimed for any breach of any representation or warranty herein, or indemnification with respect thereto, only to the extent that the aggregate amount of such Damages claimed for all of such breaches exceeds $150,000, provided that the Purchaser's aggregate obligations under this Section 8.2(b) shall not exceed $15,000,000.

                          (c)     If a third party asserts a claim against any
indemnified party for which indemnification would be available under this
Section 8.2 hereof (a "Claim"), the indemnified party shall promptly give notice of such Claim, describing such Claim with reasonable specificity, to the indemnifying party; provided, however, that the failure to give such notice shall not affect the right of the indemnified party to indemnification hereunder except to the extent that such failure prejudices the ability of the indemnifying party to defend any Claim or take any other remedial action. The indemnifying party shall be entitled to assume the defense of such Claim, including the employment of counsel reasonably satisfactory to the indemnified party; provided, however, that in the event that the indemnified party reasonably determines in good faith that its interests with respect to such Claim cannot appropriately be represented by the indemnifying party, such indemnified party shall have the right to retain separate counsel and to have its expenses reimbursed promptly with respect to such Claim. In addition, in the event that such indemnifying party, within a reasonable time after notice of any such Claim, fails to defend any indemnified party, such indemnified party will (upon further notice to such indemnifying party) have the right to undertake its defense of such Claim for the account of such indemnifying party and to have its expenses reimbursed promptly with respect to such Claim. Regardless of which party is controlling the defense of any Claim, (i) both the indemnifying party and the indemnified party shall act in good faith and (ii) no settlement of such Claim may be agreed to without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. The controlling party shall deliver, or cause to be delivered, to the other party copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the defense of any such Claim, and timely notices of any hearing or other court proceeding relating to such Claim.

                          (d)     The exclusive remedy available to a party
hereto in respect of the matters covered by subparagraphs (a) and (b) of this
Section 8.2 shall be to proceed in the manner and subject to the limitations contained in this Section 8.2.


                                   Section 9
                                 Miscellaneous

                 9.1 Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand-delivered, transmitted via facsimile, deposited prepaid for next day delivery by Federal Express or other similar overnight courier, or mailed first class postage prepaid, registered or certified mail addressed as follows:

     (a)    If to the Company, to:         Westwood One, Inc.
                                           9540 Washington Boulevard
                                           Culver City, California 90232
                                           Attention:  Mr. Norman J. Pattiz
                                           Fax No.:  (310) 840-0834

     (b)    With a copy to:                Riordan & McKinzie
                                           5743 Corsa Avenue, Suite 116
                                           Westlake Village, California  91362
                                           Attention:  Lawrence C. Weeks, Esq.
                                           Fax No.:  (818) 706-2956

     (c)    If to Purchaser, to:           c/o Infinity Broadcasting Corporation
                                           600 Madison Avenue, 4th Floor
                                           New York, New York  10022
                                           Attention:  Mr. Farid Suleman
                                           Fax No.:  (212) 898-2959

     (d)    With a copy to:                Debevoise & Plimpton
                                           875 Third Avenue
                                           New York, New York  10022
                                           Attention:  Richard D. Bohm, Esq.
                                           Fax No.:  (212) 909-6836


Such notices, requests, consents and other communications shall for all purposes of this Agreement be treated as being effective or having been given, if delivered personally, upon delivery, if transmitted via facsimile, upon receipt of confirmation of transmission, if delivered by overnight courier, upon twenty-four (24) hours after deposit, or, if sent by mail, upon the earlier of actual receipt or the third day after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, and postage prepaid and addressed as set forth above.

                 9.2 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition of invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                 9.3 Waiver and Amendment. No amendment, modification, termination or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Company and the Purchaser.

                 9.4 Parties in Interest. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. Neither party may assign its rights and obligations under this Agreement without the consent of the other party, except the Purchaser may assign such rights and obligations to any of its affiliates without any such consent.

                 9.5  Governing Law.   This Agreement shall be governed by and
construed in accordance with the laws of the State of Delaware.

                 9.6 Entire Agreement. This Agreement, together with the Other Agreements, constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and supersede all prior negotiations, agreements and understandings among the parties with respect to such subject matter. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein and therein.

                 9.7 Counterparts. This Agreement may be executed in two counterparts with the same effect as if all parties hereto had signed the same document. All counterparts so executed shall be deemed to be an original, shall be construed together and shall constitute one agreement.


                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


COMPANY:                             WESTWOOD ONE, INC.,
                                     a Delaware corporation




                                     By:   ___________________________________
                                           Name: _____________________________
                                           Title: ____________________________


PURCHASER:                           INFINITY NETWORK INC.,
                                     a Delaware corporation




                                     By:   ___________________________________
                                           Name: _____________________________
                                           Title: ____________________________

                                    EXHIBIT



Exhibit A        -        Warrant

                                                   Warrant to Purchase 3,000,000
                                                          Shares of Common Stock


                    INCORPORATED UNDER THE LAWS OF THE STATE
                                  OF DELAWARE

                               WESTWOOD ONE, INC.

                        Void after _______________, 2004



         THE SECURITIES EVIDENCED BY THIS WARRANT OR ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. SUCH SECURITIES ARE SUBJECT TO THE TERMS AND CONDITIONS OF A SECURITIES PURCHASE AGREEMENT BETWEEN THE HOLDER HEREOF AND THE ISSUER, A COPY OF WHICH IS AVAILABLE AT THE ISSUER'S PRINCIPAL OFFICES, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE ENCUMBERED OR DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.



                 WESTWOOD ONE, INC., a Delaware corporation (the "Company"), certifies that, for value received, Infinity Broadcasting Corporation, a Delaware corporation, or a designated affiliated entity (collectively, the "Manager"), is entitled to purchase, until the close of business on _____________________, 2004, Three Million (3,000,000) shares of Common Stock, par value $0.01 per share, of the Company, at a price of $3.00 per share; subject, however, to the provisions and upon the terms and conditions hereinafter set forth.

                 1. Exercisability of Warrant. This Warrant shall become exercisable in three equal annual installments of One Million (1,000,000) shares of Common Stock, par value $0.01 per share, of the Company (appropriately adjusted for stock splits, stock dividends or similar capital modifications as provided in Section 5 below) on _______________ in each of 1995, 1996 and 1997, provided that this Warrant shall become immediately exercisable with respect to all shares of Common Stock covered hereby if the Management Agreement dated __________, 1994 between the Company and the Manager (the "Management Agreement") is terminated for any reason other than pursuant to Section 3.2(b) or (c) of the Management Agreement. Installments shall be cumulative such that this Warrant may be exercised as to any or all of the Common Stock covered by an installment at any time or





                                   Exhibit A
times after that installment becomes exercisable and until this Warrant expires.

                 2.       Method of Exercise; Payment; Issuance of New Warrant.

                          (a)     This Warrant may be exercised by the holder
hereof, in whole or in part, by the surrender of this Warrant, properly endorsed, at the principal office of the Company in California, Attention:
Secretary, and by (i) the payment to the Company of the then applicable Warrant Price of the Common Stock being purchased ("Warrant Price" shall mean the price specified in the first paragraph of this Warrant and such other prices as shall result from the adjustments specified in Section 5 hereof); and (ii) delivery to the Company of the form of subscription at the end hereof (or a reasonable facsimile thereof).

                          (b)     Each exercise of this Warrant shall be deemed
to have been effected immediately prior to the close of business on the business day on which this Warrant shall have been surrendered to the Company as provided in this Section 2, and at such time the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such exercise shall be deemed to have become the holder or holders of record thereof.

                          (c)     In the event of any exercise of the rights
represented by this Warrant, certificates for the shares of Common Stock so purchased shall be delivered at the Company's expense (including the payment by the Company of any applicable issuance taxes) to the holder hereof within five
(5) business days after the rights represented by this Warrant shall have been so exercised, and unless this Warrant has expired, a new Warrant of like tenor representing the number of shares of Common Stock, if any, with respect to which this Warrant shall not then have been exercised, shall also be issued to the holder hereof within such time.

                 3. Stock Fully Paid; Reservation of Shares. The Company covenants and agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all liens. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, at least the maximum number of shares of its Common Stock as are issuable upon the exercise of the rights represented by this Warrant.





                                     A-2.

                 4. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder but in lieu of such fractional shares, the Company shall make a cash payment therefor upon the basis of the Current Market Value (as defined below) of the Common Stock.

                 5. Number of Shares Receivable Upon Exercise. The number of shares of Common Stock receivable upon the exercise of this Warrant is subject to adjustment upon the happening of certain events specified in this
Section 5. For the purposes of this Section 5, the "Warrant Price" referred to herein shall initially be $3.00 and shall be adjusted and readjusted from time to time as provided in this Section 5. The holder of this Warrant shall, upon exercise hereof as provided in Section 2, be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this Section 5) be issuable upon such exercise by a fraction of which (A) the numerator is $3.00 and (B) the denominator is the Warrant Price in effect at the time of such exercise. The price to be paid for each such share of Common Stock by the holder shall be the Warrant Price as adjusted pursuant to this Section 5, provided that the price paid by the holder for any shares of Common Stock upon exercise of this Warrant shall never be less than $0.01 per share. The Warrant Price shall be subject to adjustment as follows:

                          (a)     Stock Dividends, Stock Splits, Etc.  If the
Company at any time or from time to time after the date hereof shall issue additional shares of Common Stock as a result of the declaration or payment of a dividend on the Common Stock payable in Common Stock, or as a distribution to holders of Common Stock, or as a result of a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock), then, and in each such case, the Warrant Price then in effect shall be reduced, concurrently with the issuance of such shares, to a price (calculated to the nearest cent) determined by multiplying such Warrant Price by a fraction
(i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance of additional shares of Common Stock, and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issuance, provided that, for purposes of this Section 5(a), (x) additional shares of Common Stock shall be deemed to have been issued (A) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution or (B) in the case of any such subdivision, at the close of business on the date immediately prior to the day upon which such





                                     A-3.

corporate action becomes effective, (y) immediately after any additional shares of Common Stock are deemed to have been issued, such additional shares of Common Stock shall be deemed to be outstanding, and (z) treasury shares shall be deemed not to be outstanding.

                          (b)     Extraordinary Dividends and Distributions.
If the Company shall distribute to all holders of its outstanding Common Stock evidences of indebtedness of the Company, cash (other than a cash distribution made as a dividend payable or to be payable at regularly scheduled intervals and payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the State of Delaware, but only to the extent that the aggregate of all such dividends paid or declared after the date hereof does not exceed the consolidated net income of the Company earned subsequent to the date hereof, as determined in accordance with generally accepted accounting principles, consistently applied) or assets or securities other than its Common Stock (including stock of a subsidiary or securities convertible into or exercisable for such stock but excluding dividends or distributions referred to in Section 5(a) above) (any such evidences of indebtedness, cash, assets or securities, the "assets or securities"), then, in each case, the Warrant Price shall be adjusted by subtracting from the Warrant Price then in effect the value of the assets or securities that the holder would have been entitled to receive as a result of such distribution had the Warrant been exercised and the relevant shares of Common Stock issued in the name of the holder immediately prior to the record date for such distribution; provided that if, after giving effect to such adjustment, the Warrant Price would be less than the then par value of the Common Stock, the Company shall distribute such assets or securities to the holder as if the holder had exercised the Warrant and the shares of Common Stock had been issued in the name of the holder immediately prior to the record date for such distribution. Any adjustment required by this Section 5(b) shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

                          (c)     Combinations, Etc.  If the Company at any
time or from time to time after the date hereof shall combine or consolidate the outstanding shares of Common Stock, by reclassification or otherwise, into a lesser number of shares of Common Stock, then, and in each such case, the Warrant Price then in effect shall be increased, concurrently with the effectiveness of such combination or consolidation, to a price (calculated to the nearest one cent) determined by multiplying such Warrant Price by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to





                                      A-4.

the effectiveness of such combination or consolidation and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such effectiveness.

                          (d)     Issuance of Additional Shares of Common
Stock. In case the Company at any time or from time to time after the date hereof shall issue or sell additional shares of Common Stock ("Additional Shares") for a consideration per share less than the Current Market Value in effect on the earlier of (i) the date on which the Company enters into a firm contract for the issuance and sale of such Additional Shares (unless such contract specifies that the price will be determined at a later date, then such later date shall apply to this clause (i)) or (ii) the date of actual issuance or sale of such Additional Shares, then, in each such case, the Warrant Price in effect immediately prior to such date shall be reduced, concurrently with such issuance or sale, to a price (calculated to the nearest one cent) determined by multiplying such Warrant Price by a fraction (x) the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares so issued or sold would purchase at such Current Market Value, and (xi) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale, provided that (a) treasury shares shall not be deemed to be outstanding for purposes of this Section 5(d) and (b) the shares of Common Stock then issuable
(i) pursuant to the terms of this Warrant and the Incentive Stock Option (as defined in the Management Agreement) and (ii) on conversion of the Company's 9% Convertible Senior Subordinated Debentures due 2002 issued pursuant to that certain Indenture dated as of December 15, 1990 (the "9% Convertible Debt") shall be deemed to be outstanding immediately prior to and after such issue or sale. Notwithstanding anything contained herein to the contrary, no adjustment to the Warrant Price shall be made pursuant to this Section 5(d) following the issuance of Additional Shares pursuant to (xx) Section 5(a) hereof, (xxi) the exercise of any options or issuance of any shares under any options or purchase or other rights that are outstanding on or prior to the date hereof and that were issued pursuant to any of the Company's employee stock option, appreciation or purchase right plans, (xxii) the exercise of any options or purchase or other rights or the issuance of any shares under any options or rights that are granted after the date hereof, whether in accordance with the terms of any of the Company's employee stock option, appreciation or purchase right plans or otherwise, so long as the exercise price of any such option, warrant, subscription or purchase right is not less than the Market Price on the date that such grant is approved by the Company's Board of Directors or a duly authorized committee thereof or, if later,





                                     A-5.

the date that such exercise price is established, (xxiii) the exercise of any other options, warrants or other subscription or purchase rights outstanding on or prior to the date hereof, including without limitation, this Warrant and the Stock Incentive Option, (xxiv) the exercise of any conversion or exchange rights outstanding on or prior to the date hereof issued by the Company, including without limitation, any such conversion rights relating to the 9% Convertible Debt, (xxv) the exercise of any conversion or exchange rights issued by the Company after the date hereof, so long as the conversion or exchange price is not less than the Market Price on the date that such issuance is approved by the Board of Directors or a duly authorized committee thereof or, if later, the date that such conversion or exchange price is established or
(xxvi) the issuance or sale of Additional Shares pursuant to a firmly underwritten public offering of such shares.

                          (e)     Accountants' Report as to Adjustments.  In
each case of any adjustment or readjustment in the Warrant Price, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms hereof and, upon the reasonable request of the Manager, cause independent public accountants of recognized national standing selected by the Company (which may be the regular auditors of the Company) to verify such computation and prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (i) the number of shares of Common Stock outstanding or deemed to be outstanding and (ii) the Warrant Price in effect immediately prior to such adjustment or readjustment and as adjusted and readjusted (if required by Section 5) on account thereof. The Company will forthwith mail a copy of each such report to the holder of this Warrant. The Company will also keep copies of all such reports at its principal office, and will cause the same to be available for inspection at such office during normal business hours by any holder of this Warrant or any prospective purchaser of a Warrant designated in writing by the holder thereof.

                          (f)     No Dilution or Impairment.  The Company will
not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms hereof, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against dilution as provided herein. Without limiting the generality of the foregoing, the Company (i) will not permit the par value of any shares of Common Stock receivable upon the exercise of any





                                     A-6.

Warrant to be increased to an amount that exceeds the amount payable therefor upon such exercise, (ii) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares upon the exercise of this Warrant from time to time and (iii) will not take any action which results in any adjustment of the Warrant Price if the total number of shares of Common Stock issuable after such action upon the exercise of this Warrant would exceed the total number of shares of Common Stock then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise.

                          (g)     Exercise of Warrant in the Event of a
Consolidation, Merger, Sale of Assets, Reorganization, Etc.

                              (i)      In case at any time the Company
               shall be a party to any Transaction, then (A) upon the consummation thereof this Warrant shall become exercisable with respect to all shares of Common Stock covered hereby (whether or not it has otherwise become exercisable with respect to such shares pursuant to Section 1) and shall be deemed to have been exercised by the holder hereof without any act on the part of such holder and without any obligation on the part of such holder to pay the exercise price until presentation of this Warrant pursuant to clause (B) below, and (B) this Warrant shall represent the right of such holder to receive (upon presentation of this Warrant on or within thirty (30) days after the date of such consummation together with payment of the aggregate exercise price payable at the time of such consummation in accordance with Section 2 for all shares of Common Stock issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock issuable upon exercise of this Warrant prior to such consummation, the cash, securities and other property to which such holder would have been entitled upon the consummation of the Transaction if such older had exercised this Warrant immediately prior thereto.

                              (ii)     The Company will not effect any
               Transaction unless, prior to the consummation thereof, each corporation or entity (other than the Company) which may be required to deliver any cash, securities or other property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to the holder of this Warrant, the obligation to deliver to such holder such cash, securities or other property as, in accordance with the foregoing provision, such holder may be entitled to receive.


                          (h)     Notices of Corporate Action.  In the event of
any anticipated





                                     A-7.

                                  (i) taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution on such securities, or

                                  (ii)     Transaction, or

                                  (iii)    voluntary or involuntary
                 dissolution, liquidation or winding-up of the Company,

the Company will mail to the holder of this Warrant a notice specifying (A) the date or expected date on which any such record is to be taken for the purpose of such dividend or distribution or (B) the date or expected date on which any such Transaction, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for the securities or other property deliverable upon such Transaction, dissolution, liquidation or winding-up. Such notice shall be mailed at least twenty (20) days prior to the date therein specified, in the case of any date referred to in the foregoing clause (A), and at least thirty (30) days prior to the date therein specified, in the case of the date referred to in the foregoing clause
(B).

                 6. Definitions. As used herein, the following terms have the following respective meanings:

                 Common Stock: The Company's (a) Common Stock, par value $0.01 per share, and (b) Class B Stock, par value $0.01 per share.

                 Current Market Value: The average of the daily Market Price per share of Common Stock for the period of five (5) days, ending on the day immediately prior to the date determined pursuant to Section 5(d)(i) or (ii), during which the national securities exchanges were opened for trading, provided that if an exercise of this Warrant occurs as a result of or in connection with the consummation of a Transaction, Current Market Value shall be the aggregate value of the cash, securities and other consideration payable for a share of Common Stock in connection with such Transaction.

                 Market Price: Per share of Common Stock on any date specified herein shall be (a) the last sale price, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices on such date, in each case as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading, or (b) if such Common Stock is not then listed or





                                     A-8.

admitted to trading on any national securities exchange, but is designated as a national market system security by the National Association of Securities Dealers, the last trading price of the Common Stock on such date, or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the reported closing bid and asked prices on such date as shown by the National Association of Securities Dealers Automated Quotation System.

                 Registration Rights Agreement: The Registration Rights Agreement, dated the date hereof, between the Company and the original holder hereof.

                 Transaction: A merger, consolidation, sale of all or substantially all of the Company's assets, recapitalization of the Common Stock or other similar transaction, in each case if the previously outstanding Common Stock is acquired for cash or changed into or exchanged for different securities of the Company or changed into or exchanged for common stock or other securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of any of the foregoing.

                 Warrant Price:  The meaning specified in Section 5.

                 7. Amendments and Waivers. Any term of this Warrant may be amended or modified or the observance of any term of this Warrant may be waived (either generally or in a particular instance) only with the written consent of the Company and the holder of this Warrant.

                 8. Assignment. The provisions of this Warrant shall be binding upon and inure to the benefit of the original holder hereof, its successors and assigns by way of merger, consolidation or operation of law, and each third party transferee of this Warrant, provided that, this Warrant may only be transferred in accordance with the terms of the Registration Rights Agreement and, in the case of any third party transferee, such transferee shall have delivered to the Company a valid agreement of assumption of the restriction on transfer specified in this Section 8.

                 9. Exchange of Warrant. Upon surrender for exchange of this Warrant, properly endorsed, for registration of Transfer or for exchange at the principal office of the Company, the Company at its expense will issue and deliver to or upon the order of the holder hereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face of this





                                     A-9.

Warrant, provided that any such transfer of this Warrant is made in accordance with the Registration Rights Agreement.

                 10. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, upon deliver of an indemnity bond in such reasonable amount as the Company may determine (or, in the case of any Warrant held by the original holder hereof or any affiliate thereof or an institutional holder or any of their respective nominees, of an affidavit of an authorized officer of such holder, setting forth the fact of such loss, theft or destruction, which shall be satisfactory evidence thereof and no further indemnity shall be required as a condition of the execution and delivery of a new Warrant), or, in the case of any such mutilation, upon the surrender of such Warrant for cancellation to the Company at its principal office, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant, of like tenor. Any Warrant in lieu of which any such new Warrant has been so executed and delivered by the Company shall not be deemed to be an outstanding Warrant for any purpose.

                 11. Remedies. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default by the Company in the performance of or in compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise without the requirement of the posting of a bond.

                 12. No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof any rights as a stockholder of the Company (except to the extent that shares of Common Stock are issued to such holder pursuant to this Warrant) or as imposing any liabilities on such holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

                 13. Notices. All notices and other communications under this Warrant shall be in writing and shall be mailed by registered or certified mail, return receipt requested, or by facsimile transmission, addressed (a) if to the holder, at the registered address or the facsimile number of such holder as set forth in the register kept at the principal office of the Company, and
(b) if to the Company, to the attention of the Secretary at its principal office, or to its facsimile number,





                                    A-10.

Attention: Secretary, provided that the exercise of any Warrant shall be effected in the manner provided in Section 2.

                 14. Legends. The shares of Common Stock issuable pursuant to the terms of this Warrant shall contain the legends set forth in
Section 6.2 of the Securities Purchase Agreement dated as of November 4, 1993 by and between the Company and Manager.

                 15. Miscellaneous. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.


                 DATED as of ____________________, 1994.


                                              WESTWOOD ONE, INC.




                                              By: ______________________________
                                                  Name: ________________________
                                                  Title: _______________________






                                    A-11.

                              FORM OF SUBSCRIPTION

                [To be signed only upon exercise of the Warrant]


TO WESTWOOD ONE, INC.

                 The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _________* shares of Common Stock of WESTWOOD ONE, INC. and herewith makes payment of $______ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to, ________________________________, whose address is ____________________________
________________________________________________________________.


Dated:  _________________



___________________________________
(Signature must conform in all
respects to name of holder as
specified on the face of the
Warrant)


                                             ___________________________________
                                                            (Address)


____________________

* Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercise), in either case without making any adjustment for additional shares of the Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions referred to in the Warrant, may be deliverable upon exercise. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of such Warrant, all as provided in the Warrant.






                                    A-12.

                               FORM OF ASSIGNMENT

                [To be signed only upon transfer of the Warrant]


                 For value received, the undersigned hereby sells, assigns and transfers unto _____________________________________ the rights represented by the within Warrant to purchase _______ shares of Common Stock of WESTWOOD ONE, INC. to which the within Warrant relates, and appoints _______________________ __________________________________ Attorney to transfer such rights on the books of WESTWOOD ONE, INC.  with full power of substitution in the premises.


Dated:  _________________



___________________________________
(Signature must conform in all
respects to name of holder as
specified on the face of the
Warrant)


                                             ___________________________________
                                                            (Address)


Signed in the presence of:


___________________________________





                                    A-13.

                                                                APPENDIX C

                                        November 4, 1993





The Board of Directors
Westwood One, Inc.
9540 Washington Boulevard
Culver City, CA  90232

Gentlemen:

        You have requested our opinion as to the fairness to Westwood One, Inc. ("Westwood One" or the "Company"), from a financial point of view, of the consideration to be paid by Westwood One in connection with the acquisition (the "Acquisition") of the stock of Unistar Radio Networks, Inc. ("Unistar") from Unistar Communications Group, Inc. ("Communications") pursuant to the terms of the Stock Purchase Agreement dated as of November 4, 1993 among Communications, Unistar, Infinity Broadcasting Corporation ("Infinity") and Westwood One (the "Stock Purchase Agreement"). In addition to the Acquisition, Infinity will invest $15 million in Westwood One and manage Westwood One (together with the Acquisition, the "Transaction"). The agreements relating to the Transaction include (i) the Stock Purchase Agreement; (ii) the Securities Purchase Agreement dated as of November 4, 1993 by and among Westwood One and Infinity together with the forms of warrants deliverable thereunder; (iii) the form of Voting Agreement to be dated as of the closing of the Acquisition; (iv) the form of Management Agreement to be dated as of the closing of the Acquisition by and between Westwood One and Infinity and (v) the form of Registration Rights Agreement to be dated as of the closing of the Acquisition by and between Westwood One and Infinity (together with the Stock Purchase Agreement, the "Transaction Documents").

        Pursuant to the Transaction Documents, (i) Westwood One will purchase Unistar for $16,589,235 in cash and assume $84,710,765 of indebtedness owed to Unistar's current senior lender (which indebtedness will be paid in full in connection with the closing of the Acquisition); (ii) Infinity will invest $15 million in cash in Westwood One in exchange for five million shares of Westwood One common stock, par value $0.01 per share (the "Common Stock"), and a warrant to purchase three million shares of Common Stock for $3.00 per share; and (iii) Infinity will arrange for additional bank financing for the Acquisition. In addition, Infinity will manage Westwood One for (i) $2 million annually with an annual adjustment based upon a consumer price index; (ii) a bonus of 10% of the additional earnings before depreciation, amortization, interest and taxes above $27 million (the "Threshold"), which Threshold shall increase by 10% annually; and (iii) warrants for 1,500,000 shares of Common Stock granted in units of 500,000 shares with an exercise price of $3.00 per share, $4.00 per share and $5.00 per share, respectively, exercisable when the price of the Common Stock reaches $10.00 per share, $15.00 per share and $20.00 per share, respectively.

        In arriving at our opinion, we have (i) reviewed the Transaction Documents and (ii) held discussions with the Company and Infinity concerning

Westwood One, Inc.
Page 2                                                       November 4, 1993


the proposed financing and reviewed certain documents related to the proposed financing. We also have reviewed financial and other information that was publicly available or furnished to us by the Company, Unistar and Infinity including information provided during discussions with management of the Company, Infinity and Unistar. This information included certain internal financial analyses and forecasts for the Company and Unistar prepared by the managements of the Company, Unistar and Infinity, respectively, as well as certain pro forma internal financial analyses and forecasts for the combined operations of the Company and Unistar prepared by the managements of the Company, Unistar and Infinity. In addition, we have reviewed the impact of the Transaction on earnings attributable to the Company's Common Stock, compared certain financial and securities data of the Company and Unistar with various companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the Common Stock, reviewed prices and implied multiples paid in certain other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

        In rendering our opinion, we have relied upon and assumed, without independent verification, the accuracy, completeness and fairness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company, Infinity and Unistar or their respective representatives, or that was otherwise reviewed by us and have further relied upon the assurances of management of the Company, Infinity and Unistar that they are not aware of any facts that would make such information inaccurate or misleading with respect to the financial forecasts (including on a pro forma basis) of the Company and Unistar. Upon the advice of the Company, Unistar and Infinity, we have assumed the financial forecasts supplied to us have been reasonably prepared on a basis reflecting the best currently available estimates and judgment of the management of the Company, Unistar and Infinity as to the future operating and financial performance of the Company and Unistar individually and on a combined basis. We have further assumed each of their respective businesses will perform in accordance with such forecasts. We did not make any independent evaluation of the assets, liabilities or operations of the Company or Unistar, nor did we verify any of the information reviewed by us. We have made no independent investigation of any legal matters affecting the Company, Infinity or Unistar and have assumed the correctness of all legal advice given to the Board of Directors of the Company by its counsel.

        Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We are expressing no opinion herein as to the prices at which the Company's Common Stock will actually trade at any time. Our opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed Transaction.

        Donaldson, Lufkin & Jenrette Securities Corporation, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. In

Westwood One, Inc.
Page 3                                                   November 4, 1993




the past two years, DLJ has received an aggregate of approximately $1,025,000 in connection with various investment banking services rendered to the Company. In addition, in the past two years, DLJ has performed various investment baking services for Infinity in matters unrelated to the Transaction for which DLJ has received an aggregate of approximately $2,107,000. As you know, the parent company of DLJ, The Equitable Life Assurance Society of the United States, beneficially owns approximately 9.5% of the Common Stock of the Company.

        Based upon the foregoing and, such other factors as we deem relevant, we are of the opinion that the consideration to be paid by the Company in connection with the Acquisition is fair to the Company from a financial point of view.

                                                Very truly yours,

                                                DONALDSON, LUFKIN & JENRETTE
                                                SECURITIES CORPORATION



                                                By:  ___________________________
                                                     David L. Dennis
                                                     Managing Director

PROXY                          WESTWOOD ONE, INC.


         PROXY FOR THE JANUARY 28, 1994 SPECIAL MEETING OF SHAREHOLDERS

    The undersigned shareholder of Westwood One, Inc., a Delaware corporation (the "Company"), hereby appoints Bruce E. Kanter and Gary J. Yusko, and each of them, as proxies with full power of substitution and hereby authorizes them to represent and to vote, as designated on this card, all the shares of Common Stock of the Company that the undersigned would be entitled to vote at the Special Meeting of Shareholders of the Company to be held on January 28, 1994 at 10:00 a.m., Pacific Time, at the Westwood Marquis, 930 Hilgard, Los Angeles, California, and at any adjournments thereof, with respect to the matters which are described in the Proxy Statement dated January 7, 1994, receipt of which is hereby acknowledged.

    This proxy, when properly executed, will be voted in the manner indicated herein by the undersigned, and according to the discretion of the proxies on any other properly presented business. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 BELOW AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER PROPERLY PRESENTED BUSINESS.

    1. To approve the acquisition by the Company of all of the capital stock of Unistar Radio Networks, Inc., and in connection therewith, the issuance and sale of 5,000,000 shares of the Company's Common Stock to Infinity Network Inc. ("INI") and the issuance of certain warrants for up to 4,500,000 additional shares to INI, the entry into a Management Agreement with Infinity Broadcasting Corporation for the management of the Company's business and operations, and a Voting Agreement among the Company, Norman J. Pattiz and INI pursuant to which the Company's Board of Directors will be reconstituted, all as described in the Proxy Statement.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

    2. To vote upon any other matter as may properly come before the Special Meeting or any adjournment or postponement thereof.

            (Continued and to be signed and dated on the other side)

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WESTWOOD ONE,
                                      INC.
                                                      Date:               , 1994

                                                       Signature of Shareholder

                                                       Signature of Shareholder

                                                      IMPORTANT: Please sign
                                                      exactly as your name or
                                                      names appear hereon. When
                                                      signing on behalf of a
                                                      corporation, partnership,
                                                      estate, trust or the like,
                                                      indicate title of person
                                                      signing.


                                                        PLEASE SIGN, DATE AND
                                                        RETURN THIS PROXY CARD
                                                       PROMPTLY IN THE ENCLOSED
                                                              ENVELOPE.

PROXY                          WESTWOOD ONE, INC.


 PROXY FOR THE JANUARY 28, 1994 SPECIAL MEETING OF SHAREHOLDERS FOR HOLDERS OF
                                 CLASS B STOCK

    The undersigned shareholder of Westwood One, Inc., a Delaware corporation (the "Company"), hereby appoints Bruce E. Kanter and Gary J. Yusko, and each of them, as proxies with full power of substitution and hereby authorizes them to represent and to vote, as designated on this card, all the shares of Class B Stock of the Company that the undersigned would be entitled to vote at the Special Meeting of Shareholders of the Company to be held on January 28, 1994 at 10:00 a.m., Pacific Time, at the Westwood Marquis, 930 Hilgard, Los Angeles, California, and at any adjournments thereof, with respect to the matters which are described in the Proxy Statement dated January 7, 1994, receipt of which is hereby acknowledged.

    This proxy, when properly executed, will be voted in the manner indicated herein by the undersigned, and according to the discretion of the proxies on any other properly presented business. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 BELOW AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER PROPERLY PRESENTED BUSINESS.

    1. To approve the acquisition by the Company of all of the capital stock of Unistar Radio Networks, Inc., and in connection therewith, the issuance and sale of 5,000,000 shares of the Company's Common Stock to Infinity Nework Inc. ("INI") and the issuance of certain warrants for up to 4,500,000 additional shares to INI, the entry into a Management Agreement with Infinity Broadcasting Corporation for the management of the Company's business and operations, and a Voting Agreement among the Company, Norman J. Pattiz and INI pursuant to which the Company's Board of Directors will be reconstituted, all as described in the Proxy Statement.

             / / FOR             / / AGAINST             / / ABSTAIN

    2. To vote upon any other matter as may properly come before the Special Meeting or any adjournment or postponement thereof.

            (Continued and to be signed and dated on the other side)

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WESTWOOD ONE,
                                      INC.
                                                      Date:               , 1994

                                                       Signature of Shareholder

                                                       Signature of Shareholder

                                                      IMPORTANT: Please sign
                                                      exactly as your name or
                                                      names appear hereon. When
                                                      signing on behalf of a
                                                      corporation, partnership,
                                                      estate, trust or the like,
                                                      indicate title of person
                                                      signing.


                                                        PLEASE SIGN, DATE AND
                                                        RETURN THIS PROXY CARD
                                                       PROMPTLY IN THE ENCLOSED
                                                              ENVELOPE.